Execution Version

Published CUSIP Number: 72749DAA4
Revolving Credit CUSIP Number: 72749DAB2
Term B Loan CUSIP Number: 72749DAC0
CREDIT AGREEMENT

Dated as of July 2, 2018

among

PLANTRONICS, INC.,
as the Borrower,

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent,
and

THE LENDERS PARTY HERETO

WELLS FARGO SECURITIES, LLC,
as Sole Lead Arranger and Sole Bookrunner

CG&R Draft 4836-2934-5900	i	47516274v12

SCHEDULES

1.01	Existing Letters of Credit
1.02	Subsidiary Guarantors
5.08(b)	Existing Liens
5.08(c)	Owned Real Property
5.13	Subsidiaries and Other Equity Investments; Loan Parties
5.17	Intellectual Property Matters
6.19	Post-Closing Matters
7.02	Existing Indebtedness
7.03	Existing Investments
7.08	Transactions with Affiliates
7.09	Burdensome Agreements
10.02	Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS

Form of
A	Committed Loan Notice
B	Swing Line Loan Notice
C-1	Term B Note
C-2	Revolving Credit Note
C-3	Swing Line Note
D	Compliance Certificate
E	Assignment and Assumption
F	Perfection Certificate
G-1	U.S. Tax Compliance Certificate for Foreign Lenders that Are Not Partnerships
G-2	U.S. Tax Compliance Certificate for Foreign Participants that Are Not Partnerships
G-3	U.S. Tax Compliance Certificate for Foreign Participants that Are Partnerships
G-4	U.S. Tax Compliance Certificate for Foreign Lenders that Are Partnerships
H	Auction Procedures
I	Solvency Certificate
J-1	Cash Management Bank Designation
J-2	Hedge Bank Designation

CREDIT AGREEMENT
This CREDIT AGREEMENT (“Agreement”) is entered into as of July 2, 2018, among PLANTRONICS, INC., a Delaware corporation (the “Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Administrative Agent.
PRELIMINARY STATEMENTS:
Pursuant to the Stock Purchase Agreement, dated March 28, 2018 (the “Polycom Acquisition Agreement”) among the Borrower, Triangle Private Holdings II, LLC, a Delaware limited liability company (the “Seller”) and Polycom, Inc. a Delaware corporation (the “Acquired Company”), the Borrower has agreed to acquire the Acquired Company from the Seller on the terms and conditions set forth therein (the “Polycom Acquisition”).
The Borrower has requested that the Lenders provide (i) Initial Term B Loans in the aggregate principal amount of $1,275,000,000 and (ii) Revolving Credit Commitments in the aggregate principal amount of $100,000,000, and the Lenders have indicated their willingness to provide such Initial Term B Loans and Revolving Credit Commitments on the terms and subject to the conditions set forth herein.
In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
ARTICLE 1
DEFINITIONS AND ACCOUNTING TERMS
Section 1.01.    Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:
“Acquired Company” has the meaning specified in the Preliminary Statements hereto.
“Acquired Company Audited Financial Statements” has the meaning specified in Section 4.01(h)(ii).
“Acquired Company Interim Financial Statements” has the meaning specified in Section 4.01(h)(ii).
“Acquisition”, by any Person, means the purchase or other acquisition by such Person, in a single transaction or a series of related transactions, of all of the Equity Interests (other than qualifying directors shares) in, or all or substantially all of the property of, or all or substantially all of any business or division of, any Person (other than any interest in any joint venture owned by such Person) that, upon the consummation thereof, will be owned directly by the Borrower or one or more of its Restricted Subsidiaries (including as a result of a merger or consolidation). Notwithstanding the foregoing, “Acquisition” shall not include any transaction or series of related transactions solely among the Borrower and/or one or more of its Restricted Subsidiaries.
“Acquisition Consideration” means the purchase consideration for any Permitted Acquisition and all other payments by the Borrower or any of its Restricted Subsidiaries in exchange for, or as part of, any Permitted Acquisition, whether paid in cash or by exchange of Equity Interests or of properties or otherwise and whether payable at or prior to the consummation of such Permitted Acquisition or deferred for payment at any future time, whether or not any such future payment is subject to the occurrence of any contingency, and includes any and all payments representing the purchase price and any assumptions of Indebtedness, “earn-outs” and other agreements to make any payment the amount of which is, or the terms of payment of which are, in any respect subject to or contingent upon the revenues, income, cash flow or profits (or the like) of any Person or business; provided that any such future payment that is subject to a contingency shall be considered Acquisition Consideration only to the extent of the reserve, if any, required under GAAP at the time of such purchase to be established in respect thereof by Borrower or any of its Restricted Subsidiaries.

“Act” has the meaning specified in Section 10.18.
“Administrative Agent” means Wells Fargo in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent appointed pursuant to Section 9.06.
“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.
“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form supplied by the Administrative Agent.
“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. For the avoidance of doubt, no individual shall be deemed to be an Affiliate of a Person solely because such individual is a director, senior officer or the equivalent of such Person.
“Aggregate Commitments” means the Commitments of all the Lenders.
“Agreement” has the meaning specified in the introductory paragraph hereto.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption, including, without limitation, the United States Foreign Corrupt Practices Act of 1977 and the rules and regulations thereunder and the U.K. Bribery Act 2010 and the rules and regulations thereunder.
“Anti-Money Laundering Laws” means any and all laws, statutes, regulations or obligatory government orders, decrees, ordinances or rules applicable to a Loan Party, its Subsidiaries or Controlled Affiliates related to terrorism financing or money laundering, including any applicable provision of the Act and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§  5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959).
“Applicable Percentage” means (a) in respect of the Term B Facility, with respect to any Term B Lender at any time, the percentage (carried out to the ninth decimal place) of the Term B Facility represented by (i) on the Closing Date (in the case of the Initial Term B Loans) or the applicable borrowing date (in the case of any Incremental Term B Loan), such Term B Lender’s Term B Commitment at such time and (ii) thereafter, represented by the principal amount of such Term B Lender’s Term B Loans at such time, as such amount may be increased, reduced or otherwise modified at any time or from time to time pursuant to the terms hereof, and (b) in respect of the Revolving Credit Facility, with respect to any Revolving Credit Lender at any time, the percentage (carried out to the ninth decimal place) of the Revolving Credit Facility represented by such Revolving Credit Lender’s Revolving Credit Commitment at such time, subject to adjustment as provided in Section 2.16. If the commitment of each Revolving Credit Lender to make Revolving Credit Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, or if the Revolving Credit Commitments have expired, then the Applicable Percentage of each Revolving Credit Lender in respect of the Revolving Credit Facility shall be determined based on the Applicable Percentage of such Revolving Credit Lender in respect of the Revolving Credit Facility most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender in respect of each Facility is set forth opposite the name of such Lender on the Register or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.
“Applicable Rate” means:
(a)with respect to each Class of Initial Term B Loans, 2.50% per annum for Eurodollar Rate Loans and 1.50% per annum for Base Rate Loans; and

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(b)with respect to the Revolving Credit Facility, Commitment Fees and Letter of Credit Fees, (i) from the Closing Date to the date on which the Administrative Agent actually receives a Compliance Certificate pursuant to Section 6.02(a) for the fiscal quarter ending December 29, 2018, (A) 2.00% per annum for Eurodollar Rate Loans and Letter of Credit Fees, (B) 1.00% per annum for Base Rate Loans, and (C) 0.25% per annum for Commitment Fees, and (ii) thereafter, the applicable percentage per annum set forth below determined by reference to the Total Net Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b):

Pricing Level	Total Net Leverage Ratio	Revolving Credit Facility		Letters of Credit Fees*	Commitment Fees
		Eurodollar Rate Loans	Base Rate Loans
I	≥ 3.50 : 1.00	2.25%	1.25%	2.25%	0.30%
II	< 3.50 : 1.00 but ≥ 3.00 : 1.00	2.00%	1.00%	2.00%	0.25%
III	< 3.00 : 1.00 but ≥ 2.50 : 1.00	1.75%	0.75%	1.75%	0.20%
IV	< 2.50 : 1.00	1.50%	0.50%	1.50%	0.20%

Any increase or decrease in the Applicable Rate resulting from a change in the Total Net Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then with respect to the Revolving Credit Facility, Commitment Fees and Letter of Credit Fees, upon request of the Required Revolving Credit Lenders, Pricing Level I shall apply, in each case as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and in each case shall remain in effect until the date on which such Compliance Certificate is delivered. Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b).
* The Applicable Rate for each performance standby Letter of Credit with respect to nonfinancial contractual obligations shall equal 50% of the Applicable Rate of Letter of Credit Fees set forth above.
“Applicable Revolving Credit Percentage” means with respect to any Revolving Credit Lender at any time, such Revolving Credit Lender’s Applicable Percentage in respect of the Revolving Credit Facility at such time.
“Appropriate Lender” means, at any time, (a) with respect to the Initial Term B Loans, the Term B Lenders holding the Outstanding Amount at such time of the Initial Term B Loans, (b) with respect to any Incremental Term Loan, the applicable Incremental Lenders holding the Outstanding Amount at such time of all of such Incremental Term Loans, (c) with respect to the Revolving Credit Facility, the Revolving Credit Lenders at such time, (d) with respect to the Letter of Credit Sublimit, (i) the L/C Issuer and (ii) if any Letters of Credit have been issued pursuant to Section 2.03(a), the Revolving Credit Lenders, and (e) with respect to the Swing Line Sublimit, (i) the Swing Line Lender and (ii) if any Swing Line Loans are outstanding pursuant to Section 2.04(a), the Revolving Credit Lenders.
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arranger” means Wells Fargo Securities, in its capacity as sole lead arranger and sole bookrunner.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and

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accepted by the Administrative Agent, in substantially the form of Exhibit E or any other form approved by the Administrative Agent.
“Attributable Indebtedness” means, on any date, (a) in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount or principal amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease or other agreement or instrument were accounted for as a Capitalized Lease.
“Auction” has the meaning specified in Section 2.18(a).
“Auction Manager” has the meaning specified in Section 2.18(a).
“Auction Notice” has the meaning specified in Exhibit H.
“Auction Procedures” means the procedures set forth in Exhibit H.
“Available Amount” has the meaning specified in the definition of “Available Amount Basket.”
“Available Amount Basket” means, at any date of determination the sum of (a) $50,000,000 plus (b) Retained Excess Cash Flow (which in no event shall be less than zero) (such amount the “Available Amount”); provided that the Available Amount Basket shall only be available so long as (i) no Default or Event of Default shall have occurred and be continuing at the time and (ii) the Borrower is in pro forma compliance (determined at the time such basket is utilized based on the financial information received for the fiscal quarter most recently ended prior to such time for which financial statements have been delivered to the Administrative Agent pursuant to Section 6.01(a) or Section 6.01(b), as applicable) with the financial covenants set forth in Section 7.11 (whether or not in effect).
“Availability Period” means, in respect of the Revolving Credit Facility, the period from and including the Closing Date to the earliest of (a) the Revolving Credit Maturity Date, (b) the date of termination of the Revolving Credit Commitments pursuant to Section 2.06, and (c) the date of termination of the Revolving Credit Commitment of each Revolving Credit Lender to make Revolving Credit Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Base Rate” means, at any time, the highest of: (a) the Prime Rate; (b) the Federal Funds Rate plus 0.50%; and (c) the Eurodollar Rate for an Interest Period of one month plus 1.00%; each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate, the Federal Funds Rate, or the Eurodollar Rate (provided that clause (c) shall not be applicable during any period in which the Eurodollar Rate is unavailable or unascertainable). Notwithstanding the foregoing, solely in determining the Base Rate for Term B Loans, if the Base Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Base Rate Loan” means a Revolving Credit Loan or a Term Loan that bears interest based on the Base Rate.

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“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan.”
“Borrower” has the meaning specified in the introductory paragraph hereto.
“Borrower Audited Financial Statements” has the meaning specified in Section 4.01(h)(i).
“Borrower Interim Financial Statements” has the meaning specified in Section 4.01(h)(i).
“Borrower Materials” has the meaning specified in Section 6.02.
“Borrowing” means a Revolving Credit Borrowing, a Swing Line Borrowing or a Term B Borrowing, as the context may require.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located or the state where the Borrower’s primary cash management bank is located and, if such day relates to any Eurodollar Rate Loan, means any such day that is also a London Banking Day.
“Capital Expenditures” means, with respect to any Person for any period, any expenditure in respect of the purchase or other acquisition of any fixed or capital asset (excluding (a) normal replacements and maintenance which are properly charged to current operations, (b) reinvestments in fixed assets pursuant to Section 2.05(b)(ii), to the extent of Net Cash Proceeds permitted to be reinvested thereunder, and (c) such expenditures attributable solely to acquisitions of property, plant and equipment in Permitted Acquisitions). For purposes of this definition, the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount by which such purchase price exceeds the credit granted by the seller of such equipment for the equipment being traded in at such time or the amount of such insurance proceeds, as the case may be.
“Capitalized Expenses” means any costs or expenses incurred during any applicable period that are not deducted in determining Consolidated Net Income except by means of amortization or through impairment of goodwill.
“Capitalized Leases” means, subject to Section 1.03(b)(ii), all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.
“Cash Collateral” has a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“Cash Collateral Account” means a blocked, interest-bearing deposit account, invested in the type of investments identified in the definition of “Cash Equivalents” or other investments satisfactory to the Borrower and the Administrative Agent, of one or more of the Loan Parties at Wells Fargo (or another commercial bank located in the United States) in the name of the Administrative Agent and under the sole dominion and control of the Administrative Agent, and otherwise established in a manner reasonably satisfactory to the Administrative Agent.

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“Cash Collateralize” means, to deposit in a Cash Collateral Account or to pledge and deposit with, or deliver to, the Administrative Agent, for the benefit of one or more of the L/C Issuers, the Swing Line Lender or the Lenders, as collateral for L/C Obligations or obligations of the Lenders to fund participations in respect of L/C Obligations or Swing Line Loans, cash or deposit account balances or, if the Administrative Agent, the L/C Issuer and the Swing Line Lender shall agree, in their sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent, the L/C Issuer and the Swing Line Lender, as applicable.
“Cash Equivalents” means any of the following types of Investments, to the extent owned by the Borrower or any of its Restricted Subsidiaries free and clear of all Liens (other than Liens permitted hereunder):
(a)readily marketable obligations issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition thereof; provided that the full faith and credit of the United States is pledged in support thereof;
(b)time or demand deposits with, or insured certificates of deposit or bankers’ acceptances of, or money market or demand deposit accounts or overnight bank deposits maintained at, any commercial bank that (i) is a Lender or (ii) (A) is organized under the laws of the United States, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, and (B) either (x) issues (or the parent of which issues) commercial paper rated as described in clause (c) of this definition or (y) has combined capital and surplus of at least $500,000,000, in each case with maturities of not more than one year from the date of acquisition thereof;
(c)commercial paper or fixed rate notes issued by any Person organized under the laws of any state of the United States and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or at least “A-1” (or the then equivalent grade) by S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another rating agency), in each case with maturities of not more than one year from the date of acquisition thereof;
(d)repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications specified in clause (b)(i) or (b)(ii) above, which repurchase obligations are secured by a valid perfected security interest in the underlying securities;
(e)Investments, classified in accordance with GAAP as current assets of the Borrower or any of its Restricted Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions that have the highest rating obtainable from either Moody’s or S&P, and the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (a), (b) and (c) of this definition;
(f)money market accounts and similar funds maintained with mutual funds having assets in excess of $2,500,000,000, which assets are primarily comprised of Cash Equivalents described in one or more other clauses of this definition or money market accounts and similar funds having a rating of at least P-1 or A-1 (or the then equivalent grade) from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another rating agency);
(g)marketable tax exempt securities rated A or higher (or the then equivalent grade) by Moody's or A+ or higher (or the then equivalent grade) by S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another rating agency), in each

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case, maturing within twelve months from the date of acquisition thereof, but excluding any of the foregoing to the extent consisting of margin stock (within the meaning of Regulation T, U or X); and
(h)any Investments contemplated by that certain Investment Policy & Guidelines (the “Investment Policy”), dated as of August 14, 2017, approved by the Senior Vice President and Chief Financial Officer of the Borrower, and as separately identified in writing to the Lenders, prior to the date of allocation, as the same may be amended, restated, supplemented, replaced and/or otherwise modified from time to time; provided that any Investment added thereto by any such amendment, restatement, supplement, replacement or other modification shall be substantially similar to Investments fitting within the foregoing clauses (a)-(g) and shall not be considered a “Cash Equivalent” hereunder until such Investment is approved by the Administrative Agent.
“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card (including non-card electronic payables), electronic funds transfer and other cash management arrangements.
“Cash Management Bank” means any Person that, (a) at the time it enters into a Cash Management Agreement with a Loan Party, is a Lender, an Affiliate of a Lender, an Arranger or an Affiliate of an Arranger, the Administrative Agent or an Affiliate of the Administrative Agent in its capacity as a party to such Cash Management Agreement, (b) at the time it (or its Affiliate) becomes a Lender, an Arranger or the Administrative Agent (including on the Closing Date) is a party to a Cash Management Agreement with a Loan Party in its capacity as a party to such Cash Management Agreement or (c) is designated by the Borrower and reasonably satisfactory to the Administrative Agent in its capacity as a party to such Cash Management Agreement; provided that such person, unless a party to this Agreement, executes and delivers an agreement substantially in the form of Exhibit J-1 or another form reasonably satisfactory to the Administrative Agent pursuant to which such person (i) appoints the Administrative Agent as its “collateral agent” under the Loan Documents and (ii) agrees to be bound by Sections 9.03, 9.07, 10.04(c) and 9.09 as if it were a Lender and Sections 9.10 and 9.11.
“CFC” means a “controlled foreign corporation” within the meaning of Section 957(a) of the Code.
“Change in Law” means the occurrence, after the date of this Agreement (or, as to any Lender or Participant that becomes a Lender or Participant, as the case may be, after the date hereof, the date such Person becomes a Lender or Participant, as the case may be), of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted, issued or implemented.
“Change of Control” means an event or series of events by which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities or other Equity Interests that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 35% or more of the Equity Interests of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted

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basis (and taking into account all such securities that such “person” or “group” has the right to acquire pursuant to any option right); provided, that, notwithstanding the foregoing, a Person shall not be deemed to have “beneficial ownership” of Equity Interests subject to a stock purchase agreement, merger agreement or similar agreement until the consummation of the transactions contemplated by such agreement.
“Class” means, when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Credit Loans, Revolving Credit Facility Increases, Initial Term B Loans, Incremental Term Loans, Refinancing Term Loans or Extended Term Loans, (b) any Commitment, refers to whether such Commitment is a Revolving Credit Commitment, Replacement Revolving Credit Commitments (of the same series), Extended Revolving Credit Commitment (of the same series) or a Term B Commitment and (c) any Lender, refers to whether such Lender has a Loan or Commitment with respect to a particular Class of Loans or Commitments. Incremental Term Loans, Extended Term Loans, Refinancing Term Loans, Replacement Revolving Credit Commitments (and Loans made pursuant thereto), Revolving Credit Facility Increases (and Loans made pursuant thereto) and Extended Revolving Credit Commitments (and Loans made pursuant thereto) that have different terms and conditions shall be construed to be in different Classes.
“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.
“Code” means the Internal Revenue Code of 1986, as amended.
“Collateral” means all of the “Collateral” referred to in the Collateral Documents and all of the other property that is or is intended under the terms of the Collateral Documents to be subject to Liens in favor of the Administrative Agent for the benefit of the Secured Parties; provided that, with respect to any Mortgages, “Collateral” shall mean “Mortgaged Property” or a similar term as defined therein.
“Collateral Documents” means, collectively, the Security Agreement, each of the Mortgages, collateral assignments, control agreements, security agreements, pledge agreements or other similar agreements delivered to the Administrative Agent pursuant to this Agreement or the Collateral Documents, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.
“Commitment” means a Term B Commitment or a Revolving Credit Commitment, as the context may require.
“Commitment Fee” has the meaning specified in Section 2.09(a).
“Committed Loan Notice” means a notice of (a) a Term B Borrowing, (b) a Revolving Credit Borrowing, (c) a conversion of Loans from one Type to the other, or (d) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A or another form reasonably acceptable to the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent).
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).
“Competitor” means any Person that is a competitor of the Borrower, the Acquired Company or any of their respective Subsidiaries.
“Compliance Certificate” means a certificate substantially in the form of Exhibit D.
“Consolidated Current Assets” means, at any date of determination, the total assets of Borrower and its Restricted Subsidiaries which may properly be classified as current assets on a consolidated balance sheet of Borrower and its Restricted Subsidiaries in accordance with GAAP, excluding cash, Cash Equivalents, and

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the effects of adjustments pursuant to GAAP resulting from the application of recapitalization accounting or purchase accounting, as the case may be, in relation to the Transactions or any Permitted Acquisition.
“Consolidated Current Liabilities” means, at any date of determination, the total liabilities of Borrower and its Restricted Subsidiaries which may properly be classified as current liabilities (other than the current portion of any Indebtedness) on a consolidated balance sheet of Borrower and its Restricted Subsidiaries in accordance with GAAP, excluding the effects of adjustments pursuant to GAAP resulting from the application of recapitalization accounting or purchase accounting, as the case may be, in relation to the Transactions or any Permitted Acquisition.
“Consolidated EBITDA” means, for any period, an amount equal to Consolidated Net Income of the Borrower and its Restricted Subsidiaries on a consolidated basis for such period and without duplication plus (a) the following to the extent deducted in calculating such Consolidated Net Income and without duplication: (i) Consolidated Interest Charges (net of interest income), (ii) the provision for federal, state, local and foreign income taxes payable or accrued during such period (but excluding amounts paid or accrued in a prior period), (iii) depreciation and amortization expense (including amortization of Capitalized Expenses), (iv) non-recurring or unusual expenses (other than Capitalized Expenses and integration expenses) incurred in connection with the consummation of this Agreement, the initial Credit Extensions hereunder, the Polycom Acquisition and the other Transactions, (v) non-recurring or unusual expenses and other items deducted in calculating such Consolidated Net Income (other than Capitalized Expenses and integration expenses) incurred, after the Closing Date, in connection with any Permitted Acquisition (other than the Polycom Acquisition) or any proposed Acquisition that is not closed, (vi) all non-cash losses, charges, expenses and other items reducing such Consolidated Net Income which do not represent a cash item in such period or any future period (in each case of or by the Borrower and its Restricted Subsidiaries for such period), (vii) non-recurring or unusual integration expenses and other items deducted in calculating such Consolidated Net Income incurred by the Borrower and its Restricted Subsidiaries after the Closing Date in connection with, and directly related to, the Polycom Acquisition or any Permitted Acquisition (in an aggregate amount not to exceed the greater of $50,000,000 and 10% of Consolidated EBITDA for such Measurement Period (calculated before giving effect to any such expenses to be added back pursuant to this clause (a)(vii) for such Measurement Period); provided that integration expenses related to the Polycom Acquisition shall not exceed an aggregate amount equal to $75,000,000), so long as such integration expenses are incurred within eighteen (18) months of closing such Permitted Acquisition or the Polycom Acquisition, as applicable, (viii) other non-recurring or unusual losses, charges, expenses and other items reducing such Consolidated Net Income (other than items of the type referred to in the preceding clauses (iv) and (vii)) incurred during the then applicable Measurement Period, in an aggregate amount not to exceed the greater of $50,000,000 and 10% of Consolidated EBITDA for such Measurement Period (calculated before giving effect to any such items to be added back pursuant to this clause (a)(viii)), (ix) without duplication of amounts added back pursuant to other clauses in this definition (whether through a pro forma adjustment or otherwise), the amount of any expected “run-rate” cost savings, operating expense reductions, transition expenses, business optimization, other operating improvements, initiatives and synergies (collectively, “Expected Cost Savings”) (net of actual amounts realized) that are reasonably identifiable and factually supportable (in the good faith determination of such Person) related to (i) the Polycom Acquisition and (ii) after the Closing Date, any Permitted Acquisitions, permitted Investments, permitted Dispositions, or any operating improvement, restructuring, cost savings initiative or other similar initiative and/or specified transaction; provided that, with respect to clauses (i) and (ii) hereof, such Expected Cost Savings are projected by a financial officer in good faith to be reasonably anticipated to be realizable within eighteen (18) months of the consummation of the event giving rise thereto and shall not exceed 20% of Consolidated EBITDA for such Measurement Period (calculated before giving effect to any such Expected Cost Savings to be added back pursuant to this clause (a)(ix)) and (x) any transaction fees, costs and expenses, premiums, make-whole amounts, penalty payments and other similar items incurred in connection with the consummation of any of the following transactions (or any such transaction proposed and not consummated): any issuance or offering of Equity Interests, any Investment, any Disposition and any incurrence, repayment, refinancing, amendment or modification of Indebtedness (provided that expenses under each of the foregoing shall, upon the reasonable request of the Administrative Agent, be outlined and described to the Administrative Agent in reasonable detail (with supporting data, calculations and information as may be reasonably requested

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by the Administrative Agent)); minus (b) the following to the extent included in calculating such Consolidated Net Income and without duplication: (i) federal, state, local and foreign income tax credits, (ii) all non-cash items increasing Consolidated Net Income (other than the accrual of revenue or recording of receivables in the ordinary course of business) and (iii) cash payments made during such period with respect to any expenses added back in any prior period pursuant to clause (a)(vi) (in each case of or by the Borrower and its Restricted Subsidiaries for such period). Notwithstanding the foregoing or anything to the contrary contained herein, Consolidated EBITDA for the fiscal quarters ended June 30, 2017, September 30, 2017, December 30, 2017 and March 31, 2018 shall be deemed to be $97,200,000, $127,600,000, $108,400,000 and $108,500,000, respectively, notwithstanding any calculation to the contrary in this definition.
For purposes of calculating Consolidated EBITDA for any period, if, at any time during such period, the Borrower or any Restricted Subsidiary shall have Disposed of all or substantially all of the assets or Equity Interests of any Person or division, business unit, product line or line of business or consummated the Polycom Acquisition or a Permitted Acquisition, Consolidated EBITDA for such period shall be calculated (a) giving pro forma effect to such transaction as if such Disposition or the Polycom Acquisition or such Permitted Acquisition, as the case may be, occurred on the first day of such period, (b) excluding all income statement items (whether positive or negative) attributable to the assets or Equity Interests that are subject to any such Disposition made during such period, (c) including all income statement items (whether positive or negative) attributable to the property or Equity Interests of such Person(s) acquired pursuant to the Polycom Acquisition or any such Permitted Acquisition, as the case may be, and (d) without duplication of any other adjustments already included in the calculation of Consolidated EBITDA for such period, after giving effect to the pro forma adjustments with respect to such transaction, subject to the provisions and limitations set forth in the definition of Consolidated EBITDA.
“Consolidated Funded Indebtedness” means, as of any date of determination, for the Borrower and its Restricted Subsidiaries on a consolidated basis, the sum of the following (without duplication): (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) the outstanding principal amount of all purchase money Indebtedness, (c) all direct obligations arising under letters of credit (including standby and commercial) (less the amount of any cash collateral securing any such letters of credit), bankers’ acceptances, bank guaranties, surety bonds and similar instruments, to the extent drawn and not reimbursed, (d) the principal amount of obligations in respect of the deferred purchase price of property or services (other than (i) trade accounts payable in the ordinary course of business, (ii) Earnout Obligations, until such obligations appear in the liabilities section of the consolidated balance sheet of the Borrower and its Restricted Subsidiaries (other than the footnotes thereto) and are not paid within 30 days after becoming due and payable, and (iii) accrued expenses and accrued pension costs and other employee benefit compensation and compensation obligations incurred or arising in the ordinary course of business), solely to the extent such obligations are included as liabilities on the balance sheet of the Borrower and its Restricted Subsidiaries in accordance with GAAP, (e) the outstanding principal amount or capitalized amount, as applicable, of all Attributable Indebtedness, (f) all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (e) above of Persons other than the Borrower or any Restricted Subsidiary, and (g) the outstanding principal amount of all Indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Borrower or a Restricted Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to the Borrower or such Restricted Subsidiary.
“Consolidated Interest Charges” means, for any period, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, (b) all interest paid or payable with respect to discontinued operations, (c) the portion of rent expense under Capitalized Leases that is treated as interest in accordance with GAAP and (d) all cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than Borrower or any Restricted Subsidiary)

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in connection with Indebtedness incurred by such plan or trust, in each case, of or by the Borrower and its Restricted Subsidiaries on a consolidated basis.
“Consolidated Net Income” means, for any period, the net income (or loss) of the Borrower and its Restricted Subsidiaries on a consolidated basis in accordance with GAAP for such period; provided that Consolidated Net Income shall exclude (a) gains and losses that, in each case, are both unusual in nature and infrequently occurring, for such period, (b) the net income of any Restricted Subsidiary during such period to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such income is not permitted by operation of the terms of its Organization Documents or any agreement, instrument or Law applicable to such Restricted Subsidiary during such period, except that the Borrower’s equity in any net loss of any such Restricted Subsidiary for such period shall be included in determining Consolidated Net Income, (c) any income (or loss) for such period of any Person if such Person is not a Restricted Subsidiary, except that the Borrower’s equity in the net income of any such Person for such period shall be included in Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Borrower or a Restricted Subsidiary as a dividend or other distribution (and in the case of a dividend or other distribution to a Restricted Subsidiary, such Restricted Subsidiary is not precluded from further distributing such amount to the Borrower as described in clause (b) of this proviso), (d) any gain (or loss) realized during such period by Borrower or any of its Restricted Subsidiaries upon any sale of assets (other than any dispositions in the ordinary course of business) by Borrower or any of its Restricted Subsidiaries, (e) earnings resulting from any reappraisal, revaluation or write-up of assets during such period, (f) unrealized gains and losses with respect to Swap Contracts during such period, (g)(i) any unrealized foreign currency exchange net gain or loss (including any currency re-measurement of Indebtedness or any other currency related risk and any gain or loss resulting from intercompany Indebtedness) and (ii) any realized or unrealized foreign currency exchange net gain or loss resulting from Swap Contracts for currency exchange risk associated with any currency re-measurement of Indebtedness, (h) the cumulative effect of a change in accounting principles during such period, to the extent included in such net income (loss), (i) the after-tax effect of any net income (or loss) for such period attributable to the early extinguishment of Indebtedness (or any cancellation of Indebtedness), (j) any reduction or increase in revenue as the result of a fair value adjustment pursuant to FASB ASC 805 to deferred revenue acquired in the Polycom Acquisition or any Permitted Acquisition and (k) the effects of non-cash adjustments in the inventory, property and equipment, software, goodwill, intangible assets, in-process research and development, deferred revenue, debt line items and other non-cash charges in the Borrower’s or such Restricted Subsidiary’s consolidated financial statements pursuant to GAAP resulting from the application of recapitalization accounting or, if applicable, purchase accounting in relation to the Transactions or any Permitted Acquisition or the amortization or write-off or write-down of any amounts thereof, net of taxes.
“Consolidated Secured Indebtedness” means, the aggregate principal amount of Consolidated Funded Indebtedness that is secured by a Lien on any assets of the Borrower or any of its Restricted Subsidiaries.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.
“Debt Incurrence Test” means, with respect to any applicable transaction, a Total Net Leverage Ratio of less than or equal to 5.00 to 1.00.
“Debt Ratings” means the collective reference to (a) the public corporate family rating of the Borrower as determined by Moody’s from time to time, (b) the public corporate credit rating of the Borrower as determined

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by S&P from time to time and (c) the public ratings with respect to the Facilities as determined by both Moody’s and S&P from time to time and “Debt Rating” means, as applicable, any of the foregoing.
“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Default” means any event, act or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate for Base Rate Loans that are Initial Term B Loans or Revolving Credit Loans, as applicable plus (iii) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum, in each case to the fullest extent permitted by applicable Laws and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate plus 2% per annum.
“Defaulting Lender” means, subject to Section 2.16(b), any Lender that (a) has failed to (i) fund all or any portion of the Revolving Credit Loans or any Term Loan within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the L/C Issuer, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder, including in respect of its participation in respect of Letters of Credit or Swing Line Loans, within two Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent, the L/C Issuer or the Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower in a manner reasonably satisfactory to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent demonstrable error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.16(b)) upon delivery of written notice of such determination to the Borrower, the L/C Issuer, the Swing Line Lender and each Lender.

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“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction but excluding assignments for security purposes) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith; provided, however, that “Disposition” shall not be deemed to include any issuance by the Borrower of any of its Equity Interests to another Person or the use of cash or Cash Equivalents as consideration for a transaction that does not conflict with any Loan Document. For the avoidance of doubt, none of (x) the sale of any Permitted Convertible Indebtedness by the Borrower, (y) the sale of any Permitted Warrant Transaction by the Borrower nor (z) the performance by Borrower of its obligations under any Permitted Convertible Indebtedness or any Permitted Warrant Transaction, shall constitute a Disposition.
“Disqualified Institution” means, on any date, any Person that is (a) a Competitor or the direct or indirect Controlling owner of such Competitor identified in writing by the Borrower to the Administrative Agent at any time, (b) designated by the Borrower as being a “Disqualified Institution” in writing to the Arranger prior to March 28, 2018 or (c) Affiliates of any such Competitors or institutions clearly identifiable as Affiliates solely on the basis of their names (other than any bona fide fixed income investor or debt fund that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business) or identified in writing by the Borrower to the Administrative Agent from time to time (it being understood that any update pursuant to clause (a) or clause (c) shall not become effective until the third Business Day following the Administrative Agent’s receipt of such notice, and, in any event, shall not apply retroactively to disqualify any such person as to any assignment or participation that has occurred prior to, or is pending, as of the date such update becomes effective).
“Disregarded Entity” means an entity that is disregarded as separate from its owner for United States federal income tax purposes.
“Dollar” and “$” mean lawful money of the United States.
“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States.
“Earnout Obligations” means, in connection with any acquisition, the obligation of the Borrower or any Restricted Subsidiary to pay a portion of the purchase price after the closing date thereof that is structured as an earnout or similar contingent payment or arrangement. The amount of any Earnout Obligation shall be the amount of such liability as reflected on the balance sheet of such Person in accordance with GAAP.
“ECF Calculation Date” has the meaning specified in Section 2.05(b)(i).
“ECF Percentage” means, with respect to any determination of Excess Cash Flow, (a) 50% if the Total Net Leverage Ratio is greater than 3.00:1.00 as of the last day of the fiscal year most recently ended prior to such determination, (b) 25% if the Total Net Leverage Ratio is less than or equal to 3.00:1.00 but greater than 2.50:1.00 as of the last day of such fiscal year, and (c) 0% if the Total Net Leverage Ratio is less than or equal to 2.50:1.00 as of the last day of such fiscal year.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

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“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any credit institution or investment firm established in any EEA Member Country.
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.06(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 10.06(b)(iii)). For the avoidance of doubt, any Disqualified Institution is subject to Section 10.06(g).
“Environment” shall mean ambient air, indoor air, surface water, groundwater, drinking water, land surface, sediments, and subsurface strata & natural resources such as wetlands, flora and fauna.

“Environmental Laws” means any and all applicable federal, state, local, and foreign statutes, laws (including the common law), regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to human health and safety (as it relates to exposure to Hazardous Materials), pollution and the protection of the Environment, including the Release or threat of Release of Hazardous Materials.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), directly or indirectly resulting from or based upon (a) an actual or alleged violation of any Environmental Law, (b) the generation, use, handling, transportation, storage or treatment of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any applicable Environmental Law.
“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
“ERISA” means the Employee Retirement Income Security Act of 1974 and the rules and regulations promulgated thereunder.
“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal (within the meaning of Sections 4203 or 4205 of ERISA) by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is insolvent or in reorganization (within the meaning of Title IV of ERISA); (d) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer,

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any Pension Plan or Multiemployer Plan; (f) the determination that any Pension Plan is considered an at-risk plan, or any Multiemployer Plan is considered a plan in endangered or critical status, within the meaning of Sections 430 or 432 of the Code or Sections 303 or 305 of ERISA, as applicable; (g) the failure by the Borrower or any ERISA Affiliate to meet all applicable requirements under the Pension Funding Rules in respect of a Pension Plan, whether or not waived; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor thereto), as in effect from time to time.
“Eurodollar Rate” means, subject to the implementation of a Replacement Rate in accordance with Section 3.03(b),
(a)    for any interest rate calculation with respect to a Eurodollar Rate Loan, the rate of interest per annum determined on the basis of the rate for deposits in Dollars for a period equal to the applicable Interest Period as published by the ICE Benchmark Administration Limited, a United Kingdom company (or a comparable or successor quoting service approved by the Administrative Agent in its reasonable discretion in a manner consistent with other credit facilities under which it acts as administrative agent generally) at approximately 11:00 a.m. (London time) two (2) London Banking Days prior to the first day of the applicable Interest Period. If, for any reason, such rate is not so published, then the “Eurodollar Rate” shall be determined by the Administrative Agent in its reasonable discretion to be the arithmetic average of the rate per annum at which deposits in Dollars would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) two (2) London Banking Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period; and
(b)    for any interest rate calculation with respect to a Base Rate Loan, the rate of interest per annum determined on the basis of the rate for deposits in Dollars for a period equal to one month (commencing on the date of determination of such interest rate) as published by the ICE Benchmark Administration Limited, a United Kingdom company (or a comparable or successor quoting service approved by the Administrative Agent in its reasonable discretion in a manner consistent with other credit facilities under which it acts as administrative agent generally) at approximately 11:00 a.m. (London time) on such date of determination, or, if such date is not a Business Day, then the immediately preceding Business Day. If, for any reason, such rate is not so published, then the “Eurodollar Rate” for such Base Rate Loan shall be determined by the Administrative Agent in its reasonable discretion to be the arithmetic average of the rate per annum at which deposits in Dollars would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) on such date of determination for a period equal to one month commencing on such date of determination.
Notwithstanding the foregoing, (x) if the Eurodollar Rate (including, without limitation, any Replacement Rate with respect thereto) shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement and (y) unless otherwise specified in any amendment to this Agreement entered into in accordance with Section 3.03(b), in the event that a Replacement Rate with respect to the Eurodollar Rate is implemented then all references herein to the Eurodollar Rate shall be deemed references to such Replacement Rate.
“Eurodollar Rate Loan” means a Revolving Credit Loan or a Term B Loan that bears interest at a rate based on clause (a) of the definition of “Eurodollar Rate.”
“Event of Default” has the meaning specified in Section 8.01.

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“Excess Cash Flow” means, for any fiscal year of the Borrower (the “Excess Cash Flow Period”), the excess (if any) of (a) the sum of (i) Consolidated EBITDA (calculated without giving effect to any adjustment described in the last sentence of the definition of Consolidated EBITDA) for the Excess Cash Flow Period plus (ii) the excess (if any) of the amount of Net Working Capital at the end of the previous Excess Cash Flow Period over the amount of Net Working Capital at the end of the Excess Cash Flow Period (except as a result of (w) the reclassification of items from short-term to long-term or vice versa, (x) the application of purchase and/or recapitalization accounting, (y) the effect of any fluctuation in the amount of accrued and contingent obligations under any Swap Contract and (z) any change in GAAP or in the application thereof), over (b) the sum (without duplication) for such Excess Cash Flow Period of (i) Consolidated Interest Charges actually paid in cash by the Borrower and its Restricted Subsidiaries, (ii) scheduled principal repayments, to the extent actually made in cash, of Term Loans pursuant to Section 2.07(a), and mandatory prepayments of the Loans required due to a Disposition or an Insurance and Condemnation Event to the extent that such Disposition or Insurance and Condemnation Event resulted in an increase to Consolidated EBITDA, (iii) principal payments on all other Indebtedness actually paid in cash by the Borrower and its Restricted Subsidiaries (to the extent not financed with the proceeds of the Indebtedness (other than Revolving Credit Loans)), (iv) all income taxes actually paid in cash or tax reserves set aside (without duplication) by the Borrower and its Restricted Subsidiaries, (v) Capital Expenditures or the acquisition of intellectual property actually made in cash by the Borrower and its Restricted Subsidiaries in the Excess Cash Flow Period to the extent such Capital Expenditures or intellectual property are not funded with Indebtedness (other than Revolving Credit Loans), (vi) payments made in cash on Earnout Obligations by the Borrower and its Restricted Subsidiaries, (vii) the excess (if any) of the amount of Net Working Capital at the end of the Excess Cash Flow Period over the amount of the Net Working Capital at the end of the previous Excess Cash Flow Period (except as a result of any change in GAAP or in the application thereof), (viii) cash losses realized with respect to asset sales during the Excess Cash Flow Period, (ix) the aggregate amount of expenditures made in cash during such period pursuant to any Permitted Acquisition or any Investment made in cash pursuant to Section 7.03(k) (other than pursuant to the Retained Excess Cash Flow portion of the Available Amount set forth in Section 7.03(k)(i)) or Sections 7.03(b), (g), (m) or (q) and to the extent such Permitted Acquisition or Investment, as applicable, is not funded with Indebtedness (other than Revolving Credit Loans), (x) Restricted Payments permitted pursuant to Section 7.06(d) (other than pursuant to the Retained Excess Cash Flow portion of the Available Amount set forth in Section 7.06(d)(i)) or Sections 7.06(g), (h), (i) or (m) or voluntary prepayments of (A) Indebtedness consisting of Capitalized Leases, Synthetic Lease Obligations or purchase money obligations permitted hereunder or (B) other Indebtedness permitted pursuant to Section 7.02(d), in each case to the extent made in cash by the Borrower and its Restricted Subsidiaries during the Excess Cash Flow Period to the extent that such Restricted Payments or prepayments were not funded with Indebtedness (other than Revolving Credit Loans), (xi) cash payments by the Borrower and the Restricted Subsidiaries during such period in respect of long-term liabilities and other obligations of the Borrower and its Restricted Subsidiaries (other than Indebtedness) to the extent such payments are not expensed during such period or are not deducted in calculating Consolidated Net Income, (xii) the aggregate amount of expenditures actually made by the Borrower and its Restricted Subsidiaries from internally generated cash flow of the Borrower and its Restricted Subsidiaries during such period (including expenditures for the payment of financing fees) to the extent that such expenditures are not expensed during such period or are not deducted in calculating Consolidated Net Income (without duplication of amounts previously deducted as reserves or accruals), (xiii) the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by the Borrower and its Restricted Subsidiaries during such period that are made in connection with any prepayment or redemption of Indebtedness to the extent such payments are not expensed during such period or are not deducted in calculating Consolidated Net Income, (xiv) any fees, expenses or charges incurred during such period, or any amortization thereof for such period, in connection with any Acquisition, Investment, Disposition, incurrence or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (including any amendment or other modification of this Agreement and the other Loan Documents) and any such transaction undertaken but not completed, and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, in each case whether or not successful, (xv) all other amounts to the extent paid or payable in cash and added to Consolidated Net Income in the determination of Consolidated EBITDA pursuant to the definition of Consolidated EBITDA, and (xvi) all non-cash items increasing Consolidated Net Income or added to Consolidated Net Income in the

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determination of Consolidated EBITDA, other than the accrual of revenue or recording of receivables in the ordinary course of business.
“Excess Cash Flow Period” has the meaning specified in the definition of “Excess Cash Flow.”
“Excluded Property” shall have the meaning specified in the Security Agreement.
“Excluded Subsidiary” means (i) any Foreign Subsidiary, (ii) any FSHCO, (iii) any Immaterial Subsidiary, (iv) any Subsidiary that is directly or indirectly owned by a Foreign Subsidiary that is a CFC or by an FSHCO; (v) any Unrestricted Subsidiary, (vi) any Subsidiary to the extent and for so long as a guarantee of the Obligations by such Subsidiary is prohibited or restricted by applicable law whether on the Closing Date or thereafter, or would require or be subject to any governmental authority or regulatory consent, license, authorization or approval, (vii) any Subsidiary to the extent and for so long as a guarantee of the Obligations by such Subsidiary would be prohibited or restricted by contract existing on the Closing Date or, with respect to Subsidiaries acquired after the Closing Date, by contract existing when such Subsidiary was acquired and not entered into in contemplation of such acquisition (viii) any Subsidiary to the extent and for so long as a guarantee of the Obligations by such Subsidiary would result in material adverse tax consequences to the Borrower or any of its direct or indirect Subsidiaries, as reasonably determined in writing by Borrower in consultation with the Administrative Agent, (ix) certain special purpose entities agreed in writing by the Administrative Agent and the Borrower, (x) not-for-profit subsidiaries and captive insurance companies, (xi) any Subsidiary created solely for the purpose of consummating a Permitted Acquisition and meeting the requirements thereof; provided that such Subsidiary shall be an Excluded Subsidiary under this clause (xi) solely until the consummation of such acquisition, (xii) any Subsidiary that is not a direct or indirect wholly owned Subsidiary of the Borrower or a Guarantor, and (xiii) any Receivables Subsidiary and (xiv) any Subsidiary where the Administrative Agent and the Borrower agree the cost of obtaining a guarantee by such Subsidiary would be excessive in light of the practical benefit to the Lenders afforded thereby; provided, however, that any Domestic Subsidiary that issues, guarantees or otherwise is obligated on any Junior Indebtedness shall not constitute an “Excluded Subsidiary”.
“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation (after giving effect to Section 15 of the Guaranty). If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, United States federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which such Lender (i) acquires such interest in the applicable Commitment or, to the extent a Lender acquires an interest in a Loan not funded pursuant to a prior Commitment, acquires such interest in such Loan (other than pursuant to an assignment request by the Borrower under Section 3.06(b) or Section 10.13) or (ii) changes its Lending Office, except in either case to the extent that, pursuant to Section 3.01, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before

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it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(f) and (d) any withholding Taxes imposed under FATCA.
“Existing Indenture” means that certain indenture dated as of May 27, 2015 among the Borrower, the guarantors from time to time party thereto and U.S. Bank National Association, as trustee, as amended, restated or supplemented from time to time.
“Existing Letters of Credit” means the letters of credit identified on Schedule 1.01.
“Existing Notes” means the Borrower’s 5.500% Senior Notes Due 2023 under the Existing Indenture.
“Extended Revolving Credit Commitment” has the meaning specified in Section 2.17(a)(ii).
“Extended Term Loans” has the meaning specified in Section 2.17(a)(iii).
“Extending Revolving Credit Lender” has the meaning specified in Section 2.17(a)(ii).
“Extension” has the meaning specified in Section 2.17(a).
“Extension Offer” has the meaning specified in Section 2.17(a).
“Facilities” means, collectively, the Term B Facility and the Revolving Credit Facility, and “Facility” means any of the foregoing as the context may require.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code or otherwise pursuant to the foregoing, any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to such intergovernmental agreement.
“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if such rate is not so published for any day which is a Business Day, the Federal Funds Rate for such day shall be the average of the quotation for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent in its reasonable discretion in a manner consistent with other credit facilities under which it acts as administrative agent generally. Notwithstanding the foregoing, if the Federal Funds Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Fee Letter” means that certain fee letter, dated March 28, 2018, among the Borrower, Wells Fargo and Wells Fargo Securities.
“Flood Laws” means collectively, (i) the National Flood Insurance Reform Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973) as now or hereafter in effect or any successor statute thereto, (ii) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (iii) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.
“Foreign Funded Plan” has the meaning specified in Section 5.12(e).

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“Foreign Lender” means a Lender that is neither a U.S. Person nor a Disregarded Entity that is treated for U.S. federal income Tax purposes as having as its sole owner a Person that is a U.S. Person.
“Foreign Non-Funded Plan” has the meaning specified in Section 5.12(e).
“Foreign Subsidiary” means a Subsidiary that is not a Domestic Subsidiary.
“FRB” means the Board of Governors of the Federal Reserve System of the United States.
“Fronting Exposure” means, at any time there is a Defaulting Lender that is a Revolving Credit Lender, (a) with respect to the L/C Issuer, such Defaulting Lender’s Applicable Revolving Credit Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Credit Lenders or Cash Collateralized, in either case, in accordance with the terms hereof and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Applicable Revolving Credit Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Credit Lenders or Cash Collateralized, in either case, in accordance with the terms hereof.
“FSHCO” means any Domestic Subsidiary that owns (directly or indirectly through Disregarded Entities) no material assets other than the Equity Interests of one or more Foreign Subsidiaries that are CFCs.
“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
“GAAP” means generally accepted accounting principles as in effect in the United States from time to time.
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Guarantee” means, as to any Person, without duplication, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee Obligations” shall not include endorsements for collection or deposit, in either case, in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any Acquisition, Disposition or other transaction permitted under this Agreement (other than such obligations with respect to Indebtedness); provided, further, that with respect to any Guarantee described in clause (b) above, to the extent the Indebtedness or obligation secured thereby has

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not been assumed by the guarantor or is nonrecourse to the guarantor, the amount of such Guarantee shall be deemed to be an amount equal to the lesser of the fair market value of the assets subject to such Lien or the Indebtedness or obligation secured thereby. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
“Guarantors” means the Subsidiary Guarantors.
“Guaranty” means, the unconditional guaranty agreement of even date herewith executed by the Guarantors in favor of the Administrative Agent, for the benefit of the Secured Parties, which shall be in form and substance reasonably acceptable to the Administrative Agent, together with each other guaranty and guaranty supplement delivered pursuant to Section 6.12.
“Hazardous Materials” shall mean petroleum, petroleum hydrocarbons or petroleum products, petroleum by-products, asbestos, asbestos containing materials, polychlorinated biphenyls, chlorofluorocarbons, radon gas, toxic mold and any chemicals, materials, substances, wastes, pollutants or contaminants, constituents or compounds in any form, regulated or which can give rise to liability under Environmental Laws.

“Hedge Bank” means (a) any Person that, at the time it enters into a Swap Contract with a Loan Party required or permitted under Article 6 or 7, is a Lender, an Affiliate of a Lender, an Arranger or an Affiliate of an Arranger, the Administrative Agent or an Affiliate of the Administrative Agent in its capacity as a party to such Swap Contract, (b) at the time it (or its Affiliate) becomes a Lender, an Arranger or the Administrative Agent (including on the Closing Date), is a party to a Swap Contract with a Loan Party in its capacity as a party to such Swap Contract or (c) is designated by the Borrower and reasonably satisfactory to the Administrative Agent in its capacity as a party to such Swap Contract; provided that such person, unless a party to this Agreement, executes and delivers an agreement substantially in the form of Exhibit J-2 or another form reasonably satisfactory to the Administrative Agent pursuant to which such person (i) appoints the Administrative Agent as its “collateral agent” under the Loan Documents and (ii) agrees to be bound by Sections 9.03, 9.07, 10.04(c) and 9.09 as if it were a Lender and Sections 9.10 and 9.11.
“Immaterial Subsidiary” means, at any date of determination, any Restricted Subsidiary (i) whose total assets (on a consolidated basis with its Restricted Subsidiaries, but after excluding goodwill and other similar intangible assets of any Restricted Subsidiary acquired in (and not in contemplation of) an acquisition prior to the Closing Date and the Polycom Acquisition) as of the day of the Measurement Period most recently ended on or prior to the date of determination were less than 5% of the consolidated total assets of the Borrower and the Restricted Subsidiaries at such date (based upon the financial statements pursuant to Section 6.01(a) or (b) most recently delivered on or prior to such date) or (ii) whose gross revenues (on its consolidated basis with its Restricted Subsidiaries) for such Measurement Period were less than 5% of the consolidated gross revenues of the Borrower and the Restricted Subsidiaries for such period, in each case determined in accordance with GAAP; provided that a Restricted Subsidiary shall not be permitted to be an Immaterial Subsidiary if (i) the aggregate amount of gross revenue for all Immaterial Subsidiaries exceeds 10% of the consolidated gross revenues of the Borrower and the Restricted Subsidiaries as of the last day of the Measurement Period most recently ended on or prior to the date of determination or (ii) the aggregate amount of total assets for all Immaterial Subsidiaries (after excluding goodwill and other similar intangible assets of any Restricted Subsidiary acquired in (and not in contemplation of) an acquisition prior to the Closing Date and the Polycom Acquisition) exceeds 10% of the aggregate amount of consolidated total assets of the Borrower and its Restricted Subsidiaries as of the last day of the Measurement Period most recently ended on or prior to the date of determination. Notwithstanding the foregoing, in no event shall any Subsidiary that is an obligor or guarantor of (a) any Refinancing Debt, (b) any unsecured Indebtedness for borrowed money with an aggregate principal amount in excess of the Threshold Amount or (c) any Indebtedness that is secured on a junior basis to the Secured Obligations, in any such case be designated as an Immaterial Subsidiary. As of the Closing

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Date, immediately after giving effect to the Transactions, the only Restricted Subsidiary of the Borrower that will not be an Immaterial Subsidiary is Polycom, Inc.
“Increase Effective Date” has the meaning specified in Section 2.14(c).
“Incremental Amendment” has the meaning specified in Section 2.14(d)(iii).
“Incremental Increase” has the meaning specified in Section 2.14(a).
“Incremental Lender” has the meaning specified in Section 2.14(b).
“Incremental Term B Loan” means any increase in the Outstanding Amount of any Term B Loan or any separate tranche of incremental term loans that is marketed primarily to institutional investors, or is otherwise designated as such by the Administrative Agent or the Borrower.
“Incremental Term Loan” has the meaning specified in Section 2.14(a).
“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
(a)all liabilities, obligations and indebtedness of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
(b)the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial but excluding any trade letters of credit in the ordinary course of business) (less the amount of any cash collateral securing any such letters of credit) and bankers’ acceptances, bank guaranties, surety bonds and similar instruments;
(c)net obligations of such Person under any Swap Contract;
(d)all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts payable in the ordinary course of business, (ii) Earnout Obligations, until such obligations appear in the liabilities section of the balance sheet of such Person (other than the footnotes thereto) and are not paid within 30 days after becoming due and payable and (iii) any accrued expenses or accrued pension costs and other employee benefit compensation and compensation obligations incurred or arising in the ordinary course of such Person’s business);
(e)indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements, other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
(f)all Attributable Indebtedness in respect of Capitalized Leases and Synthetic Lease Obligations of such Person;
(g)all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any warrant, right or option to acquire such Equity Interest, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and
(h)all Guarantees of such Person in respect of any of the foregoing;

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provided that “Indebtedness” shall not include (1) any obligations of such Person in respect of customer advances received and held in the ordinary course of business, (2) appeal bonds, surety bonds, performance bonds or performance guaranties (or bank guaranties or letters of credit in lieu thereof) or similar instruments entered into in the ordinary course of business, (3) any indebtedness that has been defeased and/or discharged in accordance with its terms by the deposit of cash and/or Cash Equivalents or has been cash collateralized, (4) interest, fees, premium or expenses, if any, relating to the principal amount of Indebtedness or (5) any obligations under any Permitted Bond Hedge Transactions or Permitted Warrant Transactions. If any of the foregoing Indebtedness is limited to recourse against a particular asset or assets of such Person, the amount of the corresponding Indebtedness shall be equal to the lesser of the amount of such Indebtedness and the fair market value of such asset or assets at the date for determination of the amount of such Indebtedness. For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. For all purposes of this Agreement, the amount of Indebtedness of the Borrower and its Subsidiaries hereunder shall be calculated without duplication of Guarantees of the Borrower or any Subsidiary in respect thereof. For purposes hereof, the amount of any Permitted Convertible Indebtedness shall be the aggregate stated principal amount thereof without giving effect to any obligation to pay cash or deliver shares with value in excess of such principal amount, and without giving effect to any integration thereof with any Permitted Bond Hedge Transaction pursuant to Treasury Regulation § 1.1275-6.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Indemnitees” has the meaning specified in Section 10.04(b).
“Information” has the meaning specified in Section 10.07.
“Initial Term B Loan” has the meaning specified in Section 2.01(a)(i).
“Insurance and Condemnation Event” means the receipt by the Borrower or any of its Restricted Subsidiaries of any cash insurance proceeds or condemnation award payable by reason of theft, loss, physical destruction or damage, taking or similar event with respect to any of their respective rights or interests in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Equity Interests.
“Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated EBITDA of the Borrower and its Restricted Subsidiaries on a consolidated basis for the then applicable Measurement Period to (b) Consolidated Interest Charges for such period paid or payable in cash (and excluding, for the avoidance of doubt, any Consolidated Interest Charges arising from the effects of applying FASB ASC 815 (Derivatives and Hedging) and related interpretations to any Permitted Convertible Indebtedness).
“Interest Payment Date” means, (a) as to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan and the Revolving Credit Maturity Date or the Term B Maturity Date, as applicable; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan or Swing Line Loan, the last Business Day of each March, June, September and December and the Revolving Credit Maturity Date or the Term B Maturity Date, as applicable.
“Interest Period” means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the

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date one, two, three or six months (or twelve months or such other period if requested by the Borrower and consented to by all the Appropriate Lenders ) thereafter, in each case as selected by the Borrower in its Committed Loan Notice and subject to availability; provided that:
(a)the Interest Period shall commence on the date of advance of or conversion to any Eurodollar Rate Loan and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the immediately preceding Interest Period expires;
(b)any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
(c)any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;
(d)no Interest Period shall extend beyond the Revolving Credit Maturity Date or the Term B Maturity Date, as applicable; and
(e)there shall be no more than ten (10) Interest Periods in effect at any time.
“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person (other than accounts receivable, credit card and debit card receivables, trade credit, advances to customers and distributors, commission, travel and similar advances to employees, directors, officers, managers, distributors and consultants, in each case, arising in the ordinary course of business), or (c) the purchase or other acquisition (in one transaction or a series of related transactions) of assets of another Person that constitute a business unit or all or a substantial part of the business of, such Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, but without duplication of any other increase in baskets or amounts hereunder, giving effect to any returns or distributions of capital or repayment of principal actually received in cash by such Person with respect thereto (but only to the extent that the aggregate amount of all such returns, distributions and repayments with respect to such Investment does not exceed the principal amount of such Investment).
“IPO” means an initial public offering of Equity Interests by the Borrower registered with the SEC under the Securities Act of 1933, as amended.
“IP Rights” has the meaning specified in Section 5.17.
“IRS” means the United States Internal Revenue Service.
“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).
“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement or instrument entered into by the L/C Issuer and the Borrower (or any Restricted Subsidiary) or in favor of the L/C Issuer and relating to such Letter of Credit.
“Junior Indebtedness” means any Subordinated Indebtedness.

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“L/C Advance” means, with respect to each Revolving Credit Lender, such Revolving Credit Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Revolving Credit Percentage.
“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Credit Borrowing.
“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.
“L/C Issuer” means (a) with respect to Letters of Credit issued hereunder on or after the Closing Date, (i) Wells Fargo, in its capacity as issuer thereof, or any successor thereto, and/or (ii) any other Revolving Credit Lender that has agreed in its sole discretion to act as an “L/C Issuer” hereunder and that has been approved in writing by the Borrower and the Administrative Agent (such approval by the Administrative Agent not to be unreasonably delayed, conditioned or withheld) as an “L/C Issuer” hereunder, in each case in its capacity as issuer of any Letter of Credit, and (b) with respect to the Existing Letters of Credit identified on Schedule 1.01, Wells Fargo in its capacity as issuer thereof. References to the L/C Issuer herein shall, as the context may indicate (including with respect to any particular Letter of Credit, L/C Credit Extension, L/C Borrowing or L/C Obligations), mean the applicable L/C Issuer, each L/C Issuer, any L/C Issuer, or all L/C Issuers as the context dictates.
“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
“LCT Election” has the meaning specified in Section 1.07.
“LCT Test Date” has the meaning specified in Section 1.07.
“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes, executive orders and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.
“Lender” has the meaning specified in the introductory paragraph hereto and, unless the context requires otherwise, includes the Swing Line Lender.
“Lending Office” means, as to any Lender, the office or offices of such Lender set forth in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.
“Letter of Credit” means (a) any standby or commercial letter of credit issued hereunder and (b) any Existing Letter of Credit.
“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form of the existing Standby Letter of Credit Agreement dated March 31, 2009 by and between the Administrative Agent, the Borrower and Plantronics BV or other form from time to time in use by the L/C Issuer.

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“Letter of Credit Expiration Date” means the day that is five days prior to the Revolving Credit Maturity Date (or, if such day is not a Business Day, the next preceding Business Day).
“Letter of Credit Fee” has the meaning specified in Section 2.03(h).
“Letter of Credit Sublimit” means an amount equal to the lesser of (a) $25,000,000 and (b) the Revolving Credit Facility. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Credit Facility.
“Lien” means any mortgage, pledge, hypothecation, assignment in the nature of a security interest, encumbrance, lien (statutory or other), charge or other security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing but for the avoidance of doubt excluding any Operating Lease).
“Limited Condition Transaction” means any Acquisition permitted under this Agreement or any Investment permitted under Section 7.03(k) or (m), that, in each case, is not conditioned on the availability of, or on obtaining, third party financing.
“Loan” means an extension of credit by a Lender to the Borrower under Article 2 in the form of a Term B Loan, a Revolving Credit Loan or a Swing Line Loan.
“Loan Documents” means, collectively, (a) this Agreement, (b) the Notes, (c) the Guaranty, (d) the Collateral Documents, (e) the Fee Letter, (f) each Issuer Document, (g) any Refinancing Term Loan Amendment, (h) any Replacement Revolving Facility Amendment and (i) any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.15.
“Loan Parties” means, collectively, the Borrower and each Subsidiary Guarantor.
“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank Eurodollar market.
“Material Adverse Effect” means (a) a material adverse effect on the business, property, results of operations or financial condition of the Borrower and its Restricted Subsidiaries, taken as a whole; (b) a material impairment of the ability of the Loan Parties, taken as a whole, to fully and timely perform their respective obligations under the Loan Documents; (c) a material impairment of the rights of or benefits or remedies available to the Lenders or the Administrative Agent under the Loan Documents against the Loan Parties, (d) a material adverse effect upon the legality, validity, binding effect or enforceability against the Loan Parties, taken as a whole, of the Loan Documents; or (e) except solely as a result of an action or inaction by the Administrative Agent or any Secured Party, a material adverse effect on the Collateral or the liens in favor of the Administrative Agent (for its benefit and for the benefit of the other Secured Parties) on the Collateral or the priority of such liens, in each case with respect to Collateral having a fair market value in excess of $15,000,000.
“Material Contract” means, each contract to which the Borrower or any of its Restricted Subsidiaries is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could reasonably be expected to have a Material Adverse Effect.
“Material Real Property” has the meaning specified in Section 6.12(b).
“Measurement Period” means, at any date of determination, the most recently completed four fiscal quarters of the Borrower for which financial statements have been delivered, or are required to be delivered, to the Administrative Agent pursuant to Section 6.01(a) or Section 6.01(b), as applicable.

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“Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances provided to reduce or eliminate Fronting Exposure during any period when a Revolving Credit Lender constitutes a Defaulting Lender, an amount equal to 102% of the Fronting Exposure of all L/C Issuers with respect to Letters of Credit issued and outstanding at such time and (b) otherwise, an amount equal to 102% of the Outstanding Amount of all L/C Obligations.
“MNPI” has the meaning specified in Section 2.18(a).
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“Mortgage” means a mortgage, deed of trust, security deed or other security document granting a Lien on any Material Real Property to the Administrative Agent for the benefit of the Secured Parties to secure the Secured Obligations, in each case, as amended, supplemented or otherwise modified from time to time. Each Mortgage shall be reasonably satisfactory in form and substance to the Administrative Agent.
“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.
“Net Cash Proceeds” means:
(a)with respect to any Disposition by the Borrower or any of its Restricted Subsidiaries or any Insurance and Condemnation Event, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such transaction (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received, but excluding the proceeds of business interruption insurance) over (ii) the sum of (A) the principal amount, premium or penalty, if any, interest, breakage costs and other amounts required to be paid with respect to any Indebtedness that is secured by the applicable asset (or if the applicable asset is Equity Interests in a Restricted Subsidiary, by assets of such Restricted Subsidiary ) and that is required to be repaid in connection with such transaction (other than Indebtedness under the Loan Documents and any Refinancing Debt), (B) the fees and reasonable and customary out-of-pocket expenses incurred by the Borrower or such Restricted Subsidiary in connection with such transaction (including attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, sales, use or transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees), (C) income or franchise taxes reasonably estimated to be actually payable within two years of the date of the relevant transaction as a result of any gain recognized in connection therewith (including taxes that are or would be payable upon repatriation of such proceeds to the United States); provided that, if the amount of any estimated taxes pursuant to subclause (C) exceeds the amount of taxes actually required to be paid in cash in respect of such Disposition or such Insurance and Condemnation Event, as the case may be, the aggregate amount of such excess shall constitute Net Cash Proceeds, (D) amounts provided as a reserve, in accordance with GAAP or as otherwise required pursuant to the documentation with respect to such Disposition, against (x) any liabilities under any indemnification obligations associated with such Disposition, (y) any other liabilities retained by Borrower or any of its Restricted Subsidiaries associated with the properties sold in such Disposition or (z) any other purchase price adjustments associated with the purchase price of the asset(s) subject to any such Disposition; provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds, (E) Borrower’s good faith estimate of payments required to be made with respect to unassumed liabilities relating to the properties sold (or the property of any Restricted Subsidiary sold) within 180 days of such Disposition; provided that, to the extent such cash proceeds are not used to make payments in respect of such unassumed liabilities within 180 days of such Disposition, such cash proceeds shall constitute Net Cash Proceeds, (F) in the case of any Disposition or Insurance and Condemnation Event by a non-wholly owned Restricted Subsidiary, the pro rata portion of the Net Cash Proceeds thereof

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(calculated without regard to this clause (F)) attributable to minority interests and not available for distribution to or for the account of the Borrower or a wholly owned Restricted Subsidiary as a result thereof, (G) any costs associated with unwinding any related Swap Contracts in connection with such transaction, (I) the amount of any required tax distribution that the Borrower or such Restricted Subsidiary may make as a result of such transaction and (J) the amount of any payments required to be made by the Borrower or such Restricted Subsidiary pursuant to equity options, management incentive plans or similar obligations, in each case, to the extent, but only to the extent, that the amounts so deducted are (i) actually paid or required to be paid and (ii) properly attributable to such transaction or to the asset that is the subject thereof; and
(b)with respect to the incurrence or issuance of any Indebtedness by the Borrower or any of its Restricted Subsidiaries, the excess of (i) the sum of the cash and Cash Equivalents received in connection with such transaction over (ii) all taxes paid or reasonably estimated to be payable, the underwriting fees, discounts and commissions, investment banking fees and any other fees or costs and other reasonable and customary out-of-pocket expenses, incurred by the Borrower or such Restricted Subsidiary in connection therewith.
“Net Working Capital” means, at any time, Consolidated Current Assets at such time minus Consolidated Current Liabilities at such time.
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Note” means a Term B Note, a Revolving Credit Note or a Swing Line Note, as the context may require.
“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, fees (including reasonable and documented out-of-pocket attorneys’ fees) and other amounts that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest, fees or other amounts are allowed claims or allowable in such proceeding. For the avoidance of doubt, any obligations under any Permitted Bond Hedge Transaction or any Permitted Warrant Transaction shall not constitute Obligations.
“OFAC” means the United States Department of the Treasury’s Office of Foreign Assets Control.
“Operating Leases” means, subject to Section 1.03(b)(ii), with respect to any Person, all leases that have been or should be, in accordance with GAAP, recorded as operating leases in respect of which such Person is liable as lessee.
“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating or limited liability company agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections

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arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court, documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06(b) or 10.13).
“Outstanding Amount” means (a) with respect to any Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Loans occurring on such date; and (b) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts.
“Participant” has the meaning specified in Section 10.06(d).
“Participant Register” has the meaning specified in Section 10.06(d).
“PBGC” means the Pension Benefit Guaranty Corporation.
“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans as set forth in Sections 412 and 430 of the Code and Sections 302 and 303 of ERISA.
“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.
“Perfection Certificate” means, with respect to any Loan Party, a certificate, substantially in the form of Exhibit F to this Agreement, completed and supplemented with schedules and attachments contemplated thereby and duly executed on behalf of such Loan Party by a Responsible Officer of such Loan Party.
“Permitted Acquisition” means any Acquisition that meets all of the following requirements (but subject, in the case of an Acquisition that is a Limited Condition Transaction, to Section 1.07):
(a)if such Acquisition is a merger or consolidation, the Borrower or a Restricted Subsidiary shall be the ultimately surviving Person, and no Change of Control shall have been effected thereby;
(b)any such newly-created or acquired Restricted Subsidiary shall comply with the requirements of Section 6.12;
(c)the lines of business of the Person to be (or the property of which is to be) so purchased or otherwise acquired shall be permitted pursuant to Section 7.07;
(d)in the case of a merger with, or purchase or other acquisition of the Equity Interests of, another Person, the board of directors (or other comparable governing body) of such other Person shall have duly approved such Acquisition;

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(e)immediately before and immediately after giving pro forma effect to any such Acquisition, (i) no Default or Event of Default, shall exist or be continuing and (ii) on a pro forma basis after giving pro forma effect to such Acquisition and any Indebtedness incurred in connection therewith, the Borrower and its Restricted Subsidiaries will be in compliance with the financial covenants set forth in Section 7.11 (whether or not in effect); provided that for purposes of the foregoing clause (ii), pro forma financial covenant compliance and calculations shall be determined on the basis of the financial information most recently delivered to the Administrative Agent pursuant to Section 6.01(a) or Section 6.01(b), as applicable, as though such Acquisition had been consummated as of the first day of the twelve month period ending on the date of such financial statements;
(f)in the event that the entity to be acquired or purchased will be an Excluded Subsidiary or will otherwise not become a Loan Party, any proposed Acquisition must, after the completion thereof, be in compliance with Section 7.03(c)(iv), such that, unless otherwise consented to by the Required Lenders, the cash portion of Acquisition Consideration for such Acquisition, when aggregated with the cash portion of Acquisition Consideration for all other Acquisitions of or outstanding Investments in Restricted Subsidiaries that are not Loan Parties, shall not in the aggregate exceed the greater of (x) $50,000,000 and (y) 10% of Consolidated EBITDA as of the most recent Measurement Period at the time such Acquisition is consummated;
(g)the Borrower shall have delivered to the Administrative Agent, at least five Business Days prior to the date on which any such Acquisition is to be consummated (or such later date as may be satisfactory to the Administrative Agent in its sole discretion), a written notice describing such transaction including the proposed date of such Acquisition, and thereafter, if requested by the Administrative Agent for any such transaction involving Acquisition Consideration that is equal to or in excess of $200,000,000, (i) historical financial statements of or related to the Person or assets to be acquired, to the extent available, (ii) projections for such Person or assets to be acquired and for the Borrower immediately after giving effect to such transaction (including projections of financial covenant compliance for at least the four fiscal quarters following the consummation of such transaction), and (iii) material documentation and other information relating to such transaction, to the extent available and reasonably requested, reasonably in advance, by the Administrative Agent; provided that all of the information delivered by the Borrower pursuant to this clause (g) will be delivered to each Lender concurrently with or promptly after the consummation of the Acquisition; and
(h)the Borrower shall have delivered to the Administrative Agent, at least three Business Days prior to the date on which any such Acquisition is to be consummated (or such later date that is on or prior to the consummation of such Acquisition as may be satisfactory to the Administrative Agent in its sole discretion), a certificate of a Responsible Officer, in form and substance, and with such supporting calculations and other documents and information, as are reasonably satisfactory to the Administrative Agent, certifying that all of the requirements set forth in this definition of Permitted Acquisitions have been satisfied or will be satisfied pursuant to the provisions of such definition.
“Permitted Bond Hedge Transaction” means any bond hedge, call or capped call option (or substantively equivalent derivative transaction) relating to the Borrower’s common stock (or other securities or property following a merger event, reclassification or other change of the common stock of the Borrower) purchased by the Borrower in connection with the issuance of any Permitted Convertible Indebtedness and settled in common stock of the Borrower (or such other securities or property), cash or a combination thereof (such amount of cash determined by reference to the price of the Borrower’s common stock or such other securities or property), and cash in lieu of fractional shares of common stock of the Borrower; provided that the purchase of any such Permitted Bond Hedge Transaction is made with, and the purchase price thereof does not exceed, the net proceeds received by the Borrower in connection with the issuance of any Permitted Convertible Indebtedness.

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“Permitted Convertible Indebtedness” means (i) senior, unsecured Indebtedness of the Borrower that is convertible into shares of common stock of the Borrower (or other securities or property following a merger event, reclassification or other change of the common stock of the Borrower), cash or a combination thereof (such amount of cash determined by reference to the price of the Borrower’s common stock or such other securities or property), and cash in lieu of fractional shares of common stock of the Borrower or (ii) any Guarantee by any Loan Party of Indebtedness of the Borrower described in clause (i); provided that (A) the aggregate principal amount of all such Permitted Convertible Indebtedness described in clause (i) shall not exceed $500,000,000, plus the amount of any redemption or other premiums associated with any Indebtedness refinanced with the proceeds of Permitted Convertible Indebtedness, plus the amount of any fees and expenses incurred in connection with such refinancing and the issuance of such Permitted Convertible Indebtedness, plus the amount of any underwriter’s or initial purchaser’s “overallotment” or similar option to purchase additional Permitted Convertible Indebtedness and (B) such Permitted Convertible Indebtedness shall be incurred in compliance with Section 7.02.
“Permitted Receivables Financing” means any financing pursuant to which the Borrower or any Restricted Subsidiary or Restricted Subsidiaries of the Borrower may sell, convey or otherwise transfer to a Receivables Subsidiary (in a transaction intended to constitute (and opined by nationally-recognized outside legal counsel in connection therewith to constitute) a true sale or true contribution to such Receivables Subsidiary) or any other Person, or grant a security interest in, any accounts receivable (and related rights and assets) of the Borrower or such Restricted Subsidiary or Restricted Subsidiaries, provided that (a) such financing shall be with limited or no recourse to the Borrower and its Restricted Subsidiaries (other than any Receivables Subsidiary) except to the extent customary (in the reasonable judgment of the Borrower) for such transactions, and (b) the aggregate principal amount of receivables so financed does not exceed $350,000,000 in any fiscal year.
“Permitted Refinancing Indebtedness” means any Indebtedness (the “Refinancing Indebtedness”), the proceeds of which are used to refinance, refund, renew, extend or replace outstanding Indebtedness (such outstanding Indebtedness, the “Refinanced Indebtedness”); provided that (a) the principal amount (or accreted value, if applicable) of such Refinancing Indebtedness is not greater than the principal amount (or accreted value, if applicable) of the Refinanced Indebtedness at the time of such refinancing, refunding, renewal, extension or replacement, except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amounts paid, and fees and expenses, defeasance costs, underwriting discounts and commissions (including upfront fees, original issue discount and initial yield payments) incurred, in connection with such refinancing, refunding, renewal, extension or replacement, and by an amount equal to any existing commitments thereunder that have not been utilized at the time of such refinancing, refunding, renewal, extension or replacement; (b) the final stated maturity and weighted average life to maturity of such Refinancing Indebtedness shall not be prior to or shorter than that applicable to the Refinanced Indebtedness; provided that any Refinancing Indebtedness that automatically converts to, or is exchangeable into, notes or other Indebtedness that meet this clause (b) shall be deemed to satisfy this condition so long as the Borrower or applicable Loan Party irrevocably agrees at the time of the issuance thereof to take all actions necessary to convert or exchange such Refinancing Indebtedness, (c) such Refinancing Indebtedness does not require any scheduled payment of principal, mandatory repayment, redemption or repurchase that is more favorable in any material respect when taken as a whole to the holders of the Refinancing Indebtedness than the corresponding terms (if any) of the Refinanced Indebtedness (other than any scheduled payment of principal, mandatory repayment, redemption or repurchase occurring on or after the date that is 91 days after the latest maturity date of all the Term Loans and Commitments in effect at the time of the issuance or incurrence of such Refinancing Indebtedness); (d) such Refinancing Indebtedness shall not be secured by (i) Liens on assets other than (A) assets (and products and proceeds of assets) securing the Refinanced Indebtedness at the time of such refinancing, refunding, renewal, extension or replacement (except, in the case of Permitted Refinancing Indebtedness incurred under Section 7.02, to refinance, refund, renew, extend or replace any existing lease, any replacement property of a similar type and value subject to a replacement lease) and (B) after-acquired assets (and products and proceeds of such assets) within the scope of the collateral pledge applicable to the Refinanced Indebtedness immediately prior to such refinancing, refunding, renewal, extension or replacement

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or (ii) Liens having a higher priority than the Liens, if any, securing the Refinanced Indebtedness; (e) such Refinancing Indebtedness shall not be guaranteed by or otherwise recourse to any Person other than the Person(s) to whom the Refinanced Indebtedness is recourse or by whom it is guaranteed, in each case as of the time of such refinancing, refunding, renewal, extension or replacement; (f) to the extent such Refinanced Indebtedness is subordinated in right of payment to the Obligations (or the Liens securing such Indebtedness were originally contractually subordinated to the Liens securing the Collateral pursuant to the Collateral Documents), such refinancing, refunding, renewal, extension or replacement is subordinated in right of payment to the Obligations (or the Liens securing such Indebtedness shall be subordinated to the Liens securing the Collateral pursuant to the Collateral Documents) on terms at least as favorable to the Lenders in any material respect when taken as a whole as those contained in the documentation governing such Refinanced Indebtedness or otherwise reasonably acceptable to the Administrative Agent; (g) in the event that the Refinanced Indebtedness is unsecured Indebtedness (including unsecured Subordinated Indebtedness) such Refinancing Indebtedness does not include any financial performance “maintenance” covenants (whether stated as covenant, default or otherwise, although “incurrence based” financial tests may be included) or cross-defaults (but may include cross-payment defaults and cross-defaults at the final stated maturity thereof and cross-acceleration) and (h) no Default shall have occurred and be continuing at the time of, or would result from, such refinancing, refunding, renewal, extension or replacement. For the avoidance of doubt, (i) Permitted Convertible Indebtedness that meets the foregoing requirements may also constitute Refinancing Indebtedness and (ii) for purposes of determining whether Permitted Convertible Indebtedness meets the foregoing requirements, (a) neither any settlement upon conversion of such Permitted Convertible Indebtedness (whether in cash, stock or other property) nor any required redemption or repurchase thereof upon a “fundamental change” (customarily defined for such Permitted Convertible Indebtedness) shall disqualify such Permitted Convertible Indebtedness from constituting Refinancing Indebtedness and (b) such Permitted Convertible Indebtedness may be guaranteed by any Loan Party (notwithstanding clause (e) of this definition).
“Permitted Warrant Transaction” means any call option, warrant or right to purchase (or substantively equivalent derivative transaction) relating to the Borrower’s common stock (or other securities or property following a merger event, reclassification or other change of the common stock of the Borrower) sold by the Borrower substantially concurrently with any purchase by the Borrower of a Permitted Bond Hedge Transaction and settled in common stock of the Borrower (or such other securities or property), cash or a combination thereof (such amount of cash determined by reference to the price of the Borrower’s common stock or such other securities or property), and cash in lieu of fractional shares of common stock of the Borrower.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established or maintained by the Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.
“Platform” has the meaning specified in Section 6.02.
“Polycom Acquisition” has the meaning specified in the Preliminary Statements hereto.
“Polycom Acquisition Agreement” has the meaning specified in the Preliminary Statements hereto.
“Polycom Material Adverse Effect” means any change, effect, condition or circumstance that is or is reasonably likely to (i) be materially adverse to the business, results of operations, properties, condition (financial or otherwise), assets or liabilities of the Acquired Company and its Subsidiaries taken as a whole or (ii) materially impede the Acquired Company from consummating the transactions contemplated in the Polycom Acquisition Agreement. Notwithstanding the foregoing, general developments, transaction developments or losses relating to the L&R Matters (as defined in the Polycom Acquisition Agreement), to the extent such losses do not exceed $75,000,000, shall not be deemed, either alone or in combination, to constitute a Polycom Material Adverse Effect.

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“Prime Rate” means, at any time, the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in such prime rate occurs. The parties hereto acknowledge that the rate announced publicly by the Administrative Agent as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Lender” has the meaning specified in Section 6.02.
“Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests. For purposes of this definition, “Disqualified Equity Interests” means any Equity Interests that, by their terms (or by the terms of any security or other Equity Interests into which such Equity Interests are convertible or for which they are exchangeable) or upon the happening of any event or condition: (a) mature (excluding any maturity as the result of an optional redemption by the issuer thereof) or are mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise, (b) are redeemable, in whole or in part, at the option of the holder thereof (other than solely for Qualified Equity Interests), (c) provide for the scheduled payment of dividends in cash (other than tax distributions), or (d) are or become convertible into or exchangeable (unless only occurring at the sole option of the issuer thereof) for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 91 days after the latest maturity date of any Loan hereunder; provided that (i) if such Equity Interests are issued pursuant to a plan for the benefit of the Borrower or its Restricted Subsidiaries to employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because they may be required to be repurchased by the Borrower or its Restricted Subsidiaries in order to satisfy applicable statutory or regulatory obligations, (ii) if such Equity Interests contain a mandatory redemption or mandatory offer to repurchase in connection with a casualty, condemnation, change of control, asset sale or similar event that requires the prior payment in full of, and termination of all commitments with respect to, the Obligations as a condition to such redemption or repurchase, such Equity Interests shall not constitute Disqualified Equity Interests solely because they contain such mandatory redemption or mandatory offer to repurchase; (iii) with respect to any Equity Interests issued to any current or former employee, director, officer, manager or consultant or to any plan for the benefit of current or former employees, directors, officers, managers or consultants of the Borrower or its Subsidiaries or by any such plan to such employees, directors, officers, managers or consultants, such Equity Interest shall not constitute Disqualified Equity Interests solely because it may be required to be repurchased by the Borrower or one of its Subsidiaries in order to satisfy applicable contractual, statutory or regulatory obligations or as a result of such Person’s termination, resignation, death or disability; and (iv) only the portion of such Equity Interests which so matures or is so mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Equity Interest.
“Receivables Subsidiary” means a bankruptcy remote, special purpose wholly owned Subsidiary of the Borrower (or another wholly-owned Subsidiary of the Borrower) formed in connection with a Permitted Receivables Financing.
“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) the L/C Issuer, as applicable.
“Refinance” has the meaning specified in Section 2.19(a).
“Refinancing Amendment” means an amendment to this Agreement (which may, at the option of the Administrative Agent and the Borrower, be in the form of an amendment and restatement of this Agreement) providing for any Refinancing Term Loans pursuant to Section 2.19, which shall be substantially consistent with the applicable provisions of this Agreement and otherwise reasonably satisfactory to the parties thereto. Each Refinancing Amendment shall be executed by the Administrative Agent, the Loan Parties and the other parties specified in Section 2.19 (but not any other Lender not specified in Section 2.19), but shall not affect

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any amendments that would require the consent of each affected Lender or all Lenders pursuant to Section 10.01. Any Refinancing Amendment may include conditions for delivery of opinions of counsel and other documentation consistent with the conditions in Section 4.01, all to the extent reasonably requested by the Administrative Agent or the other parties to such Refinancing Amendment.
“Refinancing Debt” has the meaning specified in Section 2.19(a).
“Refinancing Effective Date” has the meaning specified in Section 2.19(a).
“Refinancing Notes” has the meaning specified in Section 2.19(a).
“Refinancing Term Lender” has the meaning specified in Section 2.19(a).
“Refinancing Term Loan Amendment” has the meaning specified in Section 2.19(a).
“Refinancing Term Loan Series” has the meaning specified in Section 2.19(a).
“Refinancing Term Loans” has the meaning specified in Section 2.19(a).
“Register” has the meaning specified in Section 10.06(c).
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, advisors, trustees, administrators, managers and representatives of such Person and of such Person’s Affiliates.
“Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the Environment or within, from or into any building, structure, facility or fixture.

“Replacement Rate” has the meaning specified in Section 3.03(b).
“Replacement Revolving Commitment Series” has the meaning specified in Section 2.19(b).
“Replacement Revolving Credit Commitments” has the meaning specified in Section 2.19(b).
“Replacement Revolving Credit Effective Date” has the meaning specified in Section 2.19(b).
“Replacement Revolving Facility Amendment” has the meaning specified in Section 2.19(b).
“Replacement Revolving Lender” has the meaning specified in Section 2.19(b).
“Replacement Revolving Loans” has the meaning specified in Section 2.19(b).
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder, other than events for which the 30 day notice period to the PBGC has been waived.
“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Term B Loans or Revolving Credit Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.
“Required Lenders” means, as of any date of determination, Lenders holding more than 50% of the sum of the (a) Total Outstandings (with the aggregate amount of each Revolving Credit Lender’s risk

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participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Revolving Credit Lender for purposes of this definition) and (b) aggregate unused Revolving Credit Commitments; provided that the unused Revolving Credit Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.
“Required Revolving Credit Lenders” means, as of any date of determination, Revolving Credit Lenders holding more than 50% of the sum of the aggregate amount of the Revolving Credit Commitment; provided that if the Revolving Credit Commitment has been terminated, “Required Revolving Credit Lenders” means Revolving Credit Lenders holding more than 50% of the Total Revolving Credit Outstandings (with the aggregate amount of each Revolving Credit Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Revolving Credit Lender for purposes of this definition); provided, further, that the unused Revolving Credit Commitment of, and the portion of the Total Revolving Credit Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Credit Lenders.
“Required Term B Lenders” means, as of any date of determination and as to each applicable affected Class under the Term B Facility, Term B Lenders holding more than 50% of the Outstanding Amount of such Class; provided that the portion of the Outstanding Amount of such Class held or deemed held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Term B Lenders).
“Responsible Officer” means the chief executive officer, president, chief financial officer, chief administrative officer, principal accounting officer, treasurer, assistant treasurer, vice president, general counsel or controller of a Loan Party and solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01, the secretary or any assistant secretary of a Loan Party and, solely for purposes of notices given and Letter of Credit Applications delivered pursuant to Article 2, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a written notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to a written agreement between the applicable Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
“Restricted Payment” means (a) any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of any Person or any of its Restricted Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to any Person’s stockholders, partners or members (or the equivalent of any thereof), or any option, warrant or other right to acquire any such dividend or other distribution or payment, and (b) any payment or prepayment of principal of or any redemption, purchase, defeasance or other satisfaction of any Junior Indebtedness prior to the scheduled maturity thereof. For the avoidance of doubt, none of (1) the purchase or other acquisition (including any payments of premiums in connection therewith) of any Permitted Bond Hedge Transaction or Permitted Warrant Transaction and any exercise and settlement or termination thereof, whether in cash, capital stock or other securities, (2) the payment of principal or interest at scheduled maturity or otherwise on any Permitted Convertible Indebtedness nor (3) the settlement of any conversion of any Permitted Convertible Indebtedness, whether in cash, capital stock or other securities, shall constitute a Restricted Payment.
“Restricted Subsidiary” means any Subsidiary of the Borrower other than an Unrestricted Subsidiary.
“Retained Excess Cash Flow” means the cumulative amount, which shall in no event be less than zero, equal to the products obtained for each Excess Cash Flow Period of the Borrower ending on or after the Closing Date, of (i) 100% minus the ECF Percentage for the applicable Excess Cash Flow Period multiplied by (ii) Excess Cash Flow for such Excess Cash Flow Period.

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“Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Revolving Credit Lenders pursuant to Section 2.01(b).
“Revolving Credit Commitment” means, as to each Revolving Credit Lender, its obligation to (a) make Revolving Credit Loans to the Borrower pursuant to Section 2.01(b), (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on the Register, as such amount may be adjusted from time to time in accordance with this Agreement.
“Revolving Credit Facility” means, at any time, the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Commitments at such time. The aggregate principal amount of the Revolving Credit Facility on the Closing Date is $100,000,000.
“Revolving Credit Facility Increase” has the meaning specified in Section 2.14(a).
“Revolving Credit Lender” means, at any time, (a) so long as any Revolving Credit Commitment is in effect, any Lender that has a Revolving Credit Commitment at such time or (b) if the Revolving Credit Commitments have been terminated or expired, any Lender that has a Revolving Credit Loan or a participation in L/C Obligations or Swing Line Loans.
“Revolving Credit Loan” has the meaning specified in Section 2.01(b).
“Revolving Credit Maturity Date” means July 2, 2023; provided, however, that if such date is not a Business Day, the Revolving Credit Maturity Date shall be the next preceding Business Day.
“Revolving Credit Note” means a promissory note made by the Borrower in favor of a Revolving Credit Lender evidencing Revolving Credit Loans made by such Revolving Credit Lender, substantially in the form of Exhibit C-2.
“S&P” means Standard & Poor’s Financial Services, LLC, a subsidiary of S&P Global Inc., and any successor thereto.
“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any comprehensive Sanctions (including, as of the Closing Date, Cuba, Iran, North Korea, Syria and Crimea, but which does not include, as of the date of this Agreement, the Russian Federation).
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC (including, without limitation, OFAC’s Specially Designated Nationals and Blocked Persons List and OFAC’s Consolidated Non-SDN List), the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority, (b) any Person organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in clauses (a) and (b), including a Person that is deemed by OFAC to be a Sanctions target based on the ownership of such legal entity by Sanctioned Person(s).
“Sanctions” means any and all economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and anti-terrorism laws, including, but not limited to, those imposed, administered or enforced from time to time by the U.S. government (including those administered by OFAC or the U.S. Department of State), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority with jurisdiction over the Borrower or any of its Subsidiaries or Affiliates.
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

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“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between any Loan Party and any Cash Management Bank.
“Secured Hedge Agreement” means any Swap Contract required or permitted under Article 6 or 7 that is entered into by and between any Loan Party and any Hedge Bank, excluding any Permitted Bond Hedge Transaction or any Permitted Warrant Transaction.
“Secured Net Leverage Ratio” means, as of any date of determination, the ratio of (a) the Consolidated Secured Indebtedness as of such date to (b) Consolidated EBITDA of the Borrower and its Restricted Subsidiaries on a consolidated basis for the then applicable Measurement Period; provided that for purposes of this calculation, Consolidated Secured Indebtedness shall be calculated net of the aggregate amount of unrestricted cash and Cash Equivalents on the balance sheet of the Borrower and its Restricted Subsidiaries as of such date up to an amount equal to $100,000,000.
“Secured Obligations” means, collectively, (a) the Obligations and (b) all existing or future payment and other obligations owing by any Loan Party under (i) any Secured Hedge Agreement (other than any Excluded Swap Obligation) and (ii) any Secured Cash Management Agreement.
“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the Swing Line Lenders, each L/C Issuer, the Hedge Banks, the Cash Management Banks, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05, and the other Persons the Secured Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Collateral Documents.
“Security Agreement” means the security agreement of even date herewith executed in favor of the Administrative Agent, for the benefit of the Secured Parties, by each of the Loan Parties.
“Seller” has the meaning specified in the Preliminary Statements hereto.
“Solvent” and “Solvency” mean, with respect to any Person or Persons on any date of determination, that on such date (i) the sum of the debt (including contingent liabilities) of such Person and its Subsidiaries, taken as a whole, does not exceed the fair value of the assets of such Person and its Subsidiaries, taken as a whole; (ii) the capital of such Person and its Subsidiaries, taken as a whole, is not unreasonably small in relation to the business of such Person and its Subsidiaries, taken as a whole, engaged in or contemplated as of such date of determination; (iii) the present fair saleable value of the assets of such Person and its Subsidiaries, on a consolidated basis, is greater than the total amount that will be required to pay the probable liabilities (including contingent liabilities) of such Person and its Subsidiaries as they become absolute and matured, (iv) such Person and its Subsidiaries, taken as a whole, do not intend to incur, or believe that they will incur, debts (including current obligations and contingent liabilities) beyond their ability to pay such debts as they mature in the ordinary course of business and (v) such Person and its Subsidiaries, taken as a whole, are able to pay their debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. For the purposes hereof, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“Specified Acquisition Agreement Representations” means any representation and warranty by the Acquired Company and/or the Seller or their Subsidiaries or Affiliates or with respect to the Acquired Company, its Subsidiaries or its businesses, in each case, in the Polycom Acquisition Agreement, that is material to the interests of the Lenders, but only to the extent that the Borrower or its Affiliates have the right to terminate its or their respective obligations under the Polycom Acquisition or otherwise decline to close the Polycom Acquisition as a result of a breach of such representation and warranties not being accurate (in each case, taking into account any applicable cure provisions under the Polycom Acquisition Agreement).
“Specified Default” means an Event of Default arising under Section 8.01(a) or 8.01(f).

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“Specified Representations” means the representations and warranties set forth in the Loan Documents relating to corporate existence of the Loan Parties and good standing of the Loan Parties in their respective jurisdictions of organization; organizational power and authority, due authorization, execution and delivery and enforceability, in each case, relating to the Loan Parties entering into and performance of the Loan Documents; no conflicts with the Loan Parties’ Organization Documents (in each case, as they relate to the entering into and performance of the Loan Documents); Solvency of the Borrower and its Subsidiaries, taken as a whole, as of the Closing Date (immediately after giving effect to the Transactions); Federal Reserve margin regulations; the Investment Company Act; the Act; the use of proceeds of the Facilities on the Closing Date not violating OFAC or the Foreign Corrupt Practices Act of 1977; and creation, validity and perfection of security interests in the Collateral.
“Standard Securitization Undertakings” means representations, warranties, covenants, repurchase obligations, indemnities and similar obligations entered into by the Borrower or any of its Restricted Subsidiaries, which the Borrower has determined in good faith to be customary, necessary or advisable in a Permitted Receivables Financing.
“Subordinated Indebtedness” means the collective reference to any unsecured Indebtedness incurred by the Borrower or any of its Restricted Subsidiaries after the Closing Date (and any Guarantee thereof) that (a) is subordinated in right and time of payment to the Obligations on terms and conditions reasonably satisfactory to the Administrative Agent and (b) otherwise meets the requirements specified in clause (C) of Section 7.02(j)(i).
“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.
“Subsidiary Guarantor” shall mean each Subsidiary listed on Schedule 1.02, and each other Subsidiary that is or becomes a party to the Guaranty.
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement. Notwithstanding the foregoing, no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or any of its Subsidiaries shall be deemed a Swap Contract hereunder.
“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

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“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).
“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.
“Swing Line Lender” means Wells Fargo, in its capacity as the provider of Swing Line Loans, or any successor swing line lender in such capacity hereunder.
“Swing Line Loan” has the meaning specified in Section 2.04(a).
“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B or another form reasonably acceptable to the Swing Line Lender (including any form on an electronic platform or electronic transmission system as shall be approved by the Swing Line Lender).
“Swing Line Note” means a promissory note made by the Borrower in favor of the Swing Line Lender, evidencing Swing Line Loans made by the Swing Line Lender, substantially in the form of Exhibit C‑3.
“Swing Line Sublimit” means an amount equal to the lesser of (a) $25,000,000 and (b) the Revolving Credit Facility. The Swing Line Sublimit is part of, and not in addition to, the Revolving Credit Facility.
“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including sale and leaseback transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term B Borrowing” means a borrowing consisting of simultaneous Initial Term B Loans or Incremental Term B Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the applicable Term B Lenders pursuant to Section 2.01(a) or the applicable Incremental Amendment, as the case may be.
“Term B Commitment” means, as to each Term B Lender, its obligation to make (a) Initial Term B Loans to the Borrower on the Closing Date pursuant to Section 2.01(a) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Term B Lender’s name on the Register, as such amount may be adjusted from time to time in accordance with this Agreement and/or (b) Incremental Term B Loans to the Borrower on the applicable Increase Effective Date pursuant to Section 2.14 in an aggregate principal amount not to exceed the amount set forth opposite such Term B Lender’s name on the Register, in each case as such amount may be adjusted from time to time in accordance with this Agreement.
“Term B Facility” means (a) at any time, on or prior to the Closing Date, the aggregate amount of the Term B Commitments at such time, and (b) thereafter, the aggregate principal amount of the Term B Loans of all Term B Lenders outstanding at such time. The aggregate principal amount of the Term B Facility on the Closing Date is $1,275,000,000.

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“Term B Lender” means (a) at any time, on or prior to the Closing Date, any Lender that has a Term B Commitment at such time and (b) at any time after the Closing Date, any Lender that holds outstanding Term B Loans at such time.
“Term B Loans” means the Initial Term B Loans and, if applicable, the Incremental Term B Loans and any Extended Term Loans and/or Refinancing Term Loans in respect of the foregoing, and “Term B Loan” means any of such Term B Loans.
“Term B Maturity Date” means July 2, 2025; provided, however, that if such date is not a Business Day, the Term B Maturity Date shall be the next preceding Business Day.
“Term B Note” means a promissory note made by the Borrower in favor of a Term B Lender evidencing Term B Loans made by such Term B Lender, substantially in the form of Exhibit C‑1.
“Term Loans” means, collectively, the Initial Term B Loans and all Incremental Term Loans, all Extended Term Loans and all Refinancing Term Loans, and “Term Loan” means any of such Term Loans.
“Threshold Amount” means $40,000,000.
“Total Net Leverage Ratio” means, as of any date of determination, the ratio of (a) the Consolidated Funded Indebtedness as of such date to (b) Consolidated EBITDA of the Borrower and its Restricted Subsidiaries on a consolidated basis for the then applicable Measurement Period; provided that for purposes of this calculation, Consolidated Funded Indebtedness shall be calculated net of the aggregate amount of unrestricted cash and Cash Equivalents on the balance sheet of the Borrower and its Restricted Subsidiaries as of such date up to an amount equal to $100,000,000.
“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.
“Total Revolving Credit Outstandings” means the aggregate Outstanding Amount of all Revolving Credit Loans, Swing Line Loans and L/C Obligations.
“Transactions” means, collectively, (a) the consummation of the Polycom Acquisition, (b) the refinancing of certain indebtedness of the Borrower and its Subsidiaries and the Acquired Company and its Subsidiaries as contemplated by Section 4.01(g), (c) the entering into and funding on the Closing Date of the Term B Facility and the Revolving Credit Facility, and (d) the payment of fees, commissions, transaction costs and expenses incurred in connection with each of the foregoing.
“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.
“UCC” means the Uniform Commercial Code as in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.
“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.
“United States” and “U.S.” mean the United States of America.
“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

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“Unrestricted Subsidiary” means (a) any Subsidiary of the Borrower that is designated as an Unrestricted Subsidiary by the Borrower pursuant to Section 6.20 after the Closing Date and (b) any Subsidiary of an Unrestricted Subsidiary.
“U.S. Lender” means a Lender that is not a Foreign Lender.
“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(f).
“Wells Fargo” means Wells Fargo Bank, National Association, a national banking association.
“Wells Fargo Securities” means Wells Fargo Securities, LLC.
“Withholding Agent” means any Loan Party, the Administrative Agent and/or any other applicable withholding agent.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
Section 1.02.    Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(a)The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
(b)In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.”
(c)Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

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Section 1.03.    Accounting Terms.
(a)Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, as in effect from time to time. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, the effects of Accounting Standards Codification of the Financial Accounting Standards Board (“FASB ASC”) 825 and FASB ASC 470-20 (or any similar accounting principle permitting a Person to value its financial liabilities or Indebtedness at the fair value thereof) on financial liabilities shall be disregarded.
(b)Changes in GAAP.
(i)If at any time any change in GAAP or any elective change in how the Borrower applies GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and any of the Borrower, the Required Revolving Credit Lenders or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change (subject to the approval of the Required Lenders and the Borrower); provided that, until so amended, (A) such ratio or requirement shall continue to be computed in accordance with GAAP without giving effect to such change and (B) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change; provided further that, unless a breach of Section 7.11 has become an Event of Default with respect to the Term B Loans in accordance with Section 8.01, any such amendment shall not affect the computation of any financial ratio or requirement in, and for the purposes of, Section 7.11 until approved in writing by the Required Revolving Credit Lenders.
(ii)Notwithstanding anything to the contrary contained in this Section 1.03 or the definitions of “Capitalized Leases” or “Operating Leases”, except for provisions relating to the preparation and delivery of financial statements prepared in accordance with GAAP, in the event of an accounting change requiring all leases to be capitalized, only those leases that would have constituted capital leases on the date hereof without giving effect to the phase-in of the effectiveness of any amendments to GAAP that have been adopted as of the Closing Date (assuming for purposes hereof that they were in existence on the date hereof) shall be considered capital leases, and except as provided herein all calculations and deliverables under this Agreement or any other Loan Document shall be made in accordance therewith.
Section 1.04.    Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
Section 1.05.    Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Pacific time (daylight or standard, as applicable).
Section 1.06.    Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time excluding any automatic increases thereto which have not yet been exercised).
Section 1.07.    Limited Condition Transactions. In the event that the Borrower notifies the Administrative Agent in writing that any proposed Acquisition or Investment is a Limited Condition Transaction and that the Borrower wishes to test the conditions to such Limited Condition Transaction and any Indebtedness being incurred substantially concurrently with such Limited Condition Transaction that is to be used solely to finance such Limited Condition Transaction and any related transaction costs and expenses incurred in connection with such Limited Condition Transaction in accordance with this Section (such notification, a “LCT Election”), then, so long as agreed to by the lenders providing such Indebtedness (if any), the following provisions shall apply:

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(a)any condition to such Limited Condition Transaction or such Indebtedness that requires that no Default or Event of Default shall have occurred and be continuing at the time of such Limited Condition Transaction or the incurrence of such Indebtedness, shall be satisfied if (i) no Default or Event of Default shall have occurred and be continuing at the time of the execution of the definitive agreements governing such Limited Condition Transaction (such date, the “LCT Test Date”) and (ii) no Specified Default shall have occurred and be continuing both before and immediately after giving effect to such Limited Condition Transaction and any Indebtedness incurred in connection therewith (including such additional Indebtedness);
(b)any financial ratio test (including any such test calculated in determining amounts under baskets) or financial condition to such Limited Condition Transaction or such Indebtedness shall be tested on the LCT Test Date;
(c)except as provided in the next sentence, if the Borrower has made an LCT Election, then in connection with any subsequent calculation of any ratio or basket on or following the relevant date of execution of the definitive agreement with respect to such Limited Condition Transaction and prior to the earlier of (i) the date on which such Limited Condition Transaction is consummated or (ii) the date that the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any such ratio or basket shall be required to be satisfied on a pro forma basis assuming such Limited Condition Transaction and other transactions in connection therewith (including the incurrence or assumption of Indebtedness and the use of proceeds thereof) have been consummated. Notwithstanding the foregoing, any calculation of a ratio in connection with (x) determining the Applicable Rate and determining whether or not the Borrower is in compliance with the financial covenants set forth in Section 7.11 shall, in each case, be calculated assuming such Limited Condition Transaction and other transactions in connection therewith (including the incurrence or assumption of Indebtedness) have not been consummated and (y) determining whether the Borrower or its Restricted Subsidiaries may make a Restricted Payment shall be calculated (1) on a pro forma basis assuming such Limited Condition Transaction and other transactions in connection therewith (including the incurrence or assumption of Indebtedness and the use of proceeds thereof) have been consummated and (2) assuming such Limited Condition Transaction and other transactions in connection therewith (including the incurrence or assumption of Indebtedness and the use of proceeds thereof) have not been consummated. For the avoidance of doubt, if the Borrower has made an LCT Election and any of the ratios or baskets for which compliance was determined or tested as of the LCT Test Date are exceeded as a result of fluctuations in any such ratio or basket (including due to fluctuations of the target of any Limited Condition Transaction) after the LCT Test Date, but at or prior to the consummation of the Limited Condition Transaction, such basket or ratio will not be deemed to have been exceeded as a result of such fluctuations solely for purposes of determining whether the Limited Condition Transaction is permitted hereunder, and such ratios, baskets and other provisions shall not be tested at the time of consummation of such Limited Condition Transaction; and
(d)with respect to any incurrence of Indebtedness, the proceeds of which are being used to finance a substantially concurrent Acquisition (and the related transaction costs) that is a Limited Condition Transaction subject to customary “funds certain provisions,” any requirement under this Agreement or any other Loan Document that the representations and warranties be true and correct as a condition precedent to such Acquisition or the incurrence and the availability of such Indebtedness may, if agreed to by the applicable lenders providing such Indebtedness, be limited to those representations and warranties, the accuracy of which is customarily included as a condition precedent to the incurrence or availability of third party acquisition financings that are subject to customary “funds certain provisions” (including, without limitation, certain specified representations and warranties under this Agreement and the representations and warranties under the relevant agreement governing such Acquisition that are material to the lenders providing such Indebtedness to the extent that the Borrower or its applicable Restricted Subsidiary has the right to terminate its obligations under such agreement or otherwise decline to close such Acquisition as a result of the failure of such representations and warranties to be true and correct), so long as all representations and warranties in this Agreement and the other Loan Documents are true and correct in all material respects at the time of execution of the relevant agreement governing such Acquisition.

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The foregoing provisions shall apply with similar effect during the pendency of multiple Limited Condition Transactions such that each of the possible scenarios is separately tested. Notwithstanding anything to the contrary herein, in no event shall there be more than two Limited Condition Transactions at any time outstanding.
Section 1.08.    Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the rates in the definition of “Eurodollar Rate.”
Section 1.09.    Timing of Performance. When performance of any covenant, duty or obligation in respect of any deliverable is required on a day which is not a Business Day, the date on which such performance is required shall be extended to the immediately succeeding Business Day.
ARTICLE 2
THE COMMITMENTS AND CREDIT EXTENSIONS
Section 2.01.    The Loans.
(a)Initial Term B Loans.
(i)Subject to the terms and conditions set forth herein, each Term B Lender severally agrees to make a single loan (each such loan, an “Initial Term B Loan”) in Dollars to the Borrower on the Closing Date in an amount equal to such Term B Lender’s Applicable Percentage of the Term B Facility, in accordance with the terms of Section 2.02.
(ii)Each Term B Borrowing of Initial Term B Loans shall consist of Initial Term B Loans made simultaneously by the applicable Term B Lenders.
(iii)Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed. Initial Term B Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.
(b)The Revolving Credit Borrowings. Subject to the terms and conditions set forth herein, each Revolving Credit Lender severally agrees to make loans (each such loan, a “Revolving Credit Loan”) in Dollars to the Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Revolving Credit Lender’s Revolving Credit Commitment; provided, however, that after giving effect to any Revolving Credit Borrowing, (i) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility, and (ii) the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all L/C Obligations, plus such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Revolving Credit Lender’s Revolving Credit Commitment. Within the limits of each Revolving Credit Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01(b), prepay under Section 2.05, and reborrow under this Section 2.01(b). Revolving Credit Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein. Notwithstanding anything herein to the contrary, the Revolving Credit Facility shall be undrawn on the Closing Date other than (a) to fund original issue discount or upfront fees in connection with the “market flex” provisions in the Fee Letter, (b) Existing Letters of Credit and (iii) Letters of Credit issued on the Closing Date in order to backstop or replace letters of credit of the Acquired Company and its Subsidiaries that are outstanding on the Closing Date.
Section 2.02.    Borrowings, Conversions and Continuations of Loans.
(a)Each Term B Borrowing, each Revolving Credit Borrowing, each conversion of Term B Loans or Revolving Credit Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone or electronic platform or electronic transmission system as shall be approved by the Administrative Agent. Each such notice must be received by the Administrative Agent not later than 1:00 p.m. (i) three Business Days prior to the requested date of

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any Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans; provided, however, that if the Borrower wishes to request Eurodollar Rate Loans having an Interest Period other than one, two, three or six months in duration as provided in the definition of “Interest Period,” the applicable notice must be received by the Administrative Agent not later than 1:00 p.m. four Business Days prior to the requested date of such Borrowing, conversion or continuation, whereupon the Administrative Agent shall give prompt notice to the Appropriate Lenders of such request and determine whether the requested Interest Period is acceptable to all of them and not later than 11:00 a.m., three Business Days before the requested date of such Borrowing, conversion or continuation, the Administrative Agent shall notify the Borrower (which notice may be by telephone) whether or not such requested Interest Period has been consented to by all the Appropriate Lenders. Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Term B Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $500,000 in excess thereof (or, if less, the remaining principal amount of the Term B Commitment). Each Revolving Credit Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof (or, if less the remaining principal amount of the Revolving Credit Commitment). Each Term B Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof (or, if less the remaining principal amount of the Term B Commitment). Except as provided in Sections 2.03(c) and 2.04(c), each Revolving Credit Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof (or, if less the remaining principal amount of the Revolving Credit Commitment). Each Committed Loan Notice (whether telephonic, electronic or written) shall specify (i) whether the Borrower is requesting a Term B Borrowing, a Revolving Credit Borrowing, a conversion of Term B Loans or Revolving Credit Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Term B Loans or Revolving Credit Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Committed Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Term B Loans or Revolving Credit Loans shall be made as, or converted to, Eurodollar Rate Loans with an Interest Period of one month. Any such automatic conversion to Eurodollar Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. Notwithstanding anything to the contrary herein, a Swing Line Loan may not be converted to a Eurodollar Rate Loan.
(b)Following receipt of a Committed Loan Notice for a Facility, the Administrative Agent shall promptly notify each Appropriate Lender of the amount of its Applicable Percentage under such Facility of the applicable Term B Loans or Revolving Credit Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Appropriate Lender of the details of any automatic conversion to Eurodollar Rate Loans described in Section 2.02(a). In the case of a Term B Borrowing or a Revolving Credit Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension on the Closing Date, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Wells Fargo with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower.
(c)Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan. During the existence of an Event of Default, no Revolving Credit Loans may be requested as, or at the end of any Interest Period converted to or continued as, Eurodollar Rate Loans without the consent of the Required Revolving Credit Lenders and no Term B Loans with respect to any

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Class may at the end of any Interest Period be converted or continued as Eurodollar Rate Loans without the consent of the Required Term B Lenders of such Class.
(d)The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in Wells Fargo’s prime rate used in determining the Base Rate promptly following the public announcement of such change.
(e)After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than fifteen Interest Periods in effect in respect of the Revolving Credit Facility and the Term Loans, collectively.
(f)If the Borrower selects the Eurodollar Rate for any Credit Extension to be made on or within 3 Business Days of the Closing Date (including with respect to a Committed Loan Notice requesting a conversion of a Base Rate Loan to a Eurodollar Rate Loan during such period), Section 3.05 shall apply.
Section 2.03.    Letters of Credit.
(a)The Letter of Credit Commitment.
(i)Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Revolving Credit Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Borrower and/or its Restricted Subsidiaries in respect of obligations of the Borrower and/or any Restricted Subsidiary, and to amend or extend Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (2) to honor drawings under the Letters of Credit; and (B) the Revolving Credit Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower and/or its Restricted Subsidiaries and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility, (y) the aggregate Outstanding Amount of the Revolving Credit Loans of any Revolving Credit Lender, plus such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all L/C Obligations, plus such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Revolving Credit Lender’s Revolving Credit Commitment, and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit. Each request by the Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrower that the L/C Credit Extension so requested complies with the conditions set forth clauses (x) and (z) in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.
(ii)The L/C Issuer shall not issue any Letter of Credit if:
(A)subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than two years after the date of issuance or last extension, unless the Required Revolving Credit Lenders have approved such expiry date; or
(B)the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless (1) such Letter of Credit is Cash Collateralized reasonably satisfactory to the applicable L/C Issuer or (2) all the Revolving Credit Lenders (other than Defaulting Lenders) have approved such expiry date.

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(iii)    The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:
(A)any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it or the beneficiary of such Letter of Credit is a Sanctioned Person;
(B)the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer applicable to letters of credit generally;
(C)such Letter of Credit is to be denominated in a currency other than Dollars;
(D)such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder; or
(E)any Revolving Credit Lender is at that time a Defaulting Lender, unless the L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, reasonably satisfactory to the L/C Issuer with the Borrower or such Revolving Credit Lender to eliminate the L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.16(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which the L/C Issuer has actual or potential Fronting Exposure, as it may elect in its reasonable discretion.
(iv)    The L/C Issuer shall not amend any Letter of Credit if such Letter of Credit in its amended form would conflict with clause (ii) above.
(v)The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms of clause (iii) above or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.
(vi)The L/C Issuer shall act on behalf of the Revolving Credit Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article 9 with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article 9 included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.
(b)Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.
(i)Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (which may be by electronic transmission using the system provided by the L/C Issuer) (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower (or such other form as shall be reasonably acceptable to the L/C Issuer). Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 3:00 p.m. at least four Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing

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thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as the L/C Issuer may reasonably require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the L/C Issuer (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the L/C Issuer may reasonably require. Additionally, the Borrower shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may reasonably require.
(ii)Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Within a reasonable time following receipt of any Letter of Credit Application, the Administrative Agent shall advise the Revolving Credit Lenders of the contents thereof. Unless the L/C Issuer has received written notice from any Revolving Credit Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article 4 shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit requested by the Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit (or on the Closing Date in the case of the Existing Letters of Credit), each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Revolving Credit Lender’s Applicable Revolving Credit Percentage times the amount of such Letter of Credit.
(iii)If the Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof and the Borrower not later than a day in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Revolving Credit Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date, unless (1) such Letter of Credit is Cash Collateralized or (2) all the Revolving Credit Lenders (other than Defaulting Lenders) have approved such expiry date; provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the scheduled date of such extension from the Administrative Agent, the Required Revolving Credit Lenders or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.
(iv)Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.
(v)The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will promptly notify the L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

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(c)Drawings and Reimbursements; Funding of Participations.
(i)Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Borrower and the Administrative Agent thereof. If the Borrower and the Administrative Agent have received notice of such drawing not later than 11:00 a.m. on such date, then not later than 3:00 p.m. on the date of any payment by the L/C Issuer under a Letter of Credit and otherwise not later than 3:00 p.m. on the Business Day after receipt of such notice (each such date, an “Honor Date”), the Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Revolving Credit Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Revolving Credit Lender’s Applicable Revolving Credit Percentage thereof. In such event, the Borrower shall be deemed to have requested a Revolving Credit Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Revolving Credit Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
(ii)Each Revolving Credit Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available to (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the L/C Issuer at the Administrative Agent’s Office in an amount equal to its Applicable Revolving Credit Percentage of the Unreimbursed Amount not later than 3:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.
(iii)With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Revolving Credit Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.
(iv)Until each Revolving Credit Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Revolving Credit Lender’s Applicable Revolving Credit Percentage of such amount shall be solely for the account of the L/C Issuer.
(v)Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Revolving Credit Lender may have against the L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amo
(vi)If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Revolving Credit Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), the L/C Issuer shall be entitled to recover from such

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Revolving Credit Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing. If such Revolving Credit Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Revolving Credit Lender’s Revolving Credit Loan included in the relevant Revolving Credit Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the L/C Issuer submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be conclusive absent manifest error.
(d)Repayment of Participations.
(i)At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Credit Lender such Revolving Credit Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Revolving Credit Lender its Applicable Revolving Credit Percentage thereof in the same funds as those received by the Administrative Agent.
(ii)If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Revolving Credit Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Applicable Revolving Credit Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Revolving Credit Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Revolving Credit Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
(e)Obligations Absolute. The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:
(i)any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;
(ii)the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Restricted Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
(iii)any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
(iv)any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

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(v)any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any of its Restricted Subsidiaries.
(f)Role of L/C Issuer. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Credit Lenders or the Required Revolving Credit Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower that are determined by a court of competent jurisdiction to have been caused by the L/C Issuer’s bad faith, willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit or such other actions or omissions as may expressly be agreed in writing between the Borrower and the L/C Issuer (it being understood that any such claim shall be solely against the L/C Issuer and shall not affect the Borrower’s obligations hereunder to the other parties hereto). In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.
(g)Applicability of ISP. Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), the rules of the ISP shall apply to each Letter of Credit.
(h)Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance, subject to Section 2.16, with its Applicable Revolving Credit Percentage a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate times the daily amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. Letter of Credit Fees shall be (i) due and payable on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit (or the first such date to occur after the Closing Date in the case of the Existing Letters of Credit), on the Letter of Credit Expiration Date and thereafter on demand and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, all Letter of Credit Fees shall accrue at the Default Rate (i) in accordance with Section 2.08(b)(i) or (ii) while any Event of Default exists, upon the request of the Required Revolving Credit Lenders.
(i)Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrower shall pay directly to the L/C Issuer for its own account a fronting fee with respect to each Letter of Credit (other than the Existing Letters of Credit), at the rate per annum agreed to in writing by the Borrower and the applicable L/C Issuer.

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Each fronting fee shall be computed on the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee shall be due and payable on the last Business Day of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit (or the first such date to occur after the Closing Date in the case of the Existing Letters of Credit), on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. In addition, the Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.
(j)Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.
(k)Letters of Credit Issued in Respect of Obligations of Restricted Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of a Restricted Subsidiary of the Borrower, the Borrower shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the benefit of such Restricted Subsidiary inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Restricted Subsidiaries.
(l)Reporting of Existing Letters of Credit. For so long as any Existing Letter of Credit is outstanding, then (i) on the last Business Day of each calendar month, (ii) on each date that any Existing Letter of Credit is amended, terminated or otherwise expires, (iii) on each date that an L/C Credit Extension occurs with respect to any Existing Letter of Credit, and (iv) upon the request of the Administrative Agent, each applicable L/C Issuer shall deliver to the Administrative Agent a report (in form and detail reasonably satisfactory to the Administrative Agent) setting forth information (including, without limitation, any reimbursements, Cash Collateral, or termination) with respect to each Existing Letter of Credit issued by such L/C Issuer that is outstanding hereunder. No failure on the part of any L/C Issuer to provide such information pursuant to this Section 2.03(l) shall limit the obligations of the Borrower or any Revolving Credit Lender hereunder with respect to its reimbursement and participation obligations, respectively, pursuant to this Section 2.03.
Section 2.04.    Swing Line Loans.
(a)The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, may in its sole discretion make loans (each such loan, a “Swing Line Loan”) in Dollars to the Borrower from time to time on any Business Day after the Closing Date during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Revolving Credit Percentage of the Outstanding Amount of Revolving Credit Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Revolving Credit Commitment; provided, however, that (x) after giving effect to any Swing Line Loan, (i) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility at such time and (ii) the aggregate Outstanding Amount of the Revolving Credit Loans of any Revolving Credit Lender (other than the Swing Line Lender) at such time, plus such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all L/C Obligations at such time, plus such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all Swing Line Loans at such time shall not exceed such Revolving Credit Lender’s Revolving Credit Commitment, (y) the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan, and (z) the Swing Line Lender shall not be under any obligation to make any Swing Line Loan if it shall determine (which determination shall be conclusive and binding absent demonstrable error) that it has, or by such Credit Extension may have Fronting Exposure. Within the foregoing limits and subject to the other terms and conditions hereof, the Borrower may borrow Swing Line Loans under this Section 2.04, prepay such Loans under Section 2.05 and reborrow such Loans under this Section 2.04. Immediately upon the making of a Swing Line Loan, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such

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Swing Line Loan in an amount equal to the product of such Revolving Credit Lender’s Applicable Revolving Credit Percentage times the amount of such Swing Line Loan.
(b)Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent in the form of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each such Swing Line Loan Notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum principal increments of $100,000, and (ii) the requested borrowing date, which shall be a Business Day. Promptly after receipt by the Swing Line Lender of any Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Credit Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article 4 is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower at its office by crediting the account of the Borrower on the books of the Swing Line Lender in immediately available funds.
(c)Refinancing of Swing Line Loans.
(i)The Swing Line Lender at any time in its sole and absolute discretion may, request, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Revolving Credit Lender make a Revolving Credit Loan that is a Base Rate Loan in an amount equal to such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Revolving Credit Facility and provided that no Event of Default exists or would result therefrom. The Swing Line Lender shall furnish the Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving Credit Lender shall make an amount equal to its Applicable Revolving Credit Percentage of the amount specified in such Committed Loan Notice available to the Administrative Agent in immediately available funds (and the Administrative Agent may apply Cash Collateral available with respect to the Swing Line Loan) for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.
(ii)If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Credit Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Revolving Credit Lenders fund its risk participation in the relevant Swing Line Loan and each Revolving Credit Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.
(iii)If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Revolving Credit Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation, plus any administrative,

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processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Revolving Credit Lender pays such amount, the amount so paid (other than interest and fees) shall constitute such Revolving Credit Lender’s Revolving Credit Loan included in the relevant Revolving Credit Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.
(iv)Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Revolving Credit Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.
(d)Repayment of Participations.
(i)At any time after any Revolving Credit Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Revolving Credit Lender its Applicable Revolving Credit Percentage thereof in the same funds as those received by the Swing Line Lender.
(ii)If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Revolving Credit Lender shall pay to the Swing Line Lender its Applicable Revolving Credit Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Revolving Credit Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
(e)Interest for Account of the Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each Revolving Credit Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Revolving Credit Lender’s Applicable Revolving Credit Percentage of any Swing Line Loan, interest in respect of such Applicable Revolving Credit Percentage shall be solely for the account of the Swing Line Lender.
(f)Payments Directly to Swing Line Lender. The Borrower shall make all payments of principal and interest in respect of any Swing Line Loan directly to the Swing Line Lender.
Section 2.05.    Prepayments.
(a)Optional Prepayments.
(i)Revolving Credit Loans; and Term B Loans. Subject to Section 2.05(c) (solely with respect to the Initial Term B Loans) and the penultimate sentence of this Section 2.05(a)(i), the Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay any Class of Term B Loans or Revolving Credit Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Administrative Agent not later than 11:00 a.m. (1) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (2) on the date of prepayment of Base Rate Loans; (B) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof; and (C) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in

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each case of the foregoing subclauses (B) and (C), if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if Eurodollar Rate Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Applicable Percentage in respect of the relevant Facility). If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein; provided that a notice of prepayment delivered by Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or the closing of another transaction, in which case such prepayment may be conditional upon the effectiveness of such other credit facilities or the closing of such other transaction (provided further that, regardless of the conditionality of such prepayment, the Borrower shall pay any amounts required pursuant to Section 3.05 as a result of its failure to prepay such Loans on the specified date). Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Each prepayment of the outstanding Term B Loans of any Class pursuant to this Section 2.05(a) shall be applied to the remaining principal repayment installments of such Class as directed by the Borrower, and, subject to Section 2.16, each such prepayment shall be paid to the Appropriate Lenders in accordance with their respective Applicable Percentages in respect of each of the relevant Facilities.
(ii)Swing Line Loans. The Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 12:00 p.m. on the date of the prepayment, and (B) any such prepayment shall be in a minimum principal amount of $100,000 (or the remaining outstanding principal amount of the Swing Line Loan). Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein; provided that a notice of prepayment delivered by Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or the closing of another transaction, in which case such prepayment may be conditional upon the effectiveness of such other credit facilities or the closing of such other transaction.
(b)Mandatory Prepayments.
(i)Excess Cash Flow. Within five Business Days after financial statements have been delivered pursuant to Section 6.01(a) and the related Compliance Certificate has been delivered pursuant to Section 6.02(a) (such date, the “ECF Calculation Date”), for each Excess Cash Flow Period of the Borrower ending on or after December 31, 2019, the Borrower shall prepay an aggregate principal amount of Loans equal to the excess (if any) of (A) the ECF Percentage of Excess Cash Flow for the Excess Cash Flow Period covered by such financial statements minus (B) the sum of (1) the aggregate principal amount of all optional prepayments of Term Loans plus (2) the aggregate amount of all optional prepayments of Revolving Credit Loans (solely to the extent accompanied by permanent optional reductions in the Revolving Credit Commitment) plus (3) the aggregate amount paid in cash by the Borrower and its Restricted Subsidiaries in connection with a prepayment of Term B Loans in accordance with Section 2.18, in each case of clauses (1), (2) and (3), to the extent such prepayments are not funded with Indebtedness (other than Revolving Credit Loans) and were made (x) during the Excess Cash Flow Period or (y) after such Excess Cash Flow Period but prior to the ECF Calculation Date immediately following such Excess Cash Flow Period; provided that, to the extent any deduction is made in accordance with this clause (y) with respect to any prepayments made after any applicable Excess Cash Flow Period but prior to the applicable ECF Calculation Date, the amounts so deducted with respect to such Excess Cash Flow Period shall not be deducted in the Excess Cash Flow Period in which the applicable prepayments were made. All such prepayments under this clause (i) shall be applied as set forth in clauses (iv) and (vi) below. Not later than the applicable ECF Calculation Date, the Borrower will deliver to the Administrative Agent a certificate signed by a Responsible Officer of the Borrower setting forth the amount, if any, of Excess Cash Flow for the most recently ended Excess Cash Flow Period, any amount deducted in such Excess Cash Flow Period pursuant to clause (y) of this Section 2.05(b)(i), the amount of any required prepayment in respect thereof and the calculation of Excess Cash Flow for such Excess Cash Flow Period, in each case in reasonable detail.

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(ii)Dispositions and Insurance and Condemnation Events. If (x) the Borrower or any of its Restricted Subsidiaries Disposes of any property (other than any Disposition of any property permitted by subsections (a) through (i) and (k) through (s) of Section 7.05) or (y) any Insurance and Condemnation Event occurs, which, in the case of each of clauses (x) and (y), such event results in the realization by such Person of Net Cash Proceeds in excess of $10,000,000, the Borrower shall prepay an aggregate principal amount of Loans equal to 100% of such Net Cash Proceeds not later than five Business Days after receipt thereof by such Person (such prepayments to be applied as set forth in clauses (iv) and (vi) below); provided, however, that with respect to any Net Cash Proceeds realized under a Disposition or as a result of an Insurance and Condemnation Event described in this Section 2.05(b)(ii), at the election of the Borrower (as notified by the Borrower to the Administrative Agent on or prior to the date of the required payment under this Section 2.05(b)(ii)), and so long as no Default or Event of Default shall have occurred and be continuing, the Borrower or such Restricted Subsidiary may reinvest all or any portion of such Net Cash Proceeds in assets used or useful for the business of the Borrower and its Restricted Subsidiaries within (x) twelve (12) months following receipt of such Net Cash Proceeds or (y) if such Person enters into a bona fide commitment to reinvest such Net Cash Proceeds within twelve (12) months following receipt thereof, within the later of (A) twelve (12) months following receipt thereof and (B) six (6) months of the date of such commitment; provided that if any Net Cash Proceeds are no longer intended to be or cannot be so reinvested at any time after delivery of a notice of reinvestment election, an amount equal to any such Net Cash Proceeds shall be applied immediately after the applicable Person reasonably determines that such Net Cash Proceeds are no longer intended to be or cannot be so reinvested to the prepayment of the Loans as set forth in this Section 2.05(b)(ii); provided, further, that any Net Cash Proceeds relating to Collateral shall be reinvested in assets constituting Collateral.
(iii)Debt Issuances. Upon the incurrence or issuance by the Borrower or any of its Restricted Subsidiaries of (A) any Refinancing Debt or (B) any Indebtedness (other than Indebtedness expressly permitted to be incurred or issued pursuant to Section 7.02), the Borrower shall prepay an aggregate principal amount of Loans equal to 100% of all Net Cash Proceeds received therefrom not later than five Business Days after receipt thereof by the Borrower or such Restricted Subsidiary (such prepayments to be applied as set forth in clauses (iv) and (vi) below).
(iv)Application of Mandatory Prepayments. The Borrower shall notify the Administrative Agent in writing of any mandatory prepayment of Obligations required to be made pursuant to clauses (i), (ii) and (iii) of this Section 2.05 (including the amount of such prepayment so required) by 1:00 P.M. at least three (3) Business Days prior to the date of such prepayment. The Administrative Agent will promptly notify each Appropriate Lender of the contents of the Borrower’s prepayment notice and of such applicable Lender’s pro rata share of the prepayment. Each Appropriate Lender may reject all or a portion of its share of any mandatory prepayment made pursuant to clauses (i), (ii) and (iii) (such declined amounts, the “Declined Proceeds”) of Loans by providing written notice (each, a “Rejection Notice”) to the Administrative Agent and the Borrower no later than 5:00 P.M. two (2) Business Days after the date of such Lender’s receipt of notice from the Administrative Agent regarding such prepayment. Each Rejection Notice from a given Lender shall specify the principal amount of the mandatory prepayment of Loans to be rejected by such Lender. If a Lender fails to deliver a Rejection Notice to the Administrative Agent within the time frame specified above or such Rejection Notice fails to specify the principal amount of the Loans to be rejected, any such failure will be deemed an acceptance of the total amount of such mandatory repayment of the Loans. The Borrower shall not have any obligation to apply any Declined Proceeds to a prepayment hereunder. Each prepayment of Loans pursuant to the foregoing provisions of this Section 2.05(b) shall be applied, first, on a pro rata basis among the Initial Term B Loans and (unless otherwise agreed by the applicable Lenders in respect of any Incremental Term Loans) each of the Incremental Term Loans (with each such prepayment to be applied within each Class, first, to the remaining scheduled principal repayment installments thereof in direct order of maturity unless otherwise directed by the Borrower) and, second, to the Revolving Credit Facility in the manner set forth in clause (vi) of this Section 2.05(b). Proceeds of any Refinancing Debt shall be applied solely to prepay each applicable Class of Term Loans and/or Revolving Credit Loans so refinanced. Notwithstanding the foregoing, (A) to the extent any Incremental Term Loans, Extended Term Loans or Refinancing Term Loans are made, the application of prepayments of Term Loans pursuant to this clause (iv) shall be made on a pro rata basis among the Term Loans, Incremental Term Loans, Extended Term Loans and Refinancing Term Loans (except to the extent that any applicable Incremental Amendment, Extension Offer or Refinancing Amendment provides that the Class of Term Loans made thereunder shall be entitled to less than pro rata treatment) and (B) with respect to any Net Cash Proceeds from any Disposition or Insurance and Condemnation Event, the Borrower may prepay Term Loans and prepay or purchase any Refinancing Debt that is secured by the Collateral on a pari passu basis (at a purchase

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price no greater than par plus accrued and unpaid interest), to the extent required thereby, on a pro rata basis in accordance with the respective outstanding principal amounts of the Term Loans and such Refinancing Debt as of the time of the applicable Disposition or Insurance and Condemnation Event. To the extent consistent with the foregoing, the amount of such mandatory prepayments shall be applied first to the then outstanding Loans that are Base Rate Loans and then to the then outstanding Loans that are Eurodollar Rate Loans in a manner that minimizes the amount of any payments required to be made by the Borrower pursuant to Section 3.05.
(v)Revolving Credit Loans. If for any reason the Total Revolving Credit Outstandings at any time exceed the Revolving Credit Facility at such time, the Borrower shall immediately prepay Revolving Credit Loans, Swing Line Loans and L/C Borrowings and/or Cash Collateralize the L/C Obligations (other than the L/C Borrowings) in an aggregate amount equal to such excess.
(vi)Application to Revolving Credit Facility. Prepayments of the Revolving Credit Facility made pursuant to this Section 2.05(b), first, shall be applied ratably to the L/C Borrowings and the Swing Line Loans, second, shall be applied ratably to the outstanding Revolving Credit Loans, and, third, shall be used to Cash Collateralize the remaining L/C Obligations up to an amount equal to 102% of the Outstanding Amount of such L/C Obligations; and, in the case of prepayments of the Revolving Credit Facility required pursuant to clause (i), (ii) or (iii) of this Section 2.05(b), the amount remaining, if any, after the prepayment in full of all L/C Borrowings, Swing Line Loans and Revolving Credit Loans outstanding at such time and the Cash Collateralization of the remaining L/C Obligations in full may be retained by the Borrower for use in the ordinary course of its business. No prepayment under this clause (vi) shall result in any reduction of the Revolving Credit Facility. Upon the drawing of any Letter of Credit that has been Cash Collateralized, the funds held as Cash Collateral shall be applied (without any further action by or notice to or from the Borrower or any other Loan Party) to reimburse the L/C Issuer or the Revolving Credit Lenders, as applicable.
(c)Call Premium. In the event that, on or prior to the date that is six months after the Closing Date, the Borrower (i) makes any prepayment of the Term B Loans in connection with any Repricing Transaction (as defined below) or (ii) effects any amendment of this Agreement resulting in a Repricing Transaction, the Borrower shall pay to the Administrative Agent, for the ratable account of each applicable Term B Lender, a fee in an amount equal to, (x) in the case of clause (i), a prepayment premium of 1.0% of the amount of the Term B Loans being prepaid and (y) in the case of clause (ii), a payment equal to 1.0% of the aggregate amount of the applicable Term Loans outstanding immediately prior to such amendment. Such fees shall be due and payable within three (3) Business Days of the date of the effectiveness of such Repricing Transaction. For the purpose of this clause (c), “Repricing Transaction” means (a) any prepayment or repayment of the Term B Loans with the proceeds of, or any conversion of the Term B Loans into, any new or replacement tranche of term loans or Indebtedness bearing interest with an “effective yield” (taking into account, for example, upfront fees, interest rate spreads, interest rate benchmark floors and original issue discount) less than the “effective yield” applicable to the Term B Loans (as such comparative yields are determined by the Administrative Agent in its reasonable discretion) and (b) any repricing of the Term B Loans (whether pursuant to an amendment, amendment and restatement, mandatory assignment or otherwise) which reduces the “effective yield” applicable to all or a portion of the Term B Loans (it being understood that any such prepayment premium with respect to a Repricing Transaction shall apply to any required assignment by a non-consenting Lender in connection with any such amendment pursuant to Section 10.13), in each case, other than in connection with the consummation of an acquisition not permitted under the Loan Documents, an IPO or the occurrence of a Change of Control (so long as the primary purpose of the prepayment or repayment of, or amendment to the Term B Loans in connection therewith is not to reduce the “effective yield” applicable to the Term B Loans as certified by a financial officer of the Borrower in a certificate to the Administrative Agent (on which the Administrative Agent is expressly permitted to rely)).
Section 2.06.    Termination or Reduction of Commitments.
(a)Optional. The Borrower may, upon notice to the Administrative Agent, terminate the Revolving Credit Facility, the Letter of Credit Sublimit or the Swing Line Sublimit or from time to time permanently reduce the Revolving Credit Facility, the Letter of Credit Sublimit or the Swing Line Sublimit without premium or penalty; provided that (i) any such notice shall be received by the Administrative Agent not later than 1:00 p.m. three Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $1,000,000 or any whole multiple of $100,000 in excess thereof and (iii) the Borrower shall not terminate or reduce (A) the

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Revolving Credit Facility if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Credit Outstandings would exceed the Revolving Credit Facility, (B) the Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of L/C Obligations not fully Cash Collateralized hereunder would exceed the Letter of Credit Sublimit, or (C) the Swing Line Sublimit if, after giving effect thereto and to any concurrent prepayments hereunder, the Outstanding Amount of Swing Line Loans would exceed the Swing Line Sublimit; provided, further that a notice of termination or reduction delivered by Borrower hereunder may state that such notice is conditioned upon the effectiveness of other credit facilities or the closing of another transaction, in which case such termination or reduction may be conditional upon the effectiveness of such other credit facilities or the closing of such other transaction.
(b)Mandatory. If after giving effect to any reduction or termination of Revolving Credit Commitments under this Section 2.06, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the Revolving Credit Facility at such time, the Letter of Credit Sublimit or the Swing Line Sublimit, as the case may be, shall be automatically reduced by the amount of such excess.
(c)Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Revolving Credit Lenders of any termination or reduction of the Letter of Credit Sublimit, the Swing Line Sublimit or the Revolving Credit Commitment under this Section 2.06. Upon any reduction of the Revolving Credit Commitments, the Revolving Credit Commitment of each Revolving Credit Lender shall be reduced by such Revolving Credit Lender’s Applicable Revolving Credit Percentage of such reduction amount. All fees in respect of the Revolving Credit Facility accrued until the effective date of any termination of the Revolving Credit Facility shall be paid on the effective date of such termination.
Section 2.07.    Repayment of Loans.
(a)Term Loans.
(i)Initial Term B Loans. The Borrower shall repay to the Term B Lenders the outstanding principal amount of the Initial Term B Loans in consecutive quarterly principal installments on the last Business Day of March, June, September and December, commencing with the first full fiscal quarter ending after the Closing Date equal to the aggregate principal amount of Initial Term B Loans funded on the Closing Date multiplied by 0.25% (except as the amounts of individual installments maybe adjusted pursuant to Section 2.05 hereof; provided, however, that the final principal repayment installment of the Initial Term B Loans shall be repaid on the Term B Maturity Date in an amount equal to the aggregate principal amount of all Initial Term B Loans outstanding on such date; and
(ii)Incremental Term Loans. The Borrower shall repay to the Incremental Lenders holding Incremental Term Loans the outstanding principal amount of each Incremental Term Loan (if any) as determined pursuant to, and in accordance with, Section 2.14 (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05).
(b)Revolving Credit Loans. The Borrower shall repay to the Revolving Credit Lenders on the Revolving Credit Maturity Date the aggregate principal amount of all Revolving Credit Loans outstanding on such date.
(c)Swing Line Loans. The Borrower shall repay each Swing Line Loan on the earlier to occur of (i) the date ten Business Days after such Loan is made and (ii) the Revolving Credit Maturity Date; provided that any Swing Line Loan that has not been repaid upon the date referenced in clause (i) shall be refinanced with Revolving Credit Loans pursuant to Section 2.04(c) without regard to any conditions for funding Revolving Credit Loans.
Section 2.08.    Interest.
(a)Subject to the provisions of Section 2.08(b), (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate for Loans of such Type; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for Loans of such Type; and (iii) each Swing Line Loan shall bear interest on the outstanding

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principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for Base Rate Loans that are Revolving Credit Loans.
(b)(i) Immediately upon the occurrence and during the continuance of an Event of Default under Section 8.01(a) or (f), the Borrower shall pay interest on the outstanding principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(ii)Upon the occurrence and during the continuance of any other Event of Default, at the election of the Required Lenders, the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(iii)Accrued and unpaid interest on past due amounts shall be due and payable upon demand.
(c)Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
Section 2.09.    Fees. In addition to certain fees described in Sections 2.03(h) and (i):
(a)Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Applicable Revolving Credit Percentage, a commitment fee (“Commitment Fee”) equal to the Applicable Rate times the actual daily amount by which the Revolving Credit Facility exceeds the sum of (i) the Outstanding Amount of Revolving Credit Loans and (ii) the Outstanding Amount of L/C Obligations, subject to adjustment as provided in Section 2.16. The Commitment Fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article 4 is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period. The Commitment Fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.
(b)Other Fees.
(i)The Borrower shall pay to the Administrative Agent or Wells Fargo Securities, as applicable, for its own account and for the account of the Arranger, without duplication, fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
(ii)The Borrower shall pay to the Lenders, without duplication, such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
Section 2.10.    Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate.
(a)All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Eurodollar Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day

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on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent demonstrable error.
(b)If, as a result of any restatement of or other adjustment to the financial statements of the Borrower or for any other reason, the Borrower or the Lenders determine that (i) the Total Net Leverage Ratio as calculated by the Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the Total Net Leverage Ratio would have resulted in higher pricing for such period, the Borrower shall (A) immediately deliver to the Administrative Agent, a corrected Compliance Certificate for such period and (B) immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders or the L/C Issuer, as the case may be, promptly on written demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or the L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or the L/C Issuer, as the case may be, under Section 2.03(c)(iii), 2.03(h) or 2.08(b) or under Article 8. The Borrower’s obligations under this paragraph shall survive the termination of the Aggregate Commitments and the repayment of all other Obligations hereunder.
Section 2.11.    Evidence of Debt.
(a)The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent demonstrable error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of demonstrable error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Revolving Credit Note, a Swing Line Note, a Term B Note, as applicable, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note(s)
(b)In addition to the accounts and records referred to in Section 2.11(a), each Revolving Credit Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Revolving Credit Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Revolving Credit Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of demonstrable error.
Section 2.12.    Payments Generally; Administrative Agent’s Clawback.
(a)General. All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 1:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage in respect of the relevant Facility (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 1:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected on computing interest or fees, as the case may be.
(b)Funding by Lenders; Payments by Borrower.

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(i)Funding by Lenders; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurodollar Rate Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand, without duplication, such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid (other than interest and fees) shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
(ii)Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Appropriate Lenders or the L/C Issuer, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Appropriate Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing.
(c)Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article 2, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article 4 are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
(d)Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 10.04(c).
(e)Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
Section 2.13.    Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations

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hereunder resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations (other than pursuant to Sections 3.01, 3.04, 3.05 or 10.04) greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that:
(i)if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(ii)the provisions of this Section shall not be construed to apply to (A) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender or Disqualified Institution), (B) the application of Cash Collateral provided for in Section 2.15, or (C) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than to the Borrower or any of its Restricted Subsidiaries, as to which the provisions of this Section shall apply (unless consented to by the Required Lenders), except to the extent permitted pursuant to Section 10.01.
The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
Section 2.14.    Incremental Increases.
(a)Request for Incremental Increases. At any time after the Closing Date, upon written notice to the Administrative Agent, the Borrower may, from time to time, request one or more incremental term loans or increases in the Outstanding Amount of any Class of Term Loan (each, an “Incremental Term Loan”) or one or more increases in the Revolving Credit Facility (each, a “Revolving Credit Facility Increase” and, together with the initial principal amount of the Incremental Term Loans, the “Incremental Increases”); provided:
(i)the principal amount of each requested Incremental Increase shall not exceed the sum of:
(A)$500,000,000 less the aggregate original principal amount of all other Incremental Increases incurred after the Closing Date pursuant to this clause (A) (whether or not such Incremental Increases have been funded); plus
(B)the amount that is equal to the greatest amount of additional Indebtedness that, as of the Increase Effective Date of such Incremental Increase, would not cause the pro forma Secured Net Leverage Ratio to exceed 2.75 to 1.00 (it being understood and agreed that the calculation of the Secured Net Leverage Ratio under this clause (B) shall be determined based on the financial information received for the fiscal quarter most recently ended prior to the Increase Effective Date for which financial statements have been delivered to the Administrative Agent pursuant to Section 6.01(a) or Section 6.01(b), as applicable, after giving effect to such Incremental Increase (assuming that all Incremental Increases are fully funded on the effective date thereof) and to the related use of proceeds thereof (including any permanent repayment of Indebtedness in connection therewith)); plus
(C)the sum of (1) the aggregate principal amount of Term B Loans prepaid pursuant to Section 2.05(a)(i) plus (2) the aggregate amount of all optional prepayments of Revolving Credit Loans (solely to the extent accompanied by permanent optional reductions in the Revolving Credit

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Commitment) plus (3) the aggregate amount paid in cash by the Borrower and its Restricted Subsidiaries in connection with a prepayment of Term B Loans in accordance with Section 2.18; in each case to the extent such prepayments are not funded with the proceeds of Indebtedness that, in accordance with GAAP (constitutes, or when incurred, constituted) a long-term liability;
provided, that, for the avoidance of doubt, (x) amounts shall be established or incurred utilizing clause (B) above prior to utilizing clauses (A) or (C) above, and (y) any amounts previously incurred utilizing clause (A) or (C) above may, at the election of Borrower, later be reclassified as having been incurred under clause (B) above, so long as the Borrower meets the requirements of clause (B) above at the time of, and after giving effect to, such reclassification (in which case the amount available under clauses (A) and/or (C), as applicable, shall be increased by the amount so reclassified); and
(ii)any such request for an increase shall be in a minimum principal amount of $5,000,000 for any Incremental Term Loan and $5,000,000 for any Revolving Credit Facility Increase or, in each case, any lesser remaining amount permitted pursuant to the foregoing clause (i).
(b)Incremental Lenders. Each notice from the Borrower pursuant to this Section shall set forth the requested amount and proposed terms of the relevant Incremental Increase. Incremental Increases may be provided by any existing Lender (but no existing Lender will have any obligation to make a portion of any Incremental Increase) or by any other Persons (each such Person referred to in this sentence that agrees to provide any portion of an Incremental Increase, an “Incremental Lender”); provided that the Administrative Agent, L/C Issuer and/or the Swing Line Lender, as applicable, shall have consented (not to be unreasonably withheld, conditioned or delayed) to such Incremental Lender’s providing such Incremental Increases to the extent any such consent would be required under Section 10.06(b) for an assignment of Loans or Revolving Credit Commitments, as applicable, to such Incremental Lender. At the time of sending such notice, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Incremental Lender is requested to respond, which shall in no event be less than 10 Business Days from the date of delivery of such notice to the proposed Incremental Lenders (or such shorter period as may be agreed to by the Administrative Agent and each Incremental Lender, in their sole discretion). Each proposed Incremental Lender may elect or decline, in its sole discretion, and shall notify the Administrative Agent within such time period whether it agrees, to provide an Incremental Increase and, if so, whether by an amount equal to, greater than or less than requested. Any Person not responding within such time period shall be deemed to have declined to provide an Incremental Increase.
(c)Increase Effective Date and Allocations. The Administrative Agent and the Borrower shall determine the effective date (the “Increase Effective Date”) and the final allocation of such Incremental Increase. The Administrative Agent shall promptly notify the Borrower and the Incremental Lenders of the final allocation of such Incremental Increases and the Increase Effective Date (limited in the case of the Incremental Lenders to their own respective allocations thereof).
(d)Conditions to Effectiveness of Incremental Increases. Any Incremental Increase shall become effective as of such Increase Effective Date; provided that, subject to Section 1.07, each of the following conditions has been satisfied or waived as of such Increase Effective Date:
(i)no Default or Event of Default shall exist on such Increase Effective Date immediately prior to or immediately after giving effect to (A) such Incremental Increase or (B) the making of any Credit Extensions pursuant thereto;
(ii)immediately prior to and immediately after giving effect to (A) such Incremental Increase and (B) the making of any Credit Extensions pursuant thereto, the conditions set forth in Section 4.02(a) are satisfied;
(iii)each such Incremental Increase shall be effected pursuant to an amendment (each, an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, the Administrative Agent and the applicable Incremental Lenders, which Incremental

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Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.14. Without limiting the foregoing, in connection with any Incremental Increase having a maturity date that ends after the then latest maturity date hereunder, to the extent reasonably determined by the Administrative Agent, the respective Loan Parties shall (at their expense) amend (and the Administrative Agent is hereby directed to amend) any Mortgage that has a maturity date prior to the maturity date applicable to such Incremental Increase so that such maturity date is extended to the then latest maturity date hereunder (after giving effect to such Incremental Increase) (or such later date as may be advised by outside counsel to the Administrative Agent);
(iv)in the case of each Incremental Term B Loan:
(A)such Incremental Term B Loan will mature and amortize in a manner reasonably acceptable to the Incremental Lenders making such Incremental Term B Loan and the Borrower, but will not in any event have a shorter weighted average life to maturity than the remaining weighted average life to maturity of the Initial Term B Loan or a maturity date earlier than the Term B Maturity Date; and
(B)the Applicable Rate and pricing grid, if applicable, for such Incremental Term B Loan shall be determined by the applicable Incremental Lenders and the Borrower on the applicable Increase Effective Date; provided that if the Applicable Rate in respect of any Incremental Term B Loan that is secured on a pari passu basis with the Initial Term B Loans and incurred on or prior to the date that is twelve (12) months after the Closing Date (determined with reference to each pricing tier of any applicable pricing grid) exceeds the Applicable Rate for the Initial Term B Loan (in each case, as determined by the Administrative Agent in its reasonable discretion) by more than 0.50%, then the Applicable Rate for the Initial Term B Loan shall be increased (including by way of inclusion of a pricing grid) so that the Applicable Rate in respect of such Initial Term B Loan is equal to the Applicable Rate for such Incremental Term B Loan minus 0.50% (determined at each level of each applicable pricing grid); provided, further that in determining the Applicable Rate(s) applicable to each Incremental Term B Loan and the Applicable Rate(s) for the Initial Term B Loan, (1) original issue discount (“OID”) or upfront fees (which shall be deemed to constitute like amounts of OID) payable by the Borrower to the Lenders under such Incremental Term B Loan or such Initial Term B Loan in each case in the initial primary syndication thereof shall be included (with OID being equated to interest based on assumed four-year life to maturity, or, if the remaining life to maturity is less than four years, based on the remaining life to maturity) and (2) customary arrangement, underwriting or commitment fees payable to the Arranger or its Affiliates or to one or more arrangers (or their affiliates) of any Incremental Term B Loan shall be excluded (it being understood that all interest rate margins and the effects of any and all interest rate floors shall be included in determining Applicable Rate(s) under this provision);
(v)in the case of each Revolving Credit Facility Increase:
(A)such Revolving Credit Facility Increase shall mature on the Revolving Credit Maturity Date and shall be subject to the same terms and conditions as the Revolving Credit Loans (except for interest rate margins, commitment fees and upfront fees; provided that if the interest rate margins and/or commitment fees in respect of any Revolving Credit Facility Increase exceed the interest rate margins and/or commitment fees for any other Revolving Credit Commitments, then the interest rate margins and/or commitment fees, as applicable, for such other Revolving Credit Commitments shall be increased so that the interest rate margins and/or commitment fees, as applicable, are equal to the interest rate margins and/or commitment fees for such Revolving Credit Facility Increase; provided, further, that in determining the interest rate margins applicable to the Revolving Credit Facility Increase and the Revolving Credit Facility (1) upfront fees payable by the Borrower to the Lenders under such Revolving Credit Facility or such Revolving Credit Facility Increase in each case in the initial primary syndication thereof (with such upfront fees being equated

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to interest based on an assumed four-year life to maturity or, if the remaining life to maturity is less than four years, based on the remaining life to maturity) shall be included and the effects of any and all interest rate floors shall be included and (2) customary arrangement, underwriting or commitment fees payable to the Arranger (or its Affiliate) or to one or more arrangers (or their affiliates) of any Revolving Credit Facility Increase shall be excluded);
(B)the outstanding Revolving Credit Loans and Applicable Revolving Credit Percentages of Swing Line Loans and L/C Obligations will be reallocated by the Administrative Agent on the applicable Increase Effective Date among the Revolving Credit Lenders (including the Incremental Lenders providing such Revolving Credit Facility Increase) in accordance with their revised Applicable Revolving Credit Percentages (and the Revolving Credit Lenders (including the Incremental Lenders providing such Revolving Credit Facility Increase) agree to make all payments and adjustments necessary to effect such reallocation); and
(C)except as provided above, all of the other terms and conditions applicable to such Revolving Credit Facility Increase shall, except to the extent otherwise provided in this Section 2.14, be identical to the terms and conditions applicable to the Revolving Credit Facility; and
(vi)the terms and conditions of any Incremental Increase shall be set forth in the relevant Incremental Amendment and, except as provided in the foregoing clauses of this Section 2.14 or in the case of terms that are consistent with the Initial Term B Loan, shall be reasonably satisfactory to the Administrative Agent and the Borrower.
(e)Nature of Obligations. Each Incremental Increase shall constitute Obligations of the Borrower and Guarantors and not be guaranteed by any entity that is not a Guarantor and shall be secured and guaranteed with the other Credit Extensions on a pari passu basis and not be secured with any assets that are not Collateral.
(f)Voting. Any Incremental Lender providing any portion of a Revolving Credit Facility Increase shall be entitled to the same voting rights as the existing Revolving Credit Lenders under the Revolving Credit Facility and any Credit Extensions made in connection with each Revolving Credit Facility Increase shall receive proceeds of prepayments on the same basis as the other Revolving Credit Loans made hereunder and the Incremental Lenders shall be included in any determination of the Required Lenders, Required Revolving Credit Lenders, Required Term B Lenders or similar term hereunder, as applicable.
(g)Conflicting Provisions. This Section shall supersede any provisions in Section 2.13 or 10.01 to the contrary.
Section 2.15.    Cash Collateral. At any time that there shall exist a Defaulting Lender, within three Business Days following the written request (which request shall include a reasonably detailed accounting of the amount so requested) of the Administrative Agent, the L/C Issuer or the Swing Line Lender (with a copy to the Administrative Agent), the Borrower shall Cash Collateralize the Fronting Exposure of the L/C Issuer and/or the Swing Line Lender, as applicable, with respect to such Defaulting Lender (determined after giving effect to Section 2.16(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.
(a)Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of the L/C Issuer and the Swing Line Lender, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lender’s obligation to fund participations in respect of L/C Obligations and Swing Line Loans, to be applied pursuant to subsection (b) below. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent, the L/C Issuer and the Swing Line Lender as herein provided (other than Liens permitted by Section 7.01), or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower will, promptly upon written demand by the Administrative Agent (which demand shall include a reasonably detailed accounting of the amount so demanded), pay or provide to the Administrative Agent

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additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).
(b)Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 2.15 or Section 2.16 in respect of Letters of Credit and Swing Line Loans shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of L/C Obligations and Swing Line Loans (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.
(c)Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce the Fronting Exposure of the L/C Issuer and/or the Swing Line Lender, as applicable, shall no longer be required to be held as Cash Collateral pursuant to this Section 2.15 and shall be promptly released following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the good faith determination by the Administrative Agent, the L/C Issuer or the Swing Line Lender, as applicable (not to be unreasonably withheld or delayed), that there exists excess Cash Collateral; provided that, subject to Section 2.16, the Person providing Cash Collateral, the L/C Issuer and the Swing Line Lender may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations.
Section 2.16.    Defaulting Lenders.
(a)Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:
(i)Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders, Required Revolving Credit Lenders, Required Term B Lenders and Section 10.01.
(ii)Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article 8 or otherwise), or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.08), shall be applied at such time or times as may be reasonably determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the L/C Issuer or the Swing Line Lender hereunder; third, to Cash Collateralize the Fronting Exposure of the L/C Issuer and the Swing Line Lender with respect to such Defaulting Lender in accordance with Section 2.15; fourth, as the Borrower may request (so long as no Specified Default exists), to the funding of any Loan or funded participation in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as reasonably determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (A) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans and funded participations under this Agreement and (B) Cash Collateralize the L/C Issuer’s and the Swing Line Lender’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit and Swing Line Loans issued under this Agreement, in accordance with Section 2.15; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuer or the Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuer or the Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Specified Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (A) such payment is a payment of the principal amount of any Loans or funded participations in Letters of Credit or Swing Line Loans in respect of which such Defaulting Lender has not

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fully funded its appropriate share and (B) such Loans were made or the related Letters of Credit or Swing Line Loans were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and funded participations in Letters of Credit or Swing Line Loans owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or funded participations in Letters of Credit or Swing Line Loans owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swing Line Loans are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.16(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.16(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)Certain Fees.
(A)No Defaulting Lender shall be entitled to receive any Commitment Fee for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee or any other fee that otherwise would have been required to have been paid to that Defaulting Lender).
(B)Each Defaulting Lender that is a Revolving Credit Lender shall be entitled to receive Letter of Credit Fees for any period during which such Lender is a Defaulting Lender only to the extent allocable to its Applicable Revolving Credit Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.15.
(C)With respect to any fee payable under Section 2.09(a) or any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrower shall (1) pay to each Non-Defaulting Lender that is a Revolving Credit Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations or Swing Line Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (2) pay to the L/C Issuer and the Swing Line Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s or Swing Line Lender’s Fronting Exposure to such Defaulting Lender, and (3) not be required to pay the remaining amount of any such fee.
(iv)Reallocation of Applicable Revolving Credit Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations and Swing Line Loans shall be reallocated among the Non-Defaulting Lenders which are Revolving Credit Lenders in accordance with their respective Applicable Revolving Credit Percentages (calculated without regard to such Defaulting Lender’s Revolving Credit Commitment) but only to the extent that such reallocation does not cause the sum of the Outstanding Amount of Revolving Credit Loans of any Non-Defaulting Lender plus such Non-Defaulting Lender’s ratable share (determined based on its Applicable Revolving Credit Percentage) of L/C Obligations and Swing Line Loans to exceed such Non-Defaulting Lender’s Revolving Credit Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
(v)Cash Collateral; Repayment of Swing Line Loans. If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under applicable Law, (A) first, prepay Swing Line Loans in an amount equal to the Swing Line Lender’s Fronting Exposure and (B) second, Cash Collateralize the L/C Issuer’s Fronting Exposure in accordance with the procedures set forth in Section 2.15.
(b)Defaulting Lender Cure. If the Borrower, the Administrative Agent and, in the event that a Defaulting Lender is a Revolving Credit Lender, the Swing Line Lender and the L/C Issuer agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective

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date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Revolving Credit Loans of the other Revolving Credit Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Credit Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Revolving Credit Lenders in accordance with their Applicable Revolving Credit Percentages (without giving effect to Section 2.16(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
Section 2.17.    Extensions of Term Loans and Revolving Credit Commitments.
(a)Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Borrower to all Lenders of any Class of Term Loans with a like maturity date or Revolving Credit Commitments with a like maturity date, in each case on a pro rata basis (based on the aggregate outstanding principal amount of the respective Class of Term Loans or Revolving Credit Commitments with a like maturity date, as the case may be) and on the same terms to each such Lender, the Borrower is hereby permitted to consummate from time to time transactions with individual Lenders that accept the terms contained in such Extension Offers to extend the maturity date of each such Lender’s Term Loans of such Class and/or Revolving Credit Commitments and otherwise modify the terms of such Term Loans and/or Revolving Credit Commitments pursuant to the terms of the relevant Extension Offer (including, without limitation, by increasing the interest rate or fees payable in respect of such Term Loans and/or Revolving Credit Commitments (and related outstandings) and/or modifying the amortization schedule in respect of such Term Loans) (each, an “Extension,” and each group of Term Loans or Revolving Credit Commitments, as applicable, in each case as so extended, as well as the original Term Loans and the original Revolving Credit Commitments (in each case not so extended), being a separate “tranche” and a separate Class; any Extended Term Loans shall constitute a separate tranche and Class of Term Loans from the tranche and Class of Term Loans from which they were converted, and any Extended Revolving Credit Commitments shall constitute a separate tranche and Class of Revolving Credit Commitments from the tranche and Class of Revolving Credit Commitments from which they were converted), so long as the following terms are satisfied:
(i)no Event of Default shall have occurred and be continuing at the time the offering document in respect of an Extension Offer is delivered to the Lenders or immediately prior to, and immediately after, the effectiveness of such Extension,
(ii)except as to interest rates, fees and final maturity (which shall be determined by the Borrower and set forth in the relevant Extension Offer), the Revolving Credit Commitment of any Revolving Credit Lender that agrees to an Extension with respect to such Revolving Credit Commitment (an “Extending Revolving Credit Lender”) extended pursuant to an Extension (an “Extended Revolving Credit Commitment”), and the related outstandings, shall be a Revolving Credit Commitment (or related outstandings, as the case may be) with the same terms as the original Revolving Credit Commitments (and related outstandings); provided that:
(A)the borrowing and repayment (except for (1) payments of interest and fees at different rates on Extended Revolving Credit Commitments (and related outstandings), (2) repayments required upon the maturity date of the non-extending Revolving Credit Commitments and (3) repayment to any Lender that is not an Extending Revolving Credit Lender made in connection with a permanent repayment and termination of commitments) of Loans with respect to Extended Revolving Credit Commitments after the applicable Extension date shall be made on a pro rata basis with all other Revolving Credit Commitments,

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(B)all Swing Line Loans and Letters of Credit shall be participated on a pro rata basis by all Lenders with Revolving Credit Commitments in accordance with their Applicable Revolving Credit Percentages,
(C)the permanent repayment of Revolving Credit Loans with respect to, and termination of, Extended Revolving Credit Commitments after the applicable Extension date shall be made on a pro rata basis with all other Revolving Credit Commitments, except that the Borrower shall be permitted to permanently repay and terminate commitments of any such tranche on a better than a pro rata basis as compared to any other tranche with a later maturity date than such tranche, and
(D)assignments and participations of Extended Revolving Credit Commitments and extended Revolving Credit Loans shall be governed by the same assignment and participation provisions applicable to Revolving Credit Commitments and Revolving Credit Loans,
(iii)except as to interest rates, fees, amortization, final maturity date, premium, required prepayment dates and participation in prepayments (which shall, subject to immediately succeeding clauses (iv), (v) and (vi), be determined by the Borrower and set forth in the relevant Extension Offer), the Term Loans of any Lender that agrees to an Extension with respect to such Term Loans extended pursuant to any Extension (“Extended Term Loans”) shall have the same terms as the Class of Term Loans subject to such Extension Offer, provided that:
(A)the final maturity date of any Extended Term Loans shall be no earlier than the latest maturity date hereunder,
(B)the weighted average life to maturity of any Extended Term Loans shall be no shorter than the remaining weighted average life to maturity of the applicable Class of Term Loans extended thereby,
(C)any Extended Term Loans may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments hereunder, in each case as specified in the respective Extension Offer,
(iv)if the aggregate principal amount of Term Loans (calculated on the face amount thereof) or Revolving Credit Commitments, as the case may be, in respect of which Lenders shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Term Loans or Revolving Credit Commitments, as the case may be, offered to be extended by the Borrower pursuant to such Extension Offer, then the Term Loans or Revolving Credit Loans, as the case may be, of such Lenders shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Lenders have accepted such Extension Offer,
(v)all documentation in respect of such Extension shall be substantially consistent with the foregoing, and
(vi)at no time shall there be more than five different Classes of Revolving Credit Commitments hereunder or ten different Classes of Term Loans hereunder (including the Initial Term B Loans, any Incremental Term Loans, any Extended Term Loans and any Refinancing Term Loans).
(b)With respect to all Extensions consummated by the Borrower pursuant to this Section, (i) such Extensions shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 2.05 and (ii) unless otherwise agreed to by the Administrative Agent, each Extension Offer shall be in a minimum principal amount (to be specified in the relevant Extension Offer) for the applicable Class to be extended of (A) $10,000,000 with respect to Term Loans and (B) $5,000,000 with respect to Revolving Credit Commitments (in each case, or, if less, the remaining amount of such Class). The Administrative Agent and the Lenders hereby consent to the transactions contemplated by

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this Section (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Term Loans and/or Extended Revolving Credit Commitments on the such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section.
(c)No consent of any Lender or the Administrative Agent shall be required to effectuate any Extension, other than (i) the consent of each Lender agreeing to such Extension with respect to one or more of its Term Loans and/or Revolving Credit Commitments (or a portion thereof), and (ii) with respect to any Extension of the Revolving Credit Commitments, the consent of the L/C Issuer and the Swing Line Lender, which consent shall not be unreasonably withheld, delayed or conditioned. All Extended Term Loans, Extended Revolving Credit Commitments and all obligations in respect thereof shall be Obligations under this Agreement and the other Loan Documents that are secured by the Collateral on a pari passu basis with all other applicable Secured Obligations under this Agreement and the other Loan Documents. The Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents with the Borrower as may be necessary in order to establish new Classes or sub-Classes in respect of Revolving Credit Commitments or Term Loans so extended and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such new tranches or sub-tranches, in each case on terms substantially consistent with this Section. In addition, if so provided in such amendment and with the consent of each L/C Issuer, participations in Letters of Credit expiring on or after the maturity date of any Revolving Credit Commitments that are not extended shall be re-allocated from Lenders holding Revolving Credit Commitments to Lenders holding Extended Revolving Credit Commitments in accordance with the terms of such amendment; provided, however, that such participation interests shall, upon receipt thereof by the relevant Lenders holding Revolving Credit Commitments, be deemed to be participation interests in respect of such Revolving Credit Commitments and the terms of such participation interests (including, without limitation, the commission applicable thereto) shall be adjusted accordingly. Without limiting the foregoing, in connection with any Extensions, to the extent reasonably determined by the Administrative Agent, the respective Loan Parties shall (at their expense) amend (and the Administrative Agent is hereby directed to amend) any Mortgage that has a maturity date prior to the then latest maturity date so that such maturity date is extended to the then latest maturity date hereunder (or such later date as may be advised by outside counsel to the Administrative Agent).
(d)In connection with any Extension, the Borrower shall provide the Administrative Agent at least 5 Business Days (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures (including, without limitation, regarding timing, rounding and other adjustments and to ensure reasonable administrative management of the credit facilities hereunder after such Extension), if any, as may be established by, or reasonably acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section.
Section 2.18.    Reverse Dutch Auction Prepayments.
(a)Notwithstanding anything to the contrary contained in this Agreement, the Borrower may at any time and from time to time after the Closing Date conduct reverse Dutch auctions in order to prepay any Class of Term B Loans on a non-pro rata basis (each, an “Auction,” and each such Auction to be managed exclusively by the Administrative Agent or another investment bank of recognized standing selected by the Borrower and reasonably acceptable to the Administrative Agent (in such capacity, the “Auction Manager”)), so long as the following conditions are satisfied:
(i)each Auction shall be conducted in accordance with the procedures, terms and conditions set forth in this Section and the Auction Procedures;
(ii)no Event of Default shall have occurred and be continuing or would result therefrom on the date of the delivery of each Auction Notice and at the time of prepayment of any Term B Loans in connection with any Auction and after giving effect to any Indebtedness incurred in connection therewith;

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(iii)the principal amount (calculated on the face amount thereof) of all Term B Loans that the Borrower offers to repay in any such Auction shall be no less than $5,000,000 and whole increments of $500,000 in excess thereof (unless another amount is agreed to by the Administrative Agent and Auction Manager);
(iv)no proceeds of Revolving Credit Loans shall be used to repurchase any Term Loans pursuant to this Section 2.18;
(v)the aggregate principal amount (calculated on the face amount thereof) of all Term B Loans so prepaid by the Borrower shall automatically be cancelled and retired by the Borrower on the settlement date of the relevant prepayment;
(vi)no more than one Auction may be ongoing at any one time;
(vii)the Borrower represents and warrants to the Administrative Agent and Term B Lenders that, at the time of each such Auction and at the time of any prepayment of Term B Loans pursuant to such Auction, neither the Borrower nor any of its Restricted Subsidiaries shall have any material non-public information (within the meaning of the United States federal securities laws, “MNPI”) with respect to the Borrower or any of its Restricted Subsidiaries, any securities of the Borrower or any of its Restricted Subsidiaries, the Borrower’s ability to perform any obligations under this Agreement or any other Loan Document or any other matter that may be material to a decision by any Lender to participate in any such prepayment of Term B Loans pursuant to this Section, in any case, that has not been previously disclosed in writing to the Administrative Agent and the Lenders (other than because such Lender does not wish to receive MNPI) prior to such time and could reasonably be expected to have a material effect upon, or otherwise be material to, a Lender’s decision to participate in the Auction;
(viii)at the time of each prepayment of Term B Loans through the Auction the Borrower shall have delivered to the Administrative Agent and the Auction Manager an officer’s certificate executed by a Responsible Officer of the Borrower certifying as to compliance with the preceding clauses (ii), (iv), (v) and (vi); and
(ix)any Auction shall be offered to all Lenders with outstanding Term B Loans of the applicable Class that are to be prepaid on a pro rata basis.
(b)The Borrower must terminate an Auction if it fails to satisfy one or more of the conditions set forth above which are required to be met at the time which otherwise would have been the time of prepayment of Term B Loans pursuant to the respective Auction. If the Borrower commences any Auction (and all relevant requirements set forth above which are required to be satisfied at the time of the commencement of the respective Auction have in fact been satisfied), and if at such time of commencement the Borrower reasonably believes that all required conditions set forth above which are required to be satisfied at the time of the prepayment of Term B Loans pursuant to such Auction shall be satisfied, then the Borrower shall have no liability to any Lender for any termination of the respective Auction as a result of its failure to satisfy one or more of the conditions set forth above which are required to be met at the time which otherwise would have been the time of prepayment of Term B Loans pursuant to the respective Auction, and any such failure shall not result in any Default hereunder. With respect to all prepayments of Term B Loans made by the Borrower pursuant to this Section, (i) the Borrower shall pay on the settlement date of each such prepayment all accrued and unpaid interest and fees (except to the extent otherwise set forth in the relevant offering documents), if any, on the prepaid Term B Loans up to the settlement date of such prepayment and (ii) such prepayments shall not constitute voluntary or mandatory payments or prepayments for purposes of this Agreement, including, without limitation, Section 2.05 or 2.06.
(c)The Administrative Agent and the Lenders hereby consent to any Auction and the other transactions contemplated by this Section (provided that no Lender shall have an obligation to participate in any such Auctions) and hereby waive the requirements of any provision of this Agreement (including, without limitation, Sections 2.05 and 2.13) that may otherwise prohibit any Auction or any other transaction contemplated by this Section. The parties

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hereto understand and acknowledge that prepayments of the Term B Loans by the Borrower contemplated by this Section shall not constitute Investments by the Borrower. The Auction Manager acting in its capacity as such hereunder shall be entitled to the benefits of the provisions of Article 9 and Section 10.04 mutatis mutandis as if each reference therein to the “Administrative Agent” were a reference to the Auction Manager, and the Administrative Agent shall cooperate with the Auction Manager as reasonably requested by the Auction Manager in order to enable it to perform its responsibilities and duties in connection with each Auction.
Section 2.19.    Refinancing Facilities.
(a)Refinancing Term Loans.
(i)Notwithstanding anything to the contrary in this Agreement, the Borrower may by written notice to the Administrative Agent request the establishment of one or more additional tranches or Classes of term loans under this Agreement (“Refinancing Term Loans”) or one or more series of debt securities (“Refinancing Notes” and, together with Refinancing Term Loans, “Refinancing Debt”), which refinance, renew, replace, defease or refund (collectively, “Refinance”) one or more Classes of Term Loans and/or Revolving Credit Commitments (and Revolving Credit Loans thereunder) under this Agreement; provided that
(A)no Default has occurred and is continuing or would result therefrom;
(B)the principal amount of such Refinancing Debt may not exceed the aggregate principal amount of the Term Loans and/or Revolving Credit Commitments being Refinanced plus accrued and unpaid interest and fees thereon, any prepayment premiums applicable thereto and reasonable fees, costs and expenses incurred in connection therewith;
(C)the Net Cash Proceeds of such Refinancing Debt shall be applied, concurrently or substantially concurrently with the incurrence thereof, solely to the repayment of the outstanding amount of one or more Classes of Term Loans and/or to permanently reduce one or more Classes of Revolving Credit Commitments, as the case may be, being Refinanced thereby;
(D)each Class of Refinancing Term Loans shall be in an aggregate amount of $1,000,000 or any whole multiple of $500,000 in excess thereof (or such other amount necessary to repay any Class of outstanding Term Loans in full);
(E)in the case of any Refinancing of Term Loans, the final maturity date of such Refinancing Debt shall not be earlier than the maturity date of the Term Loans being Refinanced, and the weighted average life to maturity of such Refinancing Debt shall be no earlier than the then remaining weighted average life to maturity of each Class of Term Loans being Refinanced; provided that any Indebtedness that automatically converts to, or is exchangeable into, notes or other Indebtedness that meet this clause (E) shall be deemed to satisfy this condition so long as the Borrower or applicable Loan Party irrevocably agrees at the time of the issuance thereof to take all actions necessary to convert or exchange such Indebtedness);
(F)subject to clause (E) above, in the case of any Refinancing of Term Loans, such Refinancing Debt shall have pricing (including interest rates, fees and premiums), amortization, optional prepayment, mandatory prepayment and redemption terms as may be agreed to by the Borrower and the relevant Refinancing Term Lenders or the Persons providing such Refinancing Notes, as applicable, so long as, in the case of any mandatory prepayment or redemption provisions, such Refinancing Debt does not participate on a greater basis in any such prepayments as compared to the Term Loans being Refinanced;
(G)all other terms applicable to such Refinancing Debt shall be substantially identical to, or (taken as a whole) be otherwise not more favorable to (as reasonably determined by the Borrower) the lenders providing such Refinancing Debt than those applicable to the then outstanding Term Loans and/or Revolving Credit Commitments, except to the extent such covenants and other terms apply solely to any period after the latest final maturity date of the Term Loans or Revolving Credit Commitments existing at the time of such

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refinancing or replacement (or, in the case of any unsecured or second lien Refinancing Debt, after the date 91 days after such latest final maturity date);
(H)Refinancing Debt may rank pari passu or junior in right of payment with the remaining Revolving Credit Commitments, Revolving Credit Loans and/or Term Loans or may be unsecured so long as the holders of any Refinancing Debt that are subordinated in right of payment are subject to a subordination agreement in form and substance reasonably acceptable to the Administrative Agent and the Borrower;
(I)any Refinancing Debt that is secured, may be secured by the Collateral on a pari passu or junior basis, so long as (A) the holders of any Refinancing Notes (or a duly authorized agent on their behalf) or any junior lien Refinancing Debt are subject to an intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent and (B) any Refinancing Debt is (x) not secured by any assets that do not also constitute Collateral and (y) secured pursuant to security documentation that is, taken as a whole, not materially more restrictive to the Loan Parties than the Collateral Documents;
(J)such Refinancing Debt shall not be secured by (i) Liens on assets other than assets securing the Indebtedness or Commitments being Refinanced or (ii) Liens having a higher priority than the Liens, if any, securing the Indebtedness or Commitments being Refinanced;
(K)no Restricted Subsidiary is a borrower or a guarantor with respect to such Refinancing Debt unless such Restricted Subsidiary is a Loan Party which shall have previously or substantially concurrently guaranteed, or shall be a borrower with respect to, the Secured Obligations; and
(L)no existing Lender shall be required to provide any Refinancing Debt.
(ii)Each such notice shall specify the date (each, a “Refinancing Effective Date”) on which the Borrower proposes that the Refinancing Debt be made, which shall be a date reasonably acceptable to the Administrative Agent.
(iii)The Borrower may approach any Lender or any other Person that would be an Eligible Assignee of Term Loans pursuant to Section 10.06 to provide all or a portion of the Refinancing Term Loans (each a “Refinancing Term Lender”); provided that any Lender offered or approached to provide all or a portion of the Refinancing Term Loans may elect or decline, in its sole discretion, to provide a Refinancing Term Loan. Any Refinancing Term Loans made on any Refinancing Effective Date shall be designated a series (a “Refinancing Term Loan Series”) of Refinancing Term Loans for all purposes of this Agreement; provided that any Refinancing Term Loans may, to the extent provided in the applicable Refinancing Term Loan Amendment, be designated as an increase in any previously established Refinancing Term Loan Series of Refinancing Term Loans made to the Borrower.
(iv)The Administrative Agent and the Lenders hereby consent to the transactions contemplated by this Section 2.19(a) (including, for the avoidance of doubt, the payment of interest, fees, amortization or premium in respect of the Refinancing Term Loans on the terms specified by the Borrower) and hereby waive the requirements of this Agreement (including Section 2.13 and Section 10.01) or any other Loan Document that may otherwise prohibit such Refinancing or any other transaction contemplated by this Section 2.19(a). The Refinancing Term Loans shall be established pursuant to an amendment to this Agreement among the Borrower and the Refinancing Term Lenders providing such Refinancing Term Loans (a “Refinancing Term Loan Amendment”) which shall be substantially consistent with the provisions set forth in Section 2.19(a)(i). The Refinancing Notes shall be established pursuant to documentation which shall be substantially consistent with the provisions set forth in Section 2.19(a)(i). Each Refinancing Term Loan Amendment shall be binding on the Lenders, the Administrative Agent, the Loan Parties party thereto and the other parties hereto without the consent of any other Lender and the Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.19(a), including in order to establish new tranches or sub-tranches in respect of the Refinancing Term Loans and such technical amendments as may be necessary or appropriate in connection therewith and to adjust the amortization schedule in Section 2.07(a) (insofar as such schedule relates to payments due to Lenders the Term Loans of which are Refinanced; provided that no such amendment shall reduce the pro rata share of any such payment that would have

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otherwise been payable to the Lenders, the Term Loans of which are not Refinanced). The Administrative Agent shall be permitted, and each is hereby authorized, to enter into such Refinancing Amendments with the Borrower to effect the foregoing. The effectiveness of any Refinancing Amendment shall be subject to the satisfaction on the date thereof of conditions substantially consistent with the conditions in Section 4.02 and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of (i) customary legal opinions, board resolutions and officers’ certificates substantially consistent with those delivered on the Closing Date (conformed as appropriate) other than changes to such legal opinions resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent and (ii) reaffirmation agreements and/or such amendments to the Collateral Documents as may be reasonably requested by the Administrative Agent in order to ensure that such Refinancing Term Loan is provided with the benefit of the applicable Loan Documents.
(v)The Administrative Agent is authorized to enter into any applicable intercreditor agreement (and any amendments, amendments and restatements, restatements or waivers of or supplements to or other modifications to, such agreements) and to take all actions (and execute all documents) reasonably required (or otherwise deemed reasonably advisable by the Administrative Agent) in connection with the incurrence by any Loan Party of any Refinancing Debt, in order to permit such Refinancing Debt to be secured by a valid, perfected lien and the parties hereto acknowledge that any such intercreditor agreement will be binding upon them. Each Lender (i) hereby agrees that it will be bound by and will take no actions contrary to the provisions of any applicable intercreditor agreement and (ii) hereby authorizes and instructs the Administrative Agent to enter into any applicable intercreditor agreement (and any amendments, amendments and restatements, restatements or waivers of or supplements to or other modifications to, such agreements) in connection with the incurrence by any Loan Party of any Refinancing Debt, in order to permit such Refinancing Debt to be secured by a valid, perfected lien and to subject the Liens on the Collateral securing the Secured Obligations to the provisions thereof.
(b)Replacement Revolving Credit Commitments.
(i)The Borrower may by written notice to Administrative Agent request the establishment of one or more additional revolving facilities under this Agreement providing for revolving commitments (“Replacement Revolving Credit Commitments” and the revolving loans thereunder, “Replacement Revolving Loans”) which Refinances one or more Classes of Revolving Credit Commitments and/or Term Loans under this Agreement; provided, that any such Replacement Revolving Credit Commitments may not be in an amount greater than the Revolving Credit Commitments and/or Term Loans being Refinanced plus unpaid accrued interest and premium (if any) thereon and underwriting discounts, fees, commissions, costs and expenses in connection therewith. Each such notice shall specify the date (each, a “Replacement Revolving Credit Effective Date”) on which the Borrower proposes that the Replacement Revolving Credit Commitments shall become effective, which shall be a date not less than three (3) Business Days after the date on which such notice is delivered to the Administrative Agent; provided that:
(A)no Default has occurred and is continuing or would result therefrom;
(B)no Replacement Revolving Credit Commitments shall have a scheduled termination date prior to the latest stated maturity date applicable to the Revolving Credit Commitments, Revolving Credit Loans and/or Term Loans being Refinanced;
(C)such Replacement Revolving Credit Commitments shall have pricing (including interest rates, fees and premiums), optional prepayment and redemption terms as may be agreed to by the Borrower and the Replacement Revolving Lender (as defined below);
(D)all other terms applicable to such Replacement Revolving Credit Commitments shall be substantially identical to, or (taken as a whole) be otherwise not more favorable to (as reasonably determined by the Borrower) the lenders providing such Replacement Revolving Credit Commitments than those applicable to the then outstanding Term Loans and/or Revolving Credit Commitments, except to the extent such covenants and other terms apply solely to any period after the latest final maturity date of the Term Loans or Revolving Credit Commitments existing at the time of such refinancing or replacement (or, in the case of any unsecured or second lien Replacement Revolving Credit Commitment after the date 91 days after such

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latest final maturity date); provided that Replacement Revolving Credit Commitments may rank pari passu or junior in right of payment and/or security with the remaining Revolving Credit Commitments, Revolving Credit Loans and/or Term Loans or may be unsecured so long as the holders of any Replacement Revolving Credit Commitments and/or Replacement Revolving Loans that are subordinated in right of payment and/or security are subject to an intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent; and
(E)such Replacement Revolving Credit Commitments shall not be secured by (i) Liens on assets other than assets securing the Indebtedness being Refinanced or (ii) Liens having a higher priority than the Liens, if any, securing the Indebtedness being Refinanced.
(ii)The Borrower may approach any Lender or any other Person that would be an Eligible Assignee of a Revolving Credit Commitment pursuant to Section 10.06 to provide all or a portion of the Replacement Revolving Credit Commitments (a “Replacement Revolving Lender”); provided that any Lender offered or approached to provide all or a portion of the Replacement Revolving Credit Commitments may elect or decline, in its sole discretion, to provide a Replacement Revolving Credit Commitment and the selection of Replacement Revolving Lenders shall be subject to the consent of the Administrative Agent, the L/C Issuer and/or the Swing Line Lender to the extent the same would be required pursuant to Section 10.06. Any Replacement Revolving Credit Commitment made on any Replacement Revolving Credit Effective Date shall be designated a series (a “Replacement Revolving Commitment Series”) of Replacement Revolving Credit Commitments for all purposes of this Agreement; provided that any Replacement Revolving Credit Commitments may, to the extent provided in the applicable Replacement Revolving Facility Amendment, be designated as an increase in any previously established Replacement Revolving Commitment Series.
(iii)The Administrative Agent and the Lenders hereby consent to the transactions contemplated by this Section 2.19(b) (including, for the avoidance of doubt, the payment of interest, fees, or premium in respect of the Replacement Revolving Credit Commitments and Replacement Revolving Loans on the terms specified by the Borrower) and hereby waive the requirements of this Agreement (including Section 2.13 and Section 10.01) or any other Loan Document that may otherwise prohibit the transactions contemplated by this Section 2.19(b). The Replacement Revolving Credit Commitments shall be established pursuant to an amendment to this Agreement among the Borrower and the Replacement Revolving Lenders providing such Replacement Revolving Loans and, if applicable, any replacement L/C Issuer and/or replacement Swing Line Lender thereunder (a “Replacement Revolving Facility Amendment”) which shall be substantially consistent with the provisions set forth in Section 2.19(b)(i). Each Replacement Revolving Facility Amendment shall be binding on the Lenders, the Administrative Agent, the Loan Parties party thereto and the other parties hereto without the consent of any other Lender, and the Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.19(b), including in order to establish new tranches or sub-tranches in respect of the Replacement Revolving Credit Commitments and Replacement Revolving Loans. The Administrative Agent shall be permitted, and each is hereby authorized to enter into such amendments with the Borrower to effect the foregoing.
(iv)If any Replacement Revolving Credit Commitment is designated as an increase in any previously established Replacement Revolving Credit Commitment, on the Replacement Revolving Credit Effective Date, subject to the satisfaction of the foregoing terms and conditions, each of the Replacement Revolving Lenders with Replacement Revolving Credit Commitments of such Replacement Revolving Commitment Series shall purchase from each of the other Lenders with Replacement Revolving Credit Commitments of such Replacement Revolving Commitment Series, at the principal amount thereof and in the applicable currencies, such interests in the Revolving Credit Loans under such Replacement Revolving Credit Commitments outstanding immediately prior to such Refinancing as shall be necessary in order that, after giving effect to all such assignments and purchases, the Replacement Revolving Loans of such Replacement Revolving Commitment Series will be held by Replacement Revolving Lenders thereunder ratably in accordance with their Replacement Revolving Credit Commitments.
(c)Limited Number of Tranches. Notwithstanding the terms of Sections 2.14, 2.18 and 2.19, in no event shall there be more than (i) five (5) tranches of revolving facilities in the aggregate in effect at any time (including the Revolving Credit Commitments, any Extended Revolving Credit Commitments and any Replacement Revolving Credit

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Commitments) and (ii) ten (10) tranches of term loans (including the Initial Term B Loans, any Incremental Term Loans, any Extended Term Loans and any Refinancing Term Loans), in each case under this Agreement.
ARTICLE 3
TAXES, YIELD PROTECTION AND ILLEGALITY
Section 3.01.    Taxes.
(a)L/C Issuer. For purposes of this Section 3.01, the term “Lender” includes the L/C Issuer and the term “applicable Law” includes FATCA.
(b)Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.
(i)Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law and, if such Tax is an Indemnified Tax, the sum payable by the applicable Loan Party shall be increased as necessary so that after any such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 3.01), the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(c)Payment of Other Taxes by the Borrower. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(d)Tax Indemnifications.
(i)Indemnification by the Loan Parties. The Loan Parties shall, jointly and severally, indemnify each Recipient, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) required to be withheld or deducted from a payment to such Recipient or payable or paid by such Recipient and any reasonable and documented out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided, however, that the Loan Parties shall not be obligated to make payment to a Recipient pursuant to this Section 3.01(d) in respect of penalties, interest and other similar liabilities attributable to any Indemnified Taxes required to be withheld or deducted from a payment to such Recipient or payable or paid by such Recipient, if (A) written demand therefor has not been made by such Recipient within 180 days from the date on which it received written notice of the imposition of Indemnified Taxes by the relevant Governmental Authority (but only to the extent that making such demand after such 180-day period gave rise to such penalties, interest and other similar liabilities), or (B) such penalties interest and other similar liabilities are attributable to the bad faith, gross negligence or willful misconduct of such Recipient. A reasonably detailed certificate as to the amount of any such payment or liability delivered to the Borrower by a Recipient (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Recipient, shall be conclusive absent manifest error and such certificate shall be delivered contemporaneously with any demand for payment under this Section 3.01.
(ii)Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, for (A) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (B) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.06(d) relating to the maintenance of a Participant Register and (C) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom

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or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).
(e)Evidence of Payments. As soon as practicable after any payment of Taxes by a Loan Party to a Governmental Authority as provided in this Section 3.01, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(f)Status of Lenders; Tax Documentation.
(i)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, a Lender shall not be required to deliver any documentation that such Lender is not legally eligible to deliver.
(ii)Without limiting the generality of the foregoing,
(A)any U.S. Lender shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from United States federal backup withholding tax;
(B)any Foreign Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(1)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or W-8BEN-E (or other applicable successor form) establishing an exemption from, or reduction of, United States federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E (or other applicable successor form) establishing an exemption from, or reduction of, United States federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)executed originals of IRS Form W-8ECI;
(3)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10-percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower, as described in Section

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881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or W-8BEN-E (or other applicable successor form);
(4)to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E (or other applicable successor form), a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner; or
(5)for purposes of furnishing the U.S. Tax Compliance Certificate as described in the foregoing clauses (3) and (4), if a Foreign Lender (or a foreign Participant) is a Disregarded Entity, the Foreign Lender will submit such certificate based on the status of the Person that is treated for U.S. federal income tax purposes as being the sole owner of such Lender or Participant;
(C)any Foreign Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in United States federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)if a payment made to a Lender under any Loan Document would be subject to Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(iii)Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(iv)Each Lender authorizes the Administrative Agent to deliver to the Loan Parties and to any successor Administrative Agent any documentation provided by such Lender to the Administrative Agent pursuant to this Section 3.01(f).
(g)Treatment of Certain Refunds. If any party determines, in its sole discretion, exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.01 (including by the payment of additional amounts pursuant to this Section 3.01), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid by the Loan Parties, under this Section with respect to the Taxes giving rise to such refund), net of all reasonable and documented out-of-pocket expenses (including Taxes) of such indemnified party, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, agrees to repay to each indemnified party the amount paid over pursuant to this clause (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority except

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to the extent attributable to the bad faith, gross negligence or willful misconduct of the indemnified party ) in the event the indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this clause (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this clause (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed, and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(h)Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
Section 3.02.    Illegality. If any Lender determines that any Change in Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its Lending Office to make, maintain or fund Loans whose interest is determined by reference to the Eurodollar Rate or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (i) any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended and replaced with an obligation of such Lender to fund Base Rate Loans rather than Eurodollar Rate Loans, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurodollar Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist (which such Lender shall do promptly after becoming aware thereof). Upon receipt of such notice, (x) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurodollar Rate component of the Base Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurodollar Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurodollar Rate (which such Lender shall do promptly after becoming aware thereof). Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.
Section 3.03.    Inability to Determine Rates.
(a)Circumstances Affecting the Availability of the Eurodollar Rate. Unless and until a Replacement Rate is implemented in accordance with clause (b) below, if, in connection with any request for a Eurodollar Rate Loan or a Base Rate Loan as to which the interest rate is determined with reference to the Eurodollar Rate or a conversion to or continuation thereof or otherwise, if for any reason (i) the Administrative Agent shall determine (which determination shall be conclusive and binding absent demonstrable error) that Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Loan, (ii) the Administrative Agent shall determine (which determination shall be conclusive and binding absent demonstrable error) that reasonable and adequate means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or any Base Rate Loan as to which the interest rate is determined with reference to the Eurodollar Rate or (iii) the Required Revolving Credit Lenders in the case of the Revolving Credit Facility or the Required Term B Lenders in the case of any Class of Term B Loans shall determine (which determination shall be conclusive and binding absent demonstrable error) that for any reason the Eurodollar Rate for any requested

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Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loans during such Interest Period, then the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, until (x) in the case of clauses (i) and (ii) above, the Administrative Agent notifies the Borrower that such circumstances no longer exist (which the Administrative Agent shall do promptly after becoming aware thereof) or (y) in the case of clause (iii) above, the Administrative Agent (upon the instruction of the Required Revolving Credit Lenders in the case of the Revolving Credit Facility or the Required Term B Lenders in the case of any Class of Term B Loans) revokes such notice, the obligation of the Lenders to make or maintain Eurodollar Rate Loans (or Base Rate Loans as to which the interest rate is determined with reference to the Eurodollar Rate) and the right of the Borrower to convert any Loan to, or continue any Loan as a Eurodollar Rate Loan (or a Base Rate Loan as to which the interest rate is determined by reference to the Eurodollar Rate) shall be suspended, with any such suspension with respect to clause (iii) above to apply only to the Facility with respect to which such notice was given. Upon receipt of such notice, and (i) in the case of Eurodollar Rate Loans, the Borrower shall either (A) repay in full (or cause to be repaid in full) the then outstanding principal amount of each such Eurodollar Rate Loan together with accrued interest thereon (subject to Section 2.10(a)), on the last day of the then current Interest Period applicable to such Eurodollar Rate Loan; or (B) convert the then outstanding principal amount of each such Eurodollar Rate Loan to a Base Rate Loan as to which the interest rate is not determined by reference to the Eurodollar Rate as of the last day of such Interest Period; or (ii) in the case of Base Rate Loans as to which the interest rate is determined by reference to the Eurodollar Rate, the Borrower shall convert the then outstanding principal amount of each such Loan to a Base Rate Loan as to which the interest rate is not determined by reference to the Eurodollar Rate as of the last day of such Interest Period. Each of the Lenders agrees that if clauses (i) or (ii) above apply to Base Rate Loans, then the Base Rate will be determined without reference to the Eurodollar Rate.
(b)Alternative Rate of Interest. Notwithstanding anything to the contrary in Sections 3.02 and 3.03(a) above, if the Administrative Agent determines (such determination to be conclusive absent demonstrable error) or the Borrower or the Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrower) that the Borrower or the Required Lenders (as applicable) have determined, that (i) the circumstances described in Section 3.03(a)(i) or (a)(ii) have arisen and that such circumstances are unlikely to be temporary, (ii) any applicable interest rate specified herein is no longer a widely recognized benchmark rate for newly originated loans in the U.S. syndicated loan market in the applicable currency, (iii) the applicable supervisor or administrator (if any) of any applicable interest rate specified herein or any Governmental Authority having, or purporting to have, jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which any applicable interest rate specified herein shall no longer be used for determining interest rates for loans in the U.S. syndicated loan market in the applicable currency or (iv) syndicated loans currently being executed, or that include language similar to that contained in this Section 3.03(b), are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace the Eurodollar Rate, then the Administrative Agent may, to the extent practicable (in consultation with the Borrower and as determined by the Administrative Agent to be generally in accordance with similar situations in other transactions in which it is serving as administrative agent or otherwise consistent with market practice generally), establish a replacement interest rate (the “Replacement Rate”), in which case, the Replacement Rate shall, subject to the next two sentences, replace such applicable interest rate for all purposes under the Loan Documents unless and until (A) an event described in Section 3.03(a)(i), (a)(ii), (b)(i), (b)(ii) or (b)(iii) occurs with respect to the Replacement Rate or (B) the Administrative Agent (or the Required Lenders through the Administrative Agent) notifies the Borrower that the Replacement Rate does not adequately and fairly reflect the cost to such Lenders of funding the Loans bearing interest at the Replacement Rate. In connection with the establishment and application of the Replacement Rate, this Agreement and the other Loan Documents shall be amended solely with the consent of the Administrative Agent and the Borrower, as they determine may be reasonably necessary or appropriate, to effect the provisions of this Section 3.03(b), including, without limitation, to incorporate any conforming changes to the definitions of “Base Rate”, “Eurodollar Rate”, “Applicable Rate” and “Interest Period” and any related definitions, the timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, in the reasonable, good faith discretion of the Administrative Agent, to reflect the adoption of such successor interest rate benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such successor interest rate benchmark exists, in such other manner of administration as the Administrative Agent determines reasonably and in good faith and in consultation with the Borrower). Notwithstanding anything to the contrary in this Agreement or the other Loan

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Documents (including, without limitation, Section 10.01), such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five (5) Business Days of the delivery of such amendment to the Lenders, written notices from such Lenders that in the aggregate constitute Required Lenders, with each such notice stating that such Lender objects to such amendment (which such notice shall note with specificity the particular provisions of the amendment to which such Lender objects). To the extent the Replacement Rate is approved by the Administrative Agent in connection with this clause (b), the Replacement Rate shall be applied in a manner consistent with market practice; provided that, in each case, to the extent such market practice is not administratively feasible for the Administrative Agent, such Replacement Rate shall be applied as otherwise reasonably determined by the Administrative Agent (it being understood that any such modification by the Administrative Agent shall not require the consent of, or consultation with, any of the Lenders).
Section 3.04.    Increased Costs.
(a)Increased Costs Generally. If any Change in Law shall:
(i)impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e)) or the L/C Issuer;
(ii)subject any Recipient to any Taxes (other than (A) Indemnified Taxes and (B) Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Eurodollar Rate Loans made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender, the L/C Issuer or such other Recipient of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender, the L/C Issuer or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, the L/C Issuer or other Recipient hereunder (whether of principal, interest or any other amount) then, upon written request of such Lender, the L/C Issuer or other Recipient, the Borrower will pay to such Lender, the L/C Issuer or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, the L/C Issuer or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.
(b)Capital Requirements. If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Revolving Credit Commitment of such Lender or the Loans made by, or participations in Letters of Credit or Swing Line Loans held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy), then from time to time upon written request of such Lender or such L/C Issuer the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered.
(c)Certificates for Reimbursement. A certificate of a Lender, the L/C Issuer or such other Recipient setting forth the amount or amounts necessary to compensate such Lender, the L/C Issuer, such other Recipient or any of their respective holding companies, an explanation of the calculation thereof in reasonable detail and a description

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of the event giving rise to such compensation, as the case may be, as specified in subsection (a) or (b) of this Section shall be delivered to the Borrower with any demand for compensation pursuant to such sections and shall be conclusive absent demonstrable error. The Borrower shall pay such Lender, the L/C Issuer or such other Recipient, as the case may be, the amount shown as due on any such certificate within 10 Business Days after receipt thereof.
(d)Delay in Requests. Failure or delay on the part of any Lender, the L/C Issuer or such other Recipient to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s, the L/C Issuer’s or such other Recipient’s right to demand such compensation; provided that the Borrower shall not be required to compensate any Lender, the L/C Issuer or any other Recipient pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than 90 days prior to the date that such Lender, the L/C Issuer or such other Recipient, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s, the L/C Issuer’s or such other Recipient’s claim to receive compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 90-day period referred to above shall be extended to include the period of retroactive effect thereof). In requesting any compensation pursuant to this Section 3.04, each Lender will use good faith efforts to treat the Borrower in substantially the same manner as such Lender treats other similarly situated borrowers under similar circumstances.
(e)Reserves on Eurodollar Rate Loans. The Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent demonstrable error), which shall be due and payable on each date on which interest is payable on such Loan; provided the Borrower shall have received at least 10 Business Days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender accompanied by a reasonably detailed certificate setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 3.04(e) and setting forth the basis for requesting such amount. If a Lender fails to give notice 10 Business Days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 10 Business Days from receipt of such notice.
Section 3.05.    Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:
(a)any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);
(b)any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or
(c)any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 10.13;
including any loss (other than lost profits) or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing. A reasonably detailed certificate of a Lender delivered to the Borrower setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 3.05 shall be delivered contemporaneously with any demand for payment under this Section 3.05 and shall set forth the basis for requesting such amount.
For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching

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deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.
Section 3.06.    Mitigation Obligations; Replacement of Lenders.
(a)Designation of a Different Lending Office. If any Lender (or its Participant) requests compensation under Section 3.04, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender (or its Participant), the L/C Issuer, or any Governmental Authority for the account of any Lender (or its Participant) or the L/C Issuer pursuant to Section 3.01, or if any Lender (or its Participant) gives a notice pursuant to Section 3.02, then such Lender, Participant or the L/C Issuer shall, as applicable at the request of the Borrower, use reasonable efforts to designate a different Lending Office for funding or booking its Credit Extensions hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, Participant or the L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future and (ii) would not subject such Lender, Participant or the L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender, Participant or the L/C Issuer, as the case may be, in any material respect. The Borrower hereby agrees to pay all reasonable and documented out-of-pocket costs and expenses incurred by any Lender or the L/C Issuer in connection with any such designation or assignment.
(b)Replacement of Lenders. If any Lender (or its Participant) (i) requests compensation under Section 3.04, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender (or its Participant) or any Governmental Authority for the account of any Lender (or its Participant) pursuant to Section 3.01 or (ii) gives a notice pursuant to Section 3.02, unless notices under Section 3.02 have been given by Lenders holding at least fifty percent (50%) of the outstanding Loans and Commitments under any applicable tranche, and, in each case, such Lender (or its Participant) has declined or is unable to designate a different Lending Office in accordance with Section 3.06(a), then the Borrower may replace such Lender in accordance with Section 10.13.
Section 3.07.    Survival. All of the Borrower’s obligations under this Article 3 shall survive termination of the Aggregate Commitments, repayment of all Obligations hereunder, and resignation of the Administrative Agent.
ARTICLE 4
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS
Section 4.01.    Conditions of Effectiveness and Initial Credit Extension. The effectiveness of this Agreement and the obligation of the L/C Issuer and each Lender to make its initial Credit Extension hereunder on the Closing Date are subject to satisfaction or waiver of the following conditions precedent:
(a)Loan Documents. Receipt by the Administrative Agent of executed counterparts of this Agreement and the other Loan Documents, each properly executed by a Responsible Officer of the signing Loan Party and, in the case of this Agreement, by each Lender.
(b)Opinions of Counsel. Receipt by the Administrative Agent of customary opinions of legal counsel (including, without limitation, customary opinions of local counsel as may be reasonably requested by the Administrative Agent) to the Loan Parties, addressed to the Administrative Agent and each Lender (and, subject to customary conditions, expressly permitting reliance by the permitted assigns of the Administrative Agent and each Lender), dated as of the Closing Date.
(c)Organization Documents, Resolutions, Etc. Receipt by the Administrative Agent of the following:
(i)copies of the Organization Documents of each Loan Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation or organization, where applicable, and certified by a secretary or assistant secretary of such Loan Party to be true and complete as of the Closing Date;

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(ii)such certificates of resolutions or other action duly adopted by the board of directors (or other governing body) of such Loan Party authorizing and approving the transactions contemplated hereunder and the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party; and
(iii)such certificates of good standing or the equivalent from each Loan Party’s jurisdiction of organization or formation, as applicable.
(d)Perfection and Priority of Liens. Receipt by the Administrative Agent of the following, in each case, in proper form for filing:
(i)UCC financing statements and intellectual property filings for each appropriate jurisdiction as is necessary, in the Administrative Agent’s reasonable discretion, to perfect the Administrative Agent’s security interest in the Collateral;
(ii)all certificates evidencing any certificated Equity Interests pledged to the Administrative Agent pursuant to the Security Agreement, together with duly executed in blank and undated stock powers attached thereto; and
(iii)evidence that all other action that the Administrative Agent may deem reasonably necessary in order to perfect the Liens created under the Security Agreement has been taken (including receipt of duly executed payoff letters and UCC-3 termination statements).
Notwithstanding anything to the contrary in this clause (d), to the extent any security interest in any Collateral (other than security interests that may be perfected by (x) the filing of a financing statement under any applicable UCC and (y) the delivery of certificates evidencing the Equity Interests required to be pledged pursuant to the Collateral Documents; provided that certificates evidencing the Equity Interests of the Acquired Company and its Subsidiaries shall only be required to be delivered on the Closing Date if actually received by the Borrower from the seller on or prior to the Closing Date, after the Borrower’s use of commercially reasonable efforts) is not or cannot be perfected on the Closing Date after the Borrower’s use of commercially reasonable efforts to do so, then the perfection of such security interests shall not constitute a condition precedent to the availability of the initial Credit Extensions on the Closing Date, but instead shall be required to be perfected after the Closing Date pursuant to Section 6.19).
(e)Closing Certificate. Receipt by the Administrative Agent of a certificate signed by a Responsible Officer of the Borrower certifying that the conditions specified in Sections 4.01(m) and 4.01(o) have been satisfied; provided that the only representations and warranties under this Agreement or any other Loan Document the accuracy of which shall be a condition to the availability of the initial Credit Extension on the Closing Date shall be the Specified Representations and the Specified Acquisition Agreement Representations.
(f)Solvency Certificate. Receipt by the Administrative Agent and the Arranger of a certificate in substantially the form of Exhibit I signed by the chief financial officer of the Borrower attesting to the Solvency of the Borrower and its Subsidiaries, on a consolidated basis, immediately after giving effect to the Transactions.
(g)Existing Indebtedness. All existing indebtedness for borrowed money of the Borrower and its Subsidiaries (excluding (A) the Existing Notes, (B) any indebtedness of the Acquired Company and its Subsidiaries permitted to be outstanding under the Polycom Acquisition Agreement, (C) the Facilities, (D) Indebtedness permitted by Section 7.02(d) or 7.02(f), (E) unsecured Indebtedness permitted by

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Section 7.02(h) and (F) intercompany Indebtedness) shall be repaid in full, all commitments (if any) in respect thereof shall have been terminated and all guarantees therefor and security therefor shall be released, and the Administrative Agent shall have received customary pay-off letters evidencing such repayment, termination and release (except (i) to the extent any outstanding letters of credit are continued under the Revolving Credit Facility, (ii) to the extent any such Indebtedness is cash collateralized, backed by a standby letter of credit or otherwise secured pursuant to customary payoff arrangements or (iii) any provisions which by their terms expressly survive a payoff).
(h)Financial Matters. The Administrative Agent and the Arranger shall have received:
(i)with respect to the Borrower and its Subsidiaries, (i) audited consolidated balance sheets and related consolidated statements of income, stockholder’s equity and cash flows for the three most recently completed fiscal years ended at least 90 days prior to the Closing Date (the “Borrower Audited Financial Statements”) and (ii) unaudited consolidated balance sheets and related consolidated statements of income and cash flows for each interim fiscal quarter ended since the last audited financial statements and at least 45 days prior to the Closing Date (the “Borrower Interim Financial Statements”); provided that filing of the required financial statements on form 10-K and form 10-Q by the Borrower will satisfy the foregoing requirements;
(ii)with respect to the Acquired Company and its Subsidiaries, (i) audited consolidated balance sheets and related consolidated statements of income, stockholder’s equity and cash flows for the three most recently completed fiscal years ended at least 100 days prior to the Closing Date (the “Acquired Company Audited Financial Statements”) and (ii) unaudited consolidated balance sheets and related consolidated statements of income and cash flows for each interim fiscal quarter ended since the last audited financial statements (other than the fourth fiscal quarter of 2017) and at least 60 days prior to the Closing Date (the “Acquired Company Interim Financial Statements”); and
(iii)the pro forma financial statements set forth in the confidential information memorandum, prepared after giving pro forma effect to each element of the Transactions as if the Transactions had occurred on the last day of such four quarter period (in the case of such balance sheet) or at the beginning of such period (in the case of such other financial statements); it being understood that such pro forma financial statements shall be required to include adjustments for purchase accounting (including adjustments of the type contemplated by FASB ASC 805, Business Combinations (formerly SFAS 141R)) or otherwise be prepared in accordance with Regulation S-X under the Securities Act of 1933, as amended.
(i)PATRIOT Act. The Borrower and each of the other Loan Parties shall have provided to the Administrative Agent and the Lenders (i) at least three (3) Business Days prior to the Closing Date the documentation and other information requested by the Administrative Agent or any Lender at least ten (10) Business Days prior to the Closing Date in order to comply with requirements of the Act, applicable “know your customer” and anti-money laundering rules and regulations and (ii) to the extent the Borrower qualifies as a “legal entity” customer under the Beneficial Ownership Regulation, at least three (3) Business Days prior to the Closing Date, a Beneficial Ownership Certification in relation to the Borrower.
(j)Fees; Expenses. Receipt by (i) the Administrative Agent and the Arranger of any fees and reasonable and documented out-of-pocket expenses required to be paid on or before the Closing Date pursuant to this Agreement and the Fee Letter and (ii) the Lenders of any fees required to be paid on or before the Closing Date pursuant to the Fee Letter, in each case to the extent invoiced at least three (3) Business Day prior to the Closing Date (or as otherwise set forth in a funds flow approved by the Borrower).
(k)Attorney Costs. Unless waived by the Administrative Agent, the Borrower shall have paid all reasonable and documented out-of-pocket fees, charges and disbursements of a single primary legal counsel and, if necessary, one local counsel in any relevant jurisdiction to the Administrative Agent (directly to such

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counsel if requested by the Administrative Agent), in each case to the extent invoiced at least three (3) Business Days prior to the Closing Date (or as otherwise set forth in a funds flow approved by the Borrower).
(l)Prefunding Breakage Letter. If the Borrower selects the Eurodollar Rate for the initial Credit Extension to be made on the Closing Date, the Administrative Agent shall have received the letter agreement referred to in Section 2.02(f).
(m)No Polycom Material Adverse Effect. Since March 28, 2018, no event, change, effect, condition, fact or circumstance has occurred that, individually or in the aggregate, has or would reasonably be expected to result in a Polycom Material Adverse Effect on the Acquired Company.
(n)Polycom Acquisition Agreement. Substantially concurrently with the funding of the initial Credit Extensions on the Closing Date, the Polycom Acquisition shall have been consummated in accordance with the Polycom Acquisition Agreement in all material respects without giving effect to any waiver, modifications, or consent thereunder that is materially adverse to the interests of the Arranger or the Lenders (as reasonably determined by the Arranger), such approval not to be unreasonably withheld, conditioned or delayed; it being understood that, without limitation, any change in the amount or form of the purchase price (except as set forth in the following proviso), the third party beneficiary rights applicable to the Arranger and the Lenders or the governing law of the Polycom Acquisition shall be deemed to be materially adverse to the interests of the Arranger and the Lenders unless approved by the Arranger (such approval not to be unreasonably withheld, conditioned or delayed); provided that any increase in the purchase price that is funded with common stock of the Borrower shall not be deemed to be materially adverse to the interest of the Arranger or the Lenders; provided further that any decrease in the purchase price for the Polycom Acquisition of less than 10% shall not be deemed materially adverse to the interests of the Arranger or Lenders if such reduction is applied pro rata to reduce the common stock financing and the amount of the Term B Facility.
(o)Specified Representations and Specified Acquisition Agreement Representations. The Specified Representations and Specified Acquisition Agreement Representations of the Loan Parties are true and correct in all material respects (or if qualified by materiality or Material Adverse Effect, in all respects) on the Closing Date (unless such Specified Representations relate to an earlier date, in which case, such Specified Representations shall be true and correct in all material respects (or if qualified by materiality or Material Adverse Effect, in all respects) as of such earlier date.
(p)Perfection Certificate. The Administrative Agent shall have received a Perfection Certificate with respect to the Loan Parties dated the Closing Date and duly executed by a Responsible Officer of each Loan Party.
(q)Committed Loan Notice. The Administrative Agent shall receive a Request for Credit Extension in accordance with the requirements hereof.
Without limiting the generality of the provisions of Section 9.03(d), for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto. The Administrative Agent shall promptly notify the Lenders of the occurrence of the Closing Date, which notice shall be conclusive and binding.
Section 4.02.    Conditions to all Credit Extensions After the Closing Date. Subject to Section 1.07, the obligation of each Lender to honor any Request for Credit Extension (other than with respect to a Committed Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurodollar Rate Loans) is subject to the following conditions precedent:
(a)The representations and warranties of the Borrower and each other Loan Party contained in Article 5 and any other Loan Document shall be true and correct in all material respects (or, if any such

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representation or warranty is by its terms qualified by concepts of materiality or reference to Material Adverse Effect, such representation or warranty shall be true and correct in all respects) on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or, if any such representation or warranty is by its terms qualified by concepts of materiality or reference to Material Adverse Effect, such representation or warranty shall be true and correct in all respects) as of such earlier date, and except that for purposes of this Section 4.02, after the delivery of financial statements pursuant to Section 6.01(a) and (b), the representations and warranties contained in Sections 5.05(a) and (b) shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b).
(b)No Default shall have occurred and be continuing, or would exist upon giving effect to such proposed Credit Extension or from the application of the proceeds thereof.
(c)The Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof; provided, however, that no Letter of Credit Applications shall be required in connection with the Existing Letters of Credit becoming Letters of Credit issued hereunder pursuant to Section 2.03(a)(i).
Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurodollar Rate Loans and any Letter of Credit Application with respect to an amendment to a Letter of Credit that does not extend the expiry date thereof or increase the amount thereof) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.
ARTICLE 5
REPRESENTATIONS AND WARRANTIES
The Borrower represents and warrants to the Administrative Agent and the Lenders that:
Section 5.01.    Existence, Qualification and Power. Each Loan Party and each of its Restricted Subsidiaries (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business in all material respects as currently conducted and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or clause (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect. No Loan Party nor any Restricted Subsidiary thereof is an EEA Financial Institution.
Section 5.02.    Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party (a) have been duly authorized by all necessary corporate or other organizational action, and (b) do not (i) contravene the terms of any of such Person’s Organization Documents; (ii) conflict with or result in any material breach or contravention of the Existing Indenture or any Material Contract to which such Person is a party; (iii) result in the creation of any Lien (other than the creation of Liens permitted under this Agreement) upon or with respect to the properties of such Person or any of its Restricted Subsidiaries; (iv) conflict with or result in any material breach or contravention of any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (v) violate any material Law that has or could reasonably be expected to have or result in a Material Adverse Effect.
Section 5.03.    Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, (b) the grant by any Loan Party of the Liens granted by it pursuant to

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the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof subject to the Liens permitted under Section 7.01) or (d) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except (w) disclosure filings that are required to be made with the SEC in connection with the transactions contemplated by the Loan Document, (x) such as have been obtained or made and are in full force and effect, (y) filings necessary to perfect and maintain the perfection of the Liens created by the Loan Documents, and (z) other approvals, consents, exemptions, authorizations or other actions by, or notices to, or filings the failure to obtain or perform which would not adversely affect in any material respect the Liens created under the Collateral Documents and could not reasonably be expected to result in a Material Adverse Effect.
Section 5.04.    Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
Section 5.05.    Financial Statements; No Material Adverse Effect.
(a)(i) The Borrower Audited Financial Statements and, to the knowledge of the Borrower, the Acquired Company Audited Financial Statements were prepared in accordance with GAAP, except as otherwise expressly noted therein; (ii) the Borrower Audited Financial Statements fairly present in all material respects the financial condition of the Borrower and its Subsidiaries taken as a whole as of the date thereof and their results of operations for the period covered thereby; and (iii) the Acquired Company Audited Financial Statements, to the knowledge of the Borrower, fairly present in all material respects the financial condition of the Acquired Company and its Subsidiaries taken as a whole as of the date thereof and their results of operations for the period covered thereby.
(b)(i) The Borrower Interim Financial Statements and, to the knowledge of the Borrower, the Acquired Company Interim Financial Statements were prepared in accordance with GAAP, except as otherwise expressly noted therein; (ii) the Borrower Interim Financial Statements fairly present in all material respects the financial condition of the Borrower and its Subsidiaries taken as a whole as of the date thereof and their results of operations for the period covered thereby; and (iii) the Acquired Company Interim Financial Statements, to the knowledge of the Borrower, fairly present in all material respects the financial condition of the Acquired Company and its Subsidiaries taken as a whole as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i), (ii) and (iii), to the absence of footnotes and to normal year-end audit adjustments.
(c)Since April 1, 2017, there has been no material adverse change in the properties, business, results of operations, or financial condition of the Borrower and its Restricted Subsidiaries, taken as a whole, and no event has occurred or condition arisen, either individually or in the aggregate, that could reasonably be expected to have a Material Adverse Effect.
(d)The consolidated pro forma financial statements delivered pursuant to Section 4.01(h)(iii) were prepared in good faith on the basis of the assumptions stated therein, which assumptions are believed to be reasonable in light of then existing conditions except that such financial statements shall be subject to normal year end closing and audit adjustments, and such pro forma financial statements fairly present in all material respects the consolidated pro forma financial condition of the Borrower and its Restricted Subsidiaries as at such date and the consolidated pro forma results of operations of the Borrower and its Restricted Subsidiaries for the period ended on such date, all in accordance with GAAP.
Section 5.06.    Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, against the Borrower or any of its Restricted Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or (b) either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

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Section 5.07.    No Default. Neither any Loan Party nor any Restricted Subsidiary thereof is in default under or with respect to any Material Contract which default would reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the Transactions.
Section 5.08.    Ownership of Property; Liens; Investments.
(a)Each Loan Party and each of its Restricted Subsidiaries has good and marketable title in fee simple to, valid leasehold interests in, or other contractual rights to use all property necessary or used in the ordinary conduct of its business, except for such defects in title or interest as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(b)There are no Liens on the property or assets of any Loan Party other than those Liens of the Administrative Agent created by the Loan Documents, Liens set forth on Schedule 5.08(b), and the other Liens permitted by Section 7.01.
(c)Schedule 5.08(c) sets forth a complete and accurate list of all Material Real Property owned by each Loan Party and each of its Restricted Subsidiaries, showing as of the Closing Date the street address, county or other relevant jurisdiction, state and record owner thereof.
Section 5.09.    Environmental Compliance. Except for such instances that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect:
(a)The Loan Parties, their respective Restricted Subsidiaries, and each of their respective operations and facilities, are and at all times have been in compliance with Environmental Laws and have obtained, maintained and are in compliance with all Environmental Permits;
(b)Neither any Loan Party nor any of their respective Restricted Subsidiaries is subject to or has received notice of any claim, proceeding or action that would be reasonably expected to cause the Borrower or any of its Restricted Subsidiaries to incur or be subject to an Environmental Liability;
(c) There are no facts, circumstances, conditions or occurrences that would be reasonably expected to cause the Borrower or any of its Restricted Subsidiaries to incur or be subject to an Environmental Liability.
Section 5.10.    Insurance. The properties of the Borrower and its Restricted Subsidiaries are insured in accordance with the requirements of Section 6.07.
Section 5.11.    Taxes. The Borrower and its Restricted Subsidiaries have filed all federal, state and other material tax returns and reports required to be filed, and have paid all federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those that are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been established in accordance with GAAP, or to the extent the failure to have so filed such Tax returns or paid such Taxes would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. There is no proposed tax assessment against the Borrower or any Restricted Subsidiary that is reasonably expected to have a Material Adverse Effect.
Section 5.12.    ERISA Compliance. Except in such instances that, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect:
(a)(i) each Plan is in compliance with the applicable provisions of ERISA, the Code and other federal or state Laws, (ii) each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the knowledge of the Borrower, nothing has occurred which would reasonably be expected to prevent, or cause the loss of, such qualification, and (iii) the Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to the Pension Funding Rules, and

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no application for a funding waiver or an extension of any amortization period pursuant to the Pension Funding Rules has been applied for or obtained with respect to any Pension Plan;
(b)(i) there are no pending or, to the knowledge of the Borrower, threatened (in writing) claims, actions or lawsuits, or action by any Governmental Authority with respect to any Plan, and (ii) there has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan;
(c)(i) no ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could reasonably be expected to be subject to Section 4069 or 4212(c) of ERISA; and
(d)with respect to any employee benefit plan (i) maintained by the Borrower or any Restricted Subsidiary for the benefit of employees of such entity or entities who are located in jurisdictions that are not subject to the laws of the United States, and (ii) if (x) the benefits of such plan are funded by assets set aside in advance of the benefits being paid (each, a “Foreign Funded Plan”) (if any), the fair market value of the assets of such Foreign Funded Plan are sufficient to satisfy the accrued benefit obligations under such Foreign Funded Plan as of the date hereof and (y) such plan is not a Foreign Funded Plan (each, a “Foreign Non-Funded Plan”) (if any), the entity or entities responsible for the payment of any benefits that may become payable under such Foreign Non-Funded Plan maintain adequate reserves for the payment of any benefits accrued as of the date hereof.
Section 5.13.    Subsidiaries; Equity Interests; Loan Parties. As of the Closing Date, (a) no Loan Party has any Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by a Loan Party in the amounts specified on Part (a) of Schedule 5.13 free and clear of all Liens except those created under the Collateral Documents and those permitted pursuant to Section 7.01, (b) no Loan Party has any material equity investments in any other corporation or entity other than those specifically disclosed in Part (b) of Schedule 5.13, and (c) set forth on Part (c) of Schedule 5.13 is a complete and accurate list of all Loan Parties, showing as of such date (as to each Loan Party) the jurisdiction of its incorporation or formation, the address of its chief executive office and, if applicable, its United States taxpayer identification number or, in the case of any Foreign Subsidiary that does not have a United States taxpayer identification number, its unique identification number issued to it by the jurisdiction of its incorporation or formation. As of the Closing Date, the copy of the charter of each Loan Party and each amendment thereto provided pursuant to Section 4.01(c) is a true and correct copy of each such document, each of which is valid and in full force and effect.
Section 5.14.    Margin Regulations; Investment Company Act.
(a)No Loan Party nor any Restricted Subsidiary thereof is engaged principally or as one of its important activities in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” (as each such term is defined or used, directly or indirectly, in Regulation U of the FRB). No part of the proceeds of any of the Loans or Letters of Credit will be used for purchasing or carrying margin stock in a manner that violates the provisions of Regulation T, U or X of the FRB.
(b)None of the Borrower, any Person Controlling the Borrower, or any Restricted Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.
Section 5.15.    Disclosure.

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(a)None of the representation or warranties made by the Borrower and/or its Restricted Subsidiaries in the Loan Documents as of the date of such representations and warranties are made or deemed made, and none of the written statements, contained in any exhibit, report, statement or certificate furnished by or on behalf of any Loan Party or any Restricted Subsidiary thereof to the Administrative Agent or any Lender pursuant to the Loan Documents (as modified or supplemented by other information so furnished), taken together as a whole, contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading when made; provided that, with respect to projected financial information and estimates, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of such preparation (it being recognized by the Administrative Agent and the Lenders that such information is subject to significant uncertainties and contingencies and that no assurance can be given that any particular forecast, estimate or projection will be realized and that actual results during the period or periods covered thereby may vary and such variances may be material) and the Loan Parties and their Subsidiaries make no representations or warranties with respect to information of a general economic or general industry nature.
(b)As of the Closing Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.
Section 5.16.    Compliance with Laws. Each Loan Party and each Restricted Subsidiary thereof is in compliance in all material respects with the requirements of all Laws (including the Act) and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate action or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Each Loan Party and each Restricted Subsidiary thereof has timely filed all material reports, documents and other materials required to be filed by it under all applicable Laws with any Governmental Authority and has retained all material records and documents required to be retained by it under applicable Law, except where the failure to have, comply or file could not reasonably be expected to have a Material Adverse Effect.
Section 5.17.    Intellectual Property; Licenses, Etc. Except, either individually or in the aggregate, as could not reasonably be expected to have a Material Adverse Effect, the Borrower and each of its Restricted Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses, and without infringement, violation or conflict with the rights of any other Person, and Schedule 5.17 sets forth a complete and accurate list of all such registered and applied for U.S. IP Rights owned by the Borrower and each of its Restricted Subsidiaries as of the date hereof (or, if applicable, the most recent date on which the Borrower has delivered a supplement to Schedule 5.17 pursuant to Section 6.02(k)). Except as specifically disclosed on the date hereof in Schedule 5.17, no claim has been asserted and is pending, or to the knowledge of the Borrower has been threatened in writing, by any Person challenging or questioning the use of any IP Rights or the ownership, validity or effectiveness of any IP Rights, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
Section 5.18.    Solvency. The Borrower and its Subsidiaries are Solvent on a consolidated basis.
Section 5.19.    Casualty, Etc. Neither the businesses nor the properties of any Loan Party or any of its Restricted Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (to the extent not covered by insurance) that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
Section 5.20.    Labor Matters. There are no collective bargaining agreements or Multiemployer Plans covering the employees of the Borrower or any of its Restricted Subsidiaries as of the Closing Date, and neither the Borrower nor any Restricted Subsidiary has suffered any strikes, walkouts, work stoppages or other labor difficulty within the last five years, except, in each of the foregoing cases, in such instances that, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect.

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Section 5.21.    Collateral Documents.
(a)Security Agreement.  The Security Agreement is effective to create in favor of the Administrative Agent for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in (in the case of enforceability subject to the Debtor Relief Laws), the Collateral described therein and, when (i) financing statements and other filings in appropriate form are filed in the offices specified on Schedule 6 to the Perfection Certificate and (ii) upon the taking of possession or control by the Administrative Agent of the Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Administrative Agent to the extent possession or control by the Administrative Agent is required by the Security Agreement), the Liens created by the Security Agreement shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the Loan Parties in the Collateral described therein, to the extent such Liens and security interests can be perfected by filing a financing statement or taking possession or control of such Collateral pursuant to the applicable UCC, in each case subject to no Liens other than Liens permitted under Section 7.01.
(b)PTO Filing; Copyright Office Filing.  When the Security Agreement or a short form thereof is filed in the United States Patent and Trademark Office and the United States Copyright Office, the Liens created by such Security Agreement shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the grantors thereunder in Patents (as defined in the Security Agreement) registered or applied for with the United States Patent and Trademark Office or Copyrights (as defined in such Security Agreement) registered or applied for with the United States Copyright Office, as the case may be, in each case subject to no Liens other than Liens permitted under Section 7.01.
(c)Mortgages.  Each Mortgage is effective to create, in favor of the Administrative Agent, for its benefit and the benefit of the Secured Parties, legal, valid and enforceable first priority Liens on, and security interests in, subject to the Debtor Relief Laws, all of the Loan Parties’ right, title and interest in and to the Material Real Property thereunder and the proceeds thereof, subject only to Liens reasonably acceptable to the Administrative Agent and Liens permitted under Section 7.01, and when the Mortgages are filed in the offices specified on Schedule 6 to the Perfection Certificate dated the Closing Date (or, in the case of any Mortgage executed and delivered after the date thereof in accordance with the provisions of Section 6.12, when such Mortgage is filed in the offices specified in the local counsel opinion delivered with respect thereto in accordance with the provisions of Section 6.12), the Mortgages shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the Loan Parties in the Material Real Properties and the proceeds thereof, in each case prior and superior in right to any other person, other than Liens permitted by such Mortgage or this Agreement.
(d)Valid Liens.  Each Collateral Document delivered pursuant to Section 6.12 or the Collateral Documents will, upon execution and delivery thereof, be effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in (subject as to enforceability to the Debtor Relief Laws), all of the Loan Parties’ right, title and interest in and to the Collateral thereunder, and (i) when all appropriate filings or recordings are made in the appropriate offices as may be required under applicable law and (ii) upon the taking of possession or control by the Administrative Agent of such Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Administrative Agent to the extent required by any Collateral Document), such Collateral Document will constitute fully perfected Liens on, and security interests in, all right, title and interest of the Loan Parties in such Collateral, to the extent such Liens and security interest can be perfected by making such filings or recordings or taking such possession or control, as the case may be, in each case subject to no Liens other than the Liens permitted under Section 7.01.
Section 5.22.    Anti-Corruption Laws; Anti-Money Laundering Laws and Sanctions.
(a)None of (i) the Borrower or any Subsidiary, or, to the knowledge of the Borrower or such Subsidiary, any of their respective directors, officers, employees or Controlled Affiliates, or (ii) to the knowledge of the Borrower, any agent of the Borrower or any Subsidiary that will act in connection with or directly benefit from the Facilities, (A) is a Sanctioned Person or currently is the subject or target of any Sanctions, (B) is controlled by or is acting on behalf of a Sanctioned Person or (C) has its assets located in a Sanctioned Country in violation of Sanctions.

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(b)Each of the Borrower and its Subsidiaries has implemented and maintains in effect policies and procedures reasonably designed to promote and achieve compliance by the Borrower and its Subsidiaries and their respective directors, officers, employees, agents and Controlled Affiliates with all Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions.
(c)Each of the Borrower and its Subsidiaries, and to the knowledge of the Borrower, each director, officer, employee, agent and Controlled Affiliate of the Borrower and each such Subsidiary, is in compliance in all material respects with all Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions.
(d)No proceeds of any Credit Extension have been used by the Borrower or any of its Restricted Subsidiaries or any of their respective directors, officers, employees and agents in violation of Section 6.11.
Section 5.23.    Senior Indebtedness Status. The Obligations of each Loan Party and each Restricted Subsidiary thereof under this Agreement and each of the other Loan Documents (a) rank and shall continue to rank at least senior in priority of payment to all Subordinated Indebtedness and at least equal in priority to all senior unsecured Indebtedness of each such Person and (b) are or will be designated as “Senior Indebtedness” (or the equivalent) under all instruments and documents, now or in the future, relating to all Subordinated Indebtedness of such Person.
Section 5.24.    Burdensome Provisions. No Restricted Subsidiary is a party to any agreement or instrument or otherwise subject to any restriction or encumbrance that restricts or limits its ability to (x) make dividend payments or other distributions in respect of its Equity Interests to the Borrower or any Restricted Subsidiary, (y) transfer any of its assets or properties to the Borrower or any other Restricted Subsidiary or (z) create, incur, assume or suffer to exist any Lien upon any of their respective properties or revenues, whether now owned or hereafter acquired, or which requires the grant of any security for an obligation if security is granted for another obligation, in each case other than existing under or by reason of the Loan Documents or applicable Law or permitted by Section 7.09.
ARTICLE 6
AFFIRMATIVE COVENANTS
So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation (other than inchoate contingent obligations that by their terms survive the termination of the Loan Documents) hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding (unless such Letter of Credit has been Cash Collateralized), the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, 6.03 and 6.11) cause each Restricted Subsidiary to:
Section 6.01.    Financial Statements. Deliver to the Administrative Agent (which shall promptly make such information available to the Lenders in accordance with its customary practice):
(a)upon the earlier of %3) the date that is 90 days after the end of each fiscal year of the Borrower or %3) five Business Days after the date such information is filed with the SEC, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, stockholders’ equity, and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, such consolidated statements to be audited and accompanied by a report and opinion of PricewaterhouseCoopers LLP or other independent certified public accountant of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit; provided that (x) such report may include a “going concern” qualification or like qualification or exception relating to an anticipated financial covenant default under this Agreement or to an upcoming maturity date under this Agreement and (y) such report may contain references (excluding formal qualifications) regarding audits performed by other auditors as contemplated by AU Section 543, Part of Audit Performed by Other Independent Auditors (or any successor or similar standard under GAAP;

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(b)upon the earlier of %3) the date that is 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower %3) five Business Days after the date such information is filed with the SEC, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations and cash flows for such fiscal quarter and for the portion of the Borrower’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, and such consolidated statements to be certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; and
(c)as soon as available, but in any event not later than 60 days after the end of each fiscal year of the Borrower, an annual budget of the Borrower and its Subsidiaries on a consolidated basis, including forecasts prepared by management of the Borrower with a reasonable disclosure of the key assumptions and drivers with respect to such budget, in form reasonably satisfactory to the Administrative Agent, of consolidated balance sheets and statements of income or operations and cash flows of the Borrower and its Restricted Subsidiaries on a quarterly basis for such fiscal year.
As to any information contained in materials furnished pursuant to Section 6.02(d), the Borrower shall not be separately required to furnish such information under Section 6.01(a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Borrower to furnish the information and materials described in Sections 6.01(a) and (b) above at the times specified therein.
Section 6.02.    Certificates; Other Information. Deliver to the Administrative Agent:
(a)concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b) (commencing with the delivery of the financial statements for the fiscal quarter ended December 29, 2018), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower (which delivery may be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes), which shall include a reasonably detailed calculation of the basket amounts under Sections 7.03(k)(i) and 7.06(d)(i);
(b)promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication of a financial nature sent to the stockholders of the Borrower generally, and copies of all annual, regular, periodic and special reports and registration statements (other than exhibits thereto and any registration statements on Form S-8 or its equivalent) which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;
(c)promptly upon the request thereof, such other information and documentation reasonably required by bank regulatory authorities under applicable Anti-Money Laundering Laws (including, without limitation, any applicable “know your customer” rules and regulations, the Beneficial Ownership Regulation and the Act), as from time to time reasonably requested by the Administrative Agent or any Lender;
(d)promptly, and in any event within five Business Days after receipt thereof by any Loan Party or any Restricted Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation against such Loan Party to the extent such investigation could reasonably be expected to have a Material Adverse Effect;
(e)promptly after the assertion or occurrence thereof to which a Responsible Officer has knowledge, notice of any action or proceeding against or of any noncompliance by any Loan Party or any of its Restricted Subsidiaries with any Environmental Law or Environmental Permit that could (i) reasonably be

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expected to have a Material Adverse Effect or (ii) cause any property described in any Mortgages that are included in the Collateral Documents after the date hereof to be subject to any material restrictions on ownership, occupancy, use or transferability under any Environmental Law;
(j)concurrently with the delivery of the financial statements referred to in Section 6.01(a) and Section 6.01(b), (i) a report supplementing Schedule 5.08(c), including a list and description (including the street address, county or other relevant jurisdiction, state, record owner and book value thereof) of all Material Real Property, if any, acquired during such fiscal year or fiscal quarter and a description of such other changes in the information included in such Schedules as may be necessary for such Schedules to be accurate and complete in all material respects; and (ii) a report supplementing Schedule 5.17, setting forth (A) a list of registration numbers for all owned U.S. registered patents, trademarks and copyrights acquired by, and material registered Copyrights exclusively licensed to, the Borrower or any Restricted Subsidiary thereof during such fiscal year or fiscal quarter and (B) a list of all patent applications, trademark applications, and copyright applications acquired or submitted by the Borrower or any Restricted Subsidiary thereof to the United States Patent and Trademark Office or the United States Copyright Office, as applicable, during such fiscal year or fiscal quarter and the status of each such application; and
(k)promptly, such additional information regarding the business, financial, legal or corporate affairs of any Loan Party or any Restricted Subsidiary thereof, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender (through the Administrative Agent) may from time to time reasonably request.
Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(d) (to the extent any such documents are included in materials otherwise filed with the SEC) (i) will be deemed to have been delivered hereunder upon the Borrower filing such documents with the SEC via the EDGAR filing system (or any successor system) to the extent such documents are publicly available and (ii) otherwise may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date (A) on which the Borrower posts such documents, or provides a link thereto, on the Borrower’s website on the Internet at the website address listed on Schedule 10.02; or (B) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that the Borrower shall notify the Administrative Agent (by facsimile or electronic mail) of the posting of any such documents (which shall notify each Lender), and if requested by the Administrative Agent, the Borrower shall provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arranger will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Borrower and the other Loan Parties hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on Intralinks, SyndTrak or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive MNPI with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Arranger, the L/C Issuer and the Lenders to treat such Borrower Materials as not containing any MNPI (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (z) the Administrative Agent and the Arranger shall treat any Borrower Materials that are not marked

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“PUBLIC” as being suitable only for posting on (and shall only post such Borrower Materials on) the portion of the Platform not designated “Public Side Information.” Notwithstanding the foregoing, the Borrower shall be under no obligation to mark any Borrower Materials “PUBLIC.
Section 6.03.    Notices. Promptly after a Responsible Officer of the Borrower obtains actual knowledge thereof notify the Administrative Agent (and the Administrative Agent shall promptly thereafter notify each Lender):
(a)of the occurrence of any Default or Event of Default;
(b)of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect;
(c)of the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;
(d)of any material change in accounting policies or financial reporting practices by any Loan Party or any Restricted Subsidiary thereof impacting any financial covenant, ratio or basket calculations herein, including any determination by the Borrower referred to in Section 2.10(b) (it being understood that disclosure of any such change in accounting policies or financial reporting practices in the Borrower’s SEC filings shall be deemed to satisfy the requirements of this Section 6.03);
(e)of the (i) occurrence of any Disposition of property or assets for which the Borrower is required to make a mandatory prepayment pursuant to Section 2.05(b)(ii), (ii) incurrence or issuance of any Indebtedness for which the Borrower is required to make a mandatory prepayment pursuant to Section 2.05(b)(iii), and (iii) occurrence of any Insurance and Condemnation Event for which the Borrower is required to make a mandatory prepayment pursuant to Section 2.05(b)(ii);
(f)of (i) the receipt of notice from a Governmental Authority that enforces Sanctions or any Anti-Corruption Laws or Anti-Money Laundering Laws or (ii) any voluntary disclosure from any Loan Party or any of its Subsidiaries to any Governmental Authority, in each case of clauses (i) and (ii) of this subsection, regarding a possible material violation of Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions, together with any related copies thereof; and
(g)any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification (it being understood that disclosure of any such change in the Borrower’s SEC filings shall be deemed to satisfy the requirements of this Section 6.03).
Each notice pursuant to Section 6.03 (other than Section 6.03(d) or Section 6.03(g)) shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken or proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with reasonable particularity any and all provisions of this Agreement and any other Loan Document that have been breached.
Section 6.04.    Payment of Taxes and Other Obligations. Pay and discharge as the same shall become due and payable, (a) all material tax liabilities, assessments and governmental charges or levies upon it or its properties or assets; and (b) all lawful claims which, if unpaid, would by law reasonably be expected to become a Lien upon the Collateral; provided that such payment and discharge shall not be required with respect to any such tax liabilities, assessments, governmental charges, levies or claims so long as (x) (i) the validity or amount thereof shall be contested in good faith by action and the applicable Loan Party or Restricted Subsidiary shall have set aside on its books adequate reserves or other appropriate provisions with respect thereto in accordance with GAAP and (ii) such contest operates to suspend collection of the contested tax liabilities, assessments, governmental charges, levies or claims and enforcement of a Lien, if applicable, other than a Lien permitted under Section 7.01 or (y) the failure to pay or discharge the same could not reasonably be expected to result in a Material Adverse Effect.

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Section 6.05.    Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and, if applicable, good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises reasonably necessary in the normal conduct of its business as currently conducted, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered IP Rights, the non-preservation or non-renewal of which could reasonably be expected to have a Material Adverse Effect.
Section 6.06.    Maintenance of Properties. (a) Maintain, preserve and protect all of its material properties (including IP Rights) and equipment reasonably necessary in the operation of its business in good working order and condition, ordinary wear and tear and casualty and condemnation events excepted, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
Section 6.07.    Maintenance of Insurance. Maintain with insurance companies not Affiliates of the Borrower, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against (including, without limitation, hazard and business interruption) by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons and providing for not less than 30 days’ prior notice to the Administrative Agent of termination, lapse or cancellation of such insurance (except as a result of cancellation due to non-payment of premium, in which case, only 10 days’ prior written notice will be required). All such insurance shall name the Administrative Agent as mortgagee (in the case of property insurance) or additional insured on behalf of the Secured Parties (in the case of liability insurance) or loss payee (in the case of property insurance), as applicable. From time to time after the Closing Date, deliver to the Administrative Agent, upon its reasonable request, information in reasonable detail as to the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby. If any portion of any Material Real Property subject to a Mortgage is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the Flood Laws, then the Borrower shall, or shall cause the applicable Loan Party to, (i) maintain, or cause to be maintained, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Laws, (ii) reasonably cooperate with the Administrative Agent and provide information reasonably required by the Administrative Agent to comply with the Flood Laws and (iii) if reasonably requested by the Administrative Agent, deliver to the Administrative Agent evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent, including, without limitation, evidence of annual renewals of such insurance. Notwithstanding anything herein to the contrary, each of the Loan Parties and their respective Subsidiaries shall be permitted, in the good faith judgment of management, to maintain or cause to be maintained, other than with respect to flood insurance, self-insurance with respect to its business and properties provided that such self-insurance shall be maintained in such amounts and covering such risks as are reasonable, prudent and customarily maintained by companies engaged in similar businesses and owning similar properties in localities where such Person operates.
Section 6.08.    Compliance with Laws. Comply with the requirements of all applicable Laws (including the Act) and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate action; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect. The Borrower will maintain in effect and enforce policies and procedures designed to promote and achieve compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and Affiliates with Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions in all material respects.
Section 6.09.    Books and Records. (a) Maintain proper books of record and account sufficient to permit the preparation of consolidated financial statements in conformity with GAAP; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Borrower or such Restricted Subsidiary, as the case may be.

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Section 6.10.    Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and each Lender (in the case of a Lender, coordinated through the Administrative Agent) to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants (subject, in the case of such accountants, to the Borrower having a reasonable opportunity to be present during, or otherwise participate in, such discussions), all at the expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, that in the absence of an Event of Default, the Borrower will not be required to reimburse the expense of more than one such visit for the Administrative Agent and the Lenders (or any of their respective representatives or independent contractors) collectively in a year; provided, further, that the Borrower and its Restricted Subsidiaries shall not be required to permit more than two such visits and inspections during any calendar year in the aggregate for the Administrative Agent and all Lenders (it being understood that there shall be no limit on the number of visits and inspections during an Event of Default). Notwithstanding anything herein to the contrary, none of the Borrower nor any of its Restricted Subsidiaries will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (a) constitutes non-financial trade secrets or non-financial proprietary information, (b) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or independent contractors) is prohibited by any applicable legal requirement or any binding agreement or (c) is subject to attorney-client or similar privilege or constitutes attorney work product; provided that in the event that the Borrower or its Restricted Subsidiaries does not provide any information requested in connection with an examination or a discussion permitted under this Section 6.10 in reliance on the preceding clause (b) or (c) due to confidentiality or waiver concerns, such Person shall, unless doing so is itself prohibited by any applicable legal requirement or binding agreement or would cause a waiver of attorney-client or similar privilege or attorney work product protection, provide notice to the Administrative Agent that such information is being withheld and shall use its commercially reasonable efforts to communicate the applicable information in a way that would not violate the applicable obligation or risk waiver of such privilege.
Section 6.11.    Use of Proceeds. Use the proceeds of (a) the Initial Term B Loans on the Closing Date for the Transactions and for general corporate purposes, including, but not limited to, ongoing working capital and (b) the Revolving Credit Facility for general corporate purposes, including, but not limited to, ongoing working capital, permitted share repurchases and Permitted Acquisitions; provided that in no event shall the proceeds of the Credit Extensions be used in contravention of any Law or of any Loan Document or directly, or to the knowledge of the Borrower, indirectly (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country in each case in violation of any Sanctions applicable to any party hereto, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.
Section 6.12.    Covenant to Guarantee Obligations and Give Security.
(a)Subject to the proviso set forth below, (x) upon the formation or acquisition of any new direct or indirect Subsidiary (other than an Excluded Subsidiary) or (y) if any Subsidiary ceases to be an Excluded Subsidiary, in each case promptly notify the Administrative Agent and within 45 days thereafter (or such later times as may be determined solely by the Administrative Agent in its reasonable discretion) and in each case at the Borrower’s expense:
(i)deliver to the Administrative Agent the certificates, if any, representing all of the Equity Interests of such, together with undated stock powers or other appropriate instruments of transfer executed and delivered in blank by a duly authorized officer of the holder(s) of such Equity Interests, and all intercompany notes owing from such Subsidiary to any Loan Party together with instruments of transfer executed and delivered in blank by a duly authorized officer of such Loan Party in each case to the extent required to be delivered pursuant to the Collateral Documents.
(ii)cause such Subsidiary to duly execute and deliver to the Administrative Agent a guaranty or guaranty supplement, in form and substance reasonably satisfactory to the Administrative Agent, guaranteeing the Secured Obligations,

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(iii)cause such Subsidiary to duly execute and deliver to the Administrative Agent security and pledge agreements and supplements and joinders to existing Collateral Documents, as specified by and in form and substance reasonably satisfactory to the Administrative Agent, and other instruments of the type specified in Section 4.01(d)), securing payment and performance of all the Secured Obligations,
(iv)cause such Subsidiary and each direct and indirect parent of such Subsidiary (if it has not already done so) to take whatever action (including authorizing the filing of Uniform Commercial Code financing statements) as may be reasonably necessary or advisable in the reasonable opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting Liens on the personal property purported to be subject to the security and pledge agreements and supplements and joinders to existing Collateral Documents delivered pursuant to this Section 6.12, enforceable against all third parties in accordance with their terms in each case to the extent required by the Collateral Documents,
(v)deliver to the Administrative Agent, upon the request of the Administrative Agent in its reasonable discretion, a signed copy of an opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties reasonably acceptable to the Administrative Agent as to the matters contained in clauses (i), (ii) and (iii) above, and as to such other matters as the Administrative Agent may reasonably request, and
(vi)deliver to the Administrative Agent such Organization Documents, board resolutions or consents, incumbency, other documents, and certificates referred to in Section 4.01, such updated Schedules to the Loan Documents with respect to such Subsidiary and such other documents, in each case as may be reasonably requested by the Administrative Agent, all in form, content and scope reasonably satisfactory to the Administrative Agent;
provided, that a security interest shall not be required to be granted on Excluded Property; provided, further that any Loan Party that pledges the Equity Interests of any Foreign Subsidiary shall only be required to execute a pledge governed by any foreign Laws if, in each case, (A) the Administrative Agent reasonably determines that the benefits to the Lenders of having such a pledge by such Loan Party governed by foreign Laws outweighs the cost to the Borrower and its Restricted Subsidiaries of such actions and (B) the Administrative Agent requests such foreign Law pledge.
(b)Upon the acquisition of any fee-owned real property by any Loan Party, if such property, has a fair market value in excess of $25,000,000 individually (any such real property, the “Material Real Property” (it being acknowledged and agreed that all real property shall be subject to the negative pledge requirements of Section 7.01 and the double negative pledge requirements of Section 7.09(c)), that in the reasonable judgment of the Administrative Agent is not already subject to a perfected first priority security interest in favor of the Administrative Agent for the benefit of the Secured Parties (subject to Liens permitted under Section 7.01), at the Borrower’s expense within 90 days after such acquisition (or such later time as may be determined solely by the Administrative Agent in its reasonable discretion):
(A)cause the applicable Loan Party to deliver to the Administrative Agent, with respect to such Material Real Property, (i) mortgagee title insurance policies and surveys, (ii) a description of the property so acquired in detail reasonably satisfactory to the Administrative Agent and (iii) “life of the loan” flood zone determinations and, as applicable, flood insurance and borrower notices (all in compliance with applicable regulations and Flood Laws) with respect to such real property, each in scope, form and substance reasonably satisfactory to the Administrative Agent,
(B)cause the applicable Loan Party to duly execute and deliver to the Administrative Agent Mortgages and other security and pledge agreements and supplements and joinders to existing Collateral Documents, as specified by and in form and substance reasonably satisfactory to the Administrative Agent, securing payment of all the Secured Obligations of the applicable Loan Party under the Loan Documents and constituting Liens on all such real property,

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(C)cause the applicable Loan Party to take whatever action (including authorizing the recording of Mortgages and the filing of Uniform Commercial Code financing statements) as may be reasonably necessary in the reasonable opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting Liens on such real property, enforceable against all third parties (subject to Liens permitted under Section 7.01),
(D)deliver to the Administrative Agent, upon the request of the Administrative Agent in its reasonable discretion, a signed copy of a customary opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties reasonably acceptable to the Administrative Agent with respect to the enforceability, due authorization, execution and delivery of the Mortgages, and such other matters as the Administrative Agent may reasonably request, and
(E)deliver to the Administrative Agent such Organization Documents, board resolutions or consents, incumbency, other documents, and certificates referred to in Section 4.01, such updated Schedules to the Loan Documents with respect to such Material Real Property and such other documents, in each case as may be reasonably requested by the Administrative Agent, all in form, content and scope reasonably satisfactory to the Administrative Agent;
(c)Upon the reasonable request of the Administrative Agent following the occurrence and during the continuance of an Event of Default, the Borrower shall, at the Borrower’s expense:
(i)within 10 days after such request, furnish to the Administrative Agent a description of the real and personal properties of the Loan Parties and their respective Restricted Subsidiaries in detail reasonably satisfactory to the Administrative Agent, and
(ii)as promptly as practicable after such request, deliver, to the Administrative Agent with respect to each parcel of Material Real Property owned by the Borrower and its Restricted Subsidiaries, title reports, surveys, “life of the loan” flood zone determinations and, as applicable, flood insurance and borrower notices (all in compliance with applicable regulations) and environmental assessment reports, each in scope, form and substance reasonably satisfactory to the Administrative Agent, provided, however, that to the extent that any Loan Party or any of its Restricted Subsidiaries shall have otherwise received any of the foregoing items with respect to such real property, such items shall, promptly after the receipt thereof, be delivered to the Administrative Agent.
(d)with respect to any property acquired after the Closing Date by any Loan Party that is intended to be subject to the Lien created by any of the Collateral Documents but is not so subject, promptly (and in any event within 45 days after the acquisition thereof or such later date as agreed to by the Administrative Agent in its reasonable discretion) (i) execute and deliver to the Administrative Agent and the collateral agent such amendments or supplements to the relevant Collateral Documents or such other documents as the Administrative Agent shall reasonably deem necessary or advisable to grant to the Administrative Agent, for its benefit and for the benefit of the other Secured Parties, a Lien on such property subject to no Liens other than Liens permitted under Section 7.01, and (ii) take all actions reasonably necessary to cause such Lien to be duly perfected to the extent required by such Collateral Document in accordance with all applicable law, including authorizing the filing of financing statements in such jurisdictions as may be reasonably requested by the Administrative Agent. Borrower shall otherwise take such actions and execute and/or deliver to the Administrative Agent such documents as the Administrative Agent shall reasonably require to confirm the validity, perfection and priority of the Lien of the Collateral Documents on such after-acquired properties.
Section 6.13.    Compliance with Environmental Laws. Comply, and use commercially reasonable efforts to cause all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; obtain and renew all Environmental Permits reasonably necessary for its operations and properties; and conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action reasonably necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws; provided, however, that neither the Borrower nor any of its Restricted Subsidiaries shall be required to undertake any such investigation, study,

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sampling, testing, cleanup, removal, remedial or other action or to obtain or renew any permit to the extent that (i) its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP or (ii) the failure to take such action, individually or in the aggregate, has not resulted and could not reasonably be expected to result in a Material Adverse Effect.
Section 6.14.    Further Assurances. Promptly upon request by the Administrative Agent, or any Lender through the Administrative Agent, to the extent consistent with this Agreement and any of the other Loan Documents (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Loan Documents, (ii) to the fullest extent permitted by applicable Law, subject any Loan Party’s or any of its Restricted Subsidiaries’ properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (iii) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (iv) grant, collaterally assign, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Restricted Subsidiaries is or is to be a party, and cause each of its Restricted Subsidiaries to do so.
Section 6.15.    Compliance with Terms of Leaseholds. Make all payments and otherwise perform all obligations in all materials respects of all leases of real property to which the Borrower or any of its Restricted Subsidiaries is a party, keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or cancelled, promptly cure any default thereunder, and cause each of its Restricted Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, could not be reasonably likely to have a Material Adverse Effect.
Section 6.16.    Material Contracts. (a) Enforce each Material Contract in accordance with its terms except where the failure to do so, individually and in the aggregate, could not reasonably be expected to have Material Adverse Effect, (b) perform and observe in all material respects all the terms and provisions of each Material Contract to be performed or observed by it except where the failure to do so, individually and in the aggregate, could not reasonably be expected to have Material Adverse Effect, and (c) maintain each such Material Contract in full force and effect except where the failure to do so, individually and in the aggregate, could not reasonably be expected to have Material Adverse Effect.
Section 6.17.    Maintenance of Debt Ratings. Use commercially reasonable efforts to maintain all Debt Ratings.
Section 6.18.    Compliance with ERISA. In addition to and without limiting the generality of Section 6.08, (a) except where the failure to so comply could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) comply with applicable provisions of ERISA, the Code and the regulations and published interpretations thereunder with respect to all Plans, (ii) not take any action or fail to take action the result of which could reasonably be expected to result in a liability to the PBGC or to a Multiemployer Plan, (iii) not participate in any prohibited transaction that could result in any civil penalty under ERISA or tax under the Code and (iv) operate each Plan in such a manner that will not incur any tax liability under Section 4980B of the Code or any liability to any qualified beneficiary as defined in Section 4980B of the Code and (b) furnish to the Administrative Agent promptly after the Administrative Agent’s request such additional information about any Plan as may be reasonably requested by the Administrative Agent.
Section 6.19.    Post-Closing Matters. Execute and deliver the documents and complete the tasks set forth on Schedule 6.19, in each case within the time limits specified on such schedule (or such later times as the Administrative Agent may agree in its reasonable discretion).

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Section 6.20.    Designation of Subsidiaries. The Borrower may at any time after the Closing Date designate any Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary by delivering to the Administrative Agent a certificate of an Responsible Officer of the Borrower specifying such designation and certifying that the conditions to such designation set forth in this Section 6.20 are satisfied; provided that:
(a)no Default or Event of Default exists or would exist immediately after giving effect to such designation;
(b)the Investments in such Subsidiary (including the value thereof) constitutes an Investment permitted under Section 7.03;
(c)in the case of the designation of a Subsidiary as an Unrestricted Subsidiary, (i) the Subsidiary to be so designated does not (directly, or indirectly through its Subsidiaries) own any Equity Interests or Indebtedness of, or own or hold any Lien on any property of, the Borrower or any of its Restricted Subsidiaries and (ii) neither the Borrower nor any of its Restricted Subsidiaries shall at any time be directly or indirectly liable for any Indebtedness that provides that the holder thereof may (with the passage of time or notice or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its stated maturity upon the occurrence of a default with respect to any Indebtedness, Lien or other obligation of the Subsidiary to be so designated (including any right to take enforcement action against such Subsidiary);
(d)the designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness, Investments and/or Liens of such Subsidiary existing at such time;
(e)immediately after giving effect to such designation, the Borrower shall be in compliance with the financial covenants set forth in Section 7.11 on a pro forma basis (whether or not in effect); and
(f)no Restricted Subsidiary may be designated as an Unrestricted Subsidiary if it was previously designated an Unrestricted Subsidiary or if it is a “restricted subsidiary” pursuant to the terms of any other Indebtedness or senior notes of the Borrower or any of its Subsidiaries.
The designation of any Subsidiary as an Unrestricted Subsidiary after the Closing Date shall constitute an Investment by the Borrower in such Subsidiary on the date of designation in an amount equal to the fair market value of the Borrower’s Investment therein (as determined reasonably and in good faith by a Responsible Officer of the Borrower).

ARTICLE 7
NEGATIVE COVENANTS
So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder (other than inchoate contingent obligations that by their terms survive the termination of the Loan Documents) shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding (unless such Letter of Credit has been Cash Collateralized), the Borrower shall not, nor shall it permit any Restricted Subsidiary to, directly or indirectly:
Section 7.01.    Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, or file or authorize the filing under the Uniform Commercial Code of any jurisdiction a financing statement that names the Borrower or any of its Restricted Subsidiaries as debtor, or assign any accounts or other right to receive income, other than the following:
(a)Liens pursuant to any Loan Document;

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(b)Liens existing on the Closing Date and listed on Schedule 5.08(b) and any replacements, modifications, renewals or extensions thereof to the extent that the amount secured thereby is not increased except as contemplated by Section 7.02(d); provided that any replacement, modification, renewal or extension of the obligations secured thereby is permitted by Section 7.02(d);
(c)Liens for taxes, assessments or other governmental charges that (i) are not past due for more than 60 days or (ii) are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;
(d)carriers’, warehousemen’s, mechanics’, materialmen’s, landlord’s, suppliers’, repairmen’s, construction, contractors’ or other like Liens arising in the ordinary course of business which %3) are not overdue for a period of more than 60 days or %3) which are being contested in good faith and by appropriate action, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;
(e)pledges or deposits in connection with workers’ compensation, unemployment insurance, other forms of governmental insurance or benefits, and other social security legislation (other than any Lien imposed by ERISA);
(f)pledges or deposits to secure %3) the performance of bids, tenders, trade contracts and leases (other than Indebtedness for borrowed money), statutory obligations, performance and return of money bonds, performance bonds, governmental contracts and other obligations of a like nature and %3) obligations on surety, stay, customs or appeal bonds or other similar obligations incurred in the ordinary course of business;
(g)(i) easements, rights-of-way, restrictions (including zoning restrictions), covenants, encroachments, protrusions or other similar encumbrances, restrictions or title deficiencies affecting real property that do not (x) secure obligations for the payment of borrowed money or (y) in the aggregate materially detract from the value of the real property subject thereto or materially interfere with the use of such real property by any Loan Party or any of its respective Restricted Subsidiaries in the ordinary conduct of the business of the applicable Person and (ii) any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of any Loan Party or any of their respective Restricted Subsidiaries;
(h)Liens securing judgments, attachments and awards for the payment of money not constituting an Event of Default under Section 8.01(h);
(i)Liens securing Indebtedness permitted under Section 7.02(f); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and the products and proceeds thereof and (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition; provided, however, that individual financings of fixed or capital assets provided by a Lender may be cross collateralized to other financings of fixed or capital assets provided by such Lender and/or any of its Affiliates on customary terms;
(j)(i) deposits or pledges made in the ordinary course of business to secure (x) liability for premiums to insurance carriers or (y) liability for reimbursement or indemnification obligations to insurance carriers providing property, casualty or liability insurance to any Loan Party and/or any Restricted Subsidiary thereof and (ii) Liens granted in the ordinary course of business on the unearned portion of insurance premiums securing the financing of insurance premiums to the extent the financing is permitted under Section 7.02;
(k)leases of the real properties, subleases, licenses or sublicenses granted by any Loan Party or Restricted Subsidiary to others, in each case entered into or granted in connection with a Disposition permitted by Section 7.05, a Permitted Acquisition or in the ordinary course of the business of such Loan Party or Restricted Subsidiary so long as in each case any such lease, sublease, license or sublicense does not,

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individually or in the aggregate, %3) interfere in any material respect with the ordinary conduct of the business of any Loan Party or any Restricted Subsidiary or %3) materially impair the use (for its intended purpose) or the value of the property subject thereto;
(l)bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash, Cash Equivalents and other investment property on deposit in one or more accounts maintained by any Loan Party or any Restricted Subsidiary, in each case arising by operation of law or granted in the ordinary course of business in favor of the bank or banks or other financial institutions with which such accounts are maintained, solely securing amounts owing to such banks or other financial institutions with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that in no case shall any such Liens secure the repayment of any Indebtedness;
(m)Liens on property or assets of (i) a Person existing at the time such Person is acquired, including any acquisition by means of a merger, amalgamation or consolidation with or into any Loan Party or any Restricted Subsidiary, and (ii) any Loan Party or any of their respective Restricted Subsidiaries existing at the time such property or assets are purchased or otherwise acquired by such Loan Party or any such Restricted Subsidiary; provided that, in each case, such Liens are not created or incurred in connection with, or in contemplation of, such purchase, acquisition, amalgamation, merger or consolidation and that such Liens do not extend to property not subject to such Liens at the time of such purchase, acquisition amalgation, merger or consolidation (other than improvements thereon and proceeds and products thereof, it being understood that the attachment of Liens to proceeds and to after-acquired property within the scope of a collateral granting clause in effect at the time of a merger, consolidation or acquisition, and not created in contemplation thereof, shall not be deemed an increase in the property covered thereby);
(n)licenses or sublicenses of IP Rights granted by any Loan Party or any Restricted Subsidiary in the ordinary course of business and not interfering in any material respect with the ordinary conduct of business of the Loan Parties and their Restricted Subsidiaries;
(o)the filing of UCC financing statements solely as a precautionary measure in connection with Operating Leases or consignment of goods;
(p)other Liens securing Indebtedness outstanding in an aggregate principal amount not to exceed the greater of (x) $50,000,000 and (y) 10% of Consolidated EBITDA as of the most recent Measurement Period at the time of incurrence thereof;
(q)Liens on Collateral securing Indebtedness permitted under Section 7.02(m); provided that, if applicable, any such Indebtedness is subject to an intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent;
(r)Liens in favor of collecting banks arising by operation of law under Section 4-210 of the UCC or, with respect to collecting banks located in the State of New York, under Section 4-208 of the UCC, and Liens encumbering reasonable customary initial deposits and margin deposits, in each case to the extent not securing Indebtedness for borrowed money, and attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;
(s)Liens in favor of customs or revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods incurred in the ordinary course of business;
(t)Liens securing reimbursement obligations incurred in the ordinary course of business for letters of credit or banker’s acceptances, which Liens encumber only goods, or documents of title covering goods, which are purchased in transactions for which such letters of credit or banker’s acceptances are issued;
(u)options, put and call arrangements, rights of first refusal and similar rights relating to Investments in joint ventures, partnerships and other similar Investments permitted to be made hereunder;

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(v)contractual rights of set-off and similar rights securing Swap Contracts and cash management agreements so long as any related Indebtedness is permitted to be incurred by Section 7.02;
(w)rights of first refusal, put, call and similar rights arising in connection with repurchase agreements that constitute Investments permitted hereunder;
(x)Liens on any amounts held by a trustee or similar party under any indenture or other debt agreement pursuant to customary discharge, redemption or defeasance provisions thereunder in connection with any repayment thereof permitted hereunder;
(y)any extension, renewal or substitution of or for any Lien permitted by clause (i) or clause (m) of this Section, to the extent that (i) the amount of the Indebtedness or other obligation or liability secured by the applicable Lien shall not exceed the amount of the Indebtedness or other obligation or liability existing immediately prior to such extension, renewal or substitution, and (ii) the scope of the property subject to such Lien is not increased;
(z)Liens incurred in connection with any transfer of an interest in accounts or notes receivable or related assets as part of any Permitted Receivables Financing;
(aa)if on the Closing Date after giving effect to the Transactions, the Borrower is not in compliance with Section 4.08(b) and Section 4.07 of the Existing Indenture, the Existing Notes shall be equally and ratably secured with the Facilities pursuant to arrangements reasonably satisfactory to the Administrative Agent; and
(ab)Liens on the identifiable proceeds of any of the assets subject to any of the foregoing Liens.
Section 7.02.    Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except: (a) obligations (contingent or otherwise) existing or arising under any Swap Contract; provided that such obligations are (or were) incurred for the bona fide purpose of hedging the interest rate, commodity or foreign currency risks associated with such Person’s operations and not for speculative purposes;
(b)Indebtedness of (i) a Restricted Subsidiary of the Borrower owed to the Borrower or another Loan Party or of the Borrower owed to a Loan Party, which Indebtedness shall in each case, (A) be on subordination terms, reasonably acceptable to the Administrative Agent and (B) be otherwise permitted under the provisions of Section 7.03; (ii) a Restricted Subsidiary of the Borrower that is not required to be a Loan Party owed to another Restricted Subsidiary of the Borrower that is not a Loan Party or (iii) a Loan Party owed to a Restricted Subsidiary that is not a Loan Party, which Indebtedness shall in each case, (A) be on subordination terms, if any, reasonably acceptable to the Administrative Agent, (B) be otherwise permitted under the provisions of Section 7.03 and (C) not exceed the aggregate amount at the time incurred the greater of (x) $50,000,000 and (y) 10% of Consolidated EBITDA as of the most recent Measurement Period at the time of incurrence thereof;
(c)Indebtedness under the Loan Documents;
(d)Indebtedness outstanding on the Closing Date and listed on Schedule 7.02 (including the Existing Notes) and any Permitted Refinancing Indebtedness in respect thereof;
(e)Guarantees of any Loan Party in respect of Indebtedness otherwise permitted under this Section 7.02;
(f)Indebtedness in respect of Capitalized Leases, Synthetic Lease Obligations and/or purchase money obligations for fixed or capital assets within the limitations set forth in Section 7.01(i) and any Permitted Refinancing Indebtedness in respect thereof; provided, however, that the aggregate amount of all such Indebtedness (including any such Permitted Refinancing Indebtedness) at the time incurred shall not exceed

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the greater of (x) $50,000,000 and (y) 10% of Consolidated EBITDA as of the most recent Measurement Period at the time of incurrence thereof;
(g)Indebtedness in respect of bid, performance, appeal or surety bonds, performance and completion guarantees and other similar obligations, workers’ compensation claims, self-insurance obligations and bankers acceptances issued for the account of any Loan Party or any Restricted Subsidiary in the ordinary course of business, including guarantees or obligations of any Loan Party or any Restricted Subsidiary with respect to letters of credit or other similar instruments related thereto supporting such bid, performance, appeal or surety bonds, performance and completion guarantees and similar obligations, workers’ compensation claims, self-insurance obligations and bankers acceptances (in each case other than for an obligation for money borrowed);
(h)other Indebtedness (whether of Loan Parties or Restricted Subsidiaries that are not Loan Parties) and any Permitted Refinancing Indebtedness in respect thereof, in an aggregate principal amount (including the aggregate principal amount of such Permitted Refinancing Indebtedness) not to exceed at the time of incurrence the greater of (x) $50,000,000 and (y) 10% of Consolidated EBITDA as of the most recent Measurement Period at the time of incurrence thereof;
(i)unsecured Earnout Obligations in an aggregate amount not to exceed the greater of (x) $75,000,000 and (y) 15% of Consolidated EBITDA as of the most recent Measurement Period at the time of incurrence thereof;
(j)(i) unsecured Indebtedness (including unsecured Subordinated Indebtedness) of the Borrower or any other Loan Party; provided that (A) no Default or Event of Default shall have occurred and be continuing or would result from the incurrence of such Indebtedness; (B) immediately after giving effect to the incurrence of such Indebtedness and the receipt and application of the proceeds thereof, the Borrower shall be in pro forma compliance with the Debt Incurrence Test (determined based on the financial information received for the fiscal quarter most recently ended prior to the date of incurrence of such Indebtedness for which financial statements have been delivered to the Administrative Agent pursuant to Section 6.01(a) or Section 6.01(b), as applicable, and assuming the funding in full of such Indebtedness); and (C) such Indebtedness does not mature prior to the date that is 91 days after the latest of the maturity dates of, or have a shorter weighted average life to maturity than, all Term Loans or Term B Commitments in effect at the time of issuance of such Indebtedness (other than (1) a customary mandatory prepayment or mandatory offer to repurchase in connection with a change of control or asset sale that requires the prior payment in full of, and termination of all commitments with respect to, the Obligations as a condition to such mandatory prepayment or mandatory offer to repurchase) and (2) in respect of Permitted Convertible Indebtedness, any required redemption or repurchase upon a “fundamental change” (as customarily defined for such Permitted Convertible Indebtedness) or any settlement upon conversion thereof (whether in cash, securities or other property); provided that any Indebtedness that automatically converts to, or is exchangeable into, notes or other Indebtedness that meet this clause (C) shall be deemed to satisfy this condition so long as the Borrower or applicable Loan Party irrevocably agrees at the time of the issuance thereof to take all actions necessary to convert or exchange such Indebtedness); and (ii) any Permitted Refinancing Indebtedness in respect of any Indebtedness incurred under subclause (i) of this clause (j) or this subclause (ii);
(k)Indebtedness in respect of netting services, overdraft protections, automatic clearinghouse arrangements and similar arrangements in each case in connection with deposit accounts and Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business;
(l)(i) Indebtedness of a Person existing at the time such Person became a Restricted Subsidiary or assets were acquired from such Person in connection with an Investment permitted pursuant to Section 7.03, to the extent that (A) such Indebtedness was not incurred in contemplated of such Investment and (B)) the aggregate outstanding principal amount of such Indebtedness at any time when combined with the aggregate outstanding amount at such time of any Permitted Refinancing Indebtedness incurred pursuant to subclause

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(B) of this clause (l) does not exceed $50,000,000 and (ii) any Permitted Refinancing Indebtedness in respect of Indebtedness incurred pursuant to subclause (A) of this clause (l);
(m)(i) Indebtedness under Refinancing Notes, one hundred percent (100%) of the Net Cash Proceeds of which are applied to repay outstanding Loans and (ii) any Permitted Refinancing Indebtedness in respect of Indebtedness incurred pursuant to subclause (i) of this clause (m);
(n)(i) Indebtedness supported by a letter of credit or similar instrument, in a principal amount not in excess of the stated amount of such letter of credit or instrument and (ii) Indebtedness of any Loan Party or any Restricted Subsidiary as an account party in respect of letters of credit and similar instruments issued in the ordinary course of business; provided that the aggregate outstanding principal amount of Indebtedness under subclauses (i) and (ii) of this clause (n) shall not at any time exceed $25,000,000;
(o)Indebtedness of any Foreign Subsidiary which is a Restricted Subsidiary of any Loan Party not exceeding at the time of incurrence greater of (x) $50,000,000 and (y) 10% of Consolidated EBITDA as of the most recent Measurement Period;
(p)Indebtedness consisting of promissory notes issued by any Loan Party or any Restricted Subsidiary to current or former officers, directors and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of any Loan Party or any of Restricted Subsidiary permitted by Section 7.06; and
(q)Indebtedness incurred by a Receivables Subsidiary in a Permitted Receivables Financing that is not recourse (except for Standard Securitization Undertakings) to the Borrower or any of its Restricted Subsidiaries (other than a Receivables Subsidiary); provided that the Borrower would be in compliance on a pro forma basis with Section 7.11 hereof.
Section 7.03.    Investments. Make or hold any Investments, except:(a)    Investments held by any Loan Party and their respective Restricted Subsidiaries in the form of cash and Cash Equivalents;
(b)(i) loans and advances to officers, directors and employees of a Loan Party or any of their respective Restricted Subsidiaries (A) in the ordinary course of business and/or (B) which are used by such Persons to purchase simultaneously Equity Interests of the Borrower not to exceed $15,000,000 in the aggregate at any time outstanding and (ii) commission draws made in the ordinary course of business;
(c)(i) Investments by a Loan Party to or in another Loan Party, (ii) Investments by a Restricted Subsidiary that is not a Loan Party to or in another Restricted Subsidiary that is not a Loan Party, (iii) Investments by a Restricted Subsidiary that is not a Loan Party to or in a Loan Party and (iv) so long as no Event of Default has occurred and is continuing either before or immediately after giving effect thereto, Investments by the Loan Parties in Restricted Subsidiaries that are not Loan Parties (including, Acquisitions of Excluded Subsidiaries or Persons that do not become Loan Parties to the extent such Acquisitions otherwise satisfy the requirements for Permitted Acquisitions) in an aggregate outstanding amount not to exceed the greater of (x) $50,000,000 and (y) 10% of Consolidated EBITDA as of the most recent Measurement Period at the time such Investment is made;
(d)(i) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and (%4) Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;
(e)Guarantees by any Loan Party or any of their respective Restricted Subsidiaries of leases (but not Capitalized Leases) or of other obligations of any Loan Party or any other Subsidiary that do not constitute Indebtedness and are entered into in the ordinary course of business;

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(f)Investments existing, or that are made pursuant to legally binding written commitments existing, on the Closing Date, as set forth on Schedule 7.03 hereto, and any modification, replacement, renewal or extension thereof; provided no such modification, replacement, renewal or extension shall increase the amount of Investments then permitted under this clause (f) except pursuant to the terms of such Investment in existence on the date hereof or as otherwise permitted by this Section 7.03;
(g)Permitted Acquisitions;
(h)Investments consisting of (i) negotiable instruments held for collection in the ordinary course of business, (ii) deposits to facilitate the operation of cash pooling, netting, interest set-off and/or sweep accounts or (iii) utility and other similar deposits in the ordinary course of business;
(i)Investments made by the Borrower or any Restricted Subsidiary that consist of consideration received in connection with a Disposition made in compliance with Section 7.05;
(j)purchases or acquisitions of Equity Interests of the Borrower to the extent permitted pursuant to Section 7.06(d);
(k)so long as no Event of Default has occurred and is continuing either before or immediately after giving effect thereto, the Loan Parties and their respective Restricted Subsidiaries may make Investments; provided that after giving effect thereto:
(i)the aggregate amount of all Investments made since the Closing Date pursuant to this Section 7.03(k) and all Restricted Payments made since the Closing Date pursuant to Section 7.06(d) and prepayments, redemptions, purchases, defeasances or satisfaction of Junior Indebtedness since the Closing Date pursuant to Section 7.14 shall not exceed an amount equal to the Available Amount; and
(ii)after giving effect to such Investment and any Indebtedness incurred in connection therewith, the Borrower shall be in pro forma compliance (determined at the time such Investment is made based on the financial information received for the fiscal quarter most recently ended prior to such time for which financial statements have been delivered to the Administrative Agent pursuant to Section 6.01(a) or Section 6.01(b), as applicable, and on a pro forma basis after giving effect to such Investment and any Indebtedness incurred in connection therewith) with the financial covenants set forth in Section 7.11 (whether or not in effect);
(l)the Polycom Acquisition;
(m)other Investments in an aggregate amount outstanding not to exceed the greater of (x) $50,000,000 and (y) 10% of Consolidated EBITDA as of the most recent Measurement Period at the time such Investment is made;
(n)Investments received in settlement of amounts due to any Loan Party or any of their respective Restricted Subsidiaries effected in the ordinary course of business or owing to any Loan Party or any of its Restricted Subsidiaries as a result of any proceedings under Debtor Relief Laws involving an account debtor, other customer or supplier or upon the foreclosure or enforcement of any Lien in favor of a Loan Party or its respective Restricted Subsidiaries;
(o)Investments consisting of prepaid expenses;
(p)Investments arising under Swap Contracts permitted hereunder;
(q)Investments in joint ventures in an aggregate amount outstanding from time to time of up to $15,000,000;

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(r) the licensing, sublicensing or contribution of IP Rights pursuant to joint marketing arrangements with Persons other than the Loan Parties or any of their respective Restricted Subsidiaries in the ordinary course of business;
(s) to the extent constituting Investments, transactions expressly permitted under Sections 7.01, 7.02, 7.04 (other than clause (f)), 7.05 and 7.06;
(t)Investments of a Person that is acquired and becomes a Loan Party or of a company merged or amalgamated or consolidated into any Loan Party, in each case, after the date hereof and in accordance with this Agreement, to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation, do not (other than any Investments by such acquired Loan Parties in one of its Restricted Subsidiaries) constitute a material portion of the aggregate assets acquired in such transaction and were in existence on the date of such acquisition, merger, amalgamation or consolidation;
(u)advances of payroll payments to employees in the ordinary course of business;
(v)equity interests in any Lender acquired by virtue of any Bail-in Action or similar regulatory action;
(w)(i) Investments in a Receivables Subsidiary in connection with a Permitted Receivables Financing; provided that any such Investment in a Receivables Subsidiary is in the form of a contribution of additional assets in connection with a Permitted Receivables Financing or as common equity or subordinated Indebtedness, and (ii) payments of fees and purchases of a Receivables Subsidiary’s assets pursuant to a repurchase obligation pursuant to Standard Securitization Undertakings, in each case in connection with a Permitted Receivables Financing; and
(x)each Permitted Bond Hedge Transaction and Permitted Warrant Transaction.
Section 7.04.    Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that the following shall be permitted:
(a)any Subsidiary may merge or consolidate with, Dispose of all or substantially all of its assets to, or dissolve or liquidate into (i) the Borrower; provided that the Borrower shall be the continuing or surviving Person, or (ii) any one or more other Restricted Subsidiaries; provided that when any Loan Party is merging with another Subsidiary, such Loan Party shall be the continuing or surviving Person;
(b)any Loan Party other than the Borrower may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Loan Party;
(c)any Restricted Subsidiary that is not a Loan Party may merge or consolidate with, Dispose of all or substantially all its assets to, or dissolve or liquidate into (i) another Restricted Subsidiary that is not a Loan Party or (ii) a Loan Party;
(d)in connection with any Permitted Acquisition, the Borrower or any Restricted Subsidiary of the Borrower may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided that (i) in the case of a merger to which the Borrower is not a party, the Person surviving such merger shall be a direct or indirect wholly-owned Restricted Subsidiary of the Borrower, (ii) in the case of any such merger to which the Borrower is a party, the Borrower is the surviving Person and (iii) in the case of any such merger to which any Loan Party (other than the Borrower) is a party, the surviving Person in such merger is, or becomes, a Loan Party;

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(e)so long as no Event of Default has occurred and is continuing or would result therefrom, any Subsidiary of the Borrower may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided, however, that in each case, immediately after giving effect thereto (i) in the case of any such merger to which the Borrower is a party, the Borrower is the surviving corporation and (ii) in the case of any such merger to which any Loan Party (other than the Borrower) is a party, such Loan Party is the surviving corporation;
(f)any merger, dissolution, liquidation, consolidation and/or Disposition in compliance with Section 7.03 (other than clause (s)) and/or Section 7.05;
(g)so long as no Event of Default (or, to the extent relating to a Permitted Acquisition, no Event of Default under Section 8.01(a) or (f)) exists or would result therefrom, the Borrower may merge or consolidate with or Dispose of all or substantially all its assets to any other Person; provided that (i) the Borrower shall be the continuing or surviving corporation or (ii) if the Person formed by or surviving any such merger or consolidation is not the Borrower (or, in connection with a Disposition of all or substantially all of the Borrower’s assets, is the transferee of such assets) (any such Person, a “Successor Borrower”), (A) the Successor Borrower shall be an entity organized or existing under the Laws of the United States, any state thereof, any territory thereof or the District of Columbia, (B) the Successor Borrower shall expressly assume all the obligations of the Borrower under this Agreement and the other Loan Documents to which the Borrower is a party pursuant to supplements hereto or thereto in form reasonably satisfactory to the Administrative Agent, (C) each Guarantor, unless it is the other party to such merger, consolidation or Disposition, shall have by a supplement to the Guaranty (or in another form reasonably satisfactory to the Administrative Agent) confirmed that its Guaranty shall apply to the Successor Borrower’s obligations under this Agreement, (D) each Loan Party, unless it is the other party to such merger, consolidation or Disposition, shall have by a supplement to the Security Agreement (or in another form reasonably satisfactory to the Administrative Agent) confirmed that its obligations thereunder shall apply to the Successor Borrower’s obligations under this Agreement, (E) the Successor Borrower shall, immediately following such merger or consolidation, directly or indirectly own all Subsidiaries owned by the Borrower immediately prior to such merger or consolidation, (F) the Secured Parties’ rights and remedies under the Loan Documents, including their rights and remedies with respect to any Collateral owned by the Successor Borrower, and the Successor Borrower’s obligations under the Guaranty and the Security Agreement, will not be impaired in any manner as a result of such merger or consolidation, (G) if reasonably requested by the Administrative Agent, each mortgagor of a Material Real Property, unless it is the other party to such merger, consolidation or Disposition, shall have by an amendment to or restatement of the applicable Mortgage (or other instrument reasonably satisfactory to the Administrative Agent) confirmed that its obligations thereunder shall apply to the Successor Borrower’s obligations under this Agreement, and (H) the Successor Borrower shall have delivered to the Administrative Agent an officer’s certificate and an opinion of counsel, each stating that such merger, consolidation or Disposition and such supplement to this Agreement or any Collateral Document comply with this Agreement and if reasonably requested by the Administrative Agent, authorizing resolutions and other corporate or other legal entity documents shall be required to be provided; provided, further, that if the foregoing are satisfied, the Successor Borrower will succeed to, and be substituted for, the Borrower under this Agreement; provided, further, that the Borrower agrees to provide any documentation and other information regarding the Successor Borrower as shall have been reasonably requested in writing by any Lender through the Administrative Agent that such Lender shall have reasonably determined is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the Patriot Act; and
(h)the Loan Parties and their respective Subsidiaries may consummate the Transactions.
Section 7.05.    Dispositions. Make any Disposition or enter into any agreement to make any Disposition, except:
(a)Dispositions of damaged, obsolete, surplus, scrap or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

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(b)Dispositions of inventory in the ordinary course of business and the write-off, discount, sale or other disposition of defaulted, charged-off or past-due or extended term receivables and similar obligations in the ordinary course of business and not undertaken as part of an accounts receivable financing transaction;
(c)Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;
(d)Dispositions of property in the form of an Investment permitted pursuant to Section 7.03, in the form of a Lien permitted pursuant to Section 7.01 or a Restricted Payment permitted pursuant to Section 7.06;
(e)Dispositions permitted by Section 7.04 (other than Section 7.04(f));
(f)Dispositions consisting of exclusive licenses or sublicenses permitted under Section 7.01(n), provided, however, that such exclusive licenses or sublicenses shall consist of licenses or sublicenses granted in the ordinary course of the Borrower’s or other Loan Parties’ or any Restricted Subsidiary’s business;
(g)Dispositions by the Borrower and its Restricted Subsidiaries not otherwise permitted under this Section 7.05; provided that (i) at the time of such Disposition, no Default shall exist or would result from such Disposition, (ii) the book value of any individual piece of property or business unit Disposed of in reliance on this clause (g) shall not exceed $20,000,000 and (iii) the aggregate book value of all property Disposed of in reliance on this clause (g) in any fiscal year shall not exceed $40,000,000.
(h)so long as no Default shall occur and be continuing, the grant of any option or other right to purchase any asset in a transaction that would be permitted under the provisions of Section 7.05(g);
(i)leases or subleases of real or personal property in the ordinary course of business and in accordance with the applicable Collateral Documents;
(j)Dispositions by the Borrower and its Restricted Subsidiaries not otherwise permitted under this Section 7.05; provided that (i) at the time of any such Disposition, no Default shall exist or would result from such Disposition, (ii) the aggregate consideration received for all such Dispositions in any given fiscal year shall be less than or equal to $50,000,000 (the “Consideration Limit”), provided, further that if the Borrower and its Restricted Subsidiaries have previously utilized the Consideration Limit in any given fiscal year, they may nonetheless Dispose of any Person or any business or division of any Person so long as the aggregate amount of Consolidated EBITDA for the four fiscal quarter period ended as of the last day of the immediately prior fiscal year that is attributable to all Persons, businesses or divisions Disposed of pursuant to this clause (j) in such fiscal year (including, those Disposed of pursuant to the Consideration Limit) shall not exceed (5%) of such Consolidated EBITDA for such period, (iii) any such Disposition is for fair market value, (iv) not less than 75% of the purchase price for any such Disposition shall be paid to the Borrower or such Restricted Subsidiary in cash and Cash Equivalents and (v) after giving effect to such Disposition, the Borrower shall be in pro forma compliance with the Debt Incurrence Test and Section 7.11 (whether or not then in effect) (in each case, determined at the time each such Disposition is made based on the financial statements most recently delivered to the Administrative Agent pursuant to, Section 6.01(a) or Section 6.01(b), as applicable, and after giving pro forma effect to each such Disposition));
(k)non-exclusive licenses and sublicenses of IP Rights in the ordinary course of business not interfering, individually or in the aggregate, in any material respect with the ordinary conduct of business of the Borrower and its Restricted Subsidiaries;
(l)Dispositions of cash and Cash Equivalents in the ordinary course of business for purposes not otherwise prohibited by any Loan Document and conversions of Cash Equivalents into cash or other Cash Equivalents;

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(m)(i) the lapse of IP Rights of the Borrower and its Restricted Subsidiaries to the extent not economically desirable or necessary in the conduct of their business and (ii) the abandonment of IP Rights in the ordinary course of business so long as (in each case under clauses (i) and (ii)) such lapse or abandonment could not reasonably be expected to be materially adverse to the interests of the Loan Parties or the Secured Parties;
(n)any involuntary loss, damage or destruction of property;
(o)any involuntary condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, or confiscation or requisition of use of property;
(p)transfers of assets (i) from the Borrower or any of its Restricted Subsidiaries to a Loan Party, and (ii) from any Restricted Subsidiary of the Borrower that is not a Loan Party to any other Restricted Subsidiary of the Borrower;
(q)any issuance by the Borrower or any Subsidiary of its own capital stock or other Equity Interests (provided that such issuance would not result in a Change of Control and, in the case of an issuance by a Subsidiary, such issuance is to the Borrower and/or one or more other Restricted Subsidiaries);
(r)Dispositions of assets received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business,
(s)Dispositions of Equity Interests in any Lender acquired by virtue of any Bail-In Action or similar regulatory action;
(t)the Disposition of assets acquired pursuant to a Permitted Acquisition which assets are not used or useful to the core or principal business of the Borrower or its Restricted Subsidiaries, subject to application of the Net Cash Proceeds thereof in accordance with Section 2.05(b)(ii);
(u)Dispositions of property as separately identified in writing to the Lenders, prior to the date of allocation; and
(v)any Disposition of any interest in accounts or notes receivable and related assets in respect of (i) the transfer or assignment of accounts for collection purposes in the ordinary course of business or (ii) the transfer or assignment of trade notes receivable or accounts receivable in connection with any Permitted Receivables Financing;
provided, however, that, any Dispositions made pursuant to this Section (excluding Dispositions made pursuant to clause (j)) of assets with a fair market value in excess of the Threshold Amount shall be for fair market value. To the extent the Required Lenders or all the Lenders, as applicable, waive the provisions of this Section 7.05 with respect to the sale of any Collateral, or any Collateral is sold as permitted by this Section 7.05, such Collateral (unless sold to a Loan Party) shall be sold free and clear of the Liens created by the Collateral Documents, and, so long as the Borrower shall have provided the Administrative Agent such certifications or documents as Administrative Agent shall reasonably request in order to demonstrate compliance with this Section 7.05, the Administrative Agent is authorized to take all actions it deems appropriate or that is reasonably requested by the Borrower in order to effect the foregoing.
Section 7.06.    Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, except the following:
(a)(i) each Restricted Subsidiary may make Restricted Payments to a Loan Party and any other Person that owns a direct Equity Interest in such Restricted Subsidiary and (ii) each Restricted Subsidiary that is not a Loan Party may make Restricted Payments to any other Restricted Subsidiary that is not a Loan Party and any other Person that owns a direct Equity Interest in such Restricted Subsidiary;

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(b)the Borrower and each Restricted Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person;
(c)so long as no Default or Event of Default shall exist or result therefrom, the Borrower and each Restricted Subsidiary may (i) purchase, redeem or otherwise acquire its Equity Interests with the proceeds received from the substantially concurrent issuance of new Qualified Equity Interests and (ii) prepay, redeem, purchase, defease or otherwise satisfy any Junior Indebtedness with the proceeds received from the substantially concurrent issuance of new Qualified Equity Interests;
(d)so long as no Default shall exist or result therefrom, the Borrower may make Restricted Payments; provided that immediately after giving effect thereto:
(i)the aggregate amount of all Restricted Payments made since the Closing Date pursuant to this Section 7.06(d) and prepayments, redemptions, purchases, defeasances or satisfaction of Junior Indebtedness since the Closing Date pursuant to Section 7.14 and all Investments made since the Closing Date pursuant to Section 7.03(k) shall not exceed the Available Amount; and
(ii)the Borrower shall be in pro forma compliance (determined at the time such Restricted Payment is made based on the financial information received for the fiscal quarter most recently ended prior to such time for which financial statements have been delivered to the Administrative Agent pursuant to Section 6.01(a) or Section 6.01(b), as applicable, and on a pro forma basis after giving effect to such Restricted Payment and any Indebtedness incurred in connection therewith) with the financial covenants set forth in Section 7.11 (whether or not in effect);
(e)the Borrower and each Restricted Subsidiary may refinance, refund, renew or extend any Junior Indebtedness, in each case in accordance with Section 7.02(j)(ii) or 7.02(m);
(f)the Borrower or any of its Restricted Subsidiaries may make other Restricted Payments; provided that (A) no Default or Event of Default shall have occurred and be continuing or would result therefrom; (B) after giving pro forma effect, such Restricted Payments, the pro forma Total Net Leverage Ratio shall not exceed 3.50 to 1.00 (determined based on the financial information received for the fiscal quarter most recently ended prior to such Restricted Payments for which financial statements have been delivered to the Administrative Agent pursuant to Section 6.01(a) or Section 6.01(b), as applicable);
(g)the Borrower may pay normal announced quarterly dividends on its common stock consistent with past practice (including dividend increases consistent with past practice but, for the avoidance of doubt, not special or other one-time dividends) up to $50,000,000 in the aggregate per fiscal year (subject to carry-over of unused amounts);
(h)cash payments in lieu of the issuance of fractional shares in connection with the exercise or conversion of warrants, options or other securities convertible into or exchangeable for Equity Interests of the Borrower or any of its Restricted Subsidiaries;
(i)withholding tax payments made on behalf of employees in connection with the exercise by such employees of stock options or other rights to purchase Equity Interests or the vesting of restricted Equity Interests;
(j)that portion of any cash payment actually made by the Borrower or such Restricted Subsidiary representing the “strike price” for any stock option, warrant or other convertible or exchangeable security payable by the holder thereof, but only to the extent such “strike price” was actually received by the Borrower or such Restricted Subsidiary and no netting of such payment was made by the Borrower or such Restricted Subsidiary, in each case, prior to the Borrower or such Restricted Subsidiary making any cash payment in respect of such stock option, warrant or other convertible or exchangeable security;

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(k)the purchase, repurchase, redemption, defeasance or other acquisition or retirement of any Equity Interests of the Borrower by conversion into, or by or in exchange for, Equity Interests, or out of net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Borrower) of other Equity Interests of the Borrower, with a sale being deemed substantially concurrent if such purchase, redemption, defeasance or other acquisition or retirement occurs not more than 120 days after such sale;
(l)the redemption, defeasance, repurchase, acquisition or retirement for value of any Indebtedness of the Borrower that is subordinate in right of payment to the Obligations by conversion into, or in exchange for, or out of the net cash proceeds of a substantially concurrent issue and sale (other than to a Subsidiary of the Borrower) of (i) new subordinated Indebtedness of the Borrower incurred in accordance with this Agreement, or (ii) Qualified Equity Interests of the Borrower, in each case with an issue and sale being deemed substantially concurrent if such redemption, defeasance, repurchase, acquisition or retirement for value occurs not more than 120 days after such issue and sale;
(m)the purchase, redemption, retirement or other acquisition for value of Equity Interests in any Loan Party held by any current or former director, officer or employee of any Loan Party or any Restricted Subsidiary (or their estates or beneficiaries under their estates) upon death, disability, retirement or termination of employment or alteration of employment status or pursuant to the terms of any agreement or plan under which such Equity Interests were issued; and
(n)the non-cash repurchase of Equity Interests deemed to occur upon the exercise of stock options, stock appreciation rights, restricted stock units, warrants or other convertible or exchangeable securities, due to “netting” in connection therewith.
Section 7.07.    Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by the Borrower and its Restricted Subsidiaries on the Closing Date or any business reasonably related, complementary, synergistic, ancillary or incidental thereto or reasonable extensions thereof.
Section 7.08.    Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Borrower involving aggregate consideration in excess of $10,000,000, whether or not in the ordinary course of business, other than on fair and reasonable terms no less favorable in all material respects to the Borrower or such Restricted Subsidiary as would be obtainable by the Borrower or such Restricted Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate; provided that the foregoing restriction shall not apply to the following:
(a)transactions between or among the Loan Parties or wholly-owned Restricted Subsidiaries of Loan Parties (or any entity that becomes a Loan Party as a result of such transaction);
(b)Restricted Payments permitted pursuant to Section 7.06;
(c)Investments permitted pursuant to Section 7.03;
(d)reasonable and customary director, officer and employee compensation (including bonuses) and other benefits (including retirement, health and other insurance, equity compensation, stock option programs and other benefit plans and employment and severance agreements) and indemnification arrangements and reimbursement of expenses, in each case approved by the board of directors or applicable senior management of the Borrower;
(e)transactions with customers, clients, suppliers, joint venture partners or purchasers or sellers of goods and services, in each case in the ordinary course of business and otherwise not prohibited by the Loan Documents;
(f)actions permitted pursuant to Section 7.04 or Section 7.05;

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(g)equity issued and capital contributions made in compliance with the terms hereof;
(h)the agreements listed on Schedule 7.08 or any amendment thereto to the extent such an amendment is not adverse to any Loan Party or the Lenders in any material respect when taken as a whole;
(i)reorganizations of Restricted Subsidiaries consummated for the purpose of reducing tax obligations of the Borrower and its Restricted Subsidiaries, so long as the aggregate value of assets owned by the Borrower and its Domestic Subsidiaries and the Borrower and Guarantors is not materially decreased as a result thereof;
(j)non-interest bearing intercompany loans or other advances among the Borrower and its Restricted Subsidiaries or to employees, officers and directors in the ordinary course of business and consistent with past practice;
(k)payments to or from, and transactions with, any joint venture in the ordinary course of business (including, without limitation, any cash management activities related thereto); and
(l)transactions effected as part of a Permitted Receivables Financing.
Section 7.09.    Burdensome Agreements. Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that:
(a)limits the ability of any Restricted Subsidiary to make Restricted Payments to the Borrower or any Subsidiary Guarantor or to otherwise transfer property to or invest in the Borrower or any Subsidiary Guarantor or limits the ability of the Borrower or any Subsidiary (other than an Excluded Subsidiary) to create, incur, assume or suffer to exist Liens on property of such Person in favor of the Administrative Agent pursuant to this Agreement or the other Loan Documents, except (i) any agreement in effect on the date hereof and set forth on Schedule 7.09; (ii) any agreement in effect at the time any Subsidiary becomes a Restricted Subsidiary of the Borrower or merges into the Borrower or a Restricted Subsidiary, so long as such agreement was not entered into solely in contemplation of such Person becoming a Restricted Subsidiary of the Borrower or merging into the Borrower or a Restricted Subsidiary of the Borrower; (iii) customary provisions restricting subletting or assignment of any lease or sublease governing a leasehold interest of a Restricted Subsidiary; (iv) customary provisions restricting assignment of any agreement or license or sublicense entered into by a Restricted Subsidiary in the ordinary course of business; (v) any holder of a Lien permitted by Section 7.01 restricting the transfer of the property subject thereto; (vi) customary restrictions and conditions contained in any agreement relating to the Disposition of any property permitted under Section 7.05 pending the consummation of such Disposition; (vii) in the case of any joint venture which is not a Loan Party, restrictions in such joint venture’s Organization Documents or pursuant to any joint venture agreement or stockholders agreements solely to the extent of the Equity Interests of or property held in the subject joint venture or other entity, so long as the Investment in such joint venture is otherwise permitted by Section 7.03, (viii) customary provisions in Indebtedness permitted pursuant to this Agreement but no more restrictive than the provisions in this Agreement and provided that no such provision shall prohibit a Loan Party from, or adversely affect a Loan Party’s ability to, make Restricted Payments to the Borrower or any Subsidiary Guarantor, (ix) pursuant to any document or instrument governing purchase money Indebtedness, Capitalized Leases or Synthetic Lease Obligations incurred pursuant to Section 7.02(d) or (f) (provided that any such restriction contained therein relates only to the asset or assets financed thereby), (x) by reason of applicable Law, license, permit or similar restriction; (xi) customary limitations on Liens contained in any agreement with respect to Indebtedness incurred pursuant to (A) Section 7.02(j) or any Refinancing Notes that are based upon an incurrence based financial test that is less restrictive than the financial ratio requirements set forth in Sections 2.14 and 7.02(j) hereof and permits, as of the date of execution thereof, Liens to secure the Commitments and Loans hereunder as well as the Incremental Increases permitted to be incurred pursuant to Section 2.14(a)(i)(A), (B) Section 7.02(d) or (f); provided that such limitation relates only to the assets or asset financed thereby or (C) Section 7.02(l), but only to the extent of the assets subject to Liens permitted under Section 7.01(m) that secure such Indebtedness, (xii) customary restrictions in leases, subleases, licenses, sublicenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate to the assets subject thereto, (xiii) any Lien or restrictions arising in connection with cash or other deposits permitted under Sections 7.02 and limited to such cash or deposit, (xiv) any Lien or restriction existing

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at the time of the acquisition of property, so long as the Liens or restrictions relate solely to the property so acquired (and are not or were not created in anticipation of or in connection with the acquisition thereof), (xv) restrictions on cash and other deposits or net worth imposed by direct or indirect customers or suppliers under contracts entered into the ordinary course of business, (xvi) restrictions on the sale, lease or transfer of property or assets arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Borrower or any Restricted Subsidiary in any manner material to the Borrower and the Restricted Subsidiaries taken as a whole, (xvii) Liens or restrictions arising under deferred compensation arrangements or any “rabbi trust” formed in connection with any such arrangement and (xviii) any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the agreements, instruments, deeds, leases or other arrangements referred to in the foregoing clauses (i) through (xvii), provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive in any material respect with respect to such Lien or restrictions than those contained in the Lien or restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.
Section 7.10.    Use of Proceeds.
(a)Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation T, U or X of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.
(b)The Borrower will not request any Credit Extension, and the Borrower shall not use, and shall ensure that its Restricted Subsidiaries and its or their respective directors, officers, employees and Affiliates shall not use, the proceeds of any Credit Extension (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of, or with, any Sanctioned Person, or in any Sanctioned Country in the violation of any Sanctions applicable to any party hereto or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.
Section 7.11.    Financial Covenants. With respect to the Revolving Credit Facility only:
(a)Secured Net Leverage Ratio. As of the last day of any fiscal quarter ending during the periods specified below, permit the Secured Net Leverage Ratio to be greater than the corresponding ratio set forth below:

Period	Maximum Secured Net Leverage Ratio
December 29, 2018 through June 29, 2019	3.50 to 1.00
June 30, 2019 through March 28, 2020	3.25 to 1.00
March 29, 2020 through April 3, 2021	3.00 to 1.00
April 4, 2021 and thereafter	2.75 to 1.00

(b)Interest Coverage Ratio. As of the last day of any fiscal quarter, commencing with the fiscal quarter ending December 29, 2018, permit the Interest Coverage Ratio to be less than 2.75 to 1.00.
(c)The provisions of this Section 7.11 are for the benefit of the Revolving Credit Lenders only and the Required Revolving Credit Lenders may amend, waive or otherwise modify this Section 7.11 or the defined terms used for purposes of this Section 7.11 or waive any Default or Event of Default resulting from a breach of this Section 7.11 without the consent of any Lenders other than the Required Revolving Credit Lenders in accordance with the provisions of clause (v) of the second proviso to Section 10.01.

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Section 7.12.    Amendments of Organization Documents. Without the consent of the Administrative Agent which consent shall not be unreasonably withheld, conditioned or delayed, amend, modify or change any of its Organization Documents, other than any such amendments or modifications that are not materially adverse as a whole (a) to the interests of the Administrative Agent, the Lenders or the Secured Parties or (b) the Collateral.
Section 7.13.    Accounting Changes. Without the consent of the Administrative Agent which consent shall not be unreasonably withheld, conditioned or delayed make any change in (a) accounting policies or reporting practices, except as required or permitted by GAAP or (b) the Borrower’s fiscal year.
Section 7.14.    Prepayments, Etc. of Junior Indebtedness. Pay, prepay, redeem, purchase, defease or otherwise satisfy any Junior Indebtedness prior to the scheduled maturity thereof in any manner that would be in violation of any subordination terms of such Junior Indebtedness, except (a) prepayments, redemptions, purchases, defeasances or satisfaction of any Junior Indebtedness (i) with proceeds of a substantially concurrent issuance of Qualified Equity Interests or (ii) permitted by Section 7.06, (b) the aggregate amount of all prepayments, redemptions, purchases, defeasances or satisfaction of Junior Indebtedness since the Closing Date pursuant to Section 7.14 and Restricted Payments made since the Closing Date pursuant to Section 7.06(d) and all Investments made since the Closing Date pursuant to Section 7.03(k) shall not exceed the Available Amount or (c) Permitted Refinancing Indebtedness in respect of any Subordinated Indebtedness permitted by Section 7.02, and by any subordination provisions applicable thereto; provided that, for purposes of clause (b), (i) no Default or Event of Default shall have occurred and be continuing at the time of such payment and (ii) the Borrower shall be in pro forma compliance (determined at the time such basket is utilized based on the financial information received for the fiscal quarter most recently ended prior to such time for which financial statements have been delivered to the Administrative Agent pursuant to Section 6.01(a) or Section 6.01(b), as applicable) with the financial covenants set forth in Section 7.11 (whether or not in effect).
ARTICLE 8
EVENTS OF DEFAULT AND REMEDIES
Section 8.01.    Events of Default. Any of the following (an “Event of Default”):
(a)Non-Payment. The Borrower or any other Loan Party fails to (i) pay when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation or deposit any funds as Cash Collateral in respect of L/C Obligations, or (ii) pay within five Business Days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or (iii) pay within five Business Days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or
(b)Specific Covenants. The Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 6.03(a), 6.03(b), 6.03(c), 6.05(a) (with respect to the Borrower, and solely with respect to existence, any other Loan Party), 6.10, 6.11, 6.12, or Article 7; provided that a breach of Section 7.11 shall not constitute an Event of Default with respect to any Term B Loans unless and until the Required Revolving Credit Lenders have declared all amounts outstanding under the Revolving Credit Facility or any applicable Revolving Credit Facility Increase to be due and payable and all outstanding Revolving Credit Commitments to be terminated, in each case in accordance with this Agreement and such declaration has not been rescinded; or
(c)Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues and is not waived for a period of 30 days after the earlier to occur of (i) the date upon which the Borrower receives written notice thereof from the Administrative Agent or any Lender and (ii) the date upon which any Responsible Officer of any Loan Party has knowledge of such failure; or

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(d)Representations and Warranties. Any representation, warranty, certification or written statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect (or, if any such representation, warranty, certification or statement is by its terms qualified by concepts of materiality or reference to Material Adverse Effect, such representation, warranty, certification or statement shall be incorrect or misleading in any respect) when made or deemed made; or
(e)Cross-Default. (i) Any Loan Party or any Restricted Subsidiary thereof (A) fails to (beyond the grace period, if any, provided in the agreement pursuant to which such Indebtedness was created) make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder, Indebtedness under Swap Contracts and Indebtedness owed to the Borrower or any Restricted Subsidiary thereof) having an aggregate outstanding principal amount (including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto the effect of which default is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity (other than (x) any event that permits holders of any Permitted Convertible Indebtedness to convert such Indebtedness or (y) the conversion of any Permitted Convertible Indebtedness, in either case, into common stock of the Borrower (or other securities or property following a merger event, reclassification or other change of the common stock of the Borrower), cash or a combination thereof), or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which a Loan Party or any Restricted Subsidiary thereof is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as defined in such Swap Contract) under such Swap Contract as to which a Loan Party or any Restricted Subsidiary thereof is an Affected Party (as defined in such Swap Contract) and, in either event, the Swap Termination Value owed by such Loan Party or such Restricted Subsidiary as a result thereof is greater than the Threshold Amount; provided, that clause (i) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, so long as such Indebtedness is repaid in accordance with its terms and that clause (ii)(B) shall not apply to the occurrence of any Early Termination Date under any Permitted Bond Hedge Transaction or any Permitted Warrant Transaction; or
(f)Insolvency Proceedings, Etc. Any Loan Party or any Restricted Subsidiary (other than an Immaterial Subsidiary) thereof institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors generally; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 consecutive calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 consecutive calendar days, or an order for relief is entered in any such proceeding; or
(g)Inability to Pay Debts; Attachment. (i) Any Loan Party or any Restricted Subsidiary (other than an Immaterial Subsidiary) thereof becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writs or warrants of attachment or execution or similar processes issued or levied against all or any material part of the property of any such Person remain undischarged, unvacated, unbonded or unstayed for 60 consecutive days after its issue or levy and with respect to obligations that in the aggregate exceed the Threshold Amount; or

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(h)Judgments. There is entered against any Loan Party or any Restricted Subsidiary (other than an Immaterial Subsidiary) thereof (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such outstanding judgments and orders) exceeding the Threshold Amount (to the extent not covered by independent third‑party insurance as to which the insurer has been notified of the potential claim and does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 60 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or
(i)ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan which has resulted or could reasonably be expected to result in the liability of the Borrower in an aggregate amount in excess of the Threshold Amount; or
(j)Invalidity of Loan Documents. Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations or otherwise in accordance with its terms, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any material provision of any Loan Document against any Loan Party; or any Loan Party denies that it has any or further liability or obligation under any provision of any Loan Document, or purports to revoke, terminate or rescind any material provision of any Loan Document; or
(k)Change of Control. There occurs any Change of Control; or
(l)Collateral Documents. Any Collateral Document after delivery shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority Lien (subject to Liens permitted by Section 7.01) on the Collateral purported to be covered thereby, in each case other than in accordance with the express terms hereof or thereof.
Section 8.02.    Remedies upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders (or if such Event of Default results solely from a breach of Section 7.11 that has not become an Event of Default with respect to the Term B Loans pursuant to Section 8.01(b), the Required Revolving Credit Lenders), take any or all of the following actions:
(a)declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;
(b)declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document (or, in the case the Required Revolving Credit Lenders are taking such action, only the Loans and Obligations under the Revolving Credit Facility and any applicable Incremental Increase) to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;
(c)require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the Minimum Collateral Amount with respect thereto); and
(d)exercise on behalf of itself, the Lenders and the L/C Issuer all rights and remedies available to it, the Lenders and the L/C Issuer under the Loan Documents or applicable law;

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provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.
Notwithstanding anything to the contrary, if the only Events of Default then having occurred and continuing are pursuant to a failure to observe the financial covenants set forth in Section 7.11, the Administrative Agent shall only take the actions set forth in this Section 8.02 at the request of the Required Revolving Credit Lenders (as opposed to Required Lenders) or, for the purposes of clause (c) above, Lenders holding a majority of the Revolving Credit Commitments.
Section 8.03.    Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Secured Obligations shall, subject to the provisions of Section 2.15 and 2.16, and all proceeds of Collateral shall, be applied by the Administrative Agent in the following order:
First, to payment of that portion of the Secured Obligations (i) constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article 3) payable to the Administrative Agent in its capacity as such and (ii) that portion of the Secured Obligations constituting unpaid principal of the Loans, L/C Borrowings and Secured Obligations then owing under Secured Hedge Agreements and Secured Cash Management Agreements, ratably among the Lenders, the L/C Issuer, the Hedge Banks and the Cash Management Banks in proportion to the respective amounts described in this clause First held by them;
Second, to payment of that portion of the Secured Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer arising under the Loan Documents and amounts payable under Article 3), ratably among them in proportion to the respective amounts described in this clause Second payable to them;
Third, to payment of that portion of the Secured Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Secured Obligations arising under the Loan Documents, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Third payable to them;
Fourth, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Borrower pursuant to Sections 2.03 and 2.15; and
Last, the balance, if any, after all of the Secured Obligations have been paid in full in cash, to the Borrower or as otherwise required by Law.
Subject to Sections 2.03(c) and 2.15, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Secured Obligations, if any, in the order set forth above.
Notwithstanding the foregoing, Secured Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. Each Cash Management Bank or Hedge

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Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article 9 hereof for itself and its Affiliates as if a “Lender” party hereto.
Section 8.04.    Credit Bidding.
(a)Administrative Agent, on behalf of itself and the Secured Parties, shall have the right, exercisable at the discretion of the Required Lenders, to credit bid and purchase for the benefit of the Administrative Agent and the Secured Parties all or any portion of Collateral at any sale thereof conducted by the Administrative Agent under the provisions of the UCC, including pursuant to Sections 9-610 or 9-620 of the UCC, at any sale thereof conducted under the provisions of the United States Bankruptcy Code, including Section 363 thereof, or a sale under a plan of reorganization, or at any other sale or foreclosure conducted by the Administrative Agent (whether by judicial action or otherwise) in accordance with applicable Law. Such credit bid or purchase may be completed through one or more acquisition vehicles formed by the Administrative Agent to make such credit bid or purchase and, in connection therewith, the Administrative Agent is authorized, on behalf of itself and the other Secured Parties, to adopt documents providing for the governance of the acquisition vehicle or vehicles, and assign the applicable Secured Obligations to any such acquisition vehicle in exchange for Equity Interests and/or debt issued by the applicable acquisition vehicle (which shall be deemed to be held for the ratable account of the applicable Secured Parties on the basis of the Secured Obligations so assigned by each Secured Party); provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof, shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 10.01.
(b)Each Lender hereby agrees, on behalf of itself and each of its Affiliates that is a Secured Party, that, except as otherwise provided in any Loan Document or with the written consent of the Administrative Agent and the Required Lenders, it will not take any enforcement action, accelerate obligations under any of the Loan Documents, or exercise any right that it might otherwise have under applicable Law to credit bid at foreclosure sales, UCC sales or other similar dispositions of Collateral.

ARTICLE 9
ADMINISTRATIVE AGENT
Section 9.01.    Appointment and Authority.
(a)Each of the Lenders and the L/C Issuer hereby irrevocably appoints Wells Fargo to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. Except for the Borrower’s specific rights contained in Section 9.06, the provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and neither the Borrower nor any Restricted Subsidiary thereof shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applied Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
(b)The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacities as a potential Hedge Bank and a potential Cash Management Bank), the L/C Issuer and the other Secured Parties hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and the L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens

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on Collateral granted by any of the Loan Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto (including, without limitation, to enter into additional Loan Documents or supplements to existing Loan Documents on behalf of the Secured Parties). In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article 9 and Article 10 (including Section 10.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.
Section 9.02.    Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Restricted Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
Section 9.03.    Exculpatory Provisions.
(a)The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder and thereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:
(i)shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;
(ii)shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and
(iii)shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
(b)The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given in writing to the Administrative Agent by the Borrower, a Lender or the L/C Issuer.
(c)The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith

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or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article 4 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
(d)The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institutions. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Institution or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information in connection therewith, to any Disqualified Institution.
Section 9.04.    Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it, acting in good faith, to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
Section 9.05.    Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The Administrative Agent shall remain responsible for the performance of its obligations under this Agreement notwithstanding any such appointment or delegation unless consented to by the Borrower (such consent not to be unreasonably withheld, conditioned or delayed). The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
Section 9.06.    Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the consent of the Borrower (such consent not to be unreasonably withheld, delayed or conditioned and not to be required if an Event of Default has occurred and is continuing) to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders, consented to by the Borrower (such consent not to be unreasonably withheld, delayed or condition and not to be required if an Event of Default has occurred and is continuing) and accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that in no event shall any successor Administrative Agent be a Disqualified Institution; provided further that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall

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nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (b) except for any indemnity payments owed to the retiring Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time as the Required Lenders appoint and the Borrower consents to (such consent not to be unreasonably withheld, delayed or condition and not to be required if an Event of Default has occurred and is continuing) a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent (other than any rights to indemnity payments owed to the retiring Administrative Agent), and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.
Any resignation by Wells Fargo as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer and Swing Line Lender. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and Swing Line Lender (other than any rights to indemnity payments owed to the retiring L/C Issuer or Swing Line Lender, as the case may be), (ii) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (iii) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.
Section 9.07.    Non-Reliance on Administrative Agent and Other Lenders. Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
Section 9.08.    No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the bookrunners, arrangers, syndication agents or co-documentation agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the L/C Issuer hereunder.
Section 9.09.    Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Secured Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/

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C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 2.03(h) and (i), 2.09 and 10.04) allowed in such judicial proceeding; and
(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Secured Obligations or the rights of any Lender or the L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or the L/C Issuer in any such proceeding.
Section 9.10.    Collateral and Guaranty Matters. Each of the Lenders (including in its capacities as a potential Cash Management Bank and a potential Hedge Bank), the L/C Issuer and the other Secured Parties irrevocably authorize the Administrative Agent, at its option and in its discretion,
(a)to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than contingent indemnification obligations), and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements reasonably satisfactory to the Administrative Agent and the L/C Issuer shall have been made), (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document to a Person that is not a Loan Party), (iii) on any property of a Subsidiary Guarantor that is released from its obligations under the Guaranty pursuant to clause (b) below or (iv) if approved, authorized or ratified in writing in accordance with Section 10.01;
(b)to release any Subsidiary Guarantor from its obligations under the Guaranty if such Person ceases to be a Restricted Subsidiary as a result of a transaction permitted hereunder; and
(c)to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(i).
Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10. In each case as specified in this Section 9.10, the Administrative Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.10; provided that the Borrower shall have delivered to the Administrative Agent an officer’s certificate certifying as to such matters reasonably requested by the Administrative Agent (and the Administrative Agent may rely on such certificate including its authority hereunder without independent investigation).
The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection

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therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.
Section 9.11.    Secured Cash Management Agreements and Secured Hedge Agreements. Except as otherwise expressly set forth herein or in any Guaranty or any Collateral Document, no Cash Management Bank or Hedge Bank that obtains the benefits of Section 8.03, any Guaranty or any Collateral by virtue of the provisions hereof or of any Guaranty or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender or agent and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article 9 to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Secured Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements unless the Administrative Agent has received written notice of such Secured Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. The Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Secured Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements.
Section 9.12.    Certain ERISA Matters.
(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:
(i)such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments;
(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement;
(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; or
(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv)

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in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that:
(i)none of the Administrative Agent, the Arranger nor any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto);
(ii)the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other Person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E);
(iii)the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Secured Obligations);
(iv)the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Letters of Credit, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder; and
(v)no fee or other compensation is being paid directly to the Administrative Agent, the Arranger or their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Letters of Credit, the Commitments or this Agreement.
(c)The Administrative Agent and the Arranger hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

ARTICLE 10
MISCELLANEOUS
Section 10.01.    Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be

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effective unless in writing signed by the Required Lenders (or the Administrative Agent with the consent of the Required Lenders) and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:
(a)waive any condition set forth in Section 4.01 without the written consent of each Lender;
(b)without limiting the generality of clause (a) above, waive any condition set forth in Section 4.02 or any other provision of this Agreement or any other Loan Document, if the effect of such amendment, modification or waiver is to require the Revolving Credit Lenders to make Revolving Credit Loans (pursuant to a substantially concurrent request by the Borrower) when such Revolving Credit Lenders would not otherwise be required to do so without the written consent of the Required Revolving Credit Lenders;
(c)extend or increase the Commitment of any Lender (or reinstate the Commitment of any Lender terminated pursuant to Section 8.02) without the written consent of such Lender;
(d)postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to any Lender hereunder or under such other Loan Document or postpone the scheduled date of expiration or reduction of any Commitment (except as expressly provided in Section 2.17) without the written consent of each Lender directly and adversely affected thereby;
(e)reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section 10.01) any fees or other amounts (excluding any amendment implementing Replacement Rate or otherwise effectuating the terms of Section 3.03(b)) payable hereunder or under any other Loan Document to any Lender entitled to such amount without the written consent of each Lender directly and adversely affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest or Letter of Credit Fees at the Default Rate or (ii) subject to clause (v) of the “provided further” clause below to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;
(f)change (i) Section 2.13 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby or (ii) the order of application of any reduction in the Commitments or any prepayment of Loans among the Facilities from the application thereof set forth in the applicable provisions of Section 2.05(b) or 2.06(b), respectively, in each case in any manner that directly and adversely affects the Lenders under a Facility without the written consent of each Lender directly and adversely affected thereby except that (A) Extensions may be made pursuant to Section 2.17, (B) Auctions may be held pursuant to Section 2.18 and (C) assignments of Term B Loans may be made to Affiliates of the Borrower on terms and conditions (including an aggregate Dollar cap) approved by the Administrative Agent and the Required Lenders;
(g)change (i) any provision of this Section 10.01 or the definition of “Required Lenders” to reduce the percentage set forth therein or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder (other than the definitions specified in clauses (ii) through (iii) of this Section 10.01(g)), without the written consent of each Lender, (ii) the definition of “Required Revolving Credit Lenders” to reduce the percentage set forth therein without the written consent of each Revolving Credit Lender or (iii) the definition of “Required Term B Lenders” to reduce the percentage set forth therein without the written consent of each Term B Lender;
(h)release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender;

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(i)release all or substantially all of the value of the Guaranty, without the written consent of each Lender, except to the extent the release of any Restricted Subsidiary from the Guaranty is permitted pursuant to Section 9.10 (in which case such release may be made by the Administrative Agent acting alone); or
(j)impose any greater restriction on the ability of any Lender under a Facility to assign any of its rights or obligations hereunder without the written consent of (i) if such Facility is the Term B Facility, the Required Term B Lenders, (ii) if such Facility is the Revolving Credit Facility, the Required Revolving Credit Lenders and (iii) if such Facility is a separate tranche of Incremental Term Loans, those Incremental Lenders holding at least 50% of the Outstanding Amount of such Incremental Term Loans;
and provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (iv) the Fee Letter may not be amended, or rights or privileges thereunder waived, except in a writing executed only by the parties thereto; (v) unless a breach of Section 7.11 has become an Event of Default with respect to the Term B Loans in accordance with Section 8.01, any amendment, waiver or consent of Section 1.03(b) or Section 7.11 (or any defined terms used therein, but only for purposes of Section 7.11 and not for any other purposes, including, without limitation, any pro forma compliance or incurrence tests) may only be effected with consent of the Borrower and the Required Revolving Credit Lenders (or the Administrative Agent with the consent of the Required Revolving Credit Lenders) and shall not require the vote of any Term B Lender, in its capacity as such; (vi) the Administrative Agent and the Borrower shall be permitted to amend any provision of the Loan Documents (and such amendment shall become effective without any further action or consent of any other party to any Loan Document) if the Administrative Agent and the Borrower shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature in any such provision; (vii) any amendment, waiver or consent that by its terms affects the rights or duties of Lenders holding Loans or Commitments of a particular Class (but not the Lenders holding Loans or Commitments of any other Class) will require only the requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto if such Class of Lenders were the only Class of Lenders, including, without limitation, (A) any waiver of any condition set forth in Section 4.02 as to any Credit Extension under the Revolving Credit Facility or any waiver of or changes to any conditions in Sections 2.03 or 2.04 shall only require the consent of the Required Revolving Credit Lenders, (B) any waiver of the “MFN” requirement set forth in Section 2.14(d)(v) shall only require the Required Term B Lenders, (C) any amendments, waivers, or modifications of any provisions relating to the Letters of Credit or Swing Line Loans shall only require the consent of the Required Revolving Credit Lenders and (D) any modifications made in connection with an amendment that solely addresses a repricing transaction in which any Class of Loans or Commitments is refinanced with a replacement Class of Loans or Commitments hereunder bearing (or is modified in such a manner such that the resulting replacement Class bears) a lower “effective yield” (taking into account, for example, upfront fees, interest rate spreads, interest rate benchmark floors and original issue discount, but excluding the effect of any arrangement, structuring, syndication or other fees payable in connection therewith that are not shared with all lenders or holders of such new or replacement Class) shall only require the consent of the affected Lenders under the Class being refinanced; and (viii) the Administrative Agent and the Borrower may, without the consent of any Lender, enter into amendments or modifications to this Agreement or any of the other Loan Documents or to enter into additional Loan Documents as the Administrative Agent reasonably deems appropriate in order to implement any Replacement Rate or otherwise effectuate the terms of Section 3.03(b) in accordance with the terms of Section 3.03(b). Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent that, by its terms, requires the consent of all Lenders or each affected Lender under a Facility may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender under a Facility that, by its terms, affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.

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If any Lender does not consent to a proposed amendment, waiver, consent or release with respect to any Loan Document that requires the consent of each Lender or each Lender directly affected thereby and that has been approved by the Required Lenders, the Borrower may replace such non-consenting Lender in accordance with Section 10.13; provided that such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the Borrower to be made pursuant to this paragraph).
Notwithstanding any provision herein to the contrary, each Lender hereby irrevocably authorizes the Administrative Agent, on its behalf, and without further consent of any Lender (but with the consent of the Borrower and the Administrative Agent) to (x) amend and restate this Agreement, if, upon giving effect to such amendment and restatement, such Lender shall no longer be a party to this Agreement (as so amended and restated), the Commitments of such Lender shall have terminated, such Lender shall have no other commitment or other obligation hereunder and shall have been paid in full for all principal, interest and other amounts owing to it or accrued for its account under this Agreement and (y) amend this Agreement as the Administrative Agent reasonably deems appropriate in order to effectuate the terms of Section 2.14, 2.17 and/or 2.19 (including, without limitation, as applicable, (A) to provide that additional Classes of Loans and/or Commitments shall share ratably in the benefits of this Agreement and the other Loan Documents with the Obligations, (B) to include appropriately the Lenders holding such Classes in any determination of (1) Required Lenders, (2) Required Revolving Credit Lenders, (3) Required Term B Lenders or (4) similar required lender terms applicable thereto and (C) to permit any such additional credit facilities to share ratably with the Term Loans in the application of prepayments; provided that no amendment or modification shall result in any increase in the amount of any Lender’s Commitment or any increase in any Lender’s Applicable Percentage, in each case, without the written consent of such affected Lender.
Section 10.02.    Notices; Effectiveness; Electronic Communications.
(a)Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)if to the Borrower, the Administrative Agent, the L/C Issuer or the Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and
(ii)if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire.
Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).
(b)Electronic Communications. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article 2 if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

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Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefore; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
(c)The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party or such Agent Party’s breach in bad faith of its obligations hereunder; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Lender, the L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
(d)Change of Address, Etc. Each of the Borrower, the Administrative Agent, the L/C Issuer and the Swing Line Lender may change its address, email address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, email address, facsimile or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent, the L/C Issuer and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain MNPI with respect to the Borrower or its securities for purposes of United States federal or state securities laws.
(e)Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic or electronic Committed Loan Notices, Letter of Credit Applications and Swing Line Loan Notices) purportedly given by or on behalf of the Borrower and believed by the Administrative Agent, the L/C Issuer or the Lender, as the case may be, acting in good faith, to be genuine even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from such reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

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Section 10.03.    No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender, the L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuer; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the L/C Issuer or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or the Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.
Section 10.04.    Expenses; Indemnity; Damage Waiver.
(a)Costs and Expenses. The Borrower shall pay, promptly following written demand therefor, (i) all reasonable and documented out-of-pocket costs and expenses incurred by the Administrative Agent, the Arranger and their respective Affiliates (but limited, in the case of legal fees and expenses, to the reasonable and documented out-of-pocket fees, disbursements and other charges of one counsel to the Administrative Agent and its Affiliates and, if necessary, one local counsel in any relevant jurisdiction) promptly following written demand thereof and accompanied by an invoice in reasonable detail, in connection with the syndication of the credit facilities provided for herein, due diligence in connection therewith, and the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable and documented out of pocket expenses incurred by the Administrative Agent, any Lender or the L/C Issuer (but limited, in the case of legal fees and expenses, to the reasonable and documented out-of-pocket fees, disbursements and other charges of (x) one counsel to the Administrative Agent and Wells Fargo Securities taken as a whole, special or foreign counsel and, if necessary, of one local counsel to the Administrative Agent and Wells Fargo Securities, taken as a whole, in any relevant jurisdiction, and in the case of an actual or perceived conflict of interest, one additional counsel in each relevant jurisdiction to each group of affected persons similarly situated taken as a whole and (y) one counsel to the Lenders (taken as a whole), special or foreign counsel and, if necessary, of one local counsel to the Lenders (taken as a whole) in any relevant jurisdiction; provided that in the case of an actual or perceived conflict of interest, one additional counsel in each relevant jurisdiction to each group of affected Lenders similarly situated (taken as a whole)) promptly following written demand thereof and accompanied by an invoice in reasonable detail, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
(b)Indemnification by the Borrower. The Borrower and each other Loan Party shall indemnify the Administrative Agent (and any sub-agent thereof), the Arranger, each Lender and the L/C Issuer, and each Related

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Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related reasonable and documented out-of-pocket costs and expenses (but limited, in the case of legal fees and expenses, to the reasonable and documented out-of-pocket fees, disbursements and other charges of (x) one counsel to the Administrative Agent and its Affiliates and, if reasonably necessary, a single specialty or local counsel for the Administrative Agent and its Affiliates in each relevant material specialty or jurisdiction, as applicable and (y) one counsel to all Indemnitees taken as a whole (other than the Administrative Agent and its Affiliates) and, if reasonably necessary, a single specialty or local counsel for all Indemnitees taken as a whole (other than the Administrative Agent and its Affiliates) in each relevant material specialty or jurisdiction, as applicable; provided that in the case of an actual or perceived conflict of interest with respect to any of the foregoing counsel, one additional counsel in each relevant specialty or jurisdiction, as applicable, to each group of affected Indemnitees similarly situated and taken as a whole), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution, enforcement or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the Transactions or any other transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials at, on, under or from any property currently or formerly owned or operated by the Borrower or any of its Restricted Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Restricted Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related costs or expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnitee or such Indemnitee’s Related Indemnified Parties (as defined below), (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for material breach of such Indemnitee’s obligations hereunder or any other Loan Document, if the Borrower or such Loan Party has obtained a final and nonappealable judgment from a court of competent jurisdiction in its favor on such claim, or (z) any dispute solely among the Indemnitees (other than any claims (i) against an Indemnitee in its capacity as or in fulfilling its role as an agent or arranger or any similar role under this Agreement or any other Loan Document or (ii) arising out of any act or omission of the Borrower or any Restricted Subsidiary of the Borrower or any of their respective Affiliates). Neither Borrower nor any Loan Party shall, as to any Indemnitee, be liable for any settlement entered into by such Indemnitee if such settlement was effected without the Borrower’s or such Loan Party’s consent (which consent shall not be unreasonably withheld, delayed or conditioned), but if settled with the written consent of the Borrower or such Loan Party or if there is a final judgment for the plaintiff in connection therewith, the Borrower and the Loan Parties agree to indemnify and hold harmless each Indemnitee from and against any and all losses, claims, damages, liabilities and expenses by reason of such settlement or judgment in accordance with this Section 10.04(b); provided, further that if any Indemnitee shall have requested indemnification or contribution in accordance with this Agreement, the Borrower and the other Loan Parties shall be liable for any settlement or other action referred to in this sentence effected without their consent, if (1) such settlement or other action is entered into more than thirty (30) days after receipt by the Borrower or such Loan Party of such request for indemnification or contribution and (2) the Borrower or such Loan Party has not provided such indemnification or contribution in accordance with such request prior the date of such settlement or other action. This Section 10.04(b) shall not apply with respect to any Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim. As used herein, “Related Indemnified Party” means, as to any Indemnitee, such Indemnitee’s Controlled Affiliates or its or their respective employees, partners or Controlled Persons.
(c)Reimbursement by Lenders. To the extent that the Borrower for any reason fails to pay in full in cash any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the L/C Issuer, the Swing Line Lender or any Related Party of any of the foregoing, but without relieving the Borrower from its obligation to do so, each Lender severally agrees to pay to the Administrative Agent

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(or any such sub-agent), the L/C Issuer, the Swing Line Lender or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or L/C Issuer in connection with such capacity. The obligations of the Lenders under this subsection (c) provisions of Section 2.12(d).
(d)Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, each party to this Agreement agrees not to assert, and hereby waives, any claim against any other party to this Agreement, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof; provided that nothing in this sentence shall limit the Borrower’s or any other Loan Parties’ indemnity or reimbursement obligations herein or in the other Loan Documents to the extent that such special, indirect, consequential or punitive damages are included in any third party claim with which any Indemnitee is entitled to indemnification or reimbursement hereunder or under the other Loan Documents. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the bad faith, gross negligence, willful misconduct or breach in bad faith of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.
(e)Payments. All amounts due under this Section shall be payable not later than five Business Days after demand therefor accompanied by a reasonably detailed invoice.
(f)Survival. The agreements in this Section and the indemnity provisions of Section 10.02(e) shall survive the resignation of the Administrative Agent, the L/C Issuer and the Swing Line Lender, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.
Section 10.05.    Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent, the L/C Issuer or any Lender, or the Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.
Section 10.06.    Successors and Assigns.
(a)Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (other than a Defaulting Lender) and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 10.06(b), (ii) by way of participation in accordance with the provisions of Section 10.06(d), or (iii) by way of pledge or assignment

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of a security interest subject to the restrictions of Section 10.06(e) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)Assignments by Lenders. Any Lender may at any time, assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans (including for purposes of this Section 10.06(b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i)Minimum Amounts.
(A)in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment under any Facility and the Loans at the time owing to it under such Facility or contemporaneous assignments to related Approved Funds that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if a “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000, in the case of any assignment in respect of the Revolving Credit Facility, or $1,000,000, in the case of any assignment in respect of the Term B Facility, or an amount to be determined and set forth in the applicable Incremental Amendment, in the case of any assignment in respect of a separate tranche of Incremental Term Loans, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld, delayed or conditioned) to a lesser amount;
(ii)Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not (A) apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans or (B) prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis;
(iii)Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:
(A)the consent of the Borrower (such consent not to be unreasonably withheld, delayed or conditioned) shall be required unless (1) an Event of Default under Section 8.01(a) or (f) has occurred and is continuing at the time of such assignment, (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund or (3) in the case of any assignment of Initial Term B Loans that is made in connection with the primary syndication of the Facilities and during the period commencing on the Closing Date and ending on the date that is 90 days following the Closing Date; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 10 Business Days after having received notice thereof; provided further that the Borrower shall receive prompt notice of any assignment not requiring its consent hereunder;
(B)the consent of the Administrative Agent (such consent not to be unreasonably withheld, delayed or conditioned) shall be required for assignments in respect of (1) any Revolving

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Credit Commitment if such assignment is to a Person that is not a Lender with a Commitment in respect of the Revolving Credit Facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (2) any Term Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund; and
(C)the consent of the L/C Issuer and the Swing Line Lender (such consents not to be unreasonably withheld, delayed or conditioned) shall be required for any assignment in respect of the Revolving Credit Facility.
(iv)Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(v)No Assignment to Certain Persons. No such assignment shall be made to (A) the Borrower or any of the Borrower’s Affiliates or Restricted Subsidiaries or (B) to any Defaulting Lender or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural person or (D) a Disqualified Institution.
(vi)Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (A) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the L/C Issuer or any Lender hereunder (and interest accrued thereon) and (B) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.06(d).
(c)Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption and each Incremental Amendment delivered to it (or the equivalent thereof in

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electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent demonstrable error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(d)Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person, a Defaulting Lender, a Disqualified Institution (to the extent the Borrower authorizes the Administrative Agent to make the DQ list available to all Lenders) or, the Borrower or any of the Borrower’s Affiliates or Restricted Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 10.04(c) without regard to the existence of any participation.
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section (it being understood that the documentation required under Section 3.01(f) shall be delivered to the Lender who sells the participation); provided that such Participant (A) agrees to provide to the applicable Lender the forms described in Section 3.01(f) as though it were a Lender providing such forms to the Borrower and to be subject to the provisions of Sections 3.06 and 10.13 as if it were an assignee under subsection (b) of this Section and (B) shall not be entitled to receive any greater payment under Section 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells participation agrees, at the Borrower's request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(e)Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall

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release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(f)Resignation as L/C Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Wells Fargo assigns all of its Revolving Credit Commitment and Revolving Credit Loans pursuant to Section 10.06(b), Wells Fargo may, (i) upon 30 days’ notice to the Borrower and the Lenders, resign as L/C Issuer and/or (ii) upon 30 days’ notice to the Borrower, resign as Swing Line Lender. In the event of any such resignation as L/C Issuer or Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Wells Fargo as L/C Issuer or Swing Line Lender, as the case may be. If Wells Fargo resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If Wells Fargo resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in any such outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (A) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (B) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements reasonably satisfactory to Wells Fargo to effectively assume the obligations of Wells Fargo with respect to such Letters of Credit.
(g)Disqualified Institutions.
(i)No assignment or participation shall be made to any Person that was a Disqualified Institution as of the date (the “Trade Effective Date”) on which the assigning Lender or Lender selling a participation entered into a binding agreement to sell and assign all or a portion of its rights and obligations under this Agreement to such Person (unless the Borrower has consented to such assignment in writing in its sole and absolute discretion, in which case such Person will not be considered a Disqualified Institution for the purpose of such assignment or participation). For the avoidance of doubt, with respect to any assignee that becomes a Disqualified Institution after the applicable Trade Effective Date (including as a result of the delivery of a notice pursuant to the definition of “Disqualified Institution”), (x) such assignee shall not retroactively be disqualified from becoming a Lender and (y) the execution by the Borrower of an Assignment and Assumption with respect to such assignee will not by itself result in such assignee no longer being considered a Disqualified Institution. Any assignment in violation of this clause (g)(i) shall not be void, but the other provisions of this clause (g) shall apply.
(ii)If any assignment or participation is made to any Disqualified Institution without the Borrower’s prior written consent in violation of clause (i) above, or if any Person becomes a Disqualified Institution after the applicable Trade Effective Date, the Borrower may, at its sole expense and effort, upon notice to the applicable Disqualified Institution and the Administrative Agent, (A) terminate any Revolving Credit Commitment of such Disqualified Institution and repay all obligations of the Borrower owing to such Disqualified Institution in connection with such Revolving Credit Commitment, (B) in the case of outstanding Term Loans held by Disqualified Institutions, purchase or prepay such Term Loan by paying the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such Term Loans, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and/or (C) require such Disqualified Institution to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 10.06), all of its interest, rights and obligations under this Agreement to one or more Eligible Assignees at the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such interests, rights and obligations, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder.
(iii)Notwithstanding anything to the contrary contained in this Agreement, Disqualified Institutions (A) will not (x) have the right to receive information, reports or other materials provided to Lenders by the Borrower, the

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Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and the Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (B) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Institution will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Institutions consented to such matter, and (y) for purposes of voting on any on any plan of reorganization or plan of liquidation pursuant to any Debtor Relief Laws (a “Bankruptcy Plan”), each Disqualified Institution party hereto hereby agrees (1) not to vote on such Bankruptcy Plan, (2) if such Disqualified Institution does vote on such Bankruptcy Plan notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code of the United States (or any similar provision in any other Debtor Relief Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such Bankruptcy Plan in accordance with Section 1126(c) of the Bankruptcy Code of the United States (or any similar provision in any other Debtor Relief Laws) and (3) not to contest any request by any party for a determination by any bankruptcy court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2).
(iv)The Administrative Agent shall, and the Borrower hereby expressly authorizes the Administrative Agent, to (A) post the list of Disqualified Institutions provided by the Borrower and any updates thereto from time to time (collectively, the “DQ List”) on the Platform, including that portion of the Platform that is designated for “public side” Lenders, promptly after the Administrative Agent’s receipt thereof from the Borrower and/or (B) provide the DQ List to each Lender requesting the same.
(v)The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institutions. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Institution or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Institution.
(h)Cashless Settlement. Notwithstanding anything to the contrary contained in this Agreement, any Lender may exchange, continue or rollover all or a portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent and such Lender.
Section 10.07.    Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as, or at least as restrictive as, those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in (other than a Disqualified Institution), any of its rights or obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.14 or (ii) any actual or prospective party (or its Related Parties) (other than a Disqualified Institution) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (g) with the prior written consent of the Borrower, (h) to the extent such Information (i) becomes generally publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower; provided that such source is not bound by a confidentiality agreement with the Borrower or any Subsidiary thereof known to the

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Lender; or (i) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Restricted Subsidiaries or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder. Each Lender will, to the extent practical and so long as not prohibited from doing so by any applicable Law, notify the Borrower of any request for information of the type referred to in clause (c) above prior to disclosing such information so that the Borrower may seek appropriate relief from any applicable court or other Governmental Authority.
For purposes of this Section, “Information” means all information received from any Loan Party or any Subsidiary thereof relating to any Loan Party or any Subsidiary thereof or their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by any Loan Party or any Restricted Subsidiary thereof. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
Each of the Administrative Agent, the Lenders and the L/C Issuer acknowledges that (a) the Information may include MNPI concerning the Borrower or a Restricted Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of MNPI and (c) it will handle such MNPI in accordance with applicable Law, including United States federal and state securities Laws.
Section 10.08.    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and the L/C Issuer is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency but excluding deposits held in a trustee, fiduciary, agency or similar capacity or otherwise for the benefit of a third party) at any time held and other obligations (in whatever currency) at any time owing by such Lender or the L/C Issuer to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer, irrespective of whether or not such Lender or the L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch or office of such Lender or the L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (a) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.16 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuer and the Lenders, and (b) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Secured Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and the L/C Issuer under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or the L/C Issuer may have. Each Lender and the L/C Issuer agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.
Section 10.09.    Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

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Section 10.10.    Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to any L/C Issuer, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of an original executed counterpart of this Agreement.
Section 10.11.    Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.
Section 10.12.    Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the L/C Issuer or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.
Section 10.13.    Replacement of Lenders. If (i) any Lender requests compensation under Section 3.04, (ii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, (iii) any Lender is a Defaulting Lender, (iv) any Lender does not approve any consent, waiver or amendment that (A) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 10.01 and (B) has been approved by the Required Lenders, or (v) any other circumstance exists hereunder that gives the Borrower the right to replace a Lender as a party hereto, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:
(a)the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 10.06(b) and any premiums due pursuant to Section 2.05(c);
(b)except as otherwise provided in Section 10.06(g) with respect to Disqualified Institutions, such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);
(c)such assignment does not conflict with applicable Laws;

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(d)in the case of an assignment pursuant to clause (iv) above, the applicable assignee shall have consented to the applicable amendment, waiver or consent; and
(e)in the case of any assignment resulting from a Lender that has become the subject of a Bail-In Action, the assignee shall be deemed to have taken assignment of all the interests, rights and obligations of the assigning Lender under this Agreement without giving effect to the applicable Bail-In Action on such interests, rights and obligations.
Notwithstanding any other provision of this Agreement to the contrary, if a Lender (a “Demanding Lender”) demands any payment of any amount pursuant to Section 3.04 and the amount so demanded is disproportionately greater than the amount of compensation (if any) that the Borrower generally is obligated to pay to other Lenders arising out of the same event or circumstance giving rise to such demand (a “Trigger Event”), then the Borrower may terminate such Lender’s Commitment hereunder; provided that (i) no Event of Default or Default shall have occurred and be continuing at the time of such Commitment termination, (ii) the Borrower shall concurrently terminate the Commitment of each other Lender that has made a demand for payment under Section 3.04 that arises out of such Trigger Event and that is similarly disproportionate to the amount the Borrower is generally obligated to pay to other Lenders arising out of such Trigger Event and (iii) such Lender shall have been paid all amounts then due to it under this Agreement and each other Loan Document (which, for the avoidance of doubt, the Borrower may pay in connection with any such termination without making ratable payments to any other Lender (other than another Lender that has a Commitment that concurrently is being terminated under this Section 10.13)). In no event shall the termination of a Lender’s Commitment in accordance with this paragraph impair or otherwise affect the obligation of the Borrower to make any payment demanded by such Lender in accordance with Section 3.04.
Each party hereto agrees that (1) an assignment required pursuant to this Section 10.13 may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to Debt Domain, Intralinks, SyndTrak, ClearPar or a substantially similar electronic system as to which the Administrative Agent and such parties are participants), and (2) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided that any such documents shall be without recourse to or warranty by the parties thereto.
Section 10.14.    Governing Law; Jurisdiction; Etc.
(a)GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(b)SUBMISSION TO JURISDICTION. THE BORROWER IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, THE L/C ISSUER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL

141

CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(c)WAIVER OF VENUE. THE BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
Section 10.15.    Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
Section 10.16.    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Arranger and the Lenders are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Administrative Agent, the Arranger and the Lenders, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Administrative Agent, the Arranger and the Lenders is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) neither the Administrative Agent, any Arranger nor any Lender has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Arranger, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the Administrative Agent, any Arranger nor any Lender has any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any

142

claims that it may have against the Administrative Agent, the Arranger and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
Section 10.17.    Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
Section 10.18.    USA PATRIOT Act. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) and any other Anti-Money Laundering Laws, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the Act and any other Anti-Money Laundering Laws. The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” an anti-money laundering rules and regulations, including the Act and any other Anti-Money Laundering Laws.
Section 10.19.    Time of the Essence. Time is of the essence of the Loan Documents.
Section 10.20.    Entire Agreement. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
Section 10.21.    Inconsistencies with Other Documents. In the event there is a conflict or inconsistency between this Agreement and any other Loan Documents, the terms of this Agreement shall control; provided that any provision of the Collateral Documents which impose additional burdens on the Borrower or any of its Restricted Subsidiaries or further restrict the rights of the Borrower or any of its Restricted Subsidiaries or gives the Administrative Agent or Lenders additional rights shall not be deemed to be in conflict or inconsistent with this Agreement and shall be given full force and effect.
Section 10.22.    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b)the effects of any Bail-in Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership

143

will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.
[Signature pages to follow]

144

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized officers, all as of the day and year first written above.

PLANTRONICS, INC., as Borrower

By:	/s/ Pamela Strayer
Name:	Pamela Strayer
Title:	Senior Vice President and Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Swing Line Lender, L/C Issuer and Lender

By:	/s/ Jesse Mason
Name:	Jesse Mason
Title:	Director

SCHEDULE 1.01

(EXISTING LETTERS OF CREDIT)

Bank Name	L/C Number	On Behalf of	Beneficiary	Amount	Date Entered
Wells Fargo Bank, National Association	NZS532895	Polycom (Germany) GmbH	Panavia Aircraft GMBH	€50,969.33	12/07/2004
Wells Fargo Bank, National Association	NZS450653	Polycom, Inc.	Triforum GmbH & Co. Verwaltunge KG	€22,833.48	7/31/2002

[Schedule 1.01]
4845-8011-6582.11

SCHEDULE 1.02

(SUBSIDIARY GUARANTORS)

1.	Polycom, Inc.

SCHEDULE 5.08(b)

(EXISTING LIENS)

Plantronics, Inc.

SECURED PARTY	FILE NUMBER	FILING DATE	SUMMARY COLLATERAL DESCRIPTION
EverBank Commercial Finance, Inc.	20141385996	04/08/14	Certain leased equipment.

Polycom, Inc.

SECURED PARTY	FILE NUMBER	FILING DATE	SUMMARY COLLATERAL DESCRIPTION
CHG-Meridian USA Corp.	20182100309	03/28/18	All equipment and other goods leased or financed by the Secured Party.
CHG-Meridian USA Corp.	20183512809	05/23/18	Certain leased equipment.

Certain of the guarantees and letters of credit on Schedule 7.02 are cash collateralized.

SCHEDULE 5.08(c)

(MATERIAL OWNED REAL PROPERTY)
None

SCHEDULE 5.13

(SUBSIDIARIES AND OTHER EQUITY INVESTMENTS; LOAN PARTIES)

Part (a):

Name of Subsidiary	Holders of Equity Interest
Frederick Electronics Corp.	Plantronics, Inc. (100%)
Plantronics India Private Limited	Plantronics B.V. (99.9%), 1 share owned by legal representative
Plantronics Pty. Ltd.	Plantronics, Inc. (100%)
Plantronics Telecomunicacoes Ltda.	Plantronics, Inc. (99%), FutureComms, Inc. (1%)
Plantronics Canada Inc.	Plantronics, Inc. (100%)
Plantronics International Ltd.	Plantronics, Inc. (100%)
Plantronics Communications Technology (Suzhou) Co., Ltd.	Plantronics B.V. (100%)
Plantronics Trading (Suzhou) Co., Ltd	Plantronics B.V. (100%)
Plantronics Middle East FZE	Plantronics B.V. (100%)
Plantronics Services GmbH	Plantronics B.V. (100%)
Plantronics Rus LLC	Plantronics B.V. (99%), Plantronics Europe Limited (1%)
Plantronics Japan Ltd.	Plantronics, Inc. (100%)
Plantronics Europe Ltd.	Plantronics International Ltd. (99.9%), 1 share owned by legal representative
Plamex, S.A. de C.V.	Plantronics, Inc. (99.9%), 1 share owned by Pacific Plantronics Inc.
Plantronics B.V.	Plantronics Europe Ltd. (100%)
Plantronics Singapore Pte Ltd	Plantronics B.V. (50%), Plantronics, Inc. (50%)
Plantronics Limited	Plantronics B.V. (100%)
Plantronics Chile Limitada	Plantronics B.V. (100%)
Plantronics Polska Sp. z o.o.	Plantronics B.V. (100%)

Name of Subsidiary	Holders of Equity Interest
Plantronics Futurecomms, Inc.	Plantronics, Inc. (100%)
Plantronics Asia Ltd. (Hong Kong)	Plantronics B.V. (100%)
Pacific Plantronics Inc.	Plantronics, Inc. (100%)
Polycom, Inc.	Plantronics, Inc. (100%)
1414c Inc.	PictureTel LLC (100%)
A.S.P.I. Digital, Inc.	Polycom, Inc. (100%)
Accord Networks Management, Inc.	Polycom (Israel) Ltd. (100%)
Accord Networks, Inc.	Polycom (Israel) Ltd. (100%)
Accordent Technologies, Inc.	Polycom, Inc. (100%)
Destiny Conferencing Corporation	Polycom, Inc. (100%)
Obihai Technology, Inc.	Polycom, Inc. (100%)
Octave Communications, Inc.	Voyant Technologies, Inc. (100%)
PicTel Videoconferencing Systems Corporation	PictureTel LLC (100%)
PictureTel Audio Holdings, Inc.	PictureTel LLC (100%)
PictureTel LLC	Polycom, Inc. (100%)
PictureTel Mexico SA de CV	PictureTel LLC (100%)
PictureTel Scandinavia AB	PictureTel LLC (100%)
PictureTel Securities, Corporation	PictureTel LLC (100%)
PictureTel Service Corporation	PictureTel LLC (100%)
PictureTel Venezuela SA	Polycom International Corporation (98%), PictureTel Service Corporation (2%)
Polycom (France) S.A.R.L.	Polycom (Netherlands) B.V. (100%)
Polycom (Italy) S.R.L.	Polycom (Netherlands) B.V. (100%)
Polycom (Japan) K.K.	PictureTel LLC (100%)
Polycom (Mena) FZ-LLC	Polycom (Netherlands) B.V. (100%)

Name of Subsidiary	Holders of Equity Interest
Polycom (Netherlands) B.V.	Polycom Europe Cooperatief U.A. (100%)
Polycom (Switzerland) AG	PictureTel LLC (100%)
Polycom (UK) Ltd.	Polycom (Netherlands) B.V. (100%)
Polycom Asia Pacific Pte. Ltd.	Polycom (Netherlands) B.V. (100%)
Polycom Australia Pty Ltd.	Polycom (Netherlands) B.V. (100%)
Polycom Canada Ltd.	Vivu Nova Scotia ULC (100%)
Polycom Capital LLC	Polycom, Inc. (100%)
Polycom Chile Comerical Limitada	Polycom, Inc. (99.96%), PictureTel LLC (0.04%)
Polycom Communication Solutions (Beijing) Co., Ltd.	Polycom Asia Pacific Pte. Ltd. (100%)
Polycom Communications Technology (Beijing) Co., Ltd.	Polycom Asia Pacific Pte. Ltd. (100%)
Polycom Copenhagen APS	Polycom (Netherlands) B.V. (100%)
Polycom Europe Cooperatief U.A.	Polycom Global (Singapore) Pte. Ltd. (100%)
Polycom Global (Singapore) Pte. Ltd	Vivu (Singapore) Pte. Ltd. (100%)
Polycom Global Ltd.	Polycom Global (Singapore) Pte. Ltd. (100%)
Polycom GmbH	Polycom (Netherlands) B.V. (100%)
Polycom Hong Kong Ltd.	Polycom (Netherlands) B.V. (100%)
Polycom International Corporation	PictureTel LLC (100%)
Polycom (Israel) Ltd.	Polycom (Netherlands) B.V. (100%)
Polycom Norway A.S.	Polycom (Netherlands) B.V. (100%)
Polycom Nova Scotia ULC	Polycom, Inc. (100%)
Polycom Peru SRL	Polycom, Inc. (99.7%), Polycom WebOffice, Inc. (0.3%)

Name of Subsidiary	Holders of Equity Interest
Polycom Poland Sp.z.o.o.	Polycom (Netherlands) B.V. (99%), Polycom, Inc. (1%)
Polycom Puerto Rico LLC	Polycom Global (Singapore) Pte. Ltd. (100%)
Polycom (Russia) LLC	Polycom (Netherlands) B.V. (100%),
Polycom (Saudi) LLC	Polycom (Netherlands) B.V. (99%), Polycom (UK) Ltd. (1%)
Poly-com S de RL de CV	Polycom, Inc. (99%), Polycom Global (Singapore) Pte. Ltd. (1%)
Polycom Solutions (Spain) SL	Polycom (Netherlands) B.V. (100%)
Polycom South Africa (PTY) Ltd	Polycom (Netherlands) B.V. (100%)
Polycom Technology (R&D) Center Pvt. Ltd.	Polycom Asia Pacific Pte. Ltd. (99.99%), Polycom (Netherlands) B.V. (0.01%)
Polycom Telecommunicacoes do Brasil Ltda.	Polycom International Corporation (80%), PictureTel LLC (20%)
Polycom Unified Communications Solution Pvt. Ltd.	Polycom Asia Pacific Pte. Ltd. (100%)
Polycom Unified Iletisim Sanayi ve Ticaret Ltd.	Polycom (Netherlands) B.V. (100%)
Polycom WebOffice Holding, Inc.	Polycom, Inc. (100%)
Polycom WebOffice Israel Ltd.	Polycom WebOffice, Inc. (100%)
Polycom WebOffice, Inc.	Polycom WebOffice Holding, Inc. (100%)
Polyspan Cayman	Vivu, Inc. (100%)
Starlight Networks, Inc.	PictureTel LLC (100%)
Vivu (Singapore) Pte. Ltd.	Polyspan Cayman (100%)
ViVu, Inc.	Polycom, Inc. (100%)
Vivu Nova Scotia ULC	Polycom Nova Scotia ULC (100%)
Voyant Technologies, Inc.	Polycom, Inc. (100%)

Part (b):

Current Legal Entities Owned	Record Owner
Edgewater Networks Inc. ($1M investment, with 2.46% ownership)	Polycom, Inc.
Avnera Corporation ($1.2M investment, with 0.82% ownership)	Polycom, Inc.

Part (c):

Loan Party	State of Formation	Address of Chief Executive Office	Federal Taxpayer Identification Number
Plantronics, Inc.	Delaware	345 Encinal Street Santa Cruz, California 95060	77-0207692
Polycom, Inc.	Delaware	6001 America Center Drive San Jose, California 95002	94-3128324

SCHEDULE 5.17

(INTELLECTUAL PROPERTY MATTERS)

a)	Attachment 5.17(a) sets forth the trademark registrations and applications owned by Plantronics, Inc.

b)	Attachment 5.17(b) sets forth the copyright registrations owned by Plantronics, Inc.

c)	Attachment 5.17(c) sets forth the patents, industrial designs, and applications owned by Plantronics, Inc.

d)	Attachment 5.17(d) sets forth the trademark registrations and applications owned by Polycom, Inc.

e)	Attachment 5.17(e) sets forth the copyright registrations owned by Polycom, Inc.

f)	Attachment 5.17(f) sets forth the patents, industrial designs, and applications owned by Polycom, Inc.

5.17(a) trademark registrations and applications owned by Plantronics, Inc.

Trademark	Country	Status	Application Date	Application Number	Registration Date	Registration Number
Ameriphone	United States of America	Registered	Nov-09-1993	74,455,960	Jul-18-1995	1,905,391
BACKBEAT	United States of America	Registered	Aug-15-2008	77,548,409	Feb-16-2010	3,750,458
BLACKTOP	United States of America	Registered	Apr-25-2012	85,607,604	Jun-04-2013	4,347,929
BLACKWIRE	United States of America	Registered	Oct-20-2009	77,853,075	Jan-01-2013	4,268,559
BLACKWIRE	United States of America	Registered	Oct-20-2009	77,980,956	Feb-08-2011	3,918,140
CALISTO	United States of America	Registered	Apr-02-2007	77,146,822	Sep-30-2008	3,509,357
DEEPSLEEP	United States of America	Registered	Mar-09-2012	85,565,730	Aug-13-2013	4,384,957
Design (Cityscape2 sound world graphic)	United States of America	Registered	Feb-18-2011	85,246,700	Nov-06-2012	4,238,350
Design (Cityscape2 sound world graphic)	United States of America	Registered	Nov-04-2011	85,464,799	Nov-13-2012	4,243,374
Design of Head with Swirl	United States of America	Registered	Jul-27-2012	85,688,783	May-07-2013	4,331,014
DuoPro	United States of America	Registered	Nov-01-2001	76/333,264	Aug-20-2002	2,609,729
Encore	United States of America	Registered	Mar-31-1995	74,655,118	Aug-12-1997	2,088,053
ENCOREPRO	United States of America	Registered	Sep-15-2008	77,569,812	Apr-06-2010	3,772,650
ENSEMBLE	United States of America	Registered	Apr-04-2012	85,589,386	May-28-2013	4,343,865
ENTERA	United States of America	Registered	Aug-21-2008	77,553,012	Mar-09-2010	3,758,569
FIND MYHEADSET	United States of America	Registered	Jul-24-2012	85,685,807	Jun-04-2013	4,348,318
Firefly	United States of America	Registered	Sep-01-2001	78/265,371	Jun-15-2004	2,853,826
FORTISSIMO	United States of America	Registered	Oct-12-2011	85,445,505	May-07-2013	4,332,556
GAMECOM	United States of America	Registered	Jun-07-2004	78,430,913	Jan-02-2007	3,190,927
GAMECOM COMMANDER	United States of America	Registered	Mar-22-2012	85,577,574	Jul-16-2013	4,369,582
GIANT	United States of America	Registered	Dec-21-2012	85,809,478	Apr-01-2014	4,507,190
HABITAT	United States of America	Pending	Oct-25-2016	87,215,456
HABITAT SOUNDSCAPING	United States of America	Pending	Jul-26-2017	87,543,585
HABITAT SOUNDSCAPING	United States of America	Pending	Jul-26-2017	87,543,633
HABITAT SOUNDSCAPING	United States of America	Pending	Jul-26-2017	87,543,510
Mirage	United States of America	Registered	Dec-06-1988	73,767,780	Aug-22-1989	1,552,678
Plantronics	United States of America	Registered	Jan-18-1974	73,011,263	Sep-16-1975	1,020,399

5.17(a) trademark registrations and applications owned by Plantronics, Inc.

Plantronics	United States of America	Registered	Apr-25-1980	73,259,654	May-22-1984	1,278,897
Plantronics	United States of America	Registered	Jun-29-2005	78,661,254	Nov-07-2006	3,167,827
PLANTRONICS EXPLORER	United States of America	Registered	Jun-14-2005	78,650,593	Apr-24-2007	3,234,928
PLANTRONICS VOYAGER	United States of America	Registered	Jun-15-2005	78,651,577	Apr-29-2008	3,419,994
PLANTRONICS. BEAUTIFULLY HUMAN.	United States of America	Pending	Sep-22-2016	87,179,866
PLT	United States of America	Registered	Sep-24-2015	86,767,835	Aug-22-2017	5,271,784
PLT LABS	United States of America	Registered	Sep-04-2015	86,748,488	Aug-08-2017	5,261,675
RIG	United States of America	Registered	Feb-12-2013	85,848,064	Dec-24-2013	4,456,581
SAVI	United States of America	Registered	Oct-31-2008	77,605,322	Mar-23-2010	3,764,604
SES	United States of America	Registered	Oct-04-1996	75,177,123	Apr-06-1999	2,237,203
SIMPLY SMARTER COMMUNICATIONS	United States of America	Registered	Nov-30-2010	85,187,499	Mar-19-2013	4,305,676
SMART FOR SENIORS	United States of America	Registered	Aug-25-2011	85,407,467	May-07-2013	4,330,183
SoundGuard	United States of America	Registered	Oct-25-1982	73,400,682	May-15-1984	1,277,911
SPOKES	United States of America	Registered	Mar-23-2011	85,275,026	Jun-23-2015	4,760,488
SPOKES	United States of America	Registered	Mar-23-2011	85,982,938	Jan-13-2015	4,672,522
StarSet	United States of America	Registered	May-16-1970	72,357,112	Aug-24-1971	918,812
Supra	United States of America	Registered	Nov-05-1982	73,401,718	Jun-05-1984	1,280,576
SupraPlus	United States of America	Registered	Nov-26-2003	78/333579	Dec-14-2004	2,911,025
TriStar	United States of America	Registered	Apr-22-1994	74/515,325	May-20-1997	2,063,631
VersaTip	United States of America	Registered	Nov-21-1990	74/118,722	Aug-18-1992	1,709,230
Vista	United States of America	Registered	May-16-2006	78,885,082	Jan-23-2007	3,202,188
VistaPlus	United States of America	Registered	May-16-2006	78,885,086	Apr-07-2009	3,604,480
Voicetube - Clear	United States of America	Registered	May-07-1999	75,699,347	Apr-16-2002	2,560,905
Voicetube-Shape	United States of America	Registered	May-07-1999	75,699,346	Dec-25-2001	2,523,576
Voyager	United States of America	Registered	Aug-05-2010	85,100,870	Apr-12-2011	3,943,719
VOYAGER LEGEND	United States of America	Registered	Feb-21-2012	85,548,822	May-21-2013	4,339,708
WindSmart	United States of America	Registered	Jul-23-2004	78,456,036	May-30-2006	3,099,170
ClarityLife	United States of America	Registered	Apr-25-2016	87,014,320	Dec-06-2016	5,095,191

5.17(b) copyright registrations owned by Plantronics, Inc.

Owner	Full Title of Work	Copyright Number	Date
Plantronics, Inc.	Animal Print Fabric Pattern.	VAu001149592	2013
Plantronics, Inc.	Cityscape Sound World Graphic DI.	VA0001811620	2011
Plantronics, Inc.	Cityscape Sound World Graphic DS.	VA0001803442	2010
Plantronics, Inc.	Cityscape Sound World Graphic SA.	VA0001802920	2010
Plantronics, Inc.	Cityscape Sound World Graphic VP.	VA0001811654	2010
Plantronics, Inc.	Music Sound World Graphic BB.	VA0001821979	2010
Plantronics, Inc.	Park Sound World Graphic 10.	VA0001803453	2011
Plantronics, Inc.	Plantronics.	SR0000373953	2005
Plantronics, Inc.	Plantronics blues piano.	SRu000663353	2007
Plantronics, Inc.	Plantronics calypso.	SRu000655082	2007
Plantronics, Inc.	Plantronics cartoons.	SRu000655087	2007
Plantronics, Inc.	Plantronics funky clavinet.	SRu000667828	2007
Plantronics, Inc.	Plantronics inventory management system.	TX0004483986	1996
Plantronics, Inc.	Plantronics inventory management system; software / By Plantronics, Inc.	V3354P025	1997
Plantronics, Inc.	Plantronics reggae.	SRu000663690	2007
Plantronics, Inc.	Plantronics rising arpeggio.	SRu000669289	2007
Plantronics, Inc.	Plantronics salsa.	SRu000664288	2007
Plantronics, Inc.	Road Warrior Sound World Graphic K1.	VA0001811664	2010
Plantronics, Inc.	Road Warrior Sound World Graphic M1.	VA0001803456	2010

5.17(c) patents, industrial designs, and applications owned by Plantronics, Inc.

Pending and Granted Utility Patents

Application Number	Application Date	Title	Patent Type	Country	Publication Number	Publication Date	Grant Date	Grant Number
09/233,289	Jan-19-1999	Rotary Matrix Switch	Patent	United States of America			Oct-02-2001	6,297,462
09/458,353	Dec-09-1999	Headset With Memory	Patent	United States of America			Oct-16-2007	7,283,635
09/385,824	Aug-30-1999	Adaptive Transmit Amplifier	Patent	United States of America			Dec-30-2003	6,671,371
09/499,090	Feb-04-2000	Signal Expander with Discrimination Between Close and Distant Acoustic Source	Patent	United States of America			Apr-15-2003	6,549,630
09/274,434	Mar-22-1999	Conformable Earhook for an Over-The-Ear Headset	Patent	United States of America			Sep-10-2002	6,449,374
11/429,634	May-05-2006	Automatic Headset Hookswitch	Patent	United States of America			Sep-14-2010	RE41,702
09/401,070	Sep-22-1999	Accessory Interface Bus for Telephone Headset Adapter	Patent	United States of America			Dec-15-2009	7,633,963
09/427,382	Oct-25-1999	Auditory User Interface	Patent	United States of America			Mar-09-2004	6,704,413
09/854,304	May-11-2001	Auto-Adjust Noise Canceling Microphone with Position Sensor	Patent	United States of America			Mar-18-2008	7,346,176
09/952,434	Sep-13-2001	Microphone Position And Speech Level Sensor	Patent	United States of America			Sep-06-2005	6,941,161
09/854,172	May-11-2001	AUTO-ADJUST NOISE CANCELING MICROPHONE WITH POSITION SENSOR	Patent	United States of America			Jul-14-2009	7,561,700
09/967,677	Sep-28-2001	Acoustic signal level limiter	Patent	United States of America			Apr-03-2007	7,200,238
10/091,905	Mar-04-2002	Management and Control of Call Center and Office Telephony Assets	Patent	United States of America			May-20-2008	7,376,123
10/040,922	Dec-28-2001	Audio Limiting Circuit	Patent	United States of America			Mar-14-2006	7,013,011
10/153,403	May-22-2002	Under-the-ear mounting headset	Patent	United States of America			Apr-27-2004	6,728,387
10/115,487	Apr-02-2002	Voice Tube Assembly	Patent	United States of America			Jul-20-2004	6,766,032
10/174,285	Jun-18-2002	Headset with Foldable Noise Canceling and Omnidirectional Dual-Mode Boom	Patent	United States of America			Mar-13-2007	7,190,797
10/159,240	May-30-2002	Intelligibility Control for Speech Communications Systems	Patent	United States of America			Nov-25-2008	7,457,757
10/061,421	Feb-01-2002	Headset Noise Exposure Dosimeter	Patent	United States of America	US 2003-0191609 A1	Oct-09-2003	Nov-30-2004	6,826,515
10/043,613	Jan-09-2002	Comfortable Earphone Cushions	Patent	United States of America			Feb-15-2005	6,856,690
10/076,164	Feb-13-2002	Ear Clasp Headset	Patent	United States of America	2004-0008855	Jan-15-2004	Oct-17-2006	7,123,737
10/256,450	Sep-27-2002	Echo Reduction for A Headset or Handset	Patent	United States of America			May-02-2006	7,039,179
10/313,730	Dec-06-2002	Self-adjusting earloop for an over-the-ear headset	Patent	United States of America			May-23-2006	7,050,598
10/295,691	Nov-15-2002	Bifurcated Inverted F Antenna	Patent	United States of America			Jun-07-2005	6,903,693
10/437,346	May-12-2003	System and Method for Storage And Retrieval of Personal Preference Audio Settings on a Processor-Based Host	Patent	United States of America			Apr-22-2014	8,706,919
10/425,382	Apr-28-2003	Method and apparatus for a wireless network	Patent	United States of America			Mar-13-2007	7,190,972
10/308,810	Dec-02-2002	PERSONAL COMMUNICATION METHOD AND APPARATUS WITH ACOUSTIC STRAY FIELD CANCELLATION	Patent	United States of America			Mar-03-2009	7,499,555
10/309,695	Dec-03-2002	Method and Apparatus for Reducing Echo and Noise	Patent	United States of America			Apr-15-2008	7,359,504
10/376,854	Feb-27-2003	Over-the-ear headset	Patent	United States of America			May-22-2007	7,221,771

5.17(c) patents, industrial designs, and applications owned by Plantronics, Inc.

10/313,156	Dec-06-2002	Earbud Headset	Patent	United States of America			Nov-02-2004	6,810,987
10/622,037	Jul-16-2003	Charger Contact	Patent	United States of America			Jul-11-2006	7,075,270
10/672,473	Sep-26-2003	Adaptive Sidetone And Adaptive Voice Activity Detect (Vad) Threshold For Speech Processing	Patent	United States of America			Feb-01-2011	7,881,927
10/719,822	Nov-21-2003	Earloop for Telecommunications Headset	Patent	United States of America			Sep-12-2006	7,106,877
10/735,083	Dec-12-2003	On-Line Status Detection for Host-Based Headset Applications	Patent	United States of America			Jun-26-2012	8,209,441
10/746,571	Dec-23-2003	Integrated Network System	Patent	United States of America			Feb-03-2009	7,486,965
10/952,662	Sep-29-2004	Integrated Network System	Patent	United States of America			Nov-10-2009	7,616,769
11/27/2064	Dec-30-2004	Sound Pressure Level Limiter with Anti-Startle Feature	Patent	United States of America	2006-0147049	Jul-06-2006	Apr-14-2015	9,008,319
10/940,130	Sep-13-2004	Microphone Position and Speech Level Sensor	Patent	United States of America			Nov-07-2006	7,133,701
11/173,397	Jul-01-2005	Wireless Headset Systems and Methods for Activating Application Programs on Processor-Based Host	Patent	United States of America	2007-0004463	Jan-04-2007	Jun-17-2014	8,755,845
11/392,861	Mar-29-2006	Conformable ear tip with spout	Patent	United States of America			Jun-21-2011	7,965,855
11/217,967	Aug-31-2005	Remote Headset Configuration	Patent	United States of America	2007-0049198	Mar-01-2007	Aug-25-2015	9,118,770
11/218,190	Aug-31-2005	Headset charging station	Patent	United States of America			Nov-25-2008	7,457,649
10/749,312	Dec-31-2003	Microphone with Low Frequency Noise Shunt	Patent	United States of America			Mar-18-2008	7,346,179
11/317,984	Dec-23-2005	Wireless Stereo Headset	Patent	United States of America	US 2007-0149261 A1	Jun-28-2007	Dec-01-2009	7,627,289
11/317,358	Dec-23-2005	Noise Cancelling Microphone with Reduced Acoustic Leakage	Patent	United States of America			Aug-13-2013	8,509,459
11/173,398	Jul-01-2005	Headset with a Retractable Speaker Portion	Patent	United States of America	US-2007-0025581-A1	Feb-01-2007	Mar-16-2010	7,680,267
11/451,815	Jun-12-2006	Control and Management of a Wired or Wireless Headset (CON)	Patent	United States of America			Jun-15-2010	7,738,434
11/451,816	Jun-12-2006	Automated Voice over Internet Protocol wireless headset	Patent	United States of America			Dec-06-2011	8,073,152
11/120,692	May-02-2005	Faceplate cover	Patent	United States of America			Apr-15-2008	7,357,217
11/414,670	Apr-27-2006	Speakerphone with downfiring speaker and directional microphones	Patent	United States of America	2007-0263845	Nov-15-2007	Apr-12-2011	7,925,004
11/367,266	Mar-02-2006	Voice recognition script for headset setup and configuration	Patent	United States of America	2007-0207767	Sep-06-2007	Mar-09-2010	7,676,248
11/712,061	Feb-28-2007	Foot Actuated Call Answer-end Apparatus	Patent	United States of America	US 2008-0285742 A1	Nov-20-2008	Jan-12-2010	7,646,864
11/388,721	Mar-24-2006	Headset Charging Cradle	Patent	United States of America			Jun-29-2010	7,746,028
11/365,118	Feb-28-2006	Expander Circuit with Reduced Distortion	Patent	United States of America			Jun-14-2011	7,961,896
11/492,508	Jul-24-2006	Projection Headset	Patent	United States of America	2008-0044005	Feb-21-2008	Aug-27-2013	8,520,836
11/604,376	Nov-22-2006	Movement powered headset	Patent	United States of America	US 2008-0116849 A1	May-22-2008	Jan-12-2010	7,646,863
11/542,385	Oct-02-2006	Donned and doffed headset state detection	Patent	United States of America	US 2008-0080705 A1	Apr-03-2008	Dec-18-2012	8,335,312
13/693,881	Dec-04-2012	Donned and Doffed Headset State Detection	Patent	United States of America	2013-0210497	Aug-15-2013	Sep-17-2013	8,538,009
13/693,930	Dec-04-2012	Donned and Doffed Headset State Detection	Patent	United States of America	2013-0095894	Apr-18-2013	Oct-15-2013	8,559,621
11/801,589	May-10-2007	Ear bud speaker earphone with retainer tab	Patent	United States of America			Jul-26-2011	7,986,803

5.17(c) patents, industrial designs, and applications owned by Plantronics, Inc.

11/804,094	May-17-2007	Headset with whisper mode feature	Patent	United States of America			Jan-29-2013	8,363,820
11/787,577	Apr-17-2007	Headset adapter with host phone detection and characterization	Patent	United States of America			Aug-28-2012	8,254,561
11/809,554	Jun-01-2007	Headset with Rotatable Earpiece	Patent	United States of America	2013-0202144	Aug-08-2013	Aug-06-2013	8,503,710
11/340,239	Jan-25-2006	Audio limiting circuit	Patent	United States of America			Jul-10-2007	7,242,783
11/401,612	Apr-10-2006	Self-adjusting earloop for an over-the-ear headset	Patent	United States of America	US 2006-0177087 A1	Aug-10-2006	Mar-18-2008	7,346,180
11/387,191	Mar-22-2006	Echo reduction for a headset or handset	Patent	United States of America			Jun-05-2007	7,227,944
12/29/247	Oct-07-2008	Projection Headset	Patent	United States of America	2009-0034713	Feb-05-2009	Nov-23-2010	7,839,881
11/891,503	Aug-10-2007	Combined battery holder and antenna apparatus	Patent	United States of America			Dec-28-2010	7,859,469
11/697,087	Apr-05-2007	Headset-Derived Real-Time Presence and Communication Systems and Methods	Patent	United States of America	2008-0112567	May-15-2008	Mar-07-2017	9,591,392
11/591,893	Nov-01-2006	Method and Device for Noise Control in a Headset	Patent	United States of America	2008-0101643	May-01-2008	Aug-02-2011	7,991,178
11,594,344	Nov-07-2006	Microphone position and speech level sensor	Patent	United States of America			Nov-25-2008	7,457,644
11/895,055	Aug-22-2007	Presence Over Existing Cellular and Land-Line Telephone Networks (CIP of 01-7366)	Patent	United States of America	2008-0299948	Dec-04-2008	Jun-09-2015	9,055,413
11/809,558	Jun-01-2007	Methods and Systems for Secure Pass-Set Entry in an I/O Device	Patent	United States of America			Mar-03-2015	8,972,739
12,118,627	May-09-2008	Headset Wearer Identity Authentication With Voice Print Or Speech Recognition	Patent	United States of America	US-2009-0281809-A1	Nov-12-2009	Nov-20-2012	8,315,876
11/891,370	Aug-10-2007	User Validation of body worn device	Patent	United States of America	2009-0041313	Feb-12-2009	Aug-30-2011	8,009,874
11/906,803	Oct-04-2007	Optical Headset User Interface	Patent	United States of America			Dec-15-2009	7,631,811
12/209,134	Sep-11-2008	Modular Charging Dock	Patent	United States of America	2010/0062731	Mar-11-2010	Dec-18-2012	8,335,545
11/707,683	Feb-16-2007	Acoustic signal level limiter for hearing safety	Patent	United States of America			Feb-05-2013	8,369,535
11,906,670	Oct-02-2007	Near-far sensing using frequency swept RSSI	Patent	United States of America			Sep-18-2012	8,270,905
12,116,921	May-07-2008	Microphone Boom With Adjustable Wind Noise Suppression	Patent	United States of America	US-2009-0279712-A1	Nov-12-2009	Sep-13-2011	8,019,109
12/170,716	Jul-10-2008	Dual Mode Earphone with Acoustic Equalization	Patent	United States of America	2010-0008528	Jan-14-2010	Feb-07-2012	8,111,853
12/060,031	Mar-31-2008	User Authentication System and Method	Patent	United States of America	2009-0249478	Oct-01-2009	Mar-15-2016	9,286,742
12/196,480	Aug-22-2008	WIRELESS HEADSET NOISE EXPOSURE DOSIMETER	Patent	United States of America	20,100,046,767	Feb-25-2010	Mar-05-2013	8,391,503
12/339,936	Dec-19-2008	Single Piece Earloop with Corresponding Pivot Post	Patent	United States of America	2010-0158602	Jun-24-2010	Dec-17-2013	8,611,582
11/895,054	Aug-22-2007	Don doff controlled headset user interface	Patent	United States of America			Mar-07-2017	9,590,680
12/061,617	Apr-02-2008	Voice Activity Detection with Capacitive Touch Sense	Patent	United States of America	2009-0252531	Oct-08-2009	Jul-28-2015	9,094,764
12/20/276	Nov-21-2008	Automatic Sidetone Control	Patent	United States of America	2010-0130247-A1	May-27-2010	Aug-06-2013	8,504,115
13/797,126	Mar-12-2013	DONNED/DOFFED MUTE CONTROL	Patent	United States of America	2013-0188805	Jul-25-2013	Sep-09-2014	8,831,242
11/985,113	Nov-13-2007	Noise Masking Communications Apparatus	Patent	United States of America	2013-0208907	Aug-15-2013	Feb-03-2015	8,948,418
12/125,830	May-22-2008	Touch Sensitive Controls with Weakly Conductive Touch Surfaces	Patent	United States of America	2009-0290742	Nov-26-2009	Mar-08-2016	9,280,239
12/114,583	May-02-2008	Miniaturized Acoustic Boom Structure For Reducing Microphone Wind Noise and ESD Susceptibility	Patent	United States of America	2009-0274332	Nov-05-2009	Jun-26-2012	8,208,673
12/31/637	Feb-14-2008	Microphone With a Low Frequency Noise Shunt	Patent	United States of America	2008-0130934	Jun-05-2008	Aug-28-2012	8,254,616

5.17(c) patents, industrial designs, and applications owned by Plantronics, Inc.

12/136,335	Jun-10-2008	Mobile Telephony Presence	Patent	United States of America	2009-0305632	Dec-10-2009	Feb-14-2012	8,116,788
12/277,226	Nov-24-2008	Portable Network Device for the Discovery of Nearby Devices and Services	Patent	United States of America	2010-0130240	May-27-2010	Apr-21-2015	9,014,736
12/211,701	Sep-16-2008	Infrared Derived User Presence and Associated Remote Control	Patent	United States of America	US2010/0066821	Mar-18-2010	Jan-29-2013	8,363,098
12/266,290	Nov-06-2008	CLIP-WORN DEVICE WITH DON/DOFF SENSOR	Patent	United States of America	2010-0109895		Jun-24-2014	8,760,310
12/252,843	Oct-16-2008	Auto-Dial and Connection Into Conference Calls	Patent	United States of America	2010-0098230	Apr-22-2010	Apr-08-2014	8,693,660
14/194,413	Feb-28-2014	Auto-Dial and Connection into Conference Calls	Patent	United States of America	2014-0177815	Jun-26-2014	Jul-28-2015	9,094,522
12/190,546	Aug-12-2008	HEADSET WITH STOWABLE BOOM	Patent	United States of America	2010-0040252	Feb-18-2010	May-19-2015	9,036,849
12/422,204	Apr-10-2009	Adaptive Mute	Patent	United States of America			Nov-22-2011	8,064,595
12/338,876	Dec-18-2008	ANTENNA DIVERSITY TO IMPROVE PROXIMITY DETECTION USING RSSI	Patent	United States of America	2010-0159840	Jun-24-2010	Dec-25-2012	8,340,614
12/423,232	Apr-14-2009	Network Addressible Loudspeaker and Audio Play	Patent	United States of America			Aug-14-2012	8,243,949
12/605,557	Oct-26-2009	Mobile Device with Discretionary Two Microphone Noise Reduction (FILE REQUEST NOT TO PUBLISH)	Patent	United States of America			Feb-03-2015	8,948,415
12/393343	Feb-26-2009	Presence Based Telephony Call Signaling	Patent	United States of America	2010-0215170	Aug-26-2010	Apr-23-2013	8,428,053
13/802,077	Mar-13-2013	Presence Based Telephony Call Signaling	Patent	United States of America	2013-0208717	Aug-15-2013	Aug-05-2014	8,798,042
12/603,466	Oct-21-2009	Device Wearing Status Determination Using RSSI	Patent	United States of America			Feb-05-2013	8,369,779
12/623,256	Nov-20-2009	Power Management Utilizing Proximity or Link Status Determination	Patent	United States of America	2011-0126034	May-26-2011	Jul-09-2013	8,484,494
13/931,638	Jun-28-2013	Power Management Utilizing Proximity or Link Status Determination	Patent	United States of America	2013-0297958	Nov-07-2013	Dec-02-2014	8,904,212
12/710,279	Feb-22-2010	Headset Call Transition	Patent	United States of America	2011-0207447	Aug-25-2011	Feb-11-2014	8,649,817
12/695,486	Jan-28-2010	Floating Plate Capacitive Sensor	Patent	United States of America	2011-0182458	Jul-28-2011	Oct-25-2016	9,479,857
12/24/778	May-11-2010	Information Exchange via Bluetooth Service Discovery Protocol Service Records	Patent	United States of America	2011-0281519	Nov-17-2011	Nov-11-2014	8,886,118
12/911,611	Oct-25-2010	Automatic Detection of the Wearing Style of a Convertible Headset	Patent	United States of America	2012-0099738	Apr-26-2012	Feb-03-2015	8,948,412
12/769,368	Apr-28-2010	Multiple RF Band Operation in Mobile Devices	Patent	United States of America	2011-0269502		Apr-29-2014	8,712,467
14/252,669	Apr-14-2014	Multiple RF Band Operation in Mobile Devices	Patent	United States of America	2014-0228072	Aug-14-2014	May-10-2016	9,338,784
12/828,655	Jul-01-2010	Connection Device and Protocol (Olympia Link Manager Protocol)	Patent	United States of America			Aug-06-2013	8,504,629
13/802,177	Mar-13-2013	Connection Device and Protocol (Olympia Link Manager Protocol)	Patent	United States of America	2013-0204953	Aug-08-2013	Aug-12-2014	8,805,992
12/697,053	Jan-29-2010	Headset with a Retractable Speaker Portion (cont. of 01-7218)	Patent	United States of America	2010-0128916	May-27-2010	Nov-12-2013	8,582,755
13/070,274	Mar-23-2011	Dual-Mode Headset	Patent	United States of America	2012-0244801		Jan-27-2015	8,942,384
12/782,940	May-19-2010	Communications System Density and Range Improvement by Signal-Strength-Directed Channel Class Selection with Weighting for Minimum Capacity Consumption	Patent	United States of America	2011-0287795	Nov-24-2011	Nov-05-2013	8,577,318
14/025,383	Sep-12-2013	Communications System Density and Range Improvement by Signal-Strength-Directed Channel Class Selection with Weighting for Minimum Capacity Consumption	Patent	United States of America	2014-0018122	Jan-16-2014	Oct-25-2016	9,479,317

5.17(c) patents, industrial designs, and applications owned by Plantronics, Inc.

12/814,100	Jun-11-2010	Multiprotocol Interference Avoidance in Monoprotocol Radio Communications System	Patent	United States of America	2011-0306367	Dec-15-2011	Jul-10-2012	8,219,109
12/849,625	Aug-03-2010	Communications System with Efficient Multiprotocol-Aware Channel Selection and Interference Avoidance	Patent	United States of America	2012-0034937	Feb-09-2012	Nov-12-2013	8,583,138
12/886,417	Sep-20-2010	Reducing Handling Noise for Body Worn and Handheld Microphones	Patent	United States of America	2012-0070018	Mar-22-2012	Jul-22-2014	8,787,599
12/872,915	Aug-31-2010	Methods and Systems for Secure Pass-Set Entry	Patent	United States of America	2012-0050008	Mar-01-2012	May-16-2017	9,652,914
12/13/821	Jun-22-2010	Telecommunications Device Localization and Alarm	Patent	United States of America	2011-0312314	Dec-22-2011	Jun-10-2014	8,750,855
14/265,079	Apr-29-2014	Telecommunications Device Localization & Alarm	Patent	United States of America	2014-0302840	Oct-09-2014	May-10-2016	9,338,643
12/874,160	Sep-01-2010	Location Based Mobile Communications Device Auto-Configuration	Patent	United States of America	2012-0051262	Mar-01-2012	Aug-23-2016	9,426,278
12/903,778	Oct-13-2010	Device and Process for Customizing a Headset or Other Audio Device	Patent	United States of America	2012-0096111	Apr-19-2012	Jun-07-2016	9,363,348
13/011,651	Jan-21-2011	Cylinder Air Cooled Heat Welder	Patent	United States of America	2012/0186734A1	Jul-26-2012	Aug-06-2013	8,500,935
13/081,261	Apr-06-2011	Communications Network Call Initiation Transition	Patent	United States of America	2012-0257740	Oct-11-2012	Dec-03-2013	8,600,030
14/067,611	Oct-30-2013	Communications Network Call Initiation Transition	Patent	United States of America	2014-0057614	Feb-27-2014	Jan-26-2016	9,247,067
13/044,802	Mar-10-2011	User Application Initiated Telephony	Patent	United States of America	2012-0231769	Sep-13-2012	Jan-21-2014	8,634,878
14/134,347	Dec-19-2013	User Application Initiated Telephony	Patent	United States of America	2014-0106667	Apr-17-2014	Feb-03-2015	8,948,691
13/069,061	Mar-22-2011	Dual Narrow-Broad Focus Infrared Sensing of Proximity	Patent	United States of America	2012-0242978	Sep-27-2012	Feb-04-2014	8,642,962
13/273,553	Oct-14-2011	Expander Ear Tip	Patent	United States of America	2013-0092470	Apr-18-2013	Aug-06-2013	8,499,886
13/467,665	May-09-2012	Jaw Powered Electric Generator	Patent	United States of America	2013-0300345	Nov-14-2013	Jun-02-2015	9,044,291
13/193,465	Jul-28-2011	Dual Acoustic Waveguide	Patent	United States of America	2013-0028460	Jan-31-2013	Dec-09-2014	8,908,897
13/191,248	Jul-26-2011	Decreasing RSSI Settling Time in Low-Power Mode Systems	Patent	United States of America	2013-0029607	Jan-31-2013	Feb-02-2016	9,253,674
13/294,398	Nov-11-2011	Separation of Capacitive Touch Areas	Patent	United States of America	2013-0120005	May-16-2013	Aug-30-2016	9,429,608
13/357,801	Jan-25-2012	Conductive Ear Flange for Extending the Range of a Sensor in a Communications Device	Patent	United States of America	2013-0190058	Jul-25-2013	Aug-12-2014	8,805,452
13/355,423	Jan-20-2012	Online Indicator Adapter (USB OLI Adaptor)	Patent	United States of America	2013-0191554	Jul-25-2013	Sep-09-2014	8,832,322
13/230,829	Sep-12-2011	Method and Systems for Connection into Conference Calls	Patent	United States of America	2013-0064142	Mar-14-2013	Jun-06-2017	9,673,989
13/474,615	May-17-2012	Mobile and Landline Call Switching	Patent	United States of America	2013-0310049	Nov-21-2013	Nov-14-2017	9,819,774
13/326,112	Dec-14-2011	Call Control Across Multiple Interfaces	Patent	United States of America	2013-0156177	Jun-20-2013	Feb-25-2014	8,660,255
13/474,651	May-17-2012	Mobile Device Data Transfer	Patent	United States of America	2013-0309996	Nov-21-2013	Jul-19-2016	9,398,131
13/252,960	Oct-04-2011	ADAPTIVE MUTE STATUS REMINDER (Cont. of 01-7504)	Patent	United States of America	2012-0020469	Jan-26-2012	Jul-23-2013	8,494,153
13/529,964	Jun-21-2012	Proximity Detection Using Diversity Path Loss Sampling	Patent	United States of America	2013-0344815	Dec-26-2013	Apr-21-2015	9,014,644
13/278,071	Oct-20-2011	Microphone Screen With Common Mode Interference Reduction (Div. of 01-7387)	Patent	United States of America	20,120,076,338	Mar-29-2012	Apr-23-2013	8,428,285
13/311,036	Dec-05-2011	AUTOMATED VOICE OVER INTERNET PROTOCOL WIRELESS HEADSET	Patent	United States of America	2012-0076080	Mar-29-2012	Jan-17-2017	9,549,259
13/356,851	Jan-24-2012	Mobile Telephony Presence	Patent	United States of America	20,120,122,435	May-17-2012	Dec-18-2012	8,335,525
13/570,463	Aug-09-2012	Context Assisted Adaptive Noise Reduction	Patent	United States of America	2014-0046659	Feb-13-2014	Apr-12-2016	9,311,931

5.17(c) patents, industrial designs, and applications owned by Plantronics, Inc.

13/802,276	Mar-13-2013	System and Method for Multiple Headset Integration	Patent	United States of America	2014-0274004	Sep-18-2014	Mar-31-2015	8,995,649
14/033,764	Sep-23-2013	Interchangeable Wearing Modes for a Headset (Deutschmark)	Patent	United States of America	2015-0086059	Mar-26-2015
13/745,643	Jan-18-2013	Context Sensitive and Shared Location Based Reminders	Patent	United States of America	2014-0206391	Jul-24-2014	Mar-29-2016	9,300,744
15/050,122	Feb-22-2016	Context-Sensitive Reminders	Patent	United States of America	2016-0171873	Jun-16-2016
13/945,261	Jul-18-2013	Enterprise Asset Management	Patent	United States of America	2015-0026186	Jan-22-2015	Dec-20-2016	9,524,309
12/906,968	Oct-18-2010	SMALL STEREO HEADSET HAVING SEPARATE CONTROL BOX AND WIRELESS CONNECTABILITY TO AUDIO SOURCE	Patent	United States of America	2011-0317844-A1	Dec-29-2011	Jul-09-2013	8,483,400
13/184,634	Jul-18-2011	FULLY INTEGRATED SMALL STEREO HEADSET HAVING IN-EAR EAR BUDS AND WIRELESS CONNECTABILITY TO AUDIO SOURCE	Patent	United States of America	2012-0052810-A1	Mar-01-2012	Jul-30-2013	8,498,428
13/036,680	Feb-28-2011	WIRED NOISE CANCELLING STEREO HEADSET WITH SEPARATE CONTROL BOX	Patent	United States of America	2012-0087510-A1	Apr-12-2012	Jul-09-2013	8,483,401
13/249,752	Sep-30-2011	Integrated Monophonic Headset Having Wireless Connectability to Audio Source	Patent	United States of America	2012-0093334	Apr-19-2012	Aug-06-2013	8,503,689
13/945,698	Jul-18-2013	Activity Indicator	Patent	United States of America	2015-0024804	Jan-22-2015	Sep-06-2016	9,438,716
13/926,903	Jun-25-2013	Device Sensor Mode to Identify a User State	Patent	United States of America	2014-0378083	Dec-25-2014
14/030,625	Sep-18-2013	Audio Delivery System for Headsets	Patent	United States of America	2015-0079900	Mar-19-2015	Aug-04-2015	9,100,775
14/057,854	Oct-18-2013	Headset Interview Mode	Patent	United States of America	2015-0112671	Apr-23-2015	Jul-12-2016	9,392,353
14/081,973	Nov-15-2013	Headset Dictation Mode	Patent	United States of America	2015-0110263	Apr-23-2015	Oct-20-2015	9,167,333
14/070,289	Nov-01-2013	Interactive Device Registration, Setup and Use	Patent	United States of America	2015-0124944	May-07-2015	Jul-04-2017	9,697,522
14/216,166	Mar-17-2014	Sensor Calibration Based on Device Use State	Patent	United States of America			Aug-29-2017	9,746,491
14/226,714	Mar-26-2014	Integration of Physical Access Control	Patent	United States of America	2015-0279132	Oct-01-2015
14/169,019	Jan-30-2014	Automated Traversal of Interactive Voice Response Systems	Patent	United States of America	2015-0215455	Jul-30-2015	Aug-16-2016	9,420,097
14/136,206	Dec-20-2013	Automatic Projector Safety Protocols	Patent	United States of America	2015-0177604	Jun-25-2014	Nov-24-2015	9,195,124
14/137,032	Dec-20-2013	Local Wireless Link Quality Notification for Wearable Wireless Audio Devices	Patent	United States of America	2015-0181010	Jun-25-2015	Jul-12-2016	9,392,090
14/136,372	Dec-20-2013	Masking Open Space Noise Using Sound and Corresponding Visual	Patent	United States of America	2015-0181332	Jun-25-2015	Sep-13-2016	9,445,190
15/233,511	Aug-10-2016	Masking Open Space Noise Using Sound and Corresponding Visual	Patent	United States of America	2016-0351181	Dec-01-2016
15/872,853	Jan-16-2018	Masking Open Space Noise Using Sound and Corresponding Visual	Patent	United States of America
14/243,814	Apr-02-2014	Noise Level Measurement with Mobile Devices, Location Services, and Environmental Response	Patent	United States of America	2015-0287421	Oct-08-2015
14/188,200	Feb-24-2014	Speech Intelligibility Measurement and Open Space Noise Masking	Patent	United States of America	2015-0243297	Aug-27-2015	Apr-11-2017	9,620,141
14/201,549	Mar-07-2014	System and Method for Creating Interactive Voice Response (IVR) Dialers	Patent	United States of America			Aug-04-2015	9,100,478
14/181,519	Feb-14-2014	Ear Tip with Stabilizer	Patent	United States of America	2015-0071477	Mar-12-2015	Feb-16-2016	9,264,792
14/986,112	Dec-31-2015	Ear Tip with Stabilizer (V-Edge Ear Tip)	Patent	United States of America	2016-0112789	Apr-21-2016	Oct-10-2017	9,788,099
14/295,201	Jun-03-2014	Interactive Voice Response (IVR) Routing System	Patent	United States of America	2015-0350427	Dec-03-2015	Jan-26-2016	9,247,055

5.17(c) patents, industrial designs, and applications owned by Plantronics, Inc.

14/485,509	Sep-12-2014	Wearable Sends Message on Fall when Worn	Patent	United States of America	2016-0078739	Mar-17-2016	Nov-14-2017	9,818,282
14/310,412	Jun-20-2014	Communication Devices and Methods for Temporal Analysis of Voice Calls	Patent	United States of America	2015-0371652	Dec-24-2015
14/478,885	Sep-05-2014	Collection and Analysis of Muted Audio	Patent	United States of America	2016-0073185	Mar-10-2016
14/697,436	Apr-27-2015	Collection and Analysis of Audio During Hold	Patent	United States of America	2016-0072949	Mar-10-2016
14/517,331	Oct-17-2014	Meeting Coordination System and Attendee Tracking for Use in Automated Multi-Media Conference Call System (Nitro)	Patent	United States of America	2015-0110259	Apr-23-2015	Oct-10-2017	9,787,847
14/517,467	Oct-17-2014	Speaker Identification for Use in Multi-Media Conference Call System (Nitro)	Patent	United States of America	2015-0111551	Apr-23-2015	Feb-16-2016	9,264,550
14/985,210	Dec-30-2015	Speaker Identification for Use in Multi-Media Conference Call System (Nitro)	Patent	United States of America	2016-0112575	Apr-21-2016	Jan-24-2017	9,553,994
14/517,496	Oct-17-2014	Multi-Beacon Meeting Attendee Proximity Tracking (Nitro)	Patent	United States of America	2015-0111552	Apr-23-2015	Oct-10-2017	9,787,848
14/600,711	Jan-20-2015	Headband with Sling	Patent	United States of America	2016-0212519	Jul-21-2016	May-22-2018	9,980,048
14/625,274	Feb-18-2015	Automatic Determination of User Direction Based on Direction Reported by Mobile Device	Patent	United States of America	2016-0238408	Aug-18-2016
13/452,550	Apr-20-2012	Method for Encoding Multiple Microphone Signals into a Source-Separable Audio Signal for Network Transmission and an Apparatus for Directed Source Separation	Patent	United States of America	2012-0269332	Oct-25-2012	Mar-11-2014	8,670,554
14/660,689	Mar-17-2015	Method for Encoding Multiple Microphone Signals into a Source-Separable Audio Signal for Network Transmission and an Apparatus for Directed Source Separation	Patent	United States of America
13/471,423	May-14-2012	Psycho-Acoustic Noise Suppression	Patent	United States of America	2012-0288125	Nov-15-2012	Oct-17-2017	9,794,678
14/633,520	Feb-27-2015	Authentication Server for a Probability-Based User Authentication System and Method	Patent	United States of America	2016-0253486	Sep-01-2016	May-22-2018	9,977,884
14/633,606	Feb-27-2015	Wearable User Device for Use in a User Authentication System	Patent	United States of America	2016-0253487	Sep-01-2016
14/633,686	Feb-27-2015	Mobile User Device and Method of Communication Over a Wireless Medium	Patent	United States of America	2016-0255459	Sep-01-2016	Jul-04-2017	9,699,594
14/612,125	Feb-02-2015	Multiple Wireless Identities for a Mobile Device	Patent	United States of America	2016-0227395	Aug-04-2016	Jul-11-2017	9,706,602
14/743,642	Jun-18-2015	Folding Headset Earpiece	Patent	United States of America	2016-0373848	Dec-22-2016	Aug-29-2017	9,749,727
14/801,571	Jul-16-2015	Wearable Devices for Headset Status and Control	Patent	United States of America	2017-0019517	Jan-19-2017	May-23-2017	9,661,117
15/494,155	Apr-21-2017	Wearable Devices for Headset Status and Control	Patent	United States of America	2017-0223162	Aug-03-2017
14/833,386	Aug-24-2015	Biometrics-Based Dynamic Sound Masking (Cross-cite 01-7925/US)	Patent	United States of America	2017-0061950	Mar-02-2017	May-08-2018	9,966,056
14/851,774	Sep-11-2015	Steerable Loudspeaker System for Individualized Sound Masking (Cross-cite 01-7922/US)	Patent	United States of America	2017-0076708	Mar-16-2017	Jan-16-2018	9,870,762
14/926,462	Oct-29-2015	Sidetone-Based Loudness Control for Groups of Headset Users	Patent	United States of America	2017-0127170	May-04-2017	Jul-11-2017	9,706,287
14/926,824	Oct-29-2015	System for Determining a Location of a User	Patent	United States of America	2017-0123047	May-04-2017	May-22-2018	9,979,473
14/989,695	Jan-06-2016	Headphones with Active Noise Cancellation Adverse Effect Reduction	Patent	United States of America	2017-0193979	Jul-06-2017	May-22-2018	9,978,357
15/051,586	Feb-23-2016	Headset Position Sensing, Reporting, and Correction	Patent	United States of America	2017-0245075	Aug-24-2017	Mar-06-2018	9,913,059
15/877,188	Jan-22-2018	Headset Position Sensing, Reporting, and Correction	Patent	United States of America
14/991,441	Jan-08-2016	Headset Audio System	Patent	United States of America	2017-0201832	Jul-13-2017	Jul-25-2017	9,716,947

5.17(c) patents, industrial designs, and applications owned by Plantronics, Inc.

14/957,441	Dec-02-2015	Headset with Stem Mounted Connector (Ray)	Patent	United States of America	2017-0164086-A1	Jun-08-2017
15/255,702	Sep-02-2016	Connection Switching for Bluetooth Headsets	Patent	United States of America	2017-0289739	Oct-05-2017	May-29-2018	9,986,370
15/891,004	Feb-07-2018	Connection Switching for Bluetooth Headsets	Patent	United States of America
15/891,039	Feb-07-2018	Connection Switching for Bluetooth Headsets	Patent	United States of America
15/189,491	Jun-22-2016	Sound Exposure Limiter	Patent	United States of America	2017-0374444	Dec-28-2017	May-22-2018	9,980,028
15/204,232	Jul-07-2016	Enhanced Security for Near Field Communication Enabled Bluetooth Devices	Patent	United States of America	2018-0014145	Jan-11-2018
15/382,498	Dec-16-2016	Subscription-Enabled Audio Device and Subscription System	Patent	United States of America
15/177,778	Jun-09-2016	Mode Switchable Audio Processor for Digital Audio	Patent	United States of America	2017-0357474	Dec-14-2017
15/286,443	Oct-05-2016	Enhanced Biometric User Authentication	Patent	United States of America	2018-0096118	Apr-05-2018
15/296,674	Oct-18-2016	User Authentication Persistence	Patent	United States of America	2018-0107813	Apr-19-2018
15/231,228	Aug-08-2016	Vowel Sensing Voice Activity Detector	Patent	United States of America	2018-0040338	Feb-08-2018
15/382,459	Dec-16-2016	Companion Device Out-of-Band Authentication	Patent	United States of America
15/365,647	Nov-30-2016	Locality Based Noise Masking	Patent	United States of America
15/457,236	Mar-13-2017	Headset System with Acoustic Safety Incident Detection	Patent	United States of America
15/684,663	Aug-23-2017	Communication Hub and Communication System	Patent	United States of America
15/719,429	Sep-28-2017	Forking Transmit and Receive Call Audio Channels	Patent	United States of America
15/439,588	Feb-22-2017	Enhanced Voiceprint Authentication	Patent	United States of America
15/347,558	Nov-09-2016	High Yield Strength, Low Thermal Impedance Component and Manufacturing Method	Patent	United States of America	2018-0126615	May-10-2018
15/438,595	Feb-21-2017	Ear Tip with Anti-Tragus Stabilizer	Patent	United States of America
15/458,864	Mar-14-2017	Floating-Cup Pivot for Head-Worn Audio Devices	Patent	United States of America
15/455,022	Mar-09-2017	Centralized Control of Multple Active Noise Cancellation Devices	Patent	United States of America
15/435,124	Feb-16-2017	Headset with Magnetic Frictional Coupler	Patent	United States of America
15/702,625	Sep-12-2017	Intelligent Soundscape Adaptation Utilizing Mobile Devices	Patent	United States of America
15/601,855	May-22-2017	Sensor-Based Mute Control for a Softphone Client	Patent	United States of America
62/508,959	May-19-2017	Headset for Pinna-Based Acoustic Biometry	Patent	United States of America
15/662,164	Jul-27-2017	Clip-Slider for Body-Worn Audio Devices	Patent	United States of America
15/615,733	Jun-06-2017	Intelligent Dynamic Soundscape Adaptation	Patent	United States of America
15/680,043	Aug-17-2017	Wireless Density-Based On-the-Fly Codec and Radio Frequency Link Type Selection	Patent	United States of America
15/710,595	Sep-20-2017	Dynamic Model-Based Ringer Profiles	Patent	United States of America
15/662,131	Jul-27-2017	Dual-Ear Heart Rate Detection System Using Asymmetry	Patent	United States of America
15/796,633	Oct-27-2017	Wireless Dongle Storage for Head-Worn Audio Devices	Patent	United States of America
15/901,809	Feb-21-2018	Device Registry for Mediating Communication Sessions	Patent	United States of America

5.17(c) patents, industrial designs, and applications owned by Plantronics, Inc.

15/710,435	Sep-20-2017	Predictive Soundscape Adaptation	Patent	United States of America
15/705,150	Sep-14-2017	Extension Mobility Via a Headset Connection	Patent	United States of America
15/862,446	Jan-04-2018	Seamless Pivot for Head-Worn Audio Devices	Patent	United States of America
15/834,948	Dec-07-2017	Narrowband Single Base Location System	Patent	United States of America
15/890,232	Feb-06-2018	System for Distraction Avoidance via Soundscaping and Headset Coordination	Patent	United States of America
15/922,471	Mar-15-2018	Secure Call Endpoint Pairing	Patent	United States of America
15/970,807	May-03-2018	Environmental Control Systems Utilizing User Monitoring	Patent	United States of America
15/861,526	Jan-03-2018	Three-Dimensional Visual Display Including Directly Lit Diffusers	Patent	United States of America
15/901,794	Feb-21-2018	Visual Display Having Adjustable Diffusion Strength	Patent	United States of America
15/860,350	Jan-02-2018	Sound Masking System with Improved High-Frequency Spatial Uniformity	Patent	United States of America
15/970,800	May-03-2018	Control Device for a Headset Audio System and Headset Audio System	Patent	United States of America
15/969,702	May-02-2018	Adaptive Timing Synchronization in Packet Based Radio Systems	Patent	United States of America
62/641,384	Mar-11-2018	Mobile Phone Station (Pika)	Patent	United States of America
62/657,627	Apr-13-2018	Call Audio Endpoint for Hoteling	Patent	United States of America
62/674,226	May-21-2018	Inputs to Automatic Speech Recognition and its Acoustic Model	Patent	United States of America
15/986,704	May-22-2018	Generation and Visualization of Distraction Index Parameter with Environmental Response	Patent	United States of America
10/26/243	Sep-12-2002	DSP-ENABLED AMPLIFIED TELEPHONE WITH DIGITAL AUDIO PROCESSING	Patent	United States of America			May-09-2006	7,042,986
10/3/243	Sep-12-2002	Remotely Controlled Diagnostic Telephone System with Modem	Patent	United States of America			Apr-13-2004	6,721,404
10/882,720	Jul-01-2004	Limiting maximum gain in duplex communications devices including telephone sets	Patent	United States of America			Aug-15-2006	7,092,513
10/746,509	Dec-23-2003	Microphone with Reduced Noise	Patent	United States of America			Nov-20-2007	7,298,859
10/810,082	Mar-26-2004	ADAPTIVE DUPLEXING FOR AMPLIFIED TELEPHONE	Patent	United States of America	US-2005-0213746-A1	Sep-29-2005	Apr-09-2013	8,416,945
11,479,663	Jun-30-2006	Isolated High Gain Line Amplifier Circuit	Patent	United States of America			Nov-13-2012	8,311,210
11/341,220	Jan-26-2006	Auto Host Disconnect on Loss of Power to a Headset Amplifier	Patent	United States of America			Nov-22-2011	8,064,593
11/998,333	Nov-29-2007	Wireless Listening System	Patent	United States of America			Apr-10-2012	8,155,362
11/879,552	Jul-17-2007	Microphone with Reduced Noise	Patent	United States of America			Feb-01-2011	7,881,464
12,141,811	Jun-18-2008	Bluetooth Control for VoIP Telephony using Headset Profile	Patent	United States of America	US-2009-0318081A1	Dec-24-2009	Jun-26-2012	8,208,854
11/732,361	Apr-02-2007	Systems and Methods for Logging Acoustic Incidents	Patent	United States of America	2008-0240450	Oct-02-2008	Mar-17-2015	8,983,081
12/343,932	Dec-24-2008	In-Headset Conference Calling	Patent	United States of America	2010-0159830	Jun-24-2010	Feb-21-2012	8,121,547
12/343,934	Dec-24-2008	Contextual Audio Switching For a USB Controlled Audio Device	Patent	United States of America	20,100,158,288	Jun-24-2010	Jan-29-2013	8,363,844
13/416,362	Mar-09-2012	Wearing State Based Device Operation	Patent	United States of America	2013-0238340	Sep-12-2013	Aug-25-2015	9,117,443
13/348,841	Jan-12-2012	Wearing Position Derived Device Operation	Patent	United States of America	2013-0182867	Jul-18-2013	Mar-29-2016	9,300,386
13/915,533	Jun-11-2013	Character Data Entry	Patent	United States of America	2014-0365214	Dec-11-2014	Sep-20-2016	9,449,600

5.17(c) patents, industrial designs, and applications owned by Plantronics, Inc.

14/060,909	Oct-23-2013	Wearable Speaker User Detection	Patent	United States of America	2015-0110280	Apr-23-2015	Sep-06-2016	9,439,011
15/299,160	Oct-20-2016	Marking Objects of Interest in a Streaming Video (AV1)	Patent	United States of America	2018-0115591	Apr-26-2018
15/299,190	Oct-20-2016	Combining Audio and Video Streams for a Video Headset (AV1)	Patent	United States of America	2018-0115744	Apr-26-2018
15/299,269	Oct-20-2016	Video Headset (AV1)	Patent	United States of America	2018-0115747	Apr-26-2018
10/12/225	Dec-03-2001	Echo Suppression and Speech Detection Techniques for Telephony Applications (former docket no.: OCTVP003)	Patent	United States of America	US 2002-0169602 A1	Nov-14-2002	Jun-26-2007	7,236,929
10/066,332	Feb-01-2002	Techniques for Varible Sample Rate Conversion (former docket no.: OCTVP007)	Patent	United States of America	US 2003-0149495 A1	Aug-07-2003	Jun-08-2004	6,747,581
10/696,239	Oct-28-2003	Techniques for improving telephone audio quality	Patent	United States of America	US 2004-0086107 A1	May-06-2004	Oct-07-2008	7,433,462
11/492,280	Jul-24-2006	Headset Convertible to Monaural, Binaural or Stereo Configuration	Patent	United States of America			Dec-18-2012	8,335,334
13/715,736	Dec-14-2012	Network Architecture Using Wi-Fi Devices	Patent	United States of America	2014-0169212	Jun-19-2014	Aug-08-2017	9,730,108
14/469,454	Aug-26-2014	Roaming for Wi-Fi/Wi-Fi Direct Devices	Patent	United States of America	2016-0066247	Mar-03-2016	Oct-10-2017	9,788,255
14/820,906	Aug-07-2015	Headset with Adjustable Microphone Boom	Patent	United States of America	2017-0041695	Feb-09-2017	Jul-11-2017	9,706,281
15/687,261	Aug-25-2017	Headset with Improved Don/Doff Detection Accuracy	Patent	United States of America
11/970,447	Jan-07-2008	HEADSET WITH A PIVOTING MICROPHONE ARM	Patent	United States of America	2009/0175480	Jul-09-2009	Feb-12-2013	8,374,374
11/116,173	Apr-15-2005	Compact portable media reproduction system	Patent	United States of America	US 2005-0265569 A1	Dec-01-2005	Jun-12-2007	7,230,822
11/412,101	Apr-27-2006	Portable media player emulator for facilitating wireless use of an accessory	Patent	United States of America	2007-0254695	Nov-01-2007	Nov-29-2011	8,068,882

Pending and Granted Designs

Application Number	Application Date	Design Title	Design Type	Country	Registration Date	Registration Number
29299357	Dec-21-2007	Communications Headset (Discovery 925) (Ruby)	Industrial Design	United States of America	Dec-02-2008	D581,900
29/332,181	Feb-10-2009	Earbud for a Communications Headset (Earbud for Torino)	Industrial Design	United States of America	Sep-29-2009	D601134
29/332,183	Feb-10-2009	Earbud for a communications headset (earbuds for BoraBora)	Industrial Design	United States of America	Jun-08-2010	D617,316
29/177,525	Mar-10-2003	Cradle for communications headset	Industrial Design	United States of America	Sep-14-2004	D496029
29/177,526	Mar-10-2003	Communications Headset	Industrial Design	United States of America	Jul-06-2004	D492,667
29/190,651	Sep-23-2003	A COMMUNICATIONS HEADSET (Europa)	Industrial Design	United States of America	Nov-16-2004	D498,470
29/185,905	Jul-02-2003	Ear cone for a communications headset	Industrial Design	United States of America	May-17-2005	D505,132
29/190,674	Sep-23-2003	Microphone boom for communications headset (Europa)	Industrial Design	United States of America	May-24-2005	D505,413
29/197,443	Jan-13-2004	Microphone Boom for a Communications Headset M60 (Hercules)	Industrial Design	United States of America	Apr-26-2005	D504,419
29/195,428	Dec-10-2003	Communications Headset Adapter (DA60 Adapter)	Industrial Design	United States of America	Aug-17-2004	D494,571
29/443,484	Jan-17-2013	Communications Headset (Blue Pacific:mono and bi/ BlackwireC710)	Industrial Design	United States of America	Oct-08-2013	D691,110
29/330775	Jan-14-2009	Communications Headset (Theo for Hydra/Savi)	Industrial Design	United States of America	Aug-25-2009	D598,895
29/330839	Jan-14-2009	Base for a Communications Headset (Hydra base (2nd version with broken lines))	Industrial Design	United States of America	Sep-01-2009	D599,331

5.17(c) patents, industrial designs, and applications owned by Plantronics, Inc.

29/330841	Jan-14-2009	Communications Headset (Eros for Hydra)	Industrial Design	United States of America	Nov-03-2009	D603,372
29333563	Mar-11-2009	Communications Headset (Lego body only)	Industrial Design	United States of America	Nov-24-2009	D604722
29334399	Mar-25-2009	Base Cradle for Communications Headset (Theo stand alone charger base)	Industrial Design	United States of America	Oct-27-2009	D602,917
29/195,429	Dec-10-2003	BINAURAL HEADSET (Europa Binaural)	Industrial Design	United States of America	Aug-10-2004	D494,154
29/195,430	Dec-10-2003	INLINE CONTROL MODULE FOR COMMUNICATIONS HEADSET ADAPTER	Industrial Design	United States of America	Nov-30-2004	D499,086
29/196,329	Dec-23-2003	Earloop for Headset (M220 Design Patent)	Industrial Design	United States of America	Jul-15-2008	D573137
29/196,328	Dec-23-2003	Headset body for a communications headset	Industrial Design	United States of America	May-10-2005	D504,887
29/196,334	Dec-23-2003	Lens Covering for Communications Headset (M2220 Design Patent)	Industrial Design	United States of America	Aug-02-2005	D508,044
29/196,544	Dec-29-2003	Microphone Pod for Communications Headset (Reel Design)	Industrial Design	United States of America	Apr-26-2005	D504,420
29/196,545	Dec-29-2003	Cord Winder Non Verizon version ( Reel Design)	Industrial Design	United States of America	Sep-21-2004	D496,254
29/196,546	Dec-29-2003	Cord Winder Verizon version (Reel Design)	Industrial Design	United States of America	Nov-16-2004	D498,410
29/201,594	Mar-17-2004	A Headset Body for Communications Headset (Luxe Design)	Industrial Design	United States of America	Apr-18-2006	D519,106
29/211,650	Aug-19-2004	Communications Headset (Revised CS 60)	Industrial Design	United States of America	Sep-06-2005	D509,210
29/211,507	Aug-19-2004	Base Cradle for Communications Headset Revised CS 60 Micro	Industrial Design	United States of America	May-02-2006	D519,975
29/212,860	Sep-08-2004	Base Cradle for a Communications Headset	Industrial Design	United States of America	Jun-20-2006	D523,412
29/212,885	Sep-08-2004	Microphone Boom for a Communications Headset	Industrial Design	United States of America	Apr-25-2006	D519,498
29/216,816	Nov-09-2004	Base Cradle for Communications Headset (Design patent for base of C65, CS50 USB)	Industrial Design	United States of America	Mar-28-2006	D518,033
29/220,701	Jan-04-2005	Base for communications headset	Industrial Design	United States of America	Jul-25-2006	D525,618
29/220,691	Jan-04-2005	Communications Headset (Pulsar 590A)	Industrial Design	United States of America	Jan-31-2006	D514,087
29/220,742	Jan-04-2005	Control Pod for Communications Headset (Megara)	Industrial Design	United States of America	Mar-14-2006	D517,052
29/220,698	Jan-04-2005	Control Pod for Communication Headset (Megara)	Industrial Design	United States of America	Dec-13-2005	D512,711
29/220,690	Jan-04-2005	Communications Headset (Megara)	Industrial Design	United States of America	Jan-31-2006	D514,086
29/223,120	Feb-08-2005	Microphone Boom for Communications Headset divisional of 01-7108	Industrial Design	United States of America	Oct-10-2006	D529,900
29/220,741	Jan-04-2005	Adapter for Communications Headset	Industrial Design	United States of America	Jan-31-2006	D514,095
29/225,022	Mar-09-2005	Headset Body For Communications Headset (Tonga design)	Industrial Design	United States of America	May-09-2006	D520,497
29/225,102	Mar-09-2005	Carrying Case for Communications Headset (Tahiti)	Industrial Design	United States of America	Oct-03-2006	D529,288
29/225,024	Mar-09-2005	Carrying Case (Tahiti)	Industrial Design	United States of America	Aug-29-2006	D527,182
29/225,100	Mar-09-2005	Charge Pocket for Communications Headset (Tahiti)	Industrial Design	United States of America	Aug-15-2006	D526,641
29/225,101	Mar-09-2005	Communications Headset (Tahiti)	Industrial Design	United States of America	Mar-14-2006	D517,053
29/229,738	May-10-2005	Earloop for Communications Headset (Earloop for L510)	Industrial Design	United States of America	Dec-20-2005	D512,984
29/229,886	May-12-2005	Communications Headset (Continuation of 0-7194)	Industrial Design	United States of America	Mar-21-2006	D517528
29/229,901	May-12-2005	Microphone Boom for Communications Headset (Megara)	Industrial Design	United States of America	Apr-04-2006	D518479
29/229,927	May-12-2005	Earloop for a communications headset	Industrial Design	United States of America	May-23-2006	D521,492

5.17(c) patents, industrial designs, and applications owned by Plantronics, Inc.

29/207,003	Jun-03-2004	Personal Conferencing Node (former docket no: OCTVD001)	Industrial Design	United States of America	Jul-18-2006	D525,231
29/245,140	Dec-19-2005	EARPIECE AND HEADBAND FOR A COMMUNICATIONS HEADSET. (Bi-headset Pegasus)	Industrial Design	United States of America	Jan-16-2007	D535,285
29/245,229	Dec-19-2005	Earpiece and Headband for Communications Headset (mono Pegasus/SupraPlus Wireless)	Industrial Design	United States of America	Mar-20-2007	D538,785
29/245,230	Dec-19-2005	EARPIECE FOR A COMMUNICATIONS HEADSET (Bigfoot) (CS70)	Industrial Design	United States of America	Mar-27-2007	D539,266
29/245,216	Dec-19-2005	Microphone Boom for Communications Headset (Bigfoot NC) (CS70)	Industrial Design	United States of America	Jan-30-2007	D535,980
29/245,231	Dec-19-2005	Microphone Boom for Communications Headset (Bigfoot)	Industrial Design	United States of America	Mar-06-2007	D537815
29255421	Mar-07-2006	Communications Headset (Vibe 40 headset)	Industrial Design	United States of America	Apr-17-2007	D540777
29/255,432	Mar-07-2006	COMMUNICATIONS HEADSET	Industrial Design	United States of America	Apr-17-2007	D540,778
29/255,424	Mar-07-2006	Communications Headset (Vibe 60 headset)	Industrial Design	United States of America	Apr-24-2007	D541256
29255422	Mar-07-2006	Communications Headset (Vibe 70 headset)	Industrial Design	United States of America	Apr-10-2007	D540303
29255715	Mar-10-2006	Microphone Boom for Communications Headset (Vibe50 & Vibe 40 mic.)	Industrial Design	United States of America	Apr-03-2007	D539789
29/255,431	Mar-07-2006	Microphone Boom for Communications Headset (Vibe70 mic)	Industrial Design	United States of America	Apr-03-2007	D539788
29/258,879	Apr-28-2006	Communications Headset (.Audio350)	Industrial Design	United States of America	May-15-2007	D542,774
29257624	Apr-06-2006	MICROPHONE BOOM FOR A COMMUNICATIONS HEADSET (New MX series microphone, MX250)	Industrial Design	United States of America	Apr-10-2007	D540,313
29/257,637	Apr-06-2006	COMMUNICATIONS HEADSET(New MX series earbud, MX200)	Industrial Design	United States of America	Apr-03-2007	D539,783
29261043	Jun-05-2006	WIRELESS COMMUNICATIONS HEADSET (Fiji Headset/Discovery 665 and 655)	Industrial Design	United States of America	Sep-11-2007	D550658
29/261,042	Jun-05-2006	CLIP-ON HOLDER FOR A WIRELESS COMMUNICATIONS HEADSET (Fiji Headset/Discovery 665)	Industrial Design	United States of America	Jun-05-2007	D543,694
29263688	Jul-26-2006	Communications Headset (Panama project, MHS 213)	Industrial Design	United States of America	Nov-13-2007	D555152
29/265,057	Aug-24-2006	CORDLESS TELEPHONE Neo headset design	Industrial Design	United States of America	Jul-03-2007	D545,814
29/265,061	Aug-24-2006	BATTERY CHARGER AND STAND FOR A CORDLESS TELEPHONE AND ASSOCIATED WIRELESS COMMUNICATIONS HEADSET(Neo Headset design)	Industrial Design	United States of America	Jun-12-2007	D544,476
29265050	Aug-24-2006	WIRELESS COMMUNICATIONS HEADSET (Neo Headset design)	Industrial Design	United States of America	Nov-13-2007	D555153
29/268,523	Nov-07-2006	Communications Headset (Explorer 330)	Industrial Design	United States of America	Mar-18-2008	D564,500
29270101	Feb-23-2007	Communications Headset	Industrial Design	United States of America	Sep-16-2008	D577003
29273518	Mar-06-2007	Communications Headset Gemini design patent (without earloop)	Industrial Design	United States of America	Apr-08-2008	D566105
29291308	Aug-22-2007	Carrying Case "soft"charging station for the Ruby project	Industrial Design	United States of America	Apr-08-2008	D565836
29/291,124	Aug-14-2007	Base Cradle for Communications Headset (Hydra: Theo Cradle)	Industrial Design	United States of America	Jun-09-2009	D593,998
29291042	Aug-10-2007	Base for a Communications Headset (Hydra Base)	Industrial Design	United States of America	Dec-16-2008	D582,901
29/291,026	Aug-10-2007	Communications Headset (Virtual Phone Booth Headset Design)	Industrial Design	United States of America	Oct-14-2008	D578,508
29/291,028	Aug-10-2007	Communications Headset (.Audio 480 Virtual Phone Booth)	Industrial Design	United States of America	Aug-26-2008	D575768
29291117	Aug-14-2007	Base Cradle for a Communications Headset; formerly Hydra (Eros Cradle for CS70 headset)	Industrial Design	United States of America	Mar-24-2009	D589,031
29291118	Aug-14-2007	Base Cradle for Communications Headset (Helios Cradle)	Industrial Design	United States of America	Oct-13-2009	D602,008
29288530	Jun-13-2007	Voy520 (Aruba)	Industrial Design	United States of America	May-27-2008	D569842
29305891	Mar-28-2008	COMMUNICATIONS HEADSET (Ovation monaural)	Industrial Design	United States of America	Mar-03-2009	D587,684

5.17(c) patents, industrial designs, and applications owned by Plantronics, Inc.

29305890	Mar-28-2008	Ovation Headset design (binau)	Industrial Design	United States of America	Mar-03-2009	D587,683
29/305,885	Mar-28-2008	Microphone for a Communications Headset (Ovation)	Industrial Design	United States of America	Oct-27-2009	D602,908
29/318,390	May-19-2008	Communications Headset (Entera HW121-USB (Mumbai binaural))	Industrial Design	United States of America	Oct-13-2009	D602,001
29318391	May-19-2008	Communications Headset (Entera HW 111-USB (Mumbai) monaural)	Industrial Design	United States of America	Oct-06-2009	D601,543
29320165	Jun-23-2008	Communications Headset (Pismo)	Industrial Design	United States of America	Mar-31-2009	D589,492
29329441	Dec-15-2008	Communications Headset (Torino/Backbeat earpiece)	Industrial Design	United States of America	Jul-13-2010	D619,561
29/329,445	Dec-15-2008	Communications Headset (Torino/Backbeat complete headset)	Industrial Design	United States of America	Jan-04-2011	D630,186
29329596	Dec-18-2008	Microphone Boom for a Communication Headset (Bora Bora/Voyager Pro mic boom)	Industrial Design	United States of America	Mar-30-2010	D612835
29/335360	Apr-14-2009	Communications Headset (Diamond)	Industrial Design	United States of America	Nov-24-2009	D604,718
29354900	Jan-29-2010	Communications Headset (Magellan Headset (Concept A))	Industrial Design	United States of America	Oct-19-2010	D625,710
29/354,905	Jan-29-2010	Communications Headset (Magellan Headset (Concept B))	Industrial Design	United States of America	Oct-19-2010	D625,711
29/354,907	Jan-29-2010	Communications Headset (Magellan Headset (Concept C))	Industrial Design	United States of America	Oct-19-2010	D625,712
29/354,910	Jan-29-2010	Communications Headset (Magellan Headset (Concept F))	Industrial Design	United States of America	Oct-19-2010	D625,713
29357239	Mar-09-2010	Communications Headset (Piccolo)	Industrial Design	United States of America	Nov-30-2010	D628194
29/357,240	Mar-09-2010	Earbud for a Communications Headset (Piccolo)	Industrial Design	United States of America	Nov-30-2010	D628,188
29363004	Jun-03-2010	Base Cradle for a Communications Headset (Hydra: Hermit Headset base)	Industrial Design	United States of America	Aug-23-2011	D643,834
29/363,774	Jun-14-2010	Communications Headset (Savor M1100/Cheetah)	Industrial Design	United States of America	Mar-15-2011	D634,300
29/364,783	Jun-28-2010	Communications Headset (Hermit: earpiece and headband)	Industrial Design	United States of America	Apr-05-2011	D635,548
29364785	Jun-28-2010	Communications Headset (Hermit: earpiece only)	Industrial Design	United States of America	Apr-12-2011	D635,962
29/368,894	Aug-31-2010	Communications Earbud (Backbeat 216)	Industrial Design	United States of America	Oct-18-2011	D647,081
29/368,897	Aug-31-2010	Communications Earbud (BackBeat 116)	Industrial Design	United States of America	Jul-05-2011	D641,010
29/379753	Nov-23-2010	Base Cradle for Communications Headset	Industrial Design	United States of America	Oct-30-2012	D669,888
29/379,754	Nov-23-2010	Base Cradle For A Communications Headset	Industrial Design	United States of America	Sep-13-2011	D645,027
29/388,173	Mar-24-2011	Communications Headset (Blackwire C435)	Industrial Design	United States of America	Feb-07-2012	D653,649
29/443,183	Jan-14-2013	Communications Headset (M25)	Industrial Design	United States of America	Oct-08-2013	D691,120
29/448,800	Mar-13-2013	Ear Tip for Communications Headset (one size fits all ear tip)	Industrial Design	United States of America	Feb-11-2014	D699,215
29/460,793	Jul-15-2013	Communications Headset (Voltron)	Industrial Design	United States of America	Sep-23-2014	D713,817
29/460,802	Jul-15-2013	Microphone Boom for Communications Headset (Voltron)	Industrial Design	United States of America	Sep-22-2015	D739,388
29/466,304	Sep-06-2013	Communications Headset (Emerald)	Industrial Design	United States of America	Sep-13-2016	D766,209
29/466,381	Sep-06-2013	Charge Case for a Communications Headset (Emerald)	Industrial Design	United States of America	Jul-14-2015	D734,022
29/466,393	Sep-06-2013	Ear Tip for a Communications Headset (Emerald)	Industrial Design	United States of America	Nov-18-2014	D717,771
29/467,720	Sep-23-2013	Communications Headset (Deutschmark Capsule Only)	Industrial Design	United States of America	Nov-18-2014	D717,767
29/471,308	Oct-30-2013	Communications Headset (Dollar)	Industrial Design	United States of America	Dec-09-2014	D719,135

5.17(c) patents, industrial designs, and applications owned by Plantronics, Inc.

29/471,514	Nov-01-2013	Communications Headset	Industrial Design	United States of America	Nov-18-2014	D717,765
29/494,453	Jun-20-2014	Communications Headset/Headphone (Nirvana)	Industrial Design	United States of America	Jul-14-2015	D734,296
29/483,936	Mar-04-2014	Communications Headset (Emerald)	Industrial Design	United States of America	Jun-02-2015	D730,877
29/494,681	Jun-23-2014	Headset Control Module (Doubloon)	Industrial Design	United States of America	Jan-12-2016	D747,293
29/501,381	Sep-03-2014	Communications Headset (COD Figs 1-8)	Industrial Design	United States of America	Apr-26-2016	D754,639
29/398,806	Aug-04-2011	Communications Headset (Bora Bora/Voyager Pro complete headset)	Industrial Design	United States of America	Dec-31-2013	RE44,672
29/399,920	Aug-19-2011	Communications Headset (Bora Bora/ Voyager Pro earpiece only)	Industrial Design	United States of America	Aug-05-2014	RE45,056
29/401818	Sep-15-2011	Base Cradle for Communications Headset (CS530)	Industrial Design	United States of America	Jun-19-2012	D662,089
29/393,286	Jun-01-2011	Communications Headset (Coyote)	Industrial Design	United States of America	Apr-17-2012	D657,781
29/403326	Oct-04-2011	Communications Headset (blackbird / Marque 2 M165)	Industrial Design	United States of America	Jul-24-2012	D664,125
29/405,973	Nov-08-2011	Communications Headset (Blackwire C310/C320)	Industrial Design	United States of America	Sep-18-2012	D667,388
29/405,975	Nov-08-2011	Ear Cushion Face Plate for a Communications Headset (Blackwire C310/C320)	Industrial Design	United States of America	Sep-11-2012	D666,993
29/413,506	Feb-16-2012	Communications Headset (M25)	Industrial Design	United States of America	Apr-16-2013	D680,101
29413552	Feb-16-2012	Communications Headset (M55)	Industrial Design	United States of America	Feb-05-2013	D675,600
29/418,399	Apr-16-2012	Communication Headset (Voyager Legend/Moorea: full headset)	Industrial Design	United States of America	Apr-30-2013	D681,003
29418406	Apr-16-2012	Communications Headset (Voyager Legend/Moorea: microphone boom only)	Industrial Design	United States of America	Apr-30-2013	D681,014
29418408	Apr-16-2012	Communications Headset (Voyager Legend/Moorea: earpiece only)	Industrial Design	United States of America	Apr-30-2013	D681,002
29418710	Apr-19-2012	Ear Tip for Communications Headset (one size fits all ear tip)	Industrial Design	United States of America	May-07-2013	D681,602
29423840	Jun-05-2012	Charger (Combo Charger: Bluebird)	Industrial Design	United States of America	Jan-08-2013	D673,908
29/427,487	Jul-18-2012	Communications Headset (Blue Pacific:mono and bi/ BlackwireC710)	Industrial Design	United States of America	Oct-08-2013	D691,113
29/517,379	Feb-12-2015	Communications Headset (SHASTA)	Industrial Design	United States of America	Jul-19-2016	D761,769
29/517,392	Feb-12-2015	Magnetic USB Clip (SHASTA	Industrial Design	United States of America	Jun-14-2016	D759,019
29/523,218	Apr-07-2015	Communications Headset (Sublime)	Industrial Design	United States of America	Aug-30-2016	D765,056
29/523,219	Apr-07-2015	Communications Headset (Madone)	Industrial Design	United States of America	Aug-23-2016	D764,437
29/523,223	Apr-07-2015	Base Cradle for a Communications Headset (Madone)	Industrial Design	United States of America	Sep-06-2016	D765,623
29/512,747	Dec-22-2014	Headset Adapter and Audio Controller (Nexus)	Industrial Design	United States of America	Apr-26-2016	D754,637
29/528,447	May-28-2015	Headband for Headset or Headphones	Industrial Design	United States of America	Sep-13-2016	D766,206
29/528,455	May-28-2015	Communications Headset or Headphone	Industrial Design	United States of America	Sep-13-2016	D766,207
29/528,461	May-28-2015	Communications Headset or Headphone	Industrial Design	United States of America	Sep-13-2016	D766,208
29/537,530	Aug-26-2015	Communications Headset (COD Figs 9-16)	Industrial Design	United States of America	May-16-2017	D786,835
29/537,532	Aug-26-2015	Communications Headset (COD (Figs 17-24)	Industrial Design	United States of America	May-23-2017	D787,478
29/547,974	Dec-09-2015	Communications Headset (Crystal - Full Headset)	Industrial Design	United States of America	Apr-18-2017	D784,291
29/547,980	Dec-09-2015	Communications Headset (Crystal - Headset Portion Only)	Industrial Design	United States of America	Apr-18-2017	D784,290

5.17(c) patents, industrial designs, and applications owned by Plantronics, Inc.

29/547,989	Dec-09-2015	Microphone Boom for a Communications Headset (Crystal - Boom Portion Only)	Industrial Design	United States of America	Jun-13-2017	D789,331
29/547,995	Dec-09-2015	Case for a Communications Headset (Crystal)	Industrial Design	United States of America	Aug-22-2017	D794,955
29/557,045	Mar-04-2016	Communications Headset (E100)	Industrial Design	United States of America	Aug-22-2017	D795,223
29/557,058	Mar-04-2016	Vent Clip or Stand for Communications Headset (E100)	Industrial Design	United States of America	Aug-29-2017	D795,844
29/557,071	Mar-04-2016	Communications Headset (Shark - Explorer 80)	Industrial Design	United States of America	Aug-29-2017	D795,843
29/557,514	Mar-09-2016	Communications Headset	Industrial Design	United States of America	Sep-05-2017	D796,475
29/555,275	Feb-19-2016	Communications Headset (SHASTA)	Industrial Design	United States of America	Jul-18-2017	D792,379
29/555,282	Feb-19-2016	Communications Headset (SHASTA)	Industrial Design	United States of America	Jul-18-2017	D792,380
29/555,285	Feb-19-2016	Communications Headset (SHASTA)	Industrial Design	United States of America	Aug-01-2017	D793,368
29/567,430	Jun-08-2016	Communications Headset or Headphone (RIG8XX-16M)	Industrial Design	United States of America	Oct-17-2017	D800,092
29/567,309	Jun-07-2016	Communications Headset or Headphone (RIG4XX-16S)	Industrial Design	United States of America	Oct-17-2017	D800,091
29/574,981	Aug-19-2016	Communications Headset or Headphone (Blur/BBPro-17L)	Industrial Design	United States of America	Mar-27-2018	D813,837
29/572,894	Aug-01-2016	Communications Headset or Headphone (BB100-16S)	Industrial Design	United States of America
29/613,092	Aug-07-2017	Communications Headset (BW5XX-17L)	Industrial Design	United States of America
29/578,606	Sep-22-2016	Audio Switcher	Industrial Design	United States of America	Aug-29-2017	D795,841
29/605,818	May-30-2017	Case for a Communications Headset (VOY3200)	Industrial Design	United States of America
29/593,903	Feb-14-2017	Communications Headset or Headphone BB200	Industrial Design	United States of America
29/593,944	Feb-14-2017	Communications Headset or Headphone BB200	Industrial Design	United States of America
29/609,172	Jun-28-2017	Communications Headset or Headphone (VOY9XX-17X) (CIP of 01-8004/US)	Industrial Design	United States of America
29/606,288	Jun-02-2017	Communications Headset or Headphone (RIG1XX-17S)	Industrial Design	United States of America
29/614,975	Aug-24-2017	Communications Headset or Headphone (BB300-17M)	Industrial Design	United States of America
29/622,496	Oct-17-2017	Communications Headset (Voyager 6200)	Industrial Design	United States of America
29/630,653	Dec-21-2017	Electronic Display Apparatus (Monet Halo Embodiment)	Industrial Design	United States of America
29/229,926	May-12-2005	Base Portion of a Communications Headset Base Cradle	Industrial Design	United States of America	Mar-21-2006	D517,519
29/429,317	Aug-09-2012	Communications Headset (Div. of 01-7710) (Blackwire C310/C320:bi)	Industrial Design	United States of America	Apr-30-2013	D681,004
29/229,885	May-12-2005	Cradle for Communications Headset (Design patent for base of C65, CS50 USB)	Industrial Design	United States of America	Mar-28-2006	D518,034
29/641,325	Mar-21-2018	Communications Headset (BLTXXX-17S) Voyager 104	Industrial Design	United States of America
29/643,345	Apr-06-2018	Communications Headset or Headphone (BB600-18M)	Industrial Design	United States of America
29/639,459	Mar-06-2018	Base Unit for a Communications Device	Industrial Design	United States of America

5.17(d) trademark registrations and applications owned by Polycom, Inc.

Mark	Country	Appl. Date	Appl. No.	Reg. Date	Reg. No.
3D VOICE	United States	8/1/2013	86/025,866	5/12/2015	4,735,964
ACCESS DIRECTOR	United States	8/16/2012	85/705,950	9/22/2015	4,818,231
ACCORDENT	United States	4/19/2000	76/029,462	5/6/2003	2,713,966
ACOUSTIC BUBBLE	United States	6/30/2014	86/324,366	4/7/2015	4,718,198
ACOUSTIC FENCE	United States	6/30/2014	86/324,388	11/1/2016	5,073,709
ADVANCEDACCESS	United States	5/3/2011	85/311,246	4/17/2012	4,129,792
CENTRO	United States	3/2/2017	87/356,938
Circles Logo (B&W)	United States	3/29/2012	85/583,130	7/9/2013	4,365,622
Circles Logo (Color)	United States	3/29/2012	85/583,116	7/9/2013	4,365,621
CLARITY BY POLYCOM	United States	6/4/1998	75/496,029	6/5/2001	2,457,746
CLOUDAXIS	United States	9/28/2012	85/741,363	6/17/2014	4,552,451
CMA	United States	7/10/2008	77/519,361	2/9/2010	3,747,478
CONTENTCONNECT	United States	4/21/2015	86/604,501	11/29/2016	5,092,040
DMA	United States	7/10/2008	77/519,391	1/17/2012	4,088,225
EDUCART	United States	10/24/2013	86/100,548	12/23/2014	4,660,807
GROUP CONVENE	United States	3/10/2015	86/558,731	5/10/2016	4,957,168
HALO	United States	3/18/2008	77/425,307	12/2/2008	3,539,842
HDX	United States	10/31/2008	77/605,068	8/18/2009	3,668,740
MEDIALIGN	United States	10/1/2015	86/774,702	6/28/2016	4,990,451
OPEN VISUAL COMMUNICATIONS CONSORTIUM	United States	3/4/2011	85/258,226	6/4/2013	4,347,189
OTX	United States	4/23/2010	85/021,828	6/28/2011	3,986,893
OVCC	United States	3/4/2011	85/258,259	7/16/2013	4,369,003
PANO	United States	10/18/2016	87/207,436	9/5/2017	5,282,737
PICTURETEL	United States	1/30/1995	74/627,588	1/16/1996	1,948,810
PLATFORM DIRECTOR	United States	6/20/2013	85/965,760	3/10/2015	4,700,543
POLYCOM	United States	10/7/1991	74/210,898	7/20/1993	1,783,295
POLYCOM	United States	10/6/2004	78/495,754	11/29/2005	3,020,685
POLYCOM TRIO	United States	10/3/2017	87/632,330
POLYCOM & Circles Logo (B&W)	United States	3/29/2012	85/583,166	7/9/2013	4,365,623
POLYCOM & Circles Logo (Color)	United States	3/29/2012	85/583,184	7/9/2013	4,365,624
POLYCOM & Design (Triangles Above)	United States	1/2/1992	74/235,014	8/15/1995	1,912,272
POLYCOM & Design (Triangles left)	United States	1/2/1992	74/235,014	8/15/1995	1,912,272
POLYCOM POWERED	United States	5/21/2012	85/630,635	7/9/2013	4,365,824
POWERED BY POLYCOM	United States	10/14/2004	78/499,562	3/3/2009	3,584,570
READIVOICE	United States	5/31/2000	76/060,510	6/18/2002	2,583,391
REALACCESS	United States	7/17/2017	87/530,350	1/30/2018	5,391,914
REALCONNECT	United States	6/25/2014	86/319,652	11/1/2016	5,073,706
REALCONNECT	United States	7/7/2017	87/519,414	1/23/2018	5,386,563

5.17(d) trademark registrations and applications owned by Polycom, Inc.

REALPRESENCE	United States	7/11/2011	85/367,621	2/14/2012	4,099,101
REALPRESENCE	United States	8/22/2011	85/403,290	10/30/2012	4,235,064
REALPRESENCE CENTRO	United States	6/16/2015	86/664,572	6/6/2017	5,219,054
REALPRESENCE CLARITI	United States	10/1/2015	86/774,734	12/19/2017	5,360,436
REALPRESENCE DEBUT	United States	7/9/2015	86/688,440	9/13/2016	5,042,479
REALPRESENCE IMMERSIVE STUDIO	United States	6/20/2013	85/965,722	6/30/2015	4,765,025
REALPRESENCE TOUCH	United States	5/21/2015	86/638,468	6/28/2016	4,990,060
REALPRESENCE TRIO	United States	6/16/2015	86/664,617	3/29/2016	4,929,162
RealPresence TRIO Trade Dress	United States	11/16/2017	87/687,892
RealPresence TRIO Trade Dress (buttons claimed)	United States	11/16/2017	87/687,920
RMX	United States	4/29/2009	77/724,998	11/24/2009	3,714,980
SMARTPAIRING	United States	9/11/2012	85/726,213	8/12/2014	4,586,180
SOUNDPOINT	United States	4/17/1996	75/090,711	8/26/1997	2,092,227
SOUNDSTATION	United States	10/7/1991	74/210,897	8/3/1993	1,786,099
SoundStation Speakerphone Product Configuration	United States	10/7/2004	78/496,006	6/6/2006	3,100,113
SOUNDSTATION VTX 1000	United States	3/11/2003	78/224,178	9/7/2004	2,883,230
SOUNDSTRUCTURE	United States	1/26/2007	77/091,930	4/1/2008	3,406,196
Triangles Logo	United States	1/2/1992	74/235,015	9/21/1993	1,794,159
Triangles Logo	United States	10/7/2004	78/468,975	11/29/2005	3,020,708
Triangles Logo (Red)	United States	10/14/2009	77/848,738	3/30/2010	3,767,458
TRIO	United States	3/2/2017	87/356,936
UC EVERYWHERE	United States	6/3/2011	85/337,943	12/27/2011	4,077,206
V V X	United States	8/29/2008	77/558,912	9/1/2009	3,677,680
VBP	United States	3/5/2008	77/413,475	2/23/2010	3,752,817
VIAVIDEO	United States	6/4/1998	75/496,012	9/17/2002	2,621,649
VIDEO DUALMANAGER	United States	6/20/2013	85/965,623	9/22/2015	4,818,379
VISUALBOARD	United States	3/19/2013	85/879,765	5/9/2017	5,200,131
VOICESTATION	United States	2/16/2001	76/211,802	8/26/2003	2,756,841
VoiceStation Speakerphone Trade Dress	United States	5/4/2010	85/029,325	2/21/2012	4,100,875
VORTEX	United States	11/16/1992	74/331,235	10/11/1994	1,857,503
VOXBOX	United States	9/9/2016	87/165,749	5/15/2018	5,470,417

5.17(e) copyright registrations owned by Polycom, Inc.

Title of Work	Type of Work	Claimed Authorship	Status	Country	Claimaint	Registration Number	Registration Date
GroupSeries v4.0.2	Computer File	Computer program	Registered	United States - (US)	Polycom Inc.	TX0008159337	2/29/2016
GroupSeries v4.1.1	Computer File	Computer program	Registered	United States - (US)	Polycom Inc.	TX0008159275	2/29/2016
GroupSeries v4.1.3	Computer File	Computer program	Registered	United States - (US)	Polycom Inc.	TX0008159334	2/29/2016
GroupSeries v4.2.0	Computer File	Computer program	Registered	United States - (US)	Polycom Inc.	TX0008159284	2/29/2016
GroupSeries v5.0.0	Computer File	Computer program	Registered	United States - (US)	Polycom Inc.	TX0008159278	2/29/2016
Real Presence Desktop v2.0.0	Computer File	Computer program	Registered	United States - (US)	Polycom Inc.	TX0008160852	2/29/2016
Real Presence Mobile/Desktop v2.2	Computer File	Computer program	Registered	United States - (US)	Polycom Inc.	TX0008159270	2/29/2016
Real Presence Mobile/Desktop v3.3	Computer File	Computer program	Registered	United States - (US)	Polycom Inc.	TX0008159336	2/29/2016
Real Presence Mobile v2.0.0 for Android	Computer File	Computer program	Registered	United States - (US)	Polycom Inc.	TX0008160855	2/29/2016
Real Presence v2.0.0 for iOS	Computer File	Computer program	Registered	United States - (US)	Polycom Inc.	TX0008160854	2/29/2016
RMX v8.4.0	Computer File	Computer program	Registered	United States - (US)	Polycom Inc.	TX0008159286	2/29/2016
RMX v8.4.2	Computer File	Computer program	Registered	United States - (US)	Polycom Inc.	TX0008159277	2/29/2016
RMX v8.6.0	Computer File	Computer program	Registered	United States - (US)	Polycom Inc.	TX0008159285	2/29/2016
Polycom Circles Logo	Visual Material	2-D artwork	Registered	United States - (US)	Polycom, Inc.	VA0001906252	2/27/2014
SpectraLink song / by Caleb Roberts	Recorded Document	Unknown	Registered	United States - (US)	Polycom, Inc.; SpectraLink Corporation	V3617D121	6/11/2012
ViewStation FX : version 4.0	Computer File	Computer program	Registered	United States - (US)	Polycom, Inc.	TX0005682283	4/21/2003
Polycom conference suite	Computer File	Computer program	Registered	United States - (US)	Polycom, Inc.	TXu001082644	2/13/2003
ShowStation IP software	Computer File	Unknown	Registered	United States - (US)	Polycom, Inc.	TX0004934576	2/10/1999

5.17(e) copyright registrations owned by Polycom, Inc.

ShowStation	Computer File	Computer program; user's guide	Registered	United States - (US)	Polycom, Inc.	TX0004345740	2/16/1996
Soundstation operating system, 1.0	Computer File	Computer program	Registered	United States - (US)	Polycom, Inc.	TX0003457926	12/8/1992
CSS v1.5.2.	Computer File	Computer program	Registered	United States	Polycom, Inc.	TX0008317359	3/31/2017
EDU v2.0.0.	Computer File	Computer program	Registered	United States	Polycom, Inc.	TX0008317371	3/31/2017
EDU v3.0.0.	Computer File	Computer program	Registered	United States	Polycom, Inc.	TX0008317372	3/31/2017
EEP v1.2.0.34.	Computer File	Computer program	Registered	United States	Polycom, Inc.	TX0008317358	3/31/2017
EEP v1.2.1.2.	Computer File	Computer program	Registered	United States	Polycom, Inc.	TX0008317357	3/31/2017
MediaSuite v2.6.0.0.	Computer File	Computer program	Registered	United States	Polycom, Inc.	TX0008317374	3/31/2017
MediaSuite v2.7.0.0.	Computer File	Computer program	Registered	United States	Polycom, Inc.	TX0008317355	3/31/2017
MediaSuite v2.8.0.0.	Computer File	Computer program	Registered	United States	Polycom, Inc.	TX0008317376	3/31/2017
Oculus v1.1.0.	Computer File	Computer program	Registered	United States	Polycom, Inc.	TX0008317366	3/31/2017
Oculus v1.1.1.	Computer File	Computer program	Registered	United States	Polycom, Inc.	TX0008317367	3/31/2017
Oculus v1.2.0.	Computer File	Computer program	Registered	United States	Polycom, Inc.	TX0008317368	3/31/2017
Oculus v1.2.1.	Computer File	Computer program	Registered	United States	Polycom, Inc.	TX0008317370	3/31/2017
Real Presence Mobile v3.3.	Computer File	Computer program	Registered	United States	Polycom, Inc.	TX0008354371	5/31/2017
Real Presence Mobile v3.5.1.	Computer File	Computer program	Registered	United States	Polycom, Inc.	TX0008317365	3/31/2017
Real Presence Mobile v3.7.	Computer File	Computer program	Registered	United States	Polycom, Inc.	TX0008317364	3/31/2017
RealPresence Desktop v3.3.	Computer File	Computer program	Registered	United States	Polycom, Inc.	TX0008354813	5/31/2017
RealPresence Desktop v3.5.1.	Computer File	Computer program	Registered	United States	Polycom, Inc.	TX0008317363	3/31/2017
RealPresence Desktop v3.6.	Computer File	Computer program	Registered	United States	Polycom, Inc.	TX0008317361	3/31/2017
RealPresence Desktop v3.7.	Computer File	Computer program	Registered	United States	Polycom, Inc.	TX0008317360	3/31/2017

5.17(f) patents, industrial designs, and applications owned by Polycom, Inc.

Title	Country	Application Number	Application Date	Publication Number	Publication Date	Patent Number	Grant Date
AUTOMATIC CAMERA TRACKING USING BEAMFORMING	United States - (US)	10/004,070	10/25/2001	2003-0081504A1	5/1/2003	6,980,485	12/27/2005
SYSTEM AND METHOD FOR VIDEO ERROR CONCEALMENT	United States - (US)	10/226,504	8/23/2002	US20030039312	2/27/2003	7,239,662	7/3/2007
SYSTEM AND METHOD OF MONITORING VIDEO AND/OR AUDIO CONFERENCING THROUGH A RAPID-UPDATE WEB SITE	United States - (US)	09/675,798	9/28/2000			6,760,750	7/6/2004
SYSTEM AND METHOD OF MONITORING VIDEO AND/OR AUDIO CONFERENCING THROUGH A RAPID-UPDATE WEB SITE	United States - (US)	10/670,486	9/25/2003	US2004-0039794	2/26/2004	7,574,472	8/11/2009
VIDEOCONFERENCING SYSTEM WITH HORIZONTAL AND VERTICAL MICROPHONE ARRAYS	United States - (US)	10/414,420	4/15/2003	US2004-0032487	2/19/2004	6,922,206	7/26/2005
INTEGRATED PORTABLE VIDEOCONFERENCING UNIT	United States - (US)	08/964,324	11/5/1997			6,847,403	1/25/2005
ELECTRONIC PAN TILT ZOOM VIDEO CAMERA WITH ADAPTIVE EDGE SHARPENING FILTER	United States - (US)	09/141,057	8/27/1998			6,614,474	9/2/2003
ELECTRONIC PAN TILT ZOOM VIDEO CAMERA WITH ADAPTIVE EDGE SHARPENING FILTER	United States - (US)	10/425,535	4/29/2003	2003-0193584	10/16/2003	7,471,320	12/30/2008
METHOD AND SYSTEM FOR MULTIMEDIA VIDEO PROCESSING	United States - (US)	09/952,339	9/14/2001			6,757,005	6/29/2004
HIGH RESOLUTION GRAPHICS SIDE CHANNEL IN VIDEO CONFERENCE	United States - (US)	10/105,752	3/21/2002	US2002-0154209	10/24/2002	8,279,257	10/2/2012
SYSTEM AND METHOD FOR DEVICE CO-LOCATION DISCRIMINATION	United States - (US)	10/023,572	12/17/2001	US2002-0101918	8/1/2002	6,959,260	10/25/2005
SYSTEM AND METHOD FOR DEVICE CO-LOCATION DISCRIMINATION	United States - (US)	11/203,053	8/12/2005	US2006-0018285	1/26/2006	7,171,329	1/30/2007
SYSTEM AND METHOD FOR COORDINATING A CONFERENCE USING A DEDICATED SERVER	United States - (US)	10/032,766	12/26/2001	US2002-0103864	8/1/2002	8,126,968	2/28/2012
CONFERENCING SYSTEM WITH INTEGRATED AUDIO DRIVER AND NETWORK INTERFACE DEVICE	United States - (US)	10/396,976	3/24/2003	US2004-0012669	1/22/2004	7,450,149	11/11/2008
SYSTEM AND METHOD FOR VIDEOCONFERENCING ACROSS NETWORKS SEPARATED BY A FIREWALL	United States - (US)	10/364,963	2/11/2003	US2003-0154410	8/14/2003	6,633,985	10/14/2003
VIDEOCONFERENCING SYSTEM WITH EXTENSIBLE MICROPHONE ARRAYS AND MICROPHONE GRILLS	United States - (US)	29/157,692	3/22/2002			D471,573	3/11/2003
AUDIO SYSTEM ENCLOSURE	United States - (US)	29/157,700	3/22/2002			D471,533	3/11/2003
VIDEOCONFERENCING SYSTEM WITH EXTENSIBLE MICORPHONE ARRAYS	United States - (US)	29/157,699	3/22/2002			D471,219	3/4/2003
LOW-DELAY VIDEO ENCODING METHOD FOR CONCELAING THE EFFECTS OF PACKET LOSS IN MULTI-CHANNEL PACKET SWITCHED NETWORKS	United States - (US)	10/098,849	3/12/2002	2002-0126668-A	9/12/2002	7,136,394	11/14/2006
SPEAKERPHONE	United States - (US)	29/142,693	5/30/2001			D478,560	8/19/2003

5.17(f) patents, industrial designs, and applications owned by Polycom, Inc.

SYSTEM AND METHOD FOR POINT TO POINT INTEGRATION OF PERSONAL COMPUTERS WITH VIDEOCONFERENCING SYSTEMS	United States - (US)	10/162,175	6/3/2002	US2003-0009524	1/9/2003	6,941,343	9/6/2005
SYSTEM AND METHOD FOR POINT TO POINT INTEGRATION OF PERSONAL COMPUTERS WITH VIDEOCONFERENCING SYSTEMS	United States - (US)	11/101,317	4/7/2005	US2005-0198134	9/8/2005	9,197,852	11/24/2015
SYSTEM AND METHOD FOR POINT TO POINT INTEGRATION OF PERSONAL COMPUTERS WITH VIDEOCONFERENCING SYSTEMS	United States - (US)	14/878,919	10/8/2015	US-2016-0028995-A1	1/28/2016	9,769,423	9/19/2017
SYSTEM AND METHOD FOR HIGH RESOLUTION VIDEOCONFERENCING	United States - (US)	12/349,409	1/6/2009	US2009-0115838	5/7/2009	8,077,194	12/13/2011
LOCATING AN AUDIO SOURCE BACKGROUND	United States - (US)	09/079,840	5/15/1998			6,593,956	7/15/2003
AUDIO PROCESSOR	United States - (US)	09/234,856	1/22/1999			5,983,192	11/9/1999
METHOD AND AN APPARATUS FOR MIXING COMPRESSED VIDEO	United States - (US)	10/310,728	12/4/2002	2003-0123537	7/3/2003	7,245,660	7/17/2007
METHOD AND SYSTEM FOR CONTROLLING MULTIMEDIA VIDEO COMMUNICATION	United States - (US)	10/346,306	1/16/2003	US2003-0174202	9/18/2003	7,542,068	6/2/2009
METHOD AND SYSTEM FOR MULTIMEDIA COMMUNICATION CONTROL	United States - (US)	09/506,861	1/13/2000			6,300,973	10/9/2001
METHOD AND APPARATUS FOR WIDEBAND CONFERENCING	United States - (US)	10/335,108	12/31/2002	US2003-0224815	12/4/2003	7,221,663	5/22/2007
METHOD AND APPARATUS FOR WIDEBAND CONFERENCING	United States - (US)	11/679,489	2/27/2007	US2007-0140456	6/21/2007	8,023,458	9/20/2011
METHOD AND APPARATUS FOR WIDEBAND CONFERENCING	United States - (US)	13/209,038	8/12/2011	US2011-0299674	12/8/2011	8,582,520	11/12/2013
DELAY REDUCTION FOR TRANSMISSION AND PROCESSING OF VIDEO DATA	United States - (US)	10/344,792	2/14/2003	US2004-0042553	3/4/2004	7,535,485	5/19/2009
DELAY REDUCTION FOR TRANSMISSION AND PROCESSING OF VIDEO DATA	United States - (US)	12/467,831	5/18/2009	US2009-0284581	11/19/2009	8,223,191	7/17/2012
A MULTIMEDIA COMMUNICATION CONTROL UNIT AS A SECURE DEVICE FOR MULTIMEDIA COMMUNICATION BETWEEN LAN USERS AND OTHER NETWORK USERS	United States - (US)	10/362,382	8/14/2001	US2004-0114612	6/17/2004	8,706,893	4/22/2014
MULTIMEDIA COMMUNICATION CONTROL UNIT AS A SECURE DEVICE FOR MULTIMEDIA COMMUNICATION BETWEEN LAN USERS AND OTHER NETWORK USERS	United States - (US)	14/191,139	2/26/2014	US2014-0181318	6/26/2014	9,531,776	12/27/2016
CONTROL UNIT FOR MULTIPOINT MULTIMEDIA/AUDIO SYSTEM	United States - (US)	10/144,561	5/10/2002	US20020188731	12/12/2002	8,805,928	8/12/2014
PSEUDO-RANDOM NUMBER GENERATOR CAPABLE OF EFFICIENTLY EXPLOITING PROCESSORS HAVING INSTRUCTION-LEVEL PARALLELISM AND THE USE THEREOF FOR ENCRYPTION	United States - (US)	09/007,944	1/16/1998			8,805,928	11/9/1999
DYNAMIC INTRA-CODED MACROBLOCK REFRESH INTERVAL FOR VIDEO ERROR CONCEALMENT	United States - (US)	10/328,513	12/23/2002	US2006-0056519	3/16/2006	7,020,203	3/28/2006

5.17(f) patents, industrial designs, and applications owned by Polycom, Inc.

DIGITAL LINKING OF MULTIPLE MICROPHONE SYSTEMS	United States - (US)	10/349,419	1/21/2003	US2003-0138119	7/24/2003	7,783,063	8/24/2010
DIGITAL LINKING OF MULTIPLE MICROPHONE SYSTEMS	United States - (US)	12/838,215	7/16/2010	2010-0278358	11/4/2010	9,338,301	5/10/2016
MULTIPOINT MULTIMEDIA/AUDIO CONFERENCE USING IP TRUNKING	United States - (US)	10/462,118	6/13/2003	US2004-0047342	3/11/2004	7,701,926	4/20/2010
MULTIPOINT MULTIMEDIA/AUDIO CONFERENCE USING IP TRUNKING	United States - (US)	12/688,453	1/15/2010	US2010-0110938	5/6/2010	8,000,319	8/16/2011
VIDEO CAMERA	United States - (US)	29/167,214	9/9/2002			D476,345	6/24/2003
VIDEO CAMERA SYSTEM	United States - (US)	29/167,107	9/6/2002			D477622	7/22/2003
SIGNAL ROUTING FOR REDUCED POWER CONSUMPTION IN A CONFERENCING SYSTEM	United States - (US)	09/766,423	1/18/2001	US2002-0094807	7/18/2002	6,587,682	7/1/2003
SIGNAL ROUTING FOR REDUCED POWER CONSUMPTION IN A CONFERENCING SYSTEM	United States - (US)	10/611,413	7/1/2003	US2004-0072598	4/15/2004	7,162,227	1/9/2007
SIGNAL ROUTING FOR REDUCED POWER CONSUMPTION IN A CONFERENCING SYSTEM	United States - (US)	11/650,246	1/5/2007	US2007-0111715	5/17/2007	7,440,750	10/21/2008
A SYSTEM AND METHOD FOR CONTROLLING ONE OR MORE MULTIPOINT CONTROL UNITS AS ONE MULTIPOINT CONTROL UNIT	United States - (US)	09/708,898	11/8/2000			7,174,365	2/6/2007
SYSTEM AND METHOD FOR CONTROLLING ONE OR MORE MULTIPOINT CONTROL UNITS AS ONE MULTIPOINT CONTROL UNIT	United States - (US)	11/612,182	12/18/2006	US20070126862	6/7/2007	8,843,550	9/23/2014
SYSTEM AND METHOD FOR COMPUTING A LOCATION OF AN ACOUSTIC SOURCE	United States - (US)	10/414,421	4/15/2003	US2004-0032796	2/19/2004	6,912,178	6/28/2005
SYSTEM AND METHOD FOR COMPUTING A LOCATION OF AN ACOUSTIC SOURCE	United States - (US)	11/015,373	12/17/2004	US2005-0100176	5/12/2005	7,787,328	8/31/2010
CONFERENCING SYSTEM HAVING AN EMBEDDED WEB SERVER, AND METHOD OF USE THEREOF	United States - (US)	09/417,903	10/14/1999			6,693,661	2/17/2004
DEVICE FOR ROTATABILITY POSITIONING A CAMERA OR SIMILAR ARTICLE ABOUT TWO ORTHOGONAL AXES	United States - (US)	09/215,059	12/17/1998			6,356,308	3/12/2002
SYSTEM AND METHOD FOR MEASURING THE ANGULAR POSITION OF A ROTATABLY POSITIONABLE OBJECT	United States - (US)	09/179,104	10/26/1998			6,031,613	2/29/2000
HIGH EFFICIENCY HOMOGENOUS POLARIZATION CONVERTER	United States - (US)	09/121,777	7/23/1998			6,081,378	6/27/2000
WEB-ENABLED PRESENTATION DEVICE AND METHODS OF USE THEREOF	United States - (US)	09/452,800	12/2/1999			6,560,637	5/6/2003
VIDEO DISPLAY MODE AUTOMATIC SWITCHING SYSTEM AND METHOD	United States - (US)	09/684,489	10/4/2000			6,744,460	6/1/2004
VIDEOCONFERENCING APPARATUS HAVING INTEGRATED MULTI-POINT CONFRENCE CAPABILITIES	United States - (US)	09/684,145	10/5/2000			7,089,285	8/8/2006
PERSONAL VIDEOCONFERENCING SYSTEM HAVING DISTRIBUTED PROCESSING ARCHITECTURE	United States - (US)	09/545,043	4/7/2000			6,590,604	7/8/2003

5.17(f) patents, industrial designs, and applications owned by Polycom, Inc.

INTERACTIVE CONFERENCE CONTENT DISTRIBUTION DEVICE AND METHODS OF USE THEREOF	United States - (US)	09/568,642	5/10/2000			6,760,749	7/6/2004
SYSTEM AND METHOD FOR DYNAMIC BANDWIDTH ALLOCATION FOR VIDEOCONFERENCING IN LOSSY PACKET SWITCHED NETWORKS	United States - (US)	10/305,485	11/26/2002			7,317,685	1/8/2008
SYSTEM AND METHOD FOR DYNAMIC BANDWIDTH ALLOCATION FOR VIDEOCONFERENCING IN LOSSY PACKET SWITCHED SYSTEMS	United States - (US)	11/943,912	11/21/2007	US2008-0117819	5/22/2008	7,782,775	8/24/2010
GLOBAL DIRECTORY SERVICE WITH INTELLIGENT DIALING	United States - (US)	09/789,650	2/20/2001			6,975,721	12/13/2005
GLOBAL DIRECTORY SERVICE WITH INTELLIGENT DIALING	United States - (US)	11/211,387	8/24/2005	US2006-0030300	2/9/2006	7,142,663	11/28/2006
CONFERENCING NETWORK RESOURCE MANAGEMENT FOR CALL CONNECTIVITY	United States - (US)	10/032,979	11/2/2001	2002-0085490-A	7/4/2002	7,009,943	3/7/2006
INTEGRATED AUDIO/VIDEO CALL CONTROL POD	United States - (US)	29/157,666	3/22/2002			D473,546	4/22/2003
AUDIO SYSTEM ENCLOSURE WITH SPEAKER GRILLS	United States - (US)	29/157,701	3/22/2002			D471,895	3/18/2003
HORIZONTAL MICROPHONE ARRAY	United States - (US)	29/157,667	3/22/2002			D471,899	3/18/2003
VERTICAL MICROPHONE ARRAY	United States - (US)	29/157,721	3/22/2002			D472,233	3/25/2003
SYSTEM AND METHOD FOR USING BIOMETRICS TECHNOLOGY IN CONFERENCING	United States - (US)	11/461,204	7/31/2006	US2006-0259755	11/16/2006	8,218,829	7/10/2012
SYSTEM AND METHOD FOR STATIC PERCEPTUAL CODING OF MACROBLOCKS INA VIDEO FRAME	United States - (US)	10/218,256	8/12/2002	NA	8/12/2002	6,864,909	3/8/2005
SYSTEM AND METHOD FOR DYNAMIC PERCEPTUAL CODING OF MACROBLOCKS IN A VIDEO FRAME	United States - (US)	10/218,270	8/12/2002	NA	8/12/2002	6,987,889	1/17/2006
SYSTEM AND METHOD FOR DYNAMIC PERCEPTUAL CODING OF MACROBLOCKS IN A VIDEO FRAME	United States - (US)	11/175,666	7/6/2005			7,162,096	1/9/2007
VIDEOCONFERENCE CLOSED CAPTION SYSTEM AND METHOD	United States - (US)	10/219,607	8/14/2002			6,771,302	8/3/2004
SPEAKERPHONE	United States - (US)	29/152,608	12/20/2001			D480,059	9/30/2003
SYSTEM AND METHOD FOR PROVIDING RESERVATIONLESS CONFERENCING	United States - (US)	09/790,577	2/22/2001	2002-0159394-A	10/31/2002	7,085,243	8/1/2006
SYSTEM AND METHOD FOR PROVIDING RESERVATIONLESS CONFERENCING	United States - (US)	10/960,337	10/7/2004	US2005-0058088	3/17/2005	7,830,824	11/9/2010
SYSTEM AND METHOD FOR PROVIDING RESERVATIONLESS CONFERENCING	United States - (US)	10/954,934	9/30/2004	US2005-0047336	3/3/2005	7,310,320	12/18/2007
SYSTEM AND METHOD FOR PROVIDING RESERVATIONLESS CONFERENCING	United States - (US)	11/945,078	11/26/2007	US2008-0069012	3/20/2008	8,411,595	4/2/2013
CONTROL UNIT FOR MULTIPOINT MULTIMEDIA/AUDIO CONFERENCE	United States - (US)	10/072,081	2/6/2002	2002-0123895-A	9/5/2002	7,054,820	5/30/2006
A SYSTEM AND METHOD FOR IMPROVING THE QUALITY OF VIDEO COMMUNICATION OVER A PACKET-BASED NETWORK	United States - (US)	10/199,872	7/18/2002	2003-0037337	2/20/2003	7,818,772	10/19/2010

5.17(f) patents, industrial designs, and applications owned by Polycom, Inc.

SYSTEM AND METHOD FOR COMMUNICATING DATA DURING AN AUDIO CONFERENCE	United States - (US)	10/378,709	3/3/2003	US2004-0022375	2/5/2004	7,526,078	4/28/2009
SYSTEM AND METHOD FOR DYNAMICALLY ESTABLISHING OPTIMUM AUDIO QUALITY IN AN AUDIO CONFERENCE	United States - (US)	11/757,775	6/4/2007	US2007-0230677	10/4/2007	7,903,588	3/8/2011
SYSTEM AND METHOD FOR COMMUNICATION CHANNEL AND DEVICE CONTROL VIA AN EXISTING AUDIO CHANNEL	United States - (US)	10/378,711	3/3/2003	US2004-0022272	2/5/2004	7,821,918	10/26/2010
VARIABLE LENGTH CODING USING A PLURALITY OF REGION BIT ALLOCATION PATTERNS	United States - (US)	08/726,959	10/7/1996			5,924,064	7/13/1999
AUDIO PROCESSOR	United States - (US)	08/925,309	9/8/1997			6,141,597	10/31/2000
LOW DELAY REAL TIME DIGITAL VIDEO MIXING FOR MULTIPOINT VIDEO CONFERENCING	United States - (US)	09/014,942	1/28/1998			6,285,661	9/4/2001
VIDEO CODING USING MULTIPLE BUFFERS	United States - (US)	09/852,977	5/10/2001	2002-0092030	7/11/2002	7,253,831	8/7/2007
FILTERING ARTIFACTS FROM MULTI-THREADED VIDEO	United States - (US)	09/846,508	5/1/2001	2002-0036707	3/28/2002	7,206,016	4/17/2007
ERROR CORRECTION AND CONCEALMENT DURING DATA TRANSMISSION	United States - (US)	09/272,792	3/19/1999			6,357,028	3/12/2002
MEDIA ROLE MANAGEMENT IN A VIDEO CONFERENCING NETWORK	United States - (US)	09/556,359	4/24/2000			6,704,769	3/9/2004
MEDIA ROLE MANAGEMENT IN A VIDEO CONFERENCING NETWORK	United States - (US)	10/742,048	12/19/2003	US2004-0133696	7/8/2004	7,139,807	11/21/2006
MEDIA ROLE MANAGEMENT IN A VIDEO CONFERENCING NETWORK	United States - (US)	10/727,931	12/4/2003	US2004-0093266	4/29/2004	7,373,379	5/13/2008
AUTOMATED CALL LAUNCHING	United States - (US)	09/495,134	1/31/2000			7,353,251	4/1/2008
CHANNEL AGGREGATION HAVING LOW LATENCY AND OVERHEAD	United States - (US)	09/028,714	2/24/1998			6,240,140	5/29/2001
SYSTEM AND METHOD FOR PROVIDING VIDEO QUALITY IMPROVEMENT	United States - (US)	10/449,851	5/30/2003	US2004-0075772	4/22/2004	6,992,692	1/30/2006
METHOD AND SYSTEM FOR MULTIMEDIA COMMUNICATION CONTROL	United States - (US)	09/952,340	9/14/2001			6,496,216	12/17/2002
SPEECH ACTIVITY DETECTOR FOR USE IN NOISE REDUCTION SYSTEM AND METHODS THEREFOR	United States - (US)	09/371,748	8/10/1999			6,453,285	9/17/2002
ADAPTIVE FILTER FEATURING SPECTRAL GAIN SMOOTHING AND VARIABLE NOISE MULTIPLIER FOR NOISE REDUCTION, AND METHOD THEREFOR	United States - (US)	09/371,306	8/10/1999			6,351,731	2/26/2002
METHODS FOR ENCODING OR DECODING IN A VIDEOCONFERENCE SYSTEM TO REDUCE PROBLEMS ASSOCIATED WITH NOISY IMAGE ACQUISITION	United States - (US)	10/633,137	8/1/2003	US2005-0025369	2/3/2005	7,782,940	8/24/2010
COMPUTER PROGRAM AND METHODS FOR AUTOMATICALLY INITIALIZING AN AUDIO CONTROLLER	United States - (US)	10/644,670	8/20/2003	US2005-0060438	3/17/2005	7,552,389	6/23/2009
COMPUTER PROGRAM AND METHODS FOR AUTOMATICALLY INITIALIZING AN AUDIO CONTROLLER	United States - (US)	12/436,846	5/7/2009	US2009-0240993	9/24/2009	8,234,573	7/31/2012

5.17(f) patents, industrial designs, and applications owned by Polycom, Inc.

COMPUTER PROGRAM AND METHODS FOR AUTOMATICALLY INITIALIZING AN AUDIO CONTROLLER	United States - (US)	13/230,247	9/12/2011	US2011-0320942	12/29/2011	8,527,878	9/3/2013
GRAPHICAL USER INTERFACE FOR VIDEO FEED ON VIDEOCONFERENCE TERMINAL	United States - (US)	10/631,667	7/31/2003	US2005-0024485	2/3/2005	7,133,062	11/7/2006
METHOD AND APPARATUS FOR IMPROVING NUISANCE SIGNALS IN AUDIO/VIDEO CONFERENCE	United States - (US)	10/636,909	8/6/2003	US2005-0069114	3/31/2005	7,269,252	9/11/2007
METHOD AND SYSTEM FOR IMPROVING ESTABLISHING OF MULTIMEDIA SESSION	United States - (US)	10/941,790	9/15/2004	US2005-0091380	4/28/2005	8,924,464	12/30/2014
METHOD AND SYSTEM FOR IMPROVING ESTABLISHING OF MULTIMEDIA SESSION	United States - (US)	14/549,850	11/21/2014	US2015-0081822	3/19/2015	9,525,651	12/20/2016
METHOD AND SYSTEM FOR PREPARING VIDEO COMMUNICATION IMAGES FOR WIDE SCREEN DISPLAY	United States - (US)	12/871,418	8/30/2010	US2011-0007126	1/13/2011	8,456,504	6/4/2013
SYSTEM, METHOD, AND APPARATUS FOR EXTENDING WIRELESS PERSONAL AREA NETWORKS USING CONFERENCING CONNECTION	United States - (US)	11/278,321	3/31/2006	US2007-0264988	11/15/2007	7,675,537	3/9/2010
SYSTEM, METHOD, AND APPRATUS FOR EXTENDING WIRELESS PERSONAL AREA NETWORKS USING CONFERENCING CONNECTION	United States - (US)	12/688,957	1/18/2010	US2010-0110161	5/6/2010	8,368,739	2/5/2013
METHOD AND APPARATUS FOR VIDEOCONFERENCE INTERACTION WITH BLUETOOTH-ENABLED CELLULAR TELEPHONE	United States - (US)	11/075,616	3/9/2005	US2006-0203083	9/14/2006	7,522,181	4/21/2009
METHOD AND APPARATUS FOR MIXING COMPRESSED VIDEO	United States - (US)	10/761,718	1/20/2004	US20050157164	7/21/2005	7,139,015	11/21/2006
METHOD AND APPARATUS FOR MIXING COMPRESSED VIDEO	United States - (US)	11/554,429	10/30/2006	US2007-0120967	5/31/2007	7,884,843	2/8/2011
LOCAL EXCHANGE SUBSCRIBER LINE CONFERENCING	United States - (US)	10/208,893	7/30/2002	US20030026406	2/6/2003	6,898,273	5/24/2005
LOCAL EXCHANGE SUBSCRIBER LINE CONFERENCING METHOD	United States - (US)	10/208,503	7/30/2002			6,885,740	4/26/2005
METHOD AND APPARATUS FOR IMPROVING THE AVERAGE IMAGE REFRESH RATE IN A COMPRESSED VIDEO BITSTREAM	United States - (US)	13/452,325	4/20/2012	US2012-0200663	8/9/2012	8,374,236	2/12/2013
SELF-TUNING STATISTICAL RESOURCE ALLOCATION FOR MULTIPOINT NETWORK EVENTS	United States - (US)	09/812,971	3/19/2001	US2002-0165963	11/7/2002	7,054,933	5/30/2006
SCALABLE AUDIO CONFERENCE PLATFORM	United States - (US)	09/532,602	3/22/2000			6,625,271	9/23/2003
SCALABLE AUDIO CONFERENCE PLATFORM	United States - (US)	10/613,431	7/3/2003	US2004-0042602	3/4/2004	7,054,424	5/30/2006
AUDIO CONFERENCE PLATFORM SYSTEM AND METHOD FOR BROADCASTING A REAL-TIME AUDIO CONFERENCE OVER THE INTERNET	United States - (US)	95/000,193	10/17/2006
AUDIO CONFERENCE PLATFORM SYSTEM AND METHOD FOR BROADCASTING A REAL-TIME AUDIO CONFERENCE OVER THE INTERNET	United States - (US)	09/532,983	3/22/2000			6,697,476	2/24/2004

5.17(f) patents, industrial designs, and applications owned by Polycom, Inc.

AUDIO CONFERENCING METHOD	United States - (US)	10/717,944	11/20/2003	US2004-0101120	5/27/2004	6,985,571	1/10/2006
AUDIO CONFERENCE PLATFORM WITH DYNAMIC SPEECH DETECTION THRESHOLD	United States - (US)	10/135,323	4/30/2002	US20020172342	11/21/2002	6,721,411	4/13/2004
AUDIO CONFERENCE PLATFORM WITH DYNAMIC SPEECH DETECTION THRESHOLD	United States - (US)	10/801,276	3/16/2004	US2004-0174973	9/9/2004	8,111,820	2/7/2012
AUDIO CONFERENCE PLATFORM WITH DYNAMIC SPEECH DETECTION THRESHOLD	United States - (US)	13/361,395	1/30/2012	US2013-0028404	1/31/2013	8,611,520	12/17/2013
METHOD AND APPARATUS FOR ON-DEMAND TELECONFERENCING	United States - (US)	09/366,355	8/3/1999			6,181,786	1/30/2001
METHOD AND APPARATUS FOR ON-DEMAND TELECONFERENCING	United States - (US)	09/772,590	1/29/2001			6,330,321	12/11/2001
LARVE-SCALE, FAULT-TOLERANT AUDIO CONFERENCING OVER A HYBRID NETWORK	United States - (US)	09/426,382	10/25/1999			6,657,975	12/2/2003
LARGE-SCALE, FAULT-TOLERANT AUDIO CONFERENCING OVER A HYBRID NETWORK	United States - (US)	10/696,376	10/29/2003	US2004-0085913	5/6/2004	6,879,565	4/12/2005
INTEGRATED DESKTOP VIDEOCONFERENCING SYSTEM	United States - (US)	11/108,015	4/15/2005	US2005-0231587	10/20/2005	7,593,031	9/22/2009
A SPEAKERPHONE WITH A CELLULAR PHONE CONNECTION	United States - (US)	11/076,360	3/9/2005	US2005-0233778	10/20/2005	7,529,566	5/5/2009
METHOD AND SYSTEM FOR HANDLING THE AUDIO SIGNALS OF CONFERENCE	United States - (US)	10/909,446	8/2/2004	US2006-0026002	2/2/2006	8,170,191	5/1/2012
METHOD AND SYSTEM FOR HANDLING THE AUDIO SIGNALS OF CONFERENCE	United States - (US)	11/148,103	6/8/2005	US2006-0023062	2/2/2006	7,929,011	4/19/2011
METHOD AND SYSTEM FOR CONDUCTING A SUB-VIDEOCONFERENCE FROM A MAIN VIDEOCONFERENCE	United States - (US)	11/045,396	1/27/2005	US2006-0164507	7/27/2006	7,679,640	3/16/2010
SYSTEM AND METHOD FOR STEREO OPERATION OF MICROPHONES FOR VIDEO CONFERENCING SYSTEM	United States - (US)	11/095,900	3/30/2005	US2006-0221177	10/5/2006	7,646,876	1/12/2010
REMOTE MULTIPOINT ARCHITECTURE FOR FULL-DUPLEX AUDIO	United States - (US)	11/065,792	2/25/2005	US2006-0193466	8/31/2006	7,903,828	3/8/2011
CONFERENCE LINK BETWEEN A SPEAKERPHONE AND A VIDEO CONFERENCE UNIT	United States - (US)	10/897,318	7/21/2004	US2005-0231586	10/20/2005	7,339,605	3/4/2008
CONFERENCE LINK BETWEEN A SPEAKERPHONE AND A VIDEO CONFERENCE UNIT	United States - (US)	12/040,718	2/29/2008	US2008-0143819	6/19/2008	8,004,556	8/23/2011
A SPEAKERPHONE WITH A NOVEL LOUDSPEAKER PLACEMENT	United States - (US)	11/136,137	5/24/2005	US2006-0285680	12/21/2006	7,646,862	1/12/2010
SPEAKERPHONE WITH A NOVEL LOUDSPEAKER PLACEMENT	United States - (US)	12/551,885	9/1/2009	20,090,324,001	12/31/2009	7,940,923	5/10/2011
FEEDBACK ELIMINATION METHOD AND APPARATUS	United States - (US)	11/095,045	3/31/2005	US2006-0227978	10/12/2006	7,742,608	6/22/2010
A CONFERENCE UNIT CONTROLLING ROOM FUNCTIONS	United States - (US)	11/136,138	5/24/2005	US2006-0017805	1/26/2006	8,767,032	7/1/2014
STEREO MICROPHONE PROCESSING FOR TELECONFERENCING	United States - (US)	10/881,008	6/30/2004	US2006-0013416	1/19/2006	8,687,820	4/1/2014
NATURAL PAN TILT ZOOM CAMERA MOTION TO PRESET CAMERA POSITIONS	United States - (US)	10/892,813	7/16/2004	US2006-0012671	1/19/2006	7,623,156	11/24/2009

5.17(f) patents, industrial designs, and applications owned by Polycom, Inc.

ERROR CONCEALMENT IN A VIDEO DECODER	United States - (US)	11/208,153	8/19/2005	US2006-0039475	2/23/2006	8,064,527	11/22/2011
A METHOD AND APPARATUS FOR COMBINING SPEAKERPHONE AND VIDEO CONFERENCE UNIT OPERATIONS	United States - (US)	11/123,765	5/6/2005	US2005-0212908	9/29/2005	8,947,487	2/3/2015
CONFERENCE ENDPOINT CONTROLLING FUNCTIONS OF A REMOTE DEVICE	United States - (US)	11/081,081	3/15/2005	US2005-0213739	9/29/2005	8,934,382	1/13/2015
SPEAKERPHONE TRANSMITTING URL INFORMATION TO A REMOTE DEVICE	United States - (US)	11/080,997	3/15/2005	US2005-0213735	9/29/2005	7,864,938	1/4/2011
METHOD AND MEANS FOR PROVIDING NETWORK AWARE SCHEDULING FOR A VIDEOCONFERNCING NETWORK	United States - (US)	10/325,644	12/20/2002			7,437,463	10/14/2008
METHOD AND SYSTEM FOR SHARING APPLICATIONS BETWEEN COMPUTER SYSTEMS	United States - (US)	09/109,958	7/2/1998			6,271,839	8/7/2001
METHOD AND SYSTEM FOR SHARING APPLICATIONS BETWEEN COMPUTER SYSTEMS	United States - (US)	09/109,330	8/10/1998			6,285,363	9/4/2004
METHOD AND SYSTEM FOR SHARING APPLICATIONS BETWEEN COMPUTER SYSTEMS	United States - (US)	09/322,504	5/28/1999			6,268,855	7/31/2001
METHOD AND SYSTEM FOR TRANSMITTING DATA FOR A SHARED APPLICATION	United States - (US)	09/108,882	7/1/1998			6,216,177	4/10/2001
METHOD AND SYSTEM FOR TRANSMITTING DATA FOR A SHARED APPLICATION	United States - (US)	09/108,881	7/1/1998			6,304,928	10/16/2001
METHOD AND SYSTEM FOR TRANSMITTING DATA FOR A SHARED APPLICATION	United States - (US)	09/566,309	5/8/2000			6,911,987	6/28/2005
METHOD AND SYSTEM FOR SHARING AN APPLICATION PROGRAM WITH MULTIPLE COMPUTER SYSTEMS	United States - (US)	09/266,719	3/11/1999			6,223,212	4/24/2001
METHOD AND SYSTEM FOR MANAGING DATA WHILE SHARING APPLICATION PROGRAMS	United States - (US)	09/186,668	11/4/1998			6,574,674	6/3/2003
METHOD AND SYSTEM FOR CONTROLLING DATA FLOW	United States - (US)	08/815,091	3/12/1997			6,032,188	2/29/2000
CEILING MICROPHONE ASSEMBLY	United States - (US)	11/156,954	6/20/2005	US2006-0088173	4/27/2006	7,660,428	2/9/2010
VIDEO ERROR CONCEALMENT METHOD	United States - (US)	11/180,899	7/13/2005	US2007-0014360	1/18/2007	9,661,376	5/23/2017
MULTI-SITE CONFERENCING SYSTEM AND METHOD	United States - (US)	11/109,563	4/19/2005	US2006-0233120	10/19/2006	7,492,730	2/17/2009
SYSTEM FOR CONDUCTING VIDEOCONFERENCING SESSION OVER TELEVISION NETWORK	United States - (US)	11/308,294	3/15/2006	US2007-0216759	9/20/2007	7,884,844	2/8/2011
HOME VIDEOCONFERENCING SYSTEM	United States - (US)	12/986,088	1/6/2011	US2012-0169831	7/5/2012	8,619,953	12/31/2013
DUAL-TRANSFORM CODING OF AUDIO SIGNALS	United States - (US)	11/550,629	10/18/2006	US2008-0097749	4/24/2008	7,953,595	5/31/2011
METHOD AND SYSTEM FOR ALLOWING A VIDEO CONFEREE TO CHOOSE BETWEEN VARIOUS ASSOCIATED VIDEOCONFERENCES	United States - (US)	11/045,565	1/27/2005	US2006-0164508	7/27/2006	7,679,638	3/16/2010
CONFERENCE ENDPOINT CONTROLLING AUDIO VOLUME OF A REMOTE DEVICE	United States - (US)	11/080,369	3/15/2005	US2005-0213517	9/29/2005	8,948,059	2/3/2015

5.17(f) patents, industrial designs, and applications owned by Polycom, Inc.

CONFERENCE ENDPOINT INSTRUCTING CONFERENCE BRIDGE TO DIAL PHONE NUMBER	United States - (US)	11/080,989	3/15/2005	US2005-0213730	9/29/2005	8,964,604	2/24/2015
CONFERENCE POINT INSTRUCTING CONFERENCE BRIDGE TO MUTE PARTICIPANTS	United States - (US)	11/080,993	3/15/2005	US2005-0213731	9/29/2005	7,978,838	7/12/2011
CONFERENCE ENDPOINT INSTRUCTING A REMOTE DEVICE TO ESTABLISH A NEW CONNECTION	United States - (US)	11/080,985	3/15/2005	US2005-0231728	9/29/2005	8,934,381	1/13/2015
CONFERENCE ENDPOINT REQUESTING AND RECEIVING BILLING INFORMATION FROM A CONFERENCE BRIDGE	United States - (US)	11/081,019	3/15/2005	US2005-0213738	9/29/2005	8,223,942	7/17/2012
SPEAKERPHONE USING A SECURE AUDIO CONNECTION TO INITIATE A SECOND SECURE CONNECTION	United States - (US)	11/080,988	3/15/2005	US2005-0213729	9/29/2005	9,001,702	4/7/2015
SPEAKERPHONE AND CONFERENCE BRIDGE WHICH REQUEST AND PERFORM POLLING OPERATIONS	United States - (US)	11/080,984	3/15/2005	US2005-0213727	9/29/2005	8,976,712	3/10/2015
SPEAKERPHONE TRANSMITTING PASSWORD INFORMATION TO A REMOTE DEVICE	United States - (US)	11/081,016	3/15/2005	US2005-0213737	9/29/2005	8,977,683	3/10/2015
SPEAKERPHONE AND CONFERENCE BRIDGE WHICH RECEIVE AND PROVIDE PARTICIPANT MONITORING INFORMATION	United States - (US)	13/310,336	12/2/2011	US2012-0076288	3/29/2012	8,705,719	4/22/2014
SPEAKERPHONE ESTABLISHING AND USING A SECOND CONNECTION OF GRAPHICS INFORMATION	United States - (US)	11/080,999	3/15/2005	US2005-0213736	9/29/2005	7,742,588	6/22/2010
SPEAKERPHONE TRANSMITTING CONTROL INFORMATION EMBEDDED IN AUDIO INFORMATION THROUGH A CONFERENCE BRIDGE	United States - (US)	11/080,977	3/15/2005	US2005-0213725	9/29/2005	8,885,523	11/11/2014
CLUSTER OF FIRST-ORDER MICROPHONES AND METHOD OF OPERATION FOR STEREO INPUT OF VIDEOCONFERENCING SYSTEM	United States - (US)	11/320,323	12/27/2005	US2007-0147634	6/28/2007	8,130,977	3/6/2012
MULTIPLEXED MICROPHONE SIGNALS WITH MULTIPLE SIGNAL PROCESSING PATHS	United States - (US)	11/318,784	12/27/2005	US2007-0147627	6/28/2007	7,873,175	1/18/2011
CONFERENCING SYSTEM AND METHOD FOR EXCHANGING SITE NAMES (CALLER ID) IN LANGUAGES BASED ON DOUBLE OR MULTIPLE BYTE CHARACTER SETS	United States - (US)	11/456,465	7/10/2006	US2007-0041540	2/22/2007	8,018,481	9/13/2011
SPATIALLY CORRELATED AUDIO IN MULTIPOINT VIDEOCONFERENCING	United States - (US)	11/221,168	9/7/2005	US2007-0064094	3/22/2007	7,612,793	11/3/2009
METHOD AND SYSTEM FOR PROVIDING CONTINUOUS PRESENCE VIDEO IN A CASCADING CONFERENCE	United States - (US)	11/365,115	3/1/2006	US2007-0206089	9/6/2007	7,800,642	9/21/2010
METHOD AND SYSTEM FOR PROVIDING CONTINUOUS PRESENCE VIDEO IN A CASCADING CONFERENCE	United States - (US)	12/885,859	9/20/2010	US2011-0018960	1/27/2011	8,446,451	5/21/2013
METHOD AND SYSTEM FOR PROVIDING CONTINUOUS PRESENCE VIDEO IN A CASCADING CONFERENCE	United States - (US)	13/868,733	4/23/2013	US2013-0235147	9/12/2013	9,035,990	5/19/2015
SYSTEM AND METHOD FOR DYNAMICALLY ADJUSTING BANDWIDTH BETWEEN MULTIPLE VIDEO STREAMS OF VIDEOCONFERENCE	United States - (US)	11/277,535	3/27/2006	US2007-0263072	11/15/2007	8,064,514	11/22/2011

5.17(f) patents, industrial designs, and applications owned by Polycom, Inc.

SYSTEM AND METHOD FOR EXCHANGING CONNECTION INFORMATION FOR VIDEOCONFERENCING UNITS USING E-MAILS	United States - (US)	11/277,967	3/30/2006	US2007-0263074	11/15/2007	7,589,757	9/15/2009
SYSTEM AND METHOD FOR EXCHANGING CONNECTION INFORMATION FOR VIDEOCONFERENCING UNITS USING E-MAILS	United States - (US)	12/556,768	9/10/2009	US2010-0070598	3/18/2010	8,217,986	7/10/2012
SYSTEM AND METHOD FOR CONTROLLING VIDEOCONFERENCE WITH TOUCH SCREEN INTERFACE	United States - (US)	11/307,194	1/26/2006	US2007-0171273	7/26/2007	8,872,879	10/28/2014
CONTROLLING VIDEOCONFERENCE WITH TOUCH SCREEN INTERFACE	United States - (US)	13/008,280	1/18/2011	US2011-0234746	9/29/2011	8,593,502	11/26/2013
MIDDLEWARE SERVER FOR INTERFACING COMMUNICATIONS, MULTIMEDIA, AND MANAGEMENT SYSTEMS	United States - (US)	11/278,847	4/6/2006	US2007-0239899	10/11/2007	7,975,073	7/5/2011
BACKGROUND COMPRESSION AND RESOLUTION ENHANCEMENT TECHNIQUE FOR VIDEO TELEPHONY AND VIDEO CONFERENCING	United States - (US)	13/250,487	9/30/2011	US2013/0083153	4/4/2013	8,773,498	7/8/2014
MULTICAST DISTRIBUTION OVER ONE OR MORE ADDRESSABLE BUSES WHEREIN A SWITCH INCLUDES A REMAPPLING TABLE FOR INPUTTING ADDRESS FOR ONE OR MORE DESTINATIONS	United States - (US)	11/378,797	3/16/2006	NPR		7,581,038	8/25/2009
SYSTEM AND METHOD FOR EXCHANGING CONNECTION INFORMATION FOR VIDEOCONFERENCING UNITS USING INSTANT MESSAGING	United States - (US)	11/277,979	3/30/2006	US2007-0263075	11/15/2007	7,969,461	6/28/2011
METHOD FOR CREATING A VIDEOCONFERENCING DISPLAYED IMAGE	United States - (US)	11/609,735	12/12/2006	US2008-0136898	6/12/2008	8,035,679	10/11/2011
METHOD FOR CREATING A VIDEOCONFERENCING DISPLAYED IMAGE	United States - (US)	11/838,404	8/14/2007	US2008-013899	6/12/2008	8,248,455	8/21/2012
METHOD FOR CREATING A VIDEOCONFERENCING DISPLAYED IMAGE	United States - (US)	13/240,091	9/22/2011	US2012-0007944	1/12/2012	8,217,987	7/10/2012
METHOD FOR CREATING A VIDEOCONFERENCING DISPLAYED IMAGE	United States - (US)	13/545,068	7/10/2012	US2012-0274729	11/1/2012	8,638,355	1/28/2014
SYSTEM AND METHOD FOR CONTROLLING PRESENTATIONS AND VIDEOCONFERENCES USING HAND MOTIONS	United States - (US)	11/557,173	11/7/2006	US2008-0109724	5/8/2008	7,770,115	8/3/2010
AUTOMATIC AUDIO PRIORITY DESIGNATION DURING CONFERENCE	United States - (US)	12/697,844	2/1/2010	US2011-0187814	8/4/2011	8,447,023	5/21/2013
METHOD AND APPARATUS FOR PERCUSSIVE NOISE REDUCTION IN A CONFERENCE	United States - (US)	11/684,689	3/12/2007	NPR		8,170,200	5/1/2012
TAG-AWARE MULTIPOINT SWITCHING FOR VIDEO CONFERENCING	United States - (US)	11/772,687	7/2/2007	US2009-0009587	1/8/2009	8,274,543	9/25/2012
TAG-AWARE MULTIPOINT SWITCHING FOR CONFERENCING	United States - (US)	13/617,773	9/14/2012	US2013-0010050	1/10/2013	8,797,375	8/5/2014
METHOD AND APPARATUS FOR AUTOMATICALLY SUPPRESSING COMPUTER KEYBOARD NOISES IN AUDIO TELECOMMUNICATION SESSION	United States - (US)	11/745,510	5/8/2007	US2008-0279366	11/13/2008	8,654,950	2/18/2014
SPEAKER AND SPEAKER ENCLOSURE	United States - (US)	11/742,308	4/30/2007	US2007-0280498	12/6/2007	8,494,203	7/23/2013

5.17(f) patents, industrial designs, and applications owned by Polycom, Inc.

SPEAKER WITH ACOUSTIC DAMPED PORT	United States - (US)	11/421,022	5/30/2006	US2007-0280499	12/6/2007	7,899,201	3/1/2011
SPEAKER WITH ACOUSTIC DAMPED PORT	United States - (US)	12/955,332	11/29/2010	US2011-0069848	3/24/2011	8,582,794	11/12/2013
VIDEOCONFERENCING NETWORK ADAPTER DETECTION USING STUN PROTOCOL	United States - (US)	11/940,979	11/15/2007	US2008-0129817	6/5/2008	8,217,984	7/10/2012
ULTRASONIC CAMERA TRACKING SYSTEM AND ASSOCIATED METHODS	United States - (US)	11/872,303	10/15/2007	US2008-0095401	4/24/2008	8,249,298	8/21/2012
DESKTOP PHONE WITH INTERCHANGEABLE WIRELESS HANDSET	United States - (US)	11/537,530	9/29/2006	US2008-0081610	4/3/2008	8,175,636	5/8/2012
FAST LATTICE VECTOR QUANTIZATION	United States - (US)	11/550,682	10/18/2006	US2008-0097755	4/24/2008	7,966,175	6/21/2011
METHOD AND SYSTEM FOR BRIGHTNESS MATCHING	United States - (US)	11/684,271	3/9/2007	US2008-0218585	9/11/2008	8,144,186	3/27/2012
APPEARANCE MATCHING FOR VIDEOCONFERENCING	United States - (US)	13/372,074	2/13/2012	US2012-0147130	6/14/2012	8,885,014	11/11/2014
SMART CROPPING OF VIDEO IMAGES IN A VIDEOCONFERENCING SESSION	United States - (US)	11/751,558	5/21/2007	US2008-0291265	11/27/2008	8,289,371	10/16/2012
A METHOD TO POPULATE CONTACT LIST FROM RECENT CALL LOG	United States - (US)	12/190,406	8/12/2008	US2010-0039495	2/18/2010	8,508,570	8/13/2013
SYSTEM AND METHOD FOR LOST PACKET RECOVERY WITH CONGESTION AVOIDANCE	United States - (US)	12/178,367	7/23/2008	US2009-0046580	2/19/2009	7,876,685	1/25/2011
SYSTEM AND METHOD FOR LOST PACKET RECOVERY WITH CONGESTION AVOIDANCE	United States - (US)	12/967,787	12/14/2010	US2011-0096776	4/28/2011	8,493,862	7/23/2013
SYSTEM AND METHOD FOR OPTIMAL TRANSMISSION OF A MULTITUDE OF VIDEO PICTURES TO ONE OR MORE DESTINATIONS	United States - (US)	10/371,823	2/21/2003	US2004-0179591	9/16/2004	7,352,809	4/1/2008
SPEAKERPHONE	United States - (US)	29/279,000	4/17/2007			D571776	6/24/2008
DISTRIBUTED AUDIO SIGNAL PROCESSING SYSTEM	United States - (US)	12/136,654	6/10/2008	US2009-0304206	12/10/2009	8,422,701	4/16/2013
DISTRIBUTED AUDIO SIGNAL PROCESSING SYSTEM HAVING VIRTUAL CHANNELS	United States - (US)	12/136,663	6/10/2008	20,090,304,197	12/10/2009	8,369,541	2/5/2013
DISTRIBUTED AUDIO SIGNAL PROCESSING SYSTEM HAVING LOGICAL CHANNEL GROUPS	United States - (US)	12/136,671	6/10/2008	US2009-0307383	12/10/2009	8,358,791	1/22/2013
ENHANCED WIRELESS TELEPHONE HANDSET	United States - (US)	29/256,819	3/24/2006			D539779	4/3/2007
METHOD AND SYSTEM FOR TRANSFERRING A CONFERENCE BETWEEN A MOBILE COMMUNICATION DEVICE AND A CONFERENCING TERMINAL	United States - (US)	12/465,548	5/13/2009	US2009-0284579	11/19/2009	8,340,271	12/25/2012
METHOD AND SYSTEM FOR INITIATING A CONFERENCE BASED ON THE PROXIMITY OF A PORTABLE COMMUNICATION DEVICE	United States - (US)	12/465,558	5/13/2009	US2009-0284580	11/19/2009	8,340,272	12/25/2012
METHOD AND SYSTEM FOR MANAGING CONFERENCING RESOURCES IN A PREMISES	United States - (US)	12/465,566	5/13/2009	US2009-0285130	11/19/2009	8,428,234	4/23/2013
METHOD AND SYSTEM FOR PROVIDING A USER INTERFACE TO A PORTABLE COMMUNICATION DEVICE FOR CONTROLLING A CONFERENCING SESSION	United States - (US)	12/465,574	5/13/2009	US2009-0285131	11/19/2009	8,340,268	12/25/2012

5.17(f) patents, industrial designs, and applications owned by Polycom, Inc.

METHOD AND SYSTEM FOR TRANSFERRING A CONFERENCE BETWEEN A MOBILE COMMUNICATION DEVICE AND A CONFERENCING TERMINAL	United States - (US)	13/846,592	3/18/2013	US2013-0210401	8/15/2013	8,885,811	11/11/2014
AUDIO SIGNAL ROUTING	United States - (US)	12/099,144	4/7/2008	2009-0252315	10/8/2009	8,559,611	10/15/2013
METHOD AND SYSTEM FOR ASSIGNING A PLURALITY OF MACS TO A PLURALITY OF PROCESSORS	United States - (US)	12/196,700	8/22/2008	20,090,067,320	3/12/2009	7,898,941	3/1/2011
CONFIGURING VIDEOCONFERENCING SYSTEMS TO CREATE VIDEO SESSIONS WITH REALISTIC PRESENCE	United States - (US)	12/249,348	10/10/2008	US2009-0225152	9/10/2009	8,217,981	7/10/2012
INTEGRATED SYSTEM FOR TELEPRESENCE VIDEOCONFERENCING	United States - (US)	12/249,467	10/10/2008	US20090096861	4/16/2009	8,773,495	7/8/2014
METHOD & SYSTEM FOR PROCESSING AUDIO SIGNALS	United States - (US)	12/684,717	1/8/2010			8,462,193	6/11/2013
STEREO TO MONO CONVERSION FOR VOICE CONFERENCING	United States - (US)	12/275,393	11/21/2008	US2010-0131278	5/27/2010	8,219,400	7/10/2012
EXTENDED PRESENCE FOR VIDEO CONFERENCING SYSTEMS	United States - (US)	12/483,493	6/12/2009	2010-0149307	6/17/2010	8,330,795	12/11/2012
EXTENDED PRESENCE FOR VIDEO CONFERENCING SYSTEMS	United States - (US)	13/586,232	8/15/2012	US2012-0306996	12/6/2012	8,941,711	1/27/2015
DETECTION AND SUPRESSION OF RETURNED AUDIO AT NEAR-END	United States - (US)	12/565,374	9/23/2009	US2011-0069830	3/24/2011	8,625,776	1/7/2014
DETECTION AND SUPRESSION OF RETURNED AUDIO AT NEAR-END	United States - (US)	14/100,907	12/9/2013	US2014-0098950	4/10/2014	9,025,764	5/5/2015
SYSTEM AND METHOD FOR COMBINING A PLURALITY OF VIDEO STREAM GENERATED IN A VIDEOCONFERENCE	United States - (US)	12/581,626	10/19/2009	US2010-0128105	5/27/2010	8,502,857	8/6/2013
SYSTEM AND METHOD FOR COMBINING A PLURALITY OF VIDEO STREAM GENERATED IN A VIDEOCONFERENCE	United States - (US)	13/932,145	7/1/2013	US2013-0300819	11/14/2013	9,065,974	6/23/2015
DISTRIBUTED BRIDGING	United States - (US)	12/099,146	4/7/2008	US2009-0252316	10/8/2009	8,379,823	2/19/2013
AUTOMATIC VIDEO LAYOUTS FOR MULTI-STREAM MULTI-SITE TELEPRESENCE CONFERENCING SYSTEM	United States - (US)	13/024,101	2/9/2011	US2012-0200658	8/9/2012	8,537,195	9/17/2013
AUTOMATIC VIDEO LAYOUTS FOR MULTI-STREAM MULTI-SITE TELEPRESENCE CONFERENCING SYSTEM	United States - (US)	13/970,231	8/19/2013	US2013-0328998	12/12/2013	9,462,227	10/4/2016
METHOD AND SYSTEM FOR CREATING A CONTINUOUS PRESENCE VIDEO-CONFERENCE	United States - (US)	12/872,672	8/31/2010	US2012-0050454	3/1/2012	8,704,871	4/22/2014
DYNAMIC ADAPTION OF A CONTINUOUS PRESENCE VIDEOCONFERENCING LAYOUT BASED ON A VIDEO CONTENT	United States - (US)	12/683,806	1/7/2010	US2010-0103245	4/29/2010	8,446,454	5/21/2013
DYNAMIC ADAPTION OF A CONTINUOUS PRESENCE VIDEOCONFERENCING LAYOUT BASED ON A VIDEO CONTENT	United States - (US)	13/857,746	4/5/2013	US2013-0222529	8/29/2013	9,294,726	3/22/2016
DYNAMIC ADAPTION OF A CONTINUOUS PRESENCE VIDEOCONFERENCING LAYOUT BASED ON A VIDEO CONTENT	United States - (US)	15/050,245	2/22/2016	US-216-0173824-A1	6/16/2016	9,467,657	10/11/2016

5.17(f) patents, industrial designs, and applications owned by Polycom, Inc.

METHOD AND SYSTEM FOR COMPOSING VIDEO IMAGES FROM A PLURALITY OF ENDPOINTS	United States - (US)	12/492,797	6/26/2009	US2010-0328422	12/30/2010	8,184,142	5/22/2012
METHOD AND SYSTEM FOR COMPOSING VIDEO IMAGES FROM A PLURALITY OF ENDPOINTS	United States - (US)	13/449,756	4/18/2012	US2012-0206563	8/16/2012	8,885,015	11/11/2014
FULL-BAND SCALABLE AUDIO CODEC	United States - (US)	12/829,233	7/1/2010	US2012-0004918	1/5/2012	8,386,266	2/26/2013
VIDEOCONFERENCING SYSTEM WITH ENHANCHED TELEPRESENCE USING A SINGLE WIDE ASPECT RATIO CAMERA	United States - (US)	13/117,513	5/27/2011	US2011-0310214	12/22/2011	8,797,376	8/5/2014
DISTANCE LEARNING VIA INSTRUCTOR IMMERSION INTO REMOTE CLASSROOM	United States - (US)	12/549,234	8/27/2009	US2011-0050842	3/3/2011	8,208,002	6/26/2012
METHOD AND SYSTEM FOR DISPATCHING RECEIVED SESSIONS BETWEEN A PLURALITY OF INSTANCES OF AN APPLICATION USING THE SAME IP PORT	United States - (US)	12/357,001	1/21/2009	US20100131656	5/27/2010	8,849,972	9/30/2014
METHOD AND SYSTEM FOR DISPATCHING RECEIVED SESSIONS BETWEEN A PLURALITY OF INSTANCES OF AN APPLICATION USING THE SAME IP PORT	United States - (US)	14/459,987	8/14/2014	US2015-0026328	1/22/2015	9,379,984	6/28/2016
METHOD AND SYSTEM FOR DISPATCHING RECEIVED SESSIONS BETWEEN A PLURALITY OF INSTANCES OF AN APPLICATION USING THE SAME IP PORT	United States - (US)	15/193,873	6/27/2016	US 2016-0308921 A1	10/20/2016
METHOD AND SYSTEM FOR CONDUCTING CONTINUOUS PRESENCE CONFERENCES	United States - (US)	12/542,450	8/17/2009	US2010-0194847	8/5/2010	8,228,363	7/24/2012
VIDEOCONFERENCING ENDPOINT HAVING MULTIPLE VOICE-TRACKING CAMERAS	United States - (US)	12/782,137	5/18/2010	US2011-0285808	11/24/2011	8,395,653	3/12/2013
VIDEOCONFERENCING ENDPOINT HAVING MULTIPLE VOICE-TRACKING CAMERAS	United States - (US)	13/786,260	3/5/2013	US2013-0271559	10/17/2013	9,392,221	7/12/2016
AUTOMATIC CAMERA FRAMING FOR VIDEOCONFERENCING	United States - (US)	12/782,155	5/18/2010	US2011-0285809	11/24/2011	8,248,448	8/21/2012
VOICE-TRACKING CAMERA WITH SPEAKER IDENTIFICATION	United States - (US)	12/782,173	5/18/2010	US-2011-0285807-A1	11/24/2011	9,723,260	8/1/2017
SYSTEM AND METHOD FOR IN-BOX ELECTRONIC DEVICE PROVISIONING	United States - (US)	13/088,158	4/15/2011	US-2012-0262281-A1	10/18/2012	9,916,169	3/13/2018
METHOD AND APPARATUS TO VIRTUALIZE PEOPLE WITH 3D EFFECT INTO A REMOTE ROOM ON A TELEPRESENCE CALL FOR TRUE IN PERSON EXPERIENCE	United States - (US)	12/694,109	1/26/2010	US2011-0181685	7/28/2011	8,487,977	7/16/2013
ACOUSTIC ECHO CANCELLER CLOCK COMPENSATION	United States - (US)	12/907,224	10/19/2010	NON PUB REQ		8,320,554	11/27/2012
METHOD AND SYSTEM TO ADD VIDEO CAPABILITY TO ANY VOICE OVER INTERNET PROTOCOL (VO/IP) SESSION INITIATION PROTOCOL (SIP) PHONE	United States - (US)	12/784,563	5/21/2010	US2011-0289201	11/24/2011	9,380,078	6/28/2016
METHOD AND SYSTEM TO ADD VIDEO CAPABILITY TO ANY VOICE OVER INTERNET PROTOCOL (VO/IP) SESSION INITIATION PROTOCOL (SIP) PHONE	United States - (US)	15/193,953	6/27/2016	US 2016-0308930 A1	10/20/2016
REMOVING A SELF IMAGE FROM A CONTINUOUS PRESENCE VIDEO IMAGE	United States - (US)	12/958,500	12/2/2010	US2012-0140020	6/7/2012	8,427,520	4/23/2013

5.17(f) patents, industrial designs, and applications owned by Polycom, Inc.

REMOVING A SELF IMAGE FROM A CONTINUOUS PRESENCE VIDEO IMAGE	United States - (US)	13/783,691	3/4/2013	US2013-0176379	7/11/2013	8,970,657	3/3/2015
METHOD AND SYSTEM FOR ADAPTING A CP LAYOUT ACCORDING TO INTERACTION BETWEEN CONFEREES	United States - (US)	12/750,851	3/31/2010	US2011-0090302	4/21/2011	8,542,266	9/24/2013
METHOD AND SYSTEM FOR ADAPTING A CP LAYOUT ACCORDING TO INTERACTION BETWEEN CONFEREES	United States - (US)	14/014,146	8/29/2013	US2014-0002585	1/2/2014	9,041,767	5/26/2015
AUDIO PACKET LOSS CONCEALMENT BY TRANSFORM INTERPOLATION	United States - (US)	12/696,788	1/29/2010	US2011-0191111	8/4/2011	8,428,959	4/23/2013
SPEAKERPHONE	United States - (US)	29/358,053	3/22/2010			D635955	4/12/2011
SYSTEM AND METHODS FOR AUTOMATIC CALL INITIATION BASED ON BIOMETRIC DATA	United States - (US)	13/231,122	9/13/2011	US2013-0063548	3/14/2013
METHOD FOR ARTIFACT REDUCTION IN PACKET LOSS CONCEALMENT	United States - (US)	12/911,314	10/25/2010	US2012-0101814	4/26/2012	9,263,049	2/16/2016
MANAGING MOBILE DEVICE INTERACTIONS USING BARCODES	United States - (US)	13/207,929	8/11/2011	US2012-0061458	3/15/2012	8,496,180	7/30/2013
METHOD AND SYSTEM FOR STIMULATED 3D VIDEOCONFERENCING	United States - (US)	13/105,290	5/11/2011	US2012-0236107	9/20/2012	8,736,660	5/27/2014
METHOD AND SYSTEM FOR STIMULATED 3D VIDEOCONFERENCING	United States - (US)	14/279,584	5/16/2014	US2014-0247321	9/4/2014	9,769,422	9/19/2017
METHODS AND SYSTEM FOR STIMULATED 3D VIDEOCONFERENCING	United States - (US)	15/708,690	9/19/2017
FAR FIELD NOISE SUPPRESSION FOR TELEPHONY DEVICES	United States - (US)	13/684,526	11/24/2012	US2014-0148224	5/29/2014	8,989,815	3/24/2015
METHOD AND SYSTEM FOR SWITCHING BETWEEN VIDEO STREAMS IN A CONTINUOUS PRESENCE CONFERENCE	United States - (US)	13/487,703	6/4/2012	US2012-0236111	9/20/2012	8,760,492	6/24/2014
METHOD AND SYSTEM FOR SWITCHING BETWEEN VIDEO STREAMS IN A CONTINUOUS PRESENCE CONFERENCE	United States - (US)	14/276,454	5/13/2014	US2014-0333715	11/13/2014	9,215,416	12/15/2015
SCALABLE AUDIO IN A MULTI-POINT ENVIRONMENT	United States - (US)	13/294,471	11/11/2011	US2012-0290305	11/15/2012	8,831,932	9/9/2014
AUTOMATIC CAMERA SELECTION FOR VIDEOCONFERENCING	United States - (US)	13/163,837	6/20/2011	US2012-0320143	12/20/2012	9,030,520	5/12/2015
REFLECTIVE AND REFRACTIVE SOLUTIONS TO PROVIDING DIRECT EYE CONTACT VIDEOCONFERENCING	United States - (US)	13/715,188	12/14/2012	US2013-0155176	6/20/2013	8,970,655	3/3/2015
AUTOMATED CALENDARED CONFERENCE RESCHEDULING AND FORWARDING	United States - (US)	13/206,652	8/10/2011	US2013-0038673	2/14/2013	8,743,171	6/3/2014
ARTIFACT REDUCTION IN TIME COMPRESSION	United States - (US)	13/159,815	6/14/2011	US2012-0323585	12/20/2012	8,996,389	3/31/2015
CONFIGURABLE AUDIO TRANSMITTER CIRCUITRY	United States - (US)	13/682,012	11/20/2012	US2014-0140542	5/22/2014	9,590,694	3/7/2017
PORTABLE DEVICES AS VIDEOCONFERENCING PERIPHERALS	United States - (US)	13/282,582	10/27/2011	US2013-0106976	5/2/2013	8,896,651	11/25/2014
VIDEOCONFERENCING SYSTEM USING QR CODES FOR INTERACTION	United States - (US)	13/329,472	12/19/2011	US2013-0155173	6/20/2013	8,963,984	2/24/2015
VIDEOCONFERENCING SYSTEM USING QR CODES FOR INTERACTION	United States - (US)	14/626,499	2/19/2015	US2015-0163455	6/11/2015	9,560,317	1/31/2017

5.17(f) patents, industrial designs, and applications owned by Polycom, Inc.

METHOD AND SYSTEM FOR AUTO-SETTING OF REFERENCE POINTS IN VIDEO CONFERENCING	United States - (US)	13/558,739	7/26/2012	US2013-0250036	9/26/2013	9,386,276	7/5/2016
AUTOMATIC POSITIONING OF VIDEOCONFERENCE CAMERA TO PRESENTER AT PRESENTATION DEVICE	United States - (US)	13/659,028	10/24/2012	US2014-0111600	4/24/2014	9,473,740	10/18/2016
SYSTEM AND METHOD FOR HANDLING CRITICAL PACKETS LOSS IN MULTI-HOP RTP STREAMING	United States - (US)	13/763,382	2/8/2013	2013-0208079	8/15/2013	9,131,110	9/8/2015
PAIRING DEVICES IN CONFERENCE USING ULTRASONIC BEACON	United States - (US)	13/282,609	10/27/2011	US2013-0106977	5/2/2013	9,024,998	5/5/2015
Pairing Devices in Conference Using Ultrasonic Beacon and Subsequent Control Thereof	United States - (US)	14/673,477	3/30/2015	US2015-0208033	7/23/2015	9,544,541	1/10/2017
Pairing Devices in Conference Using Ultrasonic Beacon and Subsequent Control Thereof	United States - (US)	15/395,492	12/30/2016	US2017-0302886	10/19/2017
Pairing Devices in Conference Using Ultrasonic Beacon and Subsequent Content Sharing	United States - (US)	14/673,482	3/30/2015	US2015-0208034	7/23/2015	9,538,135	1/3/2017
Pairing Devices in Conference Using Ultrasonic Beacon and Subsequent Connection Transfer	United States - (US)	14/673,491	3/30/2015	US2015-0208035	7/23/2015	9,538,136	1/3/2017
COMPENSATING FOR DIFFERENT AUDIO CLOCKS BETWEEN DEVICES USING ULTRASONIC BEACON	United States - (US)	13/282,633	10/27/2011	US2013-0108076	5/2/2013	9,491,404	11/8/2016
METHOD, SYSTEM, AND ARTICLE OF MANUFACTURE FOR INTEGRATING STREAMING CONTENT AND A REAL TIME INTERACTIVE DYNAMIC USER INTERFACE OVER A NETWORK	United States - (US)	09/560,821	4/28/2000			7,299,289	11/20/2007
METHOD, SYSTEM, AND ARTICLE OF MANUFACTURE FOR INTEGRATING STREAMING CONTENT AND A REAL TIME INTERACTIVE DYNAMIC USER INTERFACE OVER A NETWORK	United States - (US)	11/848,188	8/30/2007	20,080,022,204	1/24/2008	7,734,804	6/8/2010
METHOD AND APPARATUS FOR GRID-BASED INTERACATIVE MULTIMEDIA	United States - (US)	12/274,625	11/20/2008	US2009-0129479	5/21/2009	8,483,284	7/9/2013
METHOD AND APPARATUS FOR CAPABILITY-BASED MULTIMEDIA INTERACTIONS	United States - (US)	13/911,233	6/6/2013	US2013-0346881	12/26/2013	9,826,006	11/21/2017
INTERACTIVE CONFERENCING SYSTEM	United States - (US)	15/783,942	10/13/2017	US-2018-0041554-A1	2/8/2018
MULTIMEDIA SIGNAL LATENCY MANAGEMENT BY SKIPPING	United States - (US)	14/091,465	11/27/2013	US2014-0089470	3/27/2014	9,467,491	10/11/2016
PANORAMIC VIEWING SYSTEM WITH A COMPOSITE FIELD OF VIEW	United States - (US)	95/001,876	1/26/2012
LOSSY CHANNEL VIDEO BLUR AVOIDANCE	United States - (US)	13/770,178	2/19/2013	Non-Pub		9,661,325	5/23/2017
LOSSY CHANNEL VIDEO BLUR AVOIDANCE	United States - (US)	15/601,947	5/22/2017	US-2017-0374381-A1	12/28/2017
LAYOUT AND PRESENTATION MANAGER FOR A VIDEOCONFERENCING MULTIPOINT CONTROL UNIT	United States - (US)	13/918,226	6/14/2013	US2013-0335506	12/19/2013	9,088,692	7/21/2015
AUTOMATIC MICROPHONE MUTING OF NOISES BY MICROPHONE ARRAYS	United States - (US)	13/865,001	4/17/2013	US2013-0294612	11/7/2013	9,282,405	3/8/2016
A VIDEO CONFERENCING METHOD AND DEVICE THEREOF	United States - (US)	13/663,618	10/30/2012	US2014-0118471	5/1/2014	9,179,100	11/3/2015
MOBILE GROUP CONFERENCING WITH MOBILE DEVICES	United States - (US)	13/544,271	7/9/2012	US2013-0106975	5/2/2013	9,203,633	12/1/2015

5.17(f) patents, industrial designs, and applications owned by Polycom, Inc.

SPEECH FRAGMENT DETECTION FOR MANAGEMENT OF INTERACTION IN A REMOTE CONFERENCE	United States - (US)	14/209,465	3/13/2014	US2014-0278399	9/18/2014	9,478,233	10/25/2016
METHOD AND SYSTEM FOR HANDLING CONTENT IN VIDEOCONFERENCING	United States - (US)	14/174,218	2/6/2014	US2014-0225982	8/14/2014	9,369,671	6/14/2016
METHOD AND SYSTEM FOR HANDLING CONTENT IN VIDEOCONFERENCING	United States - (US)	15/181,132	6/13/2016	US 2016-0373697 A1	12/22/2016	9,743,043	8/22/2017
METHOD AND SYSTEM FOR CONDUCTING VIDEO CONFERENCE OF DIVERSE PARTICIPATING DEVICES	United States - (US)	15/174,459	6/6/2016	US-2016-0286168-A1	9/29/2016
VIDEOCONFERENCING SYSTEM HAVING ADJUNCT CAMERA FOR AUTO-FRAMING AND TRACKING	United States - (US)	13/589,380	8/20/2012	US2014-0049595	2/20/2014	8,842,161	9/23/2014
IMMERSIVE TELEPRESENCE ANYWHERE	United States - (US)	14/209,327	3/13/2014	US2014-0267545	9/18/2014	9,215,406	12/15/2015
IMMERSIVE TELEPRESENCE ANYWHERE	United States - (US)	14/931,603	11/3/2015	US-2016-0073057	3/10/2016	9,503,689	11/22/2016
IMMERSIVE TELEPRESENCE ANYWHERE	United States - (US)	15/336,568	10/27/2016	US-2017-0048486	2/16/2017	9,743,039	8/22/2017
IMMERSIVE TELEPRESENCE ANYWHERE	United States - (US)	15/670,546	8/7/2017	US-2018-0027211-A1	1/25/2018
METHOD AND SYSTEM FOR SHARING CONTENT IN VIDEOCONFERENCING	United States - (US)	14/283,691	5/21/2014	US2014-0347435	11/27/2014	9,729,822	8/8/2017
METHOD AND SYSTEM FOR SHARING CONTENT IN VIDEOCONFERENCING	United States - (US)	15/642,508	7/6/2017	US-2017-0310932-A1	10/26/2017
FACILITATING MULTI-PARTY CONFERENCES, INCLUDING ALLOCATING RESOURCES NEEDED FOR CONFERENCE WHILE ESTABLISHING CONNECTIONS WITH PARTICIPANTS	United States - (US)	13/945,570	7/18/2013	US2014-0022334	1/23/2014	9,319,634	4/19/2016
FACILITATING MULTI-PARTY CONFERENCES, INCLUDING ALLOCATING RESOURCES NEEDED FOR CONFERENCE WHILE ESTABLISHING CONNECTIONS WITH PARTICIPANTS	United States - (US)	15/072,231	3/16/2016	US-2016-0198124-A1	7/7/2016	9,749,588	8/29/2017
LOUDSPEAKER ARRANGEMENT WITH ON-SCREEN VOICE POSITIONING FOR TELEPRESENCE SYSTEM	United States - (US)	14/201,348	3/7/2014	US2014-0270302	9/18/2014	9,924,252	3/20/2018
METHOD AND SYSTEM FOR PROVIDING VIRTUAL CAFETERIA	United States - (US)	14/211,631	3/14/2014	US2014-0267575	9/18/2014	9,392,225	7/12/2016
DISPLAY	United States - (US)	29/433,965	10/11/2012			D694,208	11/26/2013
PROVIDING DIRECT EYE CONTACT VIDEOCONFERENCING	United States - (US)	14/041,677	9/30/2013	US2014-0092200	4/3/2014	9,088,693	7/21/2015
METHOD AND SYSTEM FOR SYNCHRONIZING AUDIO AND VIDEO STREAMS IN MEDIA RELAY CONFERENCING	United States - (US)	14/054,411	10/15/2013	US2014-0118473	5/1/2014	9,426,423	8/23/2016
SPEAKERPHONE PERIPHERAL	United States - (US)	29/447,257	3/1/2013			D714,258	9/30/2014
INTELLEGENT LAYOUTS FOR CALL SCALING AND LAYOUT PERSISTENCE	United States - (US)	14/212,652	3/14/2014	US2014-0267576	9/18/2014	9,369,672	6/14/2016
INTELLEGENT LAYOUTS FOR CALL SCALING AND LAYOUT PERSISTENCE	United States - (US)	15/180,876	6/13/2016	US 2016-0295169 A1	10/6/2016
ADAPTING A CONTINUOUS PRESENCE LAYOUT TO A DISCUSSION SITUATION	United States - (US)	14/463,506	8/19/2014	US2014-0354764	12/4/2014	9,516,272	12/6/2016

5.17(f) patents, industrial designs, and applications owned by Polycom, Inc.

METHOD AND SYSTEM FOR NEW LAYOUT EXPERIENCE IN VIDEO COMMUNICATION	United States - (US)	14/719,839	5/22/2015	2015-0341596	11/26/2015	9,876,989	1/23/2018
METHOD AND SYSTEM FOR NEW LAYOUT EXPERIENCE IN VIDEO COMMUNICATION	United States - (US)	15/840,919	12/13/2017		11/26/2015
AUTOMATED CALLING SYSTEM FOR CONFERENCE CALLS	United States - (US)	12/157,217	6/9/2008	2008/0240392	10/2/2008	8,098,808	1/17/2012
Speech-Selective Audio Mixing for Conference	United States - (US)	14/339,244	7/23/2014	US2015-0030149	1/29/2015	9,237,238	1/12/2016
SYSTEM FOR ENABLING COMMUNICATIONS AND CONFERENCING BETWEEN DISSIMILAR COMPUTING DEVICES INCLUDING MOBILE COMPUTING DEVICES	United States - (US)	14/506,234	10/3/2014	US2015-0097922	4/9/2015	9,661,269	5/23/2017
SYSTEM FOR ENABLING COMMUNICATIONS AND CONFERENCING BETWEEN DISSIMILAR COMPUTING DEVICES INCLUDING MOBILE COMPUTING DEVICES	United States - (US)	15/487,707	4/14/2017	US-2017-0223064-A1	8/3/2017
Message Controlled Application and Operating System Image Development and Deployment	United States - (US)	14/804,112	7/20/2015	US-2016-0028672-A1	1/28/2016
SYSTEM AND METHOD FOR REAL-TIME ADAPTATION OF A CONFERENCING SYSTEM TO CURRENT CONDITIONS OF A CONFERENCE SESSION	United States - (US)	14/512,186	10/10/2014	US2015-0103137	4/16/2015
ACOUSTIC PERIMETER FOR REDUCING NOISE TRANSMITTED BY A COMMUNICATION DEVICE IN AN OPEN-PLAN ENVIRONMENT	United States - (US)	14/304,903	6/14/2014	US-2015-0365762-A1	12/17/2015
MAGNETICALLY ALIGNED HANDSET	United States - (US)	15/068,994	3/14/2016	US-2017-0264724-A1	9/14/2017
CUSTOMIZABLE PRESENCE-BASED RECIPIENT AVAILABLE NOTIFICATION	United States - (US)	15/668,076	8/3/2017	US-2018-0041632-A1	2/8/2018
Method and Systems for Optimizing Bandwidth Utilization in a Multi-participant Full Mesh Peer-to-peer Video Session	United States - (US)	14/674,587	3/31/2015	2015-0281645	10/1/2015	9,380,266	6/28/2016
METHOD AND SYSTEMS FOR OPTIMIZING BANDWIDTH UTILIZATION IN A MULTI-PARTICIPANT FULL MESH PEER-TO-PEER VIDEO SESSION	United States - (US)	15/176,254	6/8/2016	US 2016-0285945 A1	9/29/2016	9,756,107	9/5/2017
Method and Systems for Optimizing Bandwidth Utilization in a Multi-Participant Full Mesh Peer-to-Peer Video Session	United States - (US)	15/693,261	8/31/2017	US-2017-0366598-A1	12/21/2017
SYSTEM AND METHOD FOR A HYBRID TOPOLOGY MEDIA CONFERENCING SYSTEM	United States - (US)	14/674,662	3/31/2015	2015-0281648	10/1/2015	9,338,401	5/10/2016
SYSTEM AND METHOD FOR A HYBRID TOPOLOGY MEDIA CONFERENCING SYSTEM	United States - (US)	15/093,840	4/8/2016	US 2016-0227169 A1	8/4/2016	9,596,433	3/14/2017
Method for Providing Seamless Graphical User Interface Control for a Complex System Consisting of Distributed Hardware Modules	United States - (US)	14/817,667	8/4/2015	US-2016-0043907-A1	2/11/2016
Seamless Transition of a Video Session Between Mesh Topology and a Centralized Bridge Topology	United States - (US)	15/221,371	7/27/2016	US-2017-0272512-A1	9/21/2017
Method and system for using mesh control for video conferencing bridges and cascading conferences	United States - (US)	14/858,031	9/18/2015	2016-0094804	3/31/2016	9,338,402	5/10/2016
Sample adaptive offset optimization in HEVC temporal SVC encoder	United States - (US)	14/497,706	9/26/2014

5.17(f) patents, industrial designs, and applications owned by Polycom, Inc.

Fast sub pixel motion search in hierarchy motion estimation for H.265 encoder	United States - (US)	14/498,010	9/26/2014			9,628,793	4/18/2017
MOTION ESTIMATION	United States - (US)	15/463,387	3/20/2017	US-2017-0195686-A1	7/6/2017
SEAMLESS ESCALATION OF MESH VIDEOCONFERENCES TO BRIDGED VIDEOCONFERENCES	United States - (US)	14/923,230	10/26/2015	US 2016-0119583 A1	4/28/2016	9,491,406	11/8/2016
RELAYING MULTIMEDIA CONFERENCING UTILIZING SOFTWARE DEFINED NETWORKING ARCHITECTURE	United States - (US)	15/221,325	7/27/2016	2017-0034224	2/2/2017
Leaf Speakerphone	United States - (US)	29/518,227	2/20/2015			D760,201	6/28/2016
SPEAKERPHONE	United States - (US)	29/620,772	5/31/2017
METHODS AND SYSTEMS FOR GENERATING SPECIALIZED INDEXES OF RECORDED MEETINGS	United States - (US)	15/160,679	5/20/2016	US 2016-0342639 A1	11/24/2016
Localization of Talkers for the Table-top Videoconferencing System using both Audio and Video	United States - (US)	14/943,667	11/17/2015	US-2016-0140396-A1	5/19/2016	9,542,603	1/10/2017
SYSTEM AND METHOD FOR LOCALIZING A TALKER USING AUDIO AND VIDEO INFORMATION	United States - (US)	15/369,576	12/5/2016	2017-0085837	3/23/2017	9,912,908	3/6/218
SYSTEM AND METHOD FOR LOCALIZING A TALKER USING AUDIO AND VIDEO INFORMATION	United States - (US)	15/808,665	11/9/2017
AUTOMATED LAYOUTS OPTIMIZED FOR MULTI-SCREEN AND MULTI-CAMERA VIDEOCONFERENCING CALLS	United States - (US)	14/965,469	12/10/2015	US-2016-0173823-A1	6/16/2016	9,602,771	3/21/2017
AUTOMATED LAYOUTS OPTIMIZED FOR MULTI-SCREEN AND MULTI-CAMERA VIDEOCONFERENCING CALLS	United States - (US)	15/427,902	2/8/2017	US-2017-0150099-A1	5/25/2017
INTEGRATION OF SCHEDULED MEETINGS WITH AUDIO-VIDEO SOLUTIONS	United States - (US)	15/066,498	3/10/2016	US 2016-0269687 A1	9/15/2016	9,866,599	1/9/2018
SYSTEM AND METHOD FOR BRIGHTENING VIDEO IMAGE REGIONS TO COMPENSATE FOR BACKLIGHTING	United States - (US)	15/017,262	2/5/2016	US-2016-0234455-A1	8/11/2016	9,843,761	12/12/2017
SYSTEM AND METHOD FOR BRIGHTENING VIDEO IMAGE REGIONS TO COMPENSATE FOR BACKLIGHTING	United States - (US)	15/808,685	11/9/2017
SYSTEM AND METHOD FOR RECORDING A MESH PEER-TO-PEER VIDEO CONFERENCE	United States - (US)	15/221,385	7/27/2016	US-2017-0359391-A1	12/14/2017
SYSTEM AND METHOD FOR CASCADED PEER-2-PEER VIDEO CONFERENCES	United States - (US)	15/221,398	7/27/2016	US-2017-0359392-A1	12/14/2017
LED CAMERA ANGLE IDENTIFIER SYSTEM	United States - (US)	15/687,363	8/25/2017	US 2017-0359503 A1	12/14/2017
Retractable Camera Device	United States - (US)	14/873,073	10/1/2015			9,405,173	8/2/2016
METHOD AND DESIGN FOR OPTIMUM CAMERA AND DISPLAY ALIGNMENT OF CENTER OF THE ROOM VIDEO CONFERENCING SYSTEMS	United States - (US)	14/872,817	10/1/2015			9,531,996	12/27/2016
METHOD AND DESIGN FOR OPTIMUM CAMERA AND DISPLAY ALIGNMENT OF CENTER OF THE ROOM VIDEO CONFERENCING SYSTEMS	United States - (US)	15/354,404	11/17/2016	US-2017-0099454-A1	4/6/2017
DIGITAL STORYBOARDS USING MULTIPLE DISPLAYS FOR CONTENT PRESENTATION AND COLLABORATION	United States - (US)	15/282,817	9/30/2016

5.17(f) patents, industrial designs, and applications owned by Polycom, Inc.

COLLABORATIVELY CONTROLLING DISPLAY OF INFORMATION ACROSS MULTIPLE DISPLAYS	United States - (US)	15/282,840	9/30/2016	US-2017-097745-A1	4/6/2017
CONVERSATIONAL PLACEMENT OF SPEAKERS AT ONE ENDPOINT	United States - (US)	15/252,078	8/30/2016	US-2017-0099459-A1	4/6/2017	9,800,835	10/24/2017
CONVERSATIONAL PLACEMENT OF SPEAKERS AT ONE ENDPOINT	United States - (US)	15/790,682	10/23/2017
OPTIMIZING PANORAMIC IMAGE COMPOSITION	United States - (US)	15/252,085	8/30/2016	US-2017-0099460-A1	4/6/2017
PANORAMIC IMAGE PLACEMENT TO MINIMIZE FULL IMAGE INTERFERENCE	United States - (US)	15/252,093	8/30/2016	US-2017-009461-A1	4/6/2017	9,843,770	12/12/2017
PANORAMIC IMAGE PLACEMENT TO MINIMIZE FULL IMAGE INTERFERENCE	United States - (US)	15/839,476	12/12/2017
SYSTEM AND METHOD FOR PROVIDING IMAGES AND VIDEO HAVING HIGH DYNAMIC RANGE	United States - (US)	15/371,031	12/6/2016
Multi-Finger Touch	United States - (US)	14/871,012	9/30/2015	US-2017-0090606-A1	3/30/2017
Videoconferencing Unit	United States - (US)	29/539,282	9/11/2015			D788725	6/6/2017
DETECTION OF UNSECURE CALLS BY COMMUNICATIONS DEVICE	United States - (US)	15/395,802	12/30/2016	US-2017-0318456-A1	11/2/2017
SYSTEM AND METHOD FOR COLLABORATIVE TELEPRESENCE AMONGST NON-HOMOGENEOUS ENDPOINTS	United States - (US)	15/286,466	10/5/2016	US-2017-0099361-A1	4/6/2017
ENHANCED ROSTER FOR A SCHEDULED COLLABORATION SESSION	United States - (US)	15/221,352	7/27/2016	US-2017-0353509-A1	12/7/2017
Room-specific pairing via a combined Ultrasonic beacon / Blue-tooth approach	United States - (US)	15/251,126	8/30/2016			9,730,255	8/8/2017
PAIRING COMPUTER SYSTEMS WITH CONFERENCING SYSTEMS USING A VIDEO INTERFACE	United States - (US)	15/370,433	12/6/2016
DIFFERENTIAL AUDIO-VIDEO SYNCHRONIZATION	United States - (US)	15/615,717	6/6/2017
People Detection Method for Auto-framing and Tracking in Video Conference	United States - (US)	15/640,371	6/30/2017
Interference-free audio pickup for video-conferencing systems	United States - (US)	15/640,385	6/30/2017
MULTIMEDIA COMPOSITION IN MEETING SPACES	United States - (US)	62/527,969	6/30/2017
Audio acoustic feedback elimination utilizing multiple adaptive filters and nonlinear processing	United States - (US)	62/480,106	3/31/2017
Optimal View Selection Method in a Video Conference	United States - (US)	15/640,358	6/30/2017
INTERNET CONNECTION LOAD BALANCING WITH DIRECT ACCESS TO BALANCED DEVICES	United States - (US)	62/479,009	3/30/2017
DIRECTION DEPENDENT MCU/GATEWAY	United States - (US)	62/479,142	3/30/2017
REVERSE CALL FORKING	United States - (US)	62/479,290	3/30/2017
REPLYING TO A SPOKEN COMMAND	United States - (US)	15/670,572	8/7/2017
GLOBAL ANNOTATIONS ACROSS CONTENTS	United States - (US)	15/615,675	6/6/2017

5.17(f) patents, industrial designs, and applications owned by Polycom, Inc.

DETECTING ERASURE GESTURES IN AN ELECTRONIC PRESENTATION SYSTEM	United States - (US)	15/615,606	6/6/2017
CONTEXT BASED ANNOTATING IN AN ELECTRONIC PRESENTATION SYSTEM	United States - (US)	15/615,642	6/6/2017
ADAPTIVE INKING IN AN ELECTRONIC PRESENTATION SYSTEM	United States - (US)	15/615,664	6/6/2017
REJECTING EXTRANEOUS TOUCH INPUTS IN AN ELECTRONIC PRESENTATION SYSTEM	United States - (US)	15/615,707	6/6/2017
SYSTEM AND METHOD FOR PROVIDING SECURE CLOUD-BASED ACCESS AND CONTROL OF CLOUD BASED CONTENT SOURCES TO COMMUNITY DEVICES VIA FEDERATED AUTHORIZATION AND PERSONAL DEVICES	United States - (US)	62/515,814	6/6/2017
AUDIO ECHO CANCELLATION WITH ROBUST DOUBLE-TALK DETECTION IN A CONFERENCING ENVIRONMENT	United States - (US)	15/667,910	8/3/2017
START CODE AND EMULATION PREVENTION PROPOSAL FOR AV1	United States - (US)	62/546,327	8/16/2017

SCHEDULE 6.19

(POST-CLOSING MATTERS)

Within 90 days of the Closing Date (or such longer period as agreed by the Administrative Agent), the Borrower shall, or shall cause each Loan Party to, as applicable, deliver to the Administrative Agent, certificates and endorsements for each insurance policy maintained pursuant to Section 6.07 of the Credit Agreement, thereby naming the Administrative Agent, for the benefit of the Secured Parties, as additional insured, loss payee and/or mortgagee, as applicable, in each case, in form and substance reasonably satisfactory to the Administrative Agent.

SCHEDULE 7.02

(EXISTING INDEBTEDNESS)

Indenture dated as of May 27, 2015 among the Borrower, the guarantors from time to time party thereto and U.S. Bank National Association, as trustee, as amended, restated or supplemented from time to time
Purchase Agreement between the Borrower and Morgan Stanley & Co. LLC, as representative of the several Initial Purchasers listed in Schedule I thereto, effective as of May 21, 2015
Intercompany note between Polycom Global (Singapore) Pte. Ltd as lender and Polycom, Inc. as lendee in the principal amount of $40.2M
Intercompany note between Polycom (United Kingdom) Ltd. as lender and Polycom, Inc. as lendee in the principal amount of $14.5M
Letter of Credit with Citibank, in the amount of USD 500,000 for the benefit of CyberTAN Technology, Inc. as supplier for Obihai Technology. This is cash collateralized.
Bank Guarantee with Rabo Bank, Australia in the amount of AUD 20,000 for the benefit of Mirvac Funds Limited as landlord
Bank Guarantee with Rabo Bank, Paris in the amount of EUR 134,760 for the benefit of Perial Asset Management as landlord
Bank Guarantee with Rabo Bank, Milan in the amount of EUR 176,000 for the benefit of Zinc Two, S.R.L. as landlord
Bank Guarantee with Nordea Bank, Oslo in the amount of NOK 97,069 for the benefit of Oslo Kemnerkontor as tax agency. This is supported by an unsecured Bank of America Letter of Credit
Bank Guarantee with Australia New Zealand Bank (ANZ), in the amount of AUD 92,000 for the benefit of The Trust Company Limited A.C.N 004 027 749 as trustee for LAV Australia, Sub Trust 1 ABN 85 793 344 938 as landlord
Bank Guarantee with Australia New Zealand Bank (ANZ), in the amount of AUD 328,296.00 for the benefit of ISPT Pty Ltd A.C.N 064 041 283 as landlord
Bank Guarantee with Dresdner Bank AG, in the amount of EUR 22,833.48 for the benefit of Triforum GmbH & Co. Verwaltunge KG as landlord. This is supported by a Wells Fargo Letter of Credit which is collateralized outside of the Polycom Line of Credit.
Bank Guarantee with Dresdner Bank AG, in the amount of EUR 50,969.33 for the benefit of Panavia Aircraft GmbH as landlord. This is supported by a Wells Fargo Letter of Credit which is collateralized outside of the Polycom Line of Credit.

Surety Bond with Hanover Insurance Co., in the amount of USD 200,000 for the benefit of The Bureau of Customs and Border Protection as government agency
Surety Bond with C.A. Shea & Co, Inc., in the amount USD 200,000 for the benefit of The Bureau of Customs and Border Protection as government agency
Surety Bond with Trisura, in the amount CAD 50,000 for the benefit of Canada Border Services Agency as government agency
Surety Bond with Roanoke Inc., in the amount of USD 300,000 for the benefit of The Bureau of Customs and Border Protection as government agency
Surety Bond with Roanoke Inc., in the amount of USD 500,000 for the benefit of The Bureau of Customs and Border Protection as government agency
Surety Bond with Roanoke Inc., in the amount of USD 100,000 for the benefit of The Bureau of Customs and Border Protection as government agency
Polycom Long Term Incentive Plan (LTIP) in the approximate amount of $20M with payments due to employees in July 2018 and January 2019
Polycom, Inc. has a capital lease with CHG-Meridian USA Corp for $622,000 related to the purchase of computer equipment
Letter of Credit with Macquarie Capital Funding LLC, in the amount of USD 250,000 for the benefit of Zurich American Insurance Company on behalf of Polycom, Inc.
Letter of Credit with Macquarie Capital Funding LLC, in the amount of USD 15,000 for the benefit of The Travelers Indemnity Company on behalf of Polycom, Inc.
Letter of Credit with Bank of Montreal, in the amount of USD 400,000 for the benefit of The Hanover Insurance Company on behalf of Polycom, Inc.
Letter of Credit with Macquarie Capital Funding LLC, in the amount of USD 400,000 for the benefit of Bank of Montreal on behalf of Polycom, Inc.

SCHEDULE 7.03

(EXISTING INVESTMENTS)

Intercompany note between Plantronics, Inc. as lender and Plantronics Telecomunicacoes Ltda. (Brazil) as lendee in the principal amount of $4.8M
Polycom, Inc. equity investment in Edgewater Networks, Inc. of approximately $1M, with 2.46% ownership
Polycom, Inc. equity investment in Avnera Corporation of approximately $1.2M, with 0.82% ownership

SCHEDULE 7.08

(TRANSACTIONS WITH AFFILIATES)

Intercompany note between Plantronics, Inc. as lender and Plantronics Telecomunicacoes Ltda. (Brazil) as lendee in the principal amount of $4.8M
Intercompany note between Polycom Global (Singapore) Pte. Ltd as lender and Polycom, Inc. as lendee in the principal amount of $40.2M
Intercompany note between Polycom (United Kingdom) Ltd. as lender and Polycom, Inc. as lendee in the principal amount of $14.5M

SCHEDULE 7.09

(BURDENSOME AGREEMENTS)

Indenture dated as of May 27, 2015 among the Borrower, the guarantors from time to time party thereto and U.S. Bank National Association, as trustee, as amended, restated or supplemented from time to time

SCHEDULE 10.02

(ADMINISTRATIVE AGENT’S OFFICE, CERTAIN ADDRESSES FOR NOTICES)

Borrower:
Plantronics, Inc.
345 Encinal Street
Santa Cruz, CA 95060
Attention: Mary Huser, General Counsel
Telephone: 831.458.7848
Facsimile: 831.426.2965
Electronic Mail: Mary.huser@plantronics.com

Website: http://investor.plantronics.com/

With a copy to:

Plantronics, Inc.
345 Encinal Street
Santa Cruz, CA 95060
Attention: Pamela Strayer, Chief Financial Officer
Telephone: 831.458.7444
Facsimile: 831.426.2965
Electronic Mail: Pamela.strayer@plantronics.com

Administrative Agent:
Wells Fargo Bank, National Association
1525 W W T Harris Blvd, Floor 01
Charlotte, NC 28262-8522
Attention: Stephen Foltin
Telephone: 704-427-2546
Electronic Mail: Stephen.Foltin2@wellsfargo.com

With a copy to:

Wells Fargo Bank, National Association
90 South 7th Street, 6th Floor
Minneapolis, MN 55402
Attention: Jesse Mason
Telephone: 763-251-0456
Electronic Mail: jesse.s.mason@wellsfargo.com

EXHIBIT A
[FORM OF]
COMMITTED LOAN NOTICE
Date:              ,
To:    Wells Fargo Bank, National Association, as Administrative Agent
Ladies and Gentlemen:
Reference is made to that certain Credit Agreement, dated as of July 2, 2018 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among Plantronics, Inc., a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, and Wells Fargo Bank, National Association, as Administrative Agent.
The undersigned hereby requests (select one):
A [Revolving Credit] [Term B] Borrowing
A [conversion] [continuation] of [Revolving Credit] [Term B] Loans

1.	On a Business Day).

2.	In the amount of $ .

3.	[Comprised of ] [To be converted to ] (Type of Loan requested).

4.	For Eurodollar Rate Loans: with an Interest Period of [one (1)][two (2)][three (3)][six (6)] months.[1]
[After giving effect to the Revolving Credit Borrowing requested herein, the Total Revolving Credit Outstandings will not exceed the Revolving Credit Commitments.]2 [The Borrower hereby represents and warrants to the Lenders and the Administrative Agent that the conditions specified in Sections 4.02(a) and (b) will be satisfied on and as of the date of the applicable Credit Extension.]3
PLANTRONICS, INC.
By:
Name:
Title:

1	Or twelve months or such other period if requested by the Borrower and consented to by all the Appropriate Lenders.
2	Include this sentence in the case of a Revolving Credit Borrowing.
3	Include this sentence unless requesting only a conversion of Loans to the other Type or a continuation of Eurodollar Rate Loans.

EXHIBIT B
[FORM OF]
SWING LINE LOAN NOTICE
Date:              ,
To:    Wells Fargo Bank, National Association, as Swing Line Lender
    Wells Fargo Bank, National Association, as Administrative Agent
Ladies and Gentlemen:
Reference is made to that certain Credit Agreement, dated as of July 2, 2018 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among Plantronics, Inc., a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, and Wells Fargo Bank, National Association, as Administrative Agent.
The undersigned hereby requests a Swing Line Loan:

1.	On a Business Day).

2.	In the amount of $ .
After giving effect to the Swing Line Loan requested herein, the Total Revolving Credit Outstandings will not exceed the Revolving Credit Commitments.

The Borrower hereby represents and warrants to the Swing Line Lender and the Administrative Agent that the conditions specified in Sections 4.02(a) and (b) shall be satisfied on and as of the date of the applicable Credit Extension.
PLANTRONICS, INC.
By:
Name:
Title:

EXHIBIT C-1
[FORM OF]
TERM B NOTE
$                                       , 20__
FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to                       or its registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined) on the Term B Maturity Date, the outstanding principal amount of the Term B Loan made by the Lender to the Borrower under that certain Credit Agreement, dated as of July 2, 2018 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among the Borrower, the Lenders from time to time party thereto, and Wells Fargo Bank, National Association, as Administrative Agent.
The Borrower promises to pay interest on the unpaid principal amount of the Term B Loan made by the Lender from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.
This Term B Note is one of the Term B Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Term B Note is also entitled to the benefits of the Guaranty and is secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Term B Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. The Term B Loan made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Term B Note and endorse thereon the date, amount and maturity of its Term B Loans and payments with respect thereto.
The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Term B Note.
THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
PLANTRONICS, INC.
By:
Name:
Title:

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

EXHIBIT C-2
[FORM OF]
REVOLVING CREDIT NOTE
$                                       , 20__
FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to                       or its registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined) on the Revolving Credit Maturity Date, the outstanding principal amount of each Revolving Credit Loan from time to time made by the Lender to the Borrower under that certain Credit Agreement, dated as of July 2, 2018 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among the Borrower, the Lenders from time to time party thereto, and Wells Fargo Bank, National Association, as Administrative Agent.
The Borrower promises to pay interest on the unpaid principal amount of each Revolving Credit Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. Except as otherwise provided in Section 2.04(f) of the Agreement with respect to Swing Line Loans, all payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.
This Revolving Credit Note is one of the Revolving Credit Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Revolving Credit Note is also entitled to the benefits of the Guaranty and is secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Revolving Credit Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Revolving Credit Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Revolving Credit Note and endorse thereon the date, amount and maturity of its Revolving Credit Loans and payments with respect thereto.
The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Revolving Credit Note.
THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
PLANTRONICS, INC.
By:
Name:
Title:

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

EXHIBIT C-3
[FORM OF]
SWING LINE NOTE
$                                       , 20__
FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to [                     ] or its registered assigns (the “Swing Line Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the outstanding principal amount of each Swing Line Loan from time to time made by the Swing Line Lender to the Borrower under that certain Credit Agreement, dated as of July 2, 2018 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among the Borrower, the Lenders from time to time party thereto, and Wells Fargo Bank, National Association, as Administrative Agent.
The Borrower promises to pay interest on the unpaid principal amount of each Swing Line Loan from the date of such Swing Line Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Swing Line Lender for its own account in Dollars in immediately available funds as set forth in the Agreement. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.
This Swing Line Note is the Swing Line Note referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Swing Line Note is also entitled to the benefits of the Guaranty and is secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Swing Line Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Swing Line Loans made by the Swing Line Lender shall be evidenced by one or more loan accounts or records maintained by the Swing Line Lender in the ordinary course of business. The Swing Line Lender may also attach schedules to this Swing Line Note and endorse thereon the date, amount and maturity of its Swing Line Loans and payments with respect thereto.
The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Swing Line Note.
THIS SWING LINE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
PLANTRONICS, INC.
By:
Name:
Title:

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Amount of Loan Made	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

EXHIBIT D
FORM OF COMPLIANCE CERTIFICATE
Financial Statement Date:             ,
To:    Wells Fargo Bank, National Association, as Administrative Agent
Ladies and Gentlemen:
Reference is made to that certain Credit Agreement, dated as of July 2, 2018 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among Plantronics, Inc., a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, and Wells Fargo Bank, National Association, as Administrative Agent.
The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the                        of the Borrower, and that, as such, he/she is authorized to execute and deliver this Compliance Certificate to the Administrative Agent on behalf of the Borrower, and that:
[Use following paragraph 1 for fiscal year-end financial statements]
1.    The Borrower has delivered (i) the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of the fiscal year of the Borrower ended as of the above date and the related consolidated statements of income or operations, stockholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and audited by an independent certified public accountant as required by Section 6.01(a) of the Agreement, and (ii) the report and opinion of such independent certified public accountant with respect to such consolidated statements required by such Section 6.01(a).
[Use following paragraph 1 for fiscal quarter-end financial statements]
1.    The Borrower has delivered the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of the fiscal quarter of the Borrower ended as of the above date, and the related consolidated statements of income or operations and cash flows for such fiscal quarter and for the portion of the Borrower’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and fairly presenting in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.
2.    The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a reasonably detailed review of the transactions and financial condition of the Borrower during the accounting period covered by such financial statements, and

[select one:]
[to the knowledge of the undersigned, as of the date hereof, no Default or Event of Default has occurred and is continuing.]
--or--
[to the knowledge of the undersigned, the following is a list of each Default or Event of Default that exists on the date hereof and its nature and status:]
4.    To the knowledge of the undersigned, the financial covenants and negative covenant analyses and information set forth on Schedule 1 attached hereto are true and accurate in all material respects on and as of the date of this Compliance Certificate.
[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of                     ,                    .
PLANTRONICS, INC.
By:
Name:
Title:

For the Quarter/Year ended                ,       (“Statement Date”)
SCHEDULE 11
to the Compliance Certificate
($ in 000’s)
I.    Section 7.11(a) – Secured Net Leverage Ratio.2
A.    Consolidated Secured Indebtedness at Statement Date:
1.    Outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations under the Agreement) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments:    $
plus
2.    Outstanding principal amount of all purchase money Indebtedness:     $
plus
3.    (a)    All direct obligations arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments, to the extent drawn and not reimbursed:     $
(b)    The amount of cash collateral securing any letters of credit described in Line I.A.3(a) above:     $

1	This Schedule is intended as a starting point only. Please refer to all relevant definitions and Sections in the Agreement when preparing a Compliance Certificate.
2
For the purposes of this calculation, Consolidated Secured Indebtedness shall be calculated net of the aggregate amount of unrestricted cash and Cash Equivalents on the balance sheet of the Borrower and its Restricted Subsidiaries as of such date up to an amount equal to $100,000,000.

(c)    Line I.A.3(a) less Line I.A.3(b):     $
plus
4.    Principal amount of obligations in respect of the deferred purchase price of property or services (other than (i) trade accounts payable arising in the ordinary course of business, (ii) Earnout Obligations, until such obligations appear in the liabilities section of the consolidated balance sheet of the Borrower and its Restricted Subsidiaries (other than the footnotes thereto) and are not paid within 30 days after becoming due and payable and (iii) accrued expenses and accrued pension costs and other employee benefit compensation and compensation obligations incurred or arising in the ordinary course of business), solely to the extent such obligations are included as liabilities on the balance sheet of the Borrower and its Restricted Subsidiaries in accordance with GAAP:     $
plus
5.    Outstanding principal amount or capitalized amount, as applicable, of all Attributable Indebtedness:     $
plus
6.    All Guarantees with respect to outstanding Indebtedness of the types specified in Lines I.A.1 through I.A.5 above of Persons other than the Borrower or any Restricted Subsidiary:     $
plus
7.    Outstanding principal amount of all Indebtedness of the types referred to in Lines I.A.1 through I.A.6 above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Borrower or a Restricted Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to the Borrower or such Restricted Subsidiary:     $

8.    Consolidated Funded Indebtedness (sum of Lines I.A.1 plus I.A.2 plus I.A.3(c) plus I.A.4 plus I.A.5 plus I.A.6 plus I.A.7 above):     $
9.    Consolidated Secured Indebtedness (the aggregate principal amount of Line I.A.8 that is secured by a Lien on any assets of the Borrower or any of its Restricted Subsidiaries):     $
B.    Consolidated Interest Charges:
Sum of the following, of or by the Borrower and its Restricted Subsidiaries on a consolidated basis for the Subject Period (as defined below):
1.    All interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest) to the extent treated as interest in accordance with GAAP:     $
plus
2.    All interest, premium payments, debt discount, fees, charges and related expenses in connection with the deferred purchase price of assets to the extent treated as interest in accordance with GAAP:     $
plus
3.    All interest paid or payable with respect to discontinued operations:     $
plus
4.    Portion of rent expense under Capitalized Leases that is treated as interest in accordance with GAAP:     $
plus
5.    All cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Borrower or

any Restricted Subsidiary) in connection with Indebtedness incurred by such plan or trust:     $
6.    Consolidated Interest Charges (sum of Lines I.B.1 through I.B.5 above):     $
C.    Consolidated EBITDA3 of the Borrower and its Restricted Subsidiaries on a consolidated basis for the completed period for which this Compliance Certificate and the related financial statements are being delivered (the “Subject Period”):
1.    Consolidated Net Income for the Subject Period (as determined pursuant to the definition thereof in the Agreement):     $
plus (to the extent deducted in calculating Consolidated Net Income and without duplication):
2.    Consolidated Interest Charges (net of interest income) for the Subject Period (Line I.B.6 above):    $
3.    Provision for federal, state, local and foreign income taxes payable or accrued during such period (but excluding amounts paid or accrued in a prior period) for the Subject Period:     $
4.    Depreciation expenses for the Subject Period:     $
5.    Amortization expenses (including amortization of Capitalized Leases) for the Subject Period:     $

3
See the definition of Consolidated EBITDA with respect to certain adjustments in calculations in connection with certain Dispositions and Permitted Acquisitions. This Schedule is intended as a starting point only. Please refer to the Agreement and all relevant definitions and Sections when preparing a Compliance Certificate.

6.    Non-recurring or unusual expenses for the Subject Period (other than Capitalized Expenses and integration expenses) incurred in connection with the consummation of the Agreement, the initial Credit Extensions thereunder, the Polycom Acquisition and the other Transactions:     $
7.    Non-recurring or unusual expenses and other items deducted in calculating such Consolidated Net Income (other than Capitalized Expenses and integration expenses) incurred after the Closing Date during the Subject Period in connection with any Permitted Acquisition (other than the Polycom Acquisition) or any proposed Acquisition that is not closed:     $
8.    All non-cash losses, charges, expenses and other items reducing such Consolidated Net Income which do not represent a cash item for the Subject Period or any future period (in each case of or by the Borrower and its Restricted Subsidiaries):     $
9.    Non-recurring or unusual integration expenses and other items deducted in calculating such Consolidated Net Income incurred by the Borrower and its Restricted Subsidiaries after the Closing Date in connection with, and directly related to, the Polycom Acquisition or any Permitted Acquisition (in an aggregate amount not to exceed the greater of $50,000,000 and 10% of Consolidated EBITDA for the Subject Period (calculated without inclusion of this Line I.C.9), provided that integration expenses related to the Polycom Acquisition shall not exceed an aggregate amount equal to $75,000,000) so long as such integration expenses are incurred within eighteen (18) months of closing such Permitted Acquisition or the Polycom Acquisition, as applicable:    $
10.    Other non-recurring or unusual losses, charges, expenses and other items, reducing such Consolidated Net Income (other than items of the type referred to in the preceding Lines (6) and (9)), incurred during the Subject Period, in an aggregate amount not to exceed the greater of $50,000,000 and 10% of Consolidated EBITDA for the Subject Period (calculated without inclusion of this Line I.C.10):    $

11.    Without duplication of amounts added back in the preceding Lines (whether through a pro forma adjustment or otherwise), the amount of any Expected Cost Savings (net of actual amounts realized) that are reasonably identifiable and factually supportable (in the good faith determination of such Person) related to (i) the Polycom Acquisition and (ii) after the Closing Date, any Permitted Acquisitions, permitted Investments, permitted Dispositions, or any operating improvement, restructuring, cost savings initiative or other similar initiative and/or specified transaction, projected by a financial officer in good faith to be reasonably anticipated to be realizable within eighteen (18) months of the consummation of the event giving rise thereto and not to exceed 20% of Consolidated EBITDA for the Subject Period (calculated without inclusion of this Line I.C.11)4:     $
12.    Any transaction fees, costs and expenses, premiums, make-whole amounts, penalty payments and other similar items incurred in connection with the consummation of any of the following transactions (or any such transaction proposed and not consummated); any issuance or offering of Equity Interests, any Investment, any Disposition and any incurrence, repayment, refinancing, amendment or modification of Indebtedness:    $

minus (to the extent the following were included in calculating Consolidated Net Income and without duplication):
13.    Federal, state, local and foreign income tax credits for the Subject Period:     $
14.    Non-cash items increasing Consolidated Net Income (other than the accrual of revenue or recording of receivables in the ordinary course of business) for the Subject Period:     $

4
“Expected Cost Savings” are “run-rate” cost savings, operating expense reductions, transition expenses, business optimization, other operating improvements, initiatives and synergies (net of actual amounts realized) that are reasonably identifiable and factually supportable (in the good faith determination of such Person).

15.    Cash payments made during the Subject Period with respect to any expenses added back in any prior period under Line I.C.8 above for the Subject Period:     $
16.    Consolidated EBITDA (sum of Lines I.C.1 through I.C.12 minus Lines I.C.13 through I.C.15):     $
D.    Secured Net Leverage Ratio
(Line I.A.9 ¸ Line I.C.16):    ____ to 1.00
E.    Maximum permitted:    ____ to 1.00

Period	Maximum Secured Net Leverage Ratio
December 29, 2018 through June 29, 2019	3.50 to 1.00
June 30, 2019 through March 28, 2020	3.25 to 1.00
March 29, 2020 through April 3, 2021	3.00 to 1.00
April 4, 2021 and thereafter	2.75 to 1.00

II.    Interest Coverage Ratio5
Section 7.11(b) – (Line I.C.16 ¸ Line I.B.6 (to the extent paid or payable in cash)):    ____ to 1.00

III.    Total Net Leverage Ratio6
(Line I.A.8 ¸ Line I.C.16):     $

5	Minimum permitted: 2.75 to 1.00
6
For the purposes of this calculation, Consolidated Funded Indebtedness shall be calculated net of the aggregate amount of unrestricted cash and Cash Equivalents on the balance sheet of the Borrower and its Restricted Subsidiaries as of such date up to an amount equal to $100,000,000.

EXHIBIT E
ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto in the amount[s] and equal to the percentage interest[s] identified below of all of such outstanding rights and obligations of [the Assignor] [the respective Assignors] under the respective facilities identified below (including, without limitation, the Letters of Credit and the Swing Line Loans included in such facilities5) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1
For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

2
For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

3	Select as appropriate.
4	Include bracketed language if there are either multiple Assignors or multiple Assignees.
5	Include all applicable subfacilities.

1.	Assignor[s]:

[Assignor [is] [is not] a Defaulting Lender]

2.	Assignee[s]:

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

3.	Borrower: Plantronics, Inc., a Delaware corporation

4.	Administrative Agent: Wells Fargo Bank, National Association, as the administrative agent under the Credit Agreement

5.	Credit Agreement: Credit Agreement, dated as of July 2, 2018, among Borrower, the Lenders from time to time party thereto, and Wells Fargo Bank, National Association, as Administrative Agent.

6.	Assigned Interest[s]:

Assignor[s][6]	Assignee[s][7]	Facility Assigned[8]	Aggregate Amount of Commitment/ Loans for all Lenders[9]	Amount of Commitment/ Loans Assigned	Percentage Assigned of Commitment/ Loans[10]	CUSIP Number
			$	$	%
			$	$	%
			$	$	%

[7.	Trade Date: ][11]
Effective Date:                , 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
The terms set forth in this Assignment and Assumption are hereby agreed to:

6	List each Assignor, as appropriate.
7	List each Assignee and, if available, its market entity identifier, as appropriate.
8
Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Revolving Credit Commitment,” “Term B Commitment,” etc.).

9
Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

10	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
11	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

ASSIGNOR[S]12
[NAME OF ASSIGNOR]
By:
Title:
[NAME OF ASSIGNOR]
By:
Title:
ASSIGNEE[S]13
[NAME OF ASSIGNEE]
By:
Title:
[NAME OF ASSIGNEE]
By:
Title:

12	Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).
13	Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).

[Consented to and]14 Accepted:
WELLS FARGO BANK, NATIONAL ASSOCIATION,
   as Administrative Agent
By:
Title:
[Consented to:]15

By:
Title:

14	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
15	To be added only if the consent of the Borrower and/or other parties (e.g. Swing Line Lender, L/C Issuer) is required by the terms of the Credit Agreement.

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
1.    Representations and Warranties.
1.1.    Assignor. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
1.2.    Assignee. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it is an Eligible Assignee that meets all the requirements to be an assignee under Sections 10.06(b)(iii), (v) and (vi) of the Credit Agreement (subject to such consents, if any, as may be required under Section 10.06(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
2.    Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.
3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile or email shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

Exhibit F

FORM OF PERFECTION CERTIFICATE
Reference is hereby made to (i) that certain Credit Agreement dated as of July 2, 2018 (the “Credit Agreement”) among Plantronics, Inc., a Delaware corporation (“Borrower”), certain other parties thereto and Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”), and (ii) that certain Security Agreement dated as of July 2, 2018 (the “Security Agreement”), executed in favor of the Administrative Agent, for the benefit of the Secured Parties (as defined in the Credit Agreement), by the Borrower and each Subsidiary Guarantor (as defined in the Credit Agreement). Capitalized terms used but not defined herein have the meanings assigned thereto in the Credit Agreement or the Security Agreement, as applicable.
As used herein, the term “Companies” means Borrower and each of the Subsidiary Guarantors.
The undersigned hereby certify to the Administrative Agent as of the date hereof as follows; provided that such certification with respect to Polycom, Inc. under Sections 1(b) (to the extent not reflected in the organizational documents of Polycom, Inc.) 3, 9, 12 and 14 below are solely to the undersigned’s knowledge after due inquiry:
1.Names.
(a)    The exact legal name of each Company, as such name appears in its respective certificate of incorporation or any other organizational document, is set forth in Schedule 1(a). Each Company is (i) the type of entity disclosed next to its name in Schedule 1(a) and (ii) a registered organization except to the extent disclosed in Schedule 1(a). Also set forth in Schedule 1(a) is the organizational identification number, if any, of each Company that is a registered organization, the Federal Taxpayer Identification Number of each Company and the jurisdiction of formation of each Company.
(b)    Set forth in Schedule 1(b) hereto is a list of any other corporate or organizational names of each Company (or any other business or organization to which each Company became the successor by merger, consolidation, Acquisition, change in form or jurisdiction of organization or otherwise) has had in the past five years, together with the date of the relevant change.
(c)    Set forth in Schedule 1(c) is a list of all other names used by each Company on any filings with the Internal Revenue Service at any time within the five years preceding the date hereof. Except as set forth in Schedule 1(c), no Company has changed its jurisdiction of organization at any time during the past four months.
2.    Current Locations. The chief executive office of each Company is located at the address set forth in Schedule 2 hereto.
3.    Extraordinary Transactions. Except for (i) those purchases, acquisitions and other transactions described in Schedule 3 attached hereto and (ii) Collateral with a value of less than $25,000,000, all of the Collateral within the past five (5) years has been originated by each Company in the ordinary course of business or consists of goods which have been acquired by such Company in the ordinary course of business from a person in the business of selling goods of that kind.
4.    UCC Filings. The financing statements attached as Schedule 4 relating to the Security Agreement, are in the appropriate forms for filing in the filing offices in the jurisdictions identified in Schedule 5 hereof.

5.    Schedule of Filings. Attached hereto as Schedule 5 is a schedule of (i) the appropriate filing offices for the financing statements attached hereto as Schedule 4, and (ii) the appropriate filing offices for the Mortgages and fixture filings relating to the Mortgaged Property set forth in Schedule 6(a).
6.    Real Property. (a) Attached hereto as Schedule 6(a) is a list of all (i) real property to be encumbered by a Mortgage and fixture filing, which real property includes all Material Real Property owned by each Company located in the United States as of the Closing Date (such real property, the “Mortgaged Property”), (ii) common names, addresses and uses of each Mortgaged Property (including a description of any material improvements located thereon), and (iii) other information relating thereto required by such Schedule. Except as described in Schedule 6(b) attached hereto: (i) no Company has entered into any material leases, subleases, tenancies, franchise agreements, licenses or other occupancy arrangements as owner, lessor, sublessor, licensor, franchisor or grantor with respect to any of the real property described in Schedule 6(a), and (ii) no Company has any Leases which the execution, delivery or performance of any Loan Document requires the consent of the landlord, tenant or other party thereto except to the extent the failure to obtain such consent would not adversely affect in any material respect the Liens created under the Collateral Documents and could not reasonably be expected to result in a Material Adverse Effect.
7.    Termination Statements. Attached hereto as Schedule 7(a) are the duly authorized termination statements in the appropriate form for filing in each applicable jurisdiction identified in Schedule 7(b) hereto with respect to each Lien described therein.
8.    Stock Ownership and Other Equity Interests. Attached hereto as Schedule 8(a) is a true and correct list of all of the authorized, and the issued and outstanding, stock, partnership interests, limited liability company membership interests or other equity interest of each Company and its Subsidiaries and the record and beneficial owners of such stock, partnership interests, membership interests or other equity interests setting forth the percentage of such equity interests pledged under the Security Agreement. Also set forth in Schedule 8(b) is each equity investment of each Company that represents 50% or less of the equity of the entity in which such investment was made setting forth the percentage of such equity interests pledged under the Security Agreement; provided, however, that such equity investments with a value individually of less than $10,000,000 shall not be required to be listed on Schedule 8(b) so long as the aggregate value of all such equity investments not listed on Schedule 8(b) is less than $25,000,000.
9.    Instruments and Tangible Chattel Paper. Attached hereto as Schedule 9 is a true and correct list of all promissory notes, instruments (other than checks to be deposited in the ordinary course of business), tangible chattel paper, electronic chattel paper and other evidence of indebtedness, in each case evidencing an outstanding principal amount equal to or exceeding $10,000,000 individually, or together with all amounts payable evidenced by any instrument or tangible chattel paper not listed on Schedule 9, $25,000,000 in the aggregate, held by each Company as of the date hereof, including all such intercompany notes between or among any two or more Companies or any of their Subsidiaries, stating if such instruments, chattel paper or other evidence of indebtedness is pledged under the Security Agreement.
10.    Intellectual Property. (a) Attached hereto as Schedule 10(a) is a schedule setting forth all of each Company’s material owned Patents and Trademarks (each as defined in the Security Agreement) applied for or registered with the United States Patent and Trademark Office (the “USPTO”), including the name of the registered owner or applicant and the registration, application, or publication number, as applicable, of such Patent or Trademark owned by such Company.

(b) Attached hereto as Schedule 10(b) is a schedule setting forth all of each Company’s material owned United States Copyrights (as defined in the Security Agreement) registered with the United States Copyright Office (the “USCO”), including the name of the registered owner and the registration number of such Copyright owned by such Company.
(c) Attached hereto as Schedule 10(c) is a schedule setting forth all of each Company’s material Patent Licenses, material Trademark Licenses and material exclusive Copyright Licenses including, but not limited to, the relevant signatory parties to each license along with the date of execution thereof but excluding any off-the-shelf software.
; provided, however, that inadvertent failure to list intellectual property in this Section 10 that is not useful to a Company or that a Company intends to abandon or allow to lapse or that is of de minimis value (individually, and in the aggregate with all other intellectual property not listed) will not constitute a breach of this Section 10.

11.    Commercial Tort Claims. Attached hereto as Schedule 11 is a true and correct list of all Commercial Tort Claims (as defined in the Security Agreement), in each case for an amount equal to or greater than $10,000,000 held by each Company, including a brief description thereof and stating if such commercial tort claims are required to be pledged under the Security Agreement.

12.    Letter-of-Credit Rights. Attached hereto as Schedule 12 is a true and correct list of all Letters of Credit, in each case with an undrawn face amount equal to or greater than $10,000,000, issued in favor of each Company, as beneficiary thereunder, stating if letter-of-credit rights with respect to such Letters of Credit are required to be subject to a control arrangement pursuant to the Security Agreement.
13.    Insurance.    Attached hereto as Schedule 13 is a true and correct list of all material insurance policies of the Companies.
14.    Other Collateral. Attached hereto as Schedule 14 is a true and correct list of all of the following types of collateral, if any, owned or held by each Company: (a) all material agreements and material contracts with any Governmental Authority, (b) all FCC licenses, (c) all aircraft and airplanes, (d) all ships, boats and vessels, (e) all rolling stock and trains, (f) all quantities of oil, gas, minerals and as extracted collateral, stating in each case, if such types of collateral are required to be pledged pursuant to the Security Agreement.
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IN WITNESS WHEREOF, we have hereunto signed this Perfection Certificate as of this ____ day of ______, 2018.
PLANTRONICS, INC.

By:	Name: Title:
POLYCOM, INC.

By:	Name: Title:

Schedule 1(a)
Legal Names, Etc.

Legal Name	Type of Entity	Registered Organization (Yes/No)	Organizational Number	Federal Taxpayer Identification Number	State of Formation

Schedule 1(b)
Prior Organizational Names

Company/Subsidiary	Prior Name	Date of Change

Schedule 1(c)
Other Names on IRS Filings; Changes in Jurisdiction

Company/Subsidiary	List of All Other Names Used on Any Filings with the Internal Revenue Service During Past Five Years	Prior Jurisdiction of Organization

Schedule 2
Chief Executive Offices

Company/Subsidiary	Address	County	State

Schedule 3
Extraordinary Transactions

Company/Subsidiary	Description of Transaction Including Parties Thereto	Seller’s/Predecessor’s State of Formation	Date of Transaction

Schedule 4
Copy of UCC Financing Statements To Be Filed
[see attached]

Schedule 5
Filings/Filing Offices

Type of Filing	Entity	Applicable Collateral Document	Jurisdictions

Schedule 6(a)

Real Property

Schedule 6(b)

Required Consents; Company Held Landlord’s/Grantor’s Interests

Schedule 7(a)

Termination Statements To Be Filed

[See attached]

Schedule 7(b)
Termination Statement Filing Jurisdictions

Debtor	Jurisdiction	Secured Party	Type of Collateral	UCC-1 File Date	UCC-1 File Number

Schedule 8
(a) Equity Interests of Companies and Subsidiaries

Current Legal Entities Owned	Record Owner	No. Shares/Interest	Percent Pledged

(b) Other Equity Interests

Current Legal Entities Owned	Record Owner	Percent Pledged

Schedule 9
Instruments and Tangible Chattel Paper
1.    Promissory Notes:

Payee	Payor	Principal Amount	Date of Issuance	Interest Rate	Maturity Date	Pledged

2.    Chattel Paper:

Description	Pledged

Schedule 10(a)
Patents and Trademarks
[See attached]

Schedule 10(b)
Copyrights
[See attached]

Schedule 10(c)
Intellectual Property Licenses
Patent Licenses:

LICENSEE	LICENSOR	COUNTRY/STATE	REGISTRATION/ APPLICATION NUMBER	DESCRIPTION

Trademark Licenses:

LICENSEE	LICENSOR	COUNTRY/STATE	REGISTRATION/ APPLICATION NUMBER	TRADEMARK

Copyright Licenses:

LICENSEE	LICENSOR	COUNTRY/STATE	REGISTRATION/ APPLICATION NUMBER	DESCRIPTION

Schedule 11
Commercial Tort Claims

Description	Pledged

Schedule 12
Letter of Credit Rights

Issuer	Beneficiary	Principal Amount	Date of Issuance	Maturity Date	Subject to Control Requirement

Schedule 13
Insurance

Schedule 14
Other Collateral
(a) Agreements and Contracts with Governmental Authorities

Description

(b) FCC Licenses

Description

(c) Aircraft and Airplanes

Description	Pledged

(d) Ships, Boats and Vessels

Description	Pledged

(e) Rolling Stock And Trains

Description	Pledged

(f) Oil, Gas, Minerals and As Extracted Collateral

Description	Pledged

EXHIBIT G-1
U.S. TAX COMPLIANCE CERTIFICATE
(For A Foreign Lender That, For U.S. Federal Income Tax Purposes, Is Neither Treated As A Partnership Nor Treated As A Disregarded Entity That Is Owned By A Partnership)
Reference is hereby made to the Credit Agreement dated as of July 2, 2018 (the “Agreement”), by and among Plantronics, Inc., a Delaware corporation (the “Borrower”), the lenders who are or may become a party thereto, as Lenders, and Wells Fargo Bank, National Association, as Administrative Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Agreement.
Pursuant to the provisions of Section 3.01(f) of the Agreement, the undersigned hereby certifies that (a) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (b) it (or, in the event that it is a Disregarded Entity, the Person that is treated for U.S. federal income tax purposes as being the sole owner of the undersigned) is not a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (c) it is not a “10-percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (d) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code and (e) no payments in connection with any Loan Document are effectively connected with the conduct of a U.S. trade or business by the undersigned (or, in the event that the undersigned is a Disregarded Entity, by the Person that is treated for U.S. federal income tax purposes as being the sole owner of the undersigned).
The undersigned has furnished the Borrower and the Administrative Agent with a certificate of the non-U.S. person status of the undersigned (or, in the event that the undersigned is a Disregarded Entity, the Person that is treated for U.S. federal income tax purposes as being the sole owner of the undersigned) on IRS Form W-8BEN or W-8BEN-E (or other applicable successor form). By executing this certificate, the undersigned agrees that (a) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent in writing and (b) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding such payments.
[NAME OF LENDER]
By:
Name:
Title:
Date:                    , 20

EXHIBIT G-2
U.S. TAX COMPLIANCE CERTIFICATE
(For A Foreign Participant That, For U.S. Federal Income Tax Purposes, Is Neither Treated As A Partnership Nor Treated As A Disregarded Entity That Is Owned By A Partnership)
Reference is hereby made to the Credit Agreement dated as of July 2, 2018 (the “Agreement”), by and among Plantronics, Inc., a Delaware corporation (the “Borrower”), the lenders who are or may become a party thereto, as Lenders, and Wells Fargo Bank, National Association, as Administrative Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Agreement.
Pursuant to the provisions of Section 3.01(f) of the Agreement, the undersigned hereby certifies that (a) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (b) it (or, in the event that it is a Disregarded Entity, the Person that is treated for U.S. federal income tax purposes as being the sole owner of the undersigned) is not a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (c) it is not a “10-percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (d) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code and (e) no payments in connection with any Loan Document are effectively connected with the conduct of a U.S. trade or business by the undersigned (or, in the event that the undersigned is a Disregarded Entity, by the Person that is treated for U.S. federal income tax purposes as being the sole owner of the undersigned).
The undersigned has furnished its participating Lender with a certificate of the non-U.S. person status of the undersigned (or, in the event that the undersigned is a Disregarded Entity, the Person that is treated for U.S. federal income tax purposes as being the sole owner of the undersigned) on IRS Form W-8BEN or Form W-8BEN-E (or other applicable successor form). By executing this certificate, the undersigned agrees that (a) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (b) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding such payments.
[NAME OF PARTICIPANT]
By:
Name:
Title:
Date:                    , 20

EXHIBIT G-3
U.S. TAX COMPLIANCE CERTIFICATE
(For A Foreign Participant That, For U.S. Federal Income Tax Purposes, Is Either Treated As A Partnership Or Treated As A Disregarded Entity That Is Owned By A Partnership)
Reference is hereby made to the Credit Agreement dated as of July 2, 2018 (the “Agreement”), by and among Plantronics, Inc., a Delaware corporation (the “Borrower”), the lenders who are or may become a party thereto, as Lenders, and Wells Fargo Bank, National Association, as Administrative Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Agreement.
Pursuant to the provisions of Section 3.01(f) of the Agreement, the undersigned hereby certifies that (a) it is the sole record owner of the participation in respect of which it is providing this certificate, (b) it is the sole beneficial owner of such participation for purposes other than U.S. federal income tax purposes, (c) it (or, in the event that it is a Disregarded Entity, the Person that is treated for U.S. federal income tax purposes as being the sole owner of the undersigned) is not a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (d) with respect to such participation, no direct or indirect partner/member of the undersigned that is claiming the portfolio interest exemption (an “Applicable Partner/Member”) is (i) a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (ii) a 10%-percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or (iii) a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (e) no payments in connection with any Loan Document are effectively connected with the conduct of a U.S. trade or business by the undersigned or any of its Applicable Partners/Members.
The undersigned has furnished its participating Lender with an IRS Form W-8IMY (or other applicable successor form) accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (a) an IRS Form W-8BEN or Form W-8BEN-E (or other applicable successor form) or (b) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or Form W-8BEN-E (in each case or other applicable successor form) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (i) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (ii) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding such payments.
[NAME OF PARTICIPANT]
By:
Name:
Title:
Date:                    , 20

EXHIBIT G-4
U.S. TAX COMPLIANCE CERTIFICATE
(For A Foreign Lender That, For U.S. Federal Income Tax Purposes, Is Either Treated As A Partnership Or Treated As A Disregarded Entity That Is Owned By A Partnership)
Reference is hereby made to the Credit Agreement dated as of July 2, 2018 (the “Agreement”), by and among Plantronics, Inc., a Delaware corporation (the “Borrower”), the lenders who are or may become a party thereto, as Lenders, and Wells Fargo Bank, National Association, as Administrative Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Agreement.
Pursuant to the provisions of Section 3.01(f) of the Agreement, the undersigned hereby certifies that (a) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (b) it is the sole beneficial owner of such Loan(s) (as well as any Note(s) evidencing such Loan(s)) for purposes other than U.S. federal income tax purposes, , (c) it (or, in the event that it is a Disregarded Entity, the Person that is treated for U.S. federal income tax purposes as being the sole owner of the undersigned) is not a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (d) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, no direct or indirect partner/member of the undersigned that is claiming the portfolio interest exemption (an “Applicable Partner/Member”) is (i) a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (ii) a 10%-percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or (iii) a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (e) no payments in connection with any Loan Document are effectively connected with the conduct of a U.S. trade or business by the undersigned or any of its Applicable Partners/Members.
The undersigned has furnished the Borrower and the Administrative Agent with an IRS Form W‑8IMY (or other applicable successor form) accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (a) an IRS Form W-8BEN or Form W-8BEN-E (or other applicable successor form) or (b) an IRS Form W‑8IMY accompanied by an IRS Form W-8BEN or Form W-8BEN-E (in each case or other applicable successor form) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (i) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent in writing and (ii) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding such payments.
[NAME OF LENDER]
By:
Name:
Title:
Date:                    , 20

EXHIBIT H
AUCTION PROCEDURES
This Exhibit H is intended to summarize certain basic terms of the Auction Procedures pursuant to and in accordance with the terms and conditions of Section 2.18 of that certain Credit Agreement, dated as of July 2, 2018 (as amended, restated, extended, supplemented, amended and restated or otherwise modified in time to time, the “Credit Agreement”), among Plantronics, Inc., a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, and Wells Fargo Bank, National Association, as Administrative Agent, of which this Exhibit H is a part. This Exhibit H is not intended to be a definitive statement of all of the terms and conditions of an Auction, the definitive terms and conditions for which shall be set forth in the applicable offering document. Capitalized terms not otherwise defined in this Exhibit H have the meanings assigned to them in the Credit Agreement.
(a)    Notice Procedures. In connection with each Auction, the Borrower will provide notification to the Auction Manager (for distribution to the Term B Lenders of the applicable Class(es)) of the Class or Classes of Term B Loans that will be the subject of such Auction (each, an “Auction Notice”). Each Auction Notice shall contain (i) the maximum principal amount (calculated on the face amount thereof ) of each Class of Term B Loans that the Borrower offers to prepay in such Auction (the “Auction Amount”), which shall be no less than $5,000,000 and whole increments of $500,000 in excess thereof (unless another amount is agreed to by the Administrative Agent and the Auction Manager); (ii) the range of discounts to par or the amount below a certain discount to par (the “Discount Range”), expressed as a range of prices per $1,000 (in increments of $5), at which the Borrower would be willing to prepay Term B Loans of each applicable Class in such Auction; and (iii) the date and time on which such Auction will conclude, on which date and time Return Bids (as defined below) will be due (the “Expiration Time”). Such Expiration Time may be extended for an additional period as agreed to between the Auction Manager and the Borrower. An Auction shall be regarded as a “failed auction” in the event that either (x) the Borrower withdraws such Auction in accordance with the terms hereof or (y) the Expiration Time occurs with no Qualifying Bids (as defined below) having been received. In the event of a failed auction, the Borrower shall not be permitted to deliver a new Auction Notice prior to the date occurring three (3) Business Days after such withdrawal or Expiration Time, as the case may be. Notwithstanding anything to the contrary contained herein, the Borrower shall not initiate any Auction by delivering an Auction Notice to the Auction Manager until after the conclusion (whether successful or failed) of the previous Auction (if any), whether such conclusion occurs by withdrawal of such previous Auction or the occurrence of the Expiration Time of such previous Auction.
(b)    Reply Procedures. In connection with any Auction, each Term B Lender of the applicable Class(es) wishing to participate in such Auction shall, prior to the Expiration Time, provide the Auction Manager with a notice of participation, in the form included in the respective offering document (each, a “Return Bid”) which shall specify (i) a discount to par that must be expressed as a price per $1,000 (in increments of $5) in principal amount of Term B Loans (the “Reply Price”) of the applicable Class within the Discount Range and (ii) the principal amount of Term Loans of the applicable Class, in an amount not less than $500,000 or an integral multiple of $1,000 in excess thereof, that such Lender offers for sale at its Reply Price (the “Reply Amount”). A Lender may submit a Reply Amount that is less than the minimum amount and incremental amount requirements described above only if the Reply Amount comprises the entire amount of the Term B Loans of the applicable Class held by such Term B Lender. Term B Lenders may only submit one Return Bid per Class per Auction but each Return Bid may contain up to three (3) component bids, each of which may result in a separate Qualifying Bid and each of which will not be contingent on any other component bid submitted by such Term B Lender resulting in a Qualifying Bid. In addition to the Return Bid, the participating Term B Lender must execute and deliver, to be held by the Auction Manager, an assignment and acceptance in the form included in the offering document (each, an "Auction Assignment and Assumption"). The Borrower will not prepay any Term B Loans at a price that is outside of the applicable Discount Range, nor will any Return Bids (including any component bids specified therein) submitted at a price that is outside such applicable Discount Range be considered in any calculation of the Applicable Threshold Price (as defined below).
(c)    Acceptance Procedures. Based on the Reply Prices and Reply Amounts received by the Auction Manager, the Auction Manager, in consultation with the Borrower, will calculate the lowest price (the “Applicable Threshold Price”) for such Auction within the Discount Range for such Auction that will allow the Borrower to complete the Auction by prepaying the full Auction Amount (or such lesser amount of Term B Loans (i) for which the Borrower has received Qualifying Bids or (ii) as the Borrower may select (which shall be no less than $5,000,000)). The Borrower shall prepay Term B Loans of the applicable Class from each Term B Lender whose Return Bid is within the Discount Range and contains a Reply Price that is equal to or less than the Applicable Threshold Price (each, a “Qualifying Bid”). All Term B Loans of the applicable Class included in Qualifying Bids (including multiple component Qualifying Bids contained in a single Return Bid) received at a Reply Price lower than the Applicable Threshold Price will be prepaid at such applicable Reply Prices and shall not be subject to proration.
(d)    Proration Procedures. All Term B Loans offered in Return Bids (or, if applicable, any component thereof) constituting Qualifying Bids at the Applicable Threshold Price will be prepaid at the Applicable Threshold Price; provided that if the aggregate principal amount (calculated on the face amount thereof) of all Term B Loans of the applicable Class for which Qualifying Bids have been submitted in any given Auction at the Applicable Threshold Price would exceed the remaining portion of the Auction Amount (after deducting all Term B Loans of the applicable Class to be prepaid at prices below the Applicable Threshold Price), the Borrower shall prepay the Term B Loans of the applicable Class for which the Qualifying Bids submitted were at the Applicable Threshold Price ratably based on the respective principal amounts offered and in an aggregate amount equal to the amount necessary to complete the prepayment of the Auction Amount. No Return Bids or any component thereof will be accepted above the Applicable Threshold Price.
(e)    Notification Procedures. The Auction Manager will calculate the Applicable Threshold Price and post the Applicable Threshold Price and proration factor onto an internet or intranet site (including the Platform) in accordance with the Auction Manager’s standard dissemination practices on the same Business Day as the date the Return Bids were due (as such due date may be extended in accordance with this Exhibit H). The Auction Manager will insert the principal amount of the applicable Term B Loans to be assigned and the applicable settlement date into each applicable Auction Assignment and Assumption received in connection with a Qualifying Bid. Upon the request of the submitting Term B Lender, the Auction Manager will promptly return any Auction Assignment and Assumption received in connection with a Return Bid that is not a Qualifying Bid.
(f)    Additional Procedures. Once initiated by an Auction Notice, the Borrower may withdraw an Auction only in the event that, as of such time, no Qualifying Bid has been received by the Auction Manager or the Borrower has failed, or in good faith believes it will fail, to satisfy one or more conditions set forth in Section 2.18 of the Credit Agreement which are required to be met at the time which otherwise would have been the time of repayment of the Loans pursuant to the respective Auction. Furthermore, in connection with any Auction with respect to a particular Class of Term B Loans, upon submission by a Term B Lender of a Return Bid, such Term B Lender will not have any withdrawal rights. Any Return

Bid (including any component bid thereof) delivered to the Auction Manager may not be modified, revoked, terminated or cancelled by a Term B Lender. However, an Auction may become void if the conditions to the prepayment of Term B Loans of the applicable Class by the Borrower required by the terms and conditions of Section 2.18 of the Credit Agreement are not met. The prepayment amount in respect of each Qualifying Bid for which prepayment by the Borrower is required in accordance with the foregoing provisions shall be paid directly by the Borrower to the respective Term B Lender on a settlement date as determined jointly by the Borrower and the Auction Manager (which shall be no later than ten (10) Business Days after the Expiration Time). All questions as to the form of documents and validity and eligibility of Term B Loans that are the subject of an Auction will be determined by the Auction Manager, in consultation with the Borrower, and their determination will be final and binding so long as such determination is not inconsistent with the terms of Section 2.18 of the Credit Agreement or this Exhibit H. The Auction Manager’s interpretation of the terms and conditions of the offering document, in consultation with the Borrower, will be final and binding so long as such interpretation is not inconsistent with the terms of Section 2.18 of the Credit Agreement or this Exhibit H. None of the Administrative Agent, the Auction Manager or any of their respective affiliates assumes any responsibility for the accuracy or completeness of the information concerning the Borrower, the other Loan Parties, or any of their Affiliates (whether contained in an offering document or otherwise) or for any failure to disclose events that may have occurred and may affect the significance or accuracy of such information.
This Exhibit H shall not require the Borrower to initiate any Auction, nor shall any Term B Lender be obligated to participate in any Auction.
None of the Administrative Agent, the Auction Manager, the Arrangers or any of their respective Related Parties makes any recommendation as to whether or not any Term B Lender should participate in any Auction or as to any Reply Price or Reply Amount. Each Term B Lender shall make its own independent decision as to whether to participate in any Auction and, if so, the principal amount and proposed price to be included in its Return Bid. Each Term B Lender should consult its own attorneys, business advisors and tax advisors as to legal, business, tax and related matters concerning any proposed Auction.

EXHIBIT I
Form of Solvency Certificate

               , 20__
This Solvency Certificate is being executed and delivered pursuant to Section 4.01(f) of that certain Credit Agreement, dated as of July 2, 2018 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among Plantronics, Inc., a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, and Wells Fargo Bank, National Association, as Administrative Agent.

I, [ ], the [Chief Financial Officer/equivalent officer] of Borrower, in such capacity and not in an individual capacity, hereby certify as follows:

1.
I am generally familiar with the finances, businesses and assets of the Borrower and its Subsidiaries, taken as a whole, and am duly authorized to execute this Solvency Certificate on behalf of the Borrower pursuant to the Credit Agreement. I have reviewed the Loan Documents and such other documentation and information and have made such investigation and inquiries as I have deemed necessary and prudent therefor;

2.
As of the date hereof and immediately after giving effect to the Transactions and the incurrence of the Indebtedness and Obligations being incurred in connection with the Credit Agreement and the Transactions, that, (i) the sum of the debt (including contingent liabilities) of the Borrower and its Subsidiaries, taken as a whole, does not exceed the fair value of the assets of the Borrower and its Subsidiaries, taken as a whole; (ii) the capital of the Borrower and its Subsidiaries, taken as a whole, is not unreasonably small in relation to the business of the Borrower and its Subsidiaries, taken as a whole, engaged in or contemplated as of the date hereof; (iii) the present fair saleable value of the assets of the Borrower and its Subsidiaries, on a consolidated basis, is greater than the total amount that will be required to pay the probable liabilities (including contingent liabilities) of the Borrower and its Subsidiaries as they become absolute and matured, (iv) the Borrower and its Subsidiaries, taken as a whole, do not intend to incur, or believe that they will incur, debts (including current obligations and contingent liabilities) beyond their ability to pay such debts as they mature in the ordinary course of business and (v) the Borrower and its Subsidiaries, taken as a whole, are able to pay their debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. For the purposes hereof, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability; and

3.
I acknowledge that the Administrative Agent and the Lenders are relying on the truth and accuracy of this Solvency Certificate in connection with the making of Loans and the issuance of Letters of Credit under the Credit Agreement.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, I have executed this Solvency Certificate on the date first written above.

PLANTRONICS, INC.
By:
Name:
Title:

EXHIBIT J-1
[FORM OF]
CASH MANAGEMENT BANK DESIGNATION

To:    Wells Fargo Bank, National Association,
as the Administrative Agent
1525 W W T Harris Blvd, Floor 01
Charlotte, NC 28262-8522
Attention: Stephen Foltin
Telephone: 704-427-2546
Electronic Mail: Stephen.Foltin2@wellsfargo.com

Designation of Cash Management Agreement (“Designation”)
Ladies and Gentlemen:
Reference is made to that certain Credit Agreement, dated as of July 2, 2018 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among Plantronics, Inc., a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, and Wells Fargo Bank, National Association, as Administrative Agent. Unless otherwise defined herein, capitalized terms used in this Designation shall have the respective meanings given to them in the Credit Agreement.
[ ] (“Counterparty”) has entered into a Cash Management Agreement permitted under the Credit Agreement with [[the Borrower]/[ ]], who is a Loan Party.
The Borrower hereby designates the Counterparty as a “Cash Management Bank” pursuant to and in accordance with the terms of the Credit Agreement.
The Counterparty hereby (i) appoints the Administrative Agent as “collateral agent” under the Loan Documents and (ii) agrees to be bound by the provisions of Sections 9.03, 9.07, 10.04(c) and 9.09 as if it were a Lender and Sections 9.10 and 9.11.
The Administrative Agent hereby confirms, pursuant to the Credit Agreement, that the Counterparty is reasonably satisfactory to the Administrative Agent by providing the attached acknowledgement to this Designation.
[signature page follows]

Very truly yours,

PLANTRONICS. INC.

BY:

Name:
Title:
[CASH MANAGEMENT BANK]

By:

Name:
Title:

ACKNOWLEDGED BY: WELLS FARGO BANK, NATIONAL ASSOCIATION

BY:

Name:
Title:

EXHIBIT J-2
[FORM OF]
HEDGE BANK DESIGNATION

To:    Wells Fargo Bank, National Association,
as the Administrative Agent
1525 W W T Harris Blvd, Floor 01
Charlotte, NC 28262-8522
Attention: Stephen Foltin
Telephone: 704-427-2546
Electronic Mail: Stephen.Foltin2@wellsfargo.com

Designation of Secured Hedge Agreement (“Designation”)
Ladies and Gentlemen:
Reference is made to that certain Credit Agreement, dated as of July 2, 2018 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among Plantronics, Inc., a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, and Wells Fargo Bank, National Association, as Administrative Agent. Unless otherwise defined herein, capitalized terms used in this Designation shall have the respective meanings given to them in the Credit Agreement.
[ ] (“Counterparty”) has entered into a Swap Contract required or permitted under Article 6 or 7 of the Credit Agreement with [[the Borrower]/[ ]], who is a Loan Party which is not a Permitted Bond Hedge Transaction or any Permitted Warrant Transaction.
The Borrower hereby designates the Counterparty as a “Hedge Bank” pursuant to and in accordance with the terms of the Credit Agreement. The Hedge Bank hereby (i) appoints the Administrative Agent as “collateral agent” under the Loan Documents and (ii) agrees to be bound by the provisions of Sections 9.03, 9.07, 10.04(c) and 9.09 as if it were a Lender and Sections 9.10 and 9.11.
The Administrative Agent hereby confirms, pursuant to the Credit Agreement, that the Counterparty is reasonably satisfactory to the Administrative Agent by providing the attached acknowledgement to this Designation.

[signature page follows]

Very truly yours,

PLANTRONICS, INC.

BY:

Name:
Title:
[HEDGE BANK]

By:

Name:
Title:

ACKNOWLEDGED BY: WELLS FARGO BANK, NATIONAL ASSOCIATION

BY:

Name:
Title: